                                                                  EXHIBIT (P)(C)

                         THE FRANKLIN TEMPLETON GROUP
                                CODE OF ETHICS

                                      AND

                      POLICY STATEMENT ON INSIDER TRADING

                                TABLE OF CONTENTS
                                -----------------

THE FRANKLIN TEMPLETON GROUP CODE OF ETHICS..................................................................     1
-------------------------------------------

PART 1 - Statement of Principles.............................................................................     1
PART 2 - Purposes, and Consequences of Non-compliance........................................................     2
PART 3 - Compliance Requirements for All Access Persons......................................................     3
PART 4 - Additional Compliance Requirements Applicable to Portfolio Persons..................................    10
PART 5 - Reporting Requirements for All Access Persons.......................................................    13
PART 6 - Pre-clearance Requirements..........................................................................    17
PART 7 - Penalties for Violations of the Code................................................................    22
PART 8 - A Reminder About the Franklin Templeton Group Insider Trading Policy................................    23

APPENDIX A:       COMPLIANCE PROCEDURES, DEFINITIONS, AND OTHER ITEMS........................................    24
-----------       ---------------------------------------------------

I.       Responsibilities of Each Designated Compliance Officer..............................................    25
II.      Compilation of Definitions of Important Terms.......................................................    31
III.     Securities Exempt from the Prohibited, Reporting, and Pre-Clearance Provisions......................    32
IV.      Legal Requirement...................................................................................    33

APPENDIX B:       FORMS AND SCHEDULES........................................................................    35
-----------       -------------------

ACKNOWLEDGMENT FORM..........................................................................................    36
SCHEDULE A:  Legal and Compliance Officers and Preclearance Desk Telephone & Fax Numbers.....................    37
             ---------------------------------------------------------------------------
SCHEDULE B:  Securities Transaction Report...................................................................    39
             -----------------------------
SCHEDULE C:  Initial, Annual & Updated Disclosure of Access Persons Securities Holdings......................    40
             --------------------------------------------------------------------------
SCHEDULE D:  Notification of Securities Account Opening......................................................    41
             ------------------------------------------
SCHEDULE E:  Notification of Direct or Indirect Beneficial Interest..........................................    42
             ------------------------------------------------------
SCHEDULE F:  Initial, Annual & Updated Disclosure of Securities Accounts.....................................    43
             -----------------------------------------------------------
SCHEDULE G:  Initial and Annual Certification of Discretionary Authority.....................................    44
             -----------------------------------------------------------
SCHEDULE H:  Checklist for Investments in Partnerships and Securities Issued in Private Placements...........    45

APPENDIX C:       INVESTMENT ADVISOR AND BROKER-DEALER AND OTHER SUBSIDIARIES OF FRANKLIN RESOURCES, INC. -
-----------       -------------------------------------------------------------------------------------------
FEBRUARY 2000................................................................................................    47
-------------

THE FRANKLIN TEMPLETON GROUP POLICY STATEMENT ON INSIDER TRADING.............................................     1
----------------------------------------------------------------
A.       Legal Requirement...................................................................................     1
B.       Who is an Insider?..................................................................................     2
C.       What is Material Information?.......................................................................     2
D.       What is Non-Public Information?.....................................................................     2
E.       Basis for Liability.................................................................................     3
F.       Penalties for Insider Trading.......................................................................     3
G.       Insider Trading Procedures..........................................................................     4

THE FRANKLIN TEMPLETON GROUP CODE OF ETHICS
-------------------------------------------

     Franklin Resources, Inc. and all of its subsidiaries, and the funds in the Franklin Templeton Group of Funds (the "Funds") (collectively, the "Franklin Templeton Group") will follow this Code of Ethics (the "Code") and Policy Statement on Insider Trading (the "Insider Trading Policy"). Additionally, the subsidiaries listed in Appendix C of this Code, together with Franklin Resources, Inc., the Funds, the Fund's investment advisers and principal underwriter, have adopted the Code and Insider Trading Policy.

PART 1 - Statement of Principles

     The Franklin Templeton Group's policy is that the interests of shareholders and clients are paramount and come before the interests of any director, officer or employee of the Franklin Templeton Group./1/

     Personal investing activities of all directors, officers and employees of the Franklin Templeton Group should be conducted in a manner to avoid actual or
                                                                             --
potential conflicts of interest with the Franklin Templeton Group, Fund shareholders, and other clients of any Franklin Templeton adviser.

     Directors, officers and employees of the Franklin Templeton Group shall use their positions with the Franklin Templeton Group, and any investment opportunities they learn of because of their positions with the Franklin Templeton Group, in a manner consistent with their fiduciary duties for the benefit of Fund shareholders, and clients.

_________________
/1/ "Director" includes trustee.

PART 2 - Purposes, and Consequences of Non-compliance

     It is important that you read and understand this document, because its overall purpose is to help all of us comply with the law and to preserve and protect the outstanding reputation of the Franklin Templeton Group. This document was adopted to comply with Securities and Exchange Commission rules under the Investment Company Act of 1940 ("1940 Act"), the Investment Advisers Act of 1940 ("Advisers Act"), the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA"), industry practice and the recommendations contained in the ICI's Report of the Advisory Group on Personal Investing. Any
                       --------------------------------------------------
violation of the Code or Insider Trading Policy, including engaging in a prohibited transaction or failing to file required reports, may result in disciplinary action, and, when appropriate, termination of employment and/or referral to appropriate governmental agencies.

PART 3 - Compliance Requirements for All Access Persons

3.1  Who Is Covered by the Code and How Does It Work?

     The principles contained in the Code must be observed by all directors, officers and employees/2/ of the Franklin Templeton Group. However, there are different categories of restrictions on personal investing activities. The category in which you have been placed generally depends on your job function, although unique circumstances may result in you being placed in a different category.

The Code covers the following categories of employees who are described below:

     (1) Access Persons: Access Persons are those employees who have "access to information" concerning recommendations made to a Fund or client with regard to the purchase or sale of a security. Examples of "access to information" would include having access to trading systems, portfolio accounting systems, research data bases or settlement information. Access Persons would typically include employees, including Management Trainees, in the following departments:

          .  fund accounting;
          .  investment operations;
          .  information services & technology;
          .  product management;
          .  legal and legal compliance
          .  and anyone else designated by the Director of Compliance

          In addition, you are an Access Person if you are any of the following:

          .  an officer or and directors of funds;
          .  an officer or director of an investment advisor or broker-dealer subsidiary in the Franklin Templeton Group;
          . a person that controls those entities; and . any Franklin Resources' Proprietary Account ("Proprietary
             Account")/3/

     (2) Portfolio Persons: Portfolio Persons are a subset of Access Persons and are those employees of the Franklin Templeton Group, who, in connection with his or her regular functions or duties, makes or participates in the decision to purchase or sell a security by a Fund in the Franklin Templeton Group, or any other client or if his or her functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include:

______________
/2/ The term "employees" includes management trainees, as well as regular employees of the Franklin Templeton Group.

/3/  See Appendix A. II., for definition of "Proprietary Accounts."
     ---

          .  portfolio managers;
          .  research analysts;
          .  traders;
          . employees serving in equivalent capacities (such as Management Trainees);
          . employees supervising the activities of Portfolio Persons; and . anyone else designated by the Director of Compliance

     (3) Non-Access Persons: If you are an employee in the Franklin Templeton Group AND you do not fit into any of the above categories, you are a Non-Access Person. Because you do not normally receive confidential information about Fund portfolios, you are subject only to the prohibited transaction provisions described in 3.4 of this Code and the Franklin Resources, Inc.'s Standards of Business Conduct contained in the Employee Handbook.

     Please contact the Legal Compliance Department if you are unsure as to what category you fall in or whether you should be considered to be an Access Person or Portfolio Person.

     The Code works by prohibiting some transactions and requiring pre-clearance and reporting of most others. Non-Access Persons do not have to pre-clear their security transactions, and, in most cases, do not have to report their transactions. "Independent directors" need not report any securities transaction unless you knew, or should have known that, during the 15-day period before or after the transaction, the security was purchased or sold or considered for purchase or sale by a Fund or Franklin Resources for a Fund. (See Section 5.2.B
                                                              ---
below.) However, personal investing activities of all employees and independent
        -----------------------------------------------------------------------
directors are to be conducted in compliance with the prohibited transactions
----------------------------------------------------------------------------
provisions contained in 3.4 below. If you have any questions regarding your
----------------------------------
personal securities activity, contact the Legal Compliance Department.

3.2  What Accounts and Transactions Are Covered?

     The Code covers all of your personal securities accounts and transactions, as well as transactions by any of Franklin Resource's Proprietary Accounts. It also covers all securities and accounts in which you have "beneficial ownership."/4/ A transaction by or for the account of your spouse, or any other

---------------
/4/ Generally, a person has "beneficial ownership" in a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary family member living in your home is considered to be the same as a transaction by you. Also, a transaction for any account in which you have any economic interest (other than the account of an unrelated client for which advisory fees are received) and have or share investment control is generally considered the same as a transaction by you. For example, if you invest in a corporation that invests in securities and you have or share control over its investments, that corporation's securities transactions are considered yours.

     However, you are not deemed to have a pecuniary interest in any securities held by a partnership, corporation, trust or similar entity unless you control, or share control of such entity, or have, or share control over its investments. For example, securities transactions of a trust or foundation in which you do not have an economic interest (i.e., you are not the trustor or beneficiary) but of which you are a trustee are not considered yours unless you have voting or investment control of its assets. Accordingly, each time the words "you" or "your" are used in this document, they apply not only to your personal transactions and accounts, but also to all transactions and accounts in which you have any direct or indirect beneficial interest. If it is not clear whether a particular account or transaction is covered, ask a Preclearance Officer for guidance.

--------------------------------------------------------------------------------
    interest in the security. There is a presumption of a pecuniary interest in a security held or acquired by a member of a person's immediate family sharing the same household.

3.3  What Securities Are Exempt From the Code of Ethics?

     You do not need to pre-clear or report transactions of the following
                                  --
securities:

     (1) securities that are direct obligations of the U. S. Government (i.e., issued or guaranteed by the U.S. Government, such as Treasury bills, notes and bonds, including U.S. Savings Bonds and derivatives thereof);

     (2) high quality short-term instruments, including but not limited to bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements;

     (3)  shares of registered open-end investment companies ("mutual funds");
          and

     (4) commodity futures, currencies, currency forwards and derivatives thereof.

     Such transactions are also exempt from: (i) the prohibited transaction provisions contained in Part 3.4 such as front-running; (ii) the additional compliance requirements applicable to portfolio persons contained in Part 4; and
(iii) the applicable reporting requirements contained in Part 5.

3.4  Prohibited Transactions for All Access Persons

     A.   "Intent" Is Important
           --------------------

     Certain transactions described below have been determined by the courts and the SEC to be prohibited by law. The Code reiterates that these types of transactions are a violation of the Statement of Principals and are prohibited. Preclearance, which is a cornerstone of our compliance efforts, cannot detect transactions which are dependent upon intent, or which by their nature, occur
                                      ------
before any order has been placed for a fund or client. A Preclearance Officer, who is there to assist you with compliance with the Code, cannot guarantee any
                                                          ------
transaction or transactions comply with the Code or the law. The fact that your transaction receives preclearance, shows evidence of good faith, but depending upon all the facts, may not provide a full and complete defense to any accusation of violation of the Code or of the law. For example, if you executed a transaction for which you received approval, or if the transaction was exempt from preclearance (e.g., a transaction for 100 shares or less), would not preclude a subsequent finding that front-running or scalping occurred because such activity are dependent upon your intent. Intent cannot be detected during preclearance, but only after a review of all the facts.

     In the final analysis, compliance remains the responsibility of each
                                                                     ----
individual effecting personal securities transactions.

     B.   Front-running:  Trading Ahead of a Fund or Client
          -------------------------------------------------

     You cannot front-run any trade of a Fund or client. The term "front-run" means knowingly trading before a contemplated transaction by a Fund or client of any Franklin Templeton adviser, whether or not your trade and the Fund's or client's trade take place in the same market. Thus, you may not:

     (1) purchase a security if you intend, or know of Franklin Templeton Group's intention, to purchase that security or a related security on behalf of a Fund or client, or

     (2) sell a security if you intend, or know of Franklin Templeton Group's intention, to sell that security or a related security on behalf of a Fund or client.

     C.   Scalping.
          --------

     You cannot purchase a security (or its economic equivalent) with the intention of recommending that the security be purchased for a Fund, or client, or sell short a security (or its economic equivalent) with the intention of recommending that the security be sold for a Fund or client. Scalping is prohibited whether or not you realize a profit from such transaction.

     D.   Trading Parallel to a Fund or Client
          ------------------------------------

     You cannot buy a security if you know that the same or a related security is being bought contemporaneously by a Fund or client, or sell a security if you know that the same or a related security is being sold contemporaneously by a Fund or client.

     E.   Trading Against a Fund or Client
          --------------------------------

     You cannot:

     (1) buy a security if you know that a Fund or client is selling the same or a related security, or has sold the security, until seven (7) calendar days after the Fund's or client's order has either been executed or withdrawn, or

     (2) sell a security if you know that a Fund or client is buying the same or a related security, or has bought the security until seven (7) calendar days after the Fund's or client's order has either been executed or withdrawn.

     Refer to Section I.A., "Pre-Clearance Standards," of Appendix A of the Code for more details regarding the preclearance of personal securities transactions.

     F.   Using Proprietary Information for Personal Transactions
          -------------------------------------------------------

     You cannot buy or sell a security based on Proprietary Information/5/ without disclosing the information and receiving written authorization. If you wish to purchase or sell a security about which you obtained such information, you must report all of the information you obtained regarding the security to the Appropriate Analyst(s)/6/, or to the Director of Compliance for dissemination to the Appropriate Analyst(s).

-----------------
/5/ Proprietary Information: Information that is obtained or developed during the ordinary course of employment with the Franklin Templeton Group, whether by you or someone else, and is not available to persons outside the Franklin Templeton Group. Examples of such Proprietary Information include, among other things, internal research reports, research materials supplied to the Franklin Templeton Group by vendors and broker-dealers not generally available to the public, minutes of departmental/research meetings and conference calls, and communications with company officers (including confidentiality agreements). Examples of non-Proprietary Information include mass media publications (e.g., The Wall Street Journal, Forbes, and Fortune), certain specialized publications available to the public (e.g., Morningstar, Value Line, Standard and Poors), and research reports available to the general public.

/6/ The Director of Compliance is designated on Schedule A. The "Appropriate Analyst" means any securities analyst or portfolio manager, other than you, making recommendations or investing funds on behalf of any associated client, who may be reasonably expected to recommend or consider the purchase or sale of the security in question.

     You will be permitted to purchase or sell such security if the Appropriate Analyst(s) confirms to the Preclearance Desk that there is no intention to engage in a transaction regarding the security within seven (7) calendar days on behalf of an Associated Client/7/ and you subsequently preclear such security in accordance with Part 6 below.

     G.   Certain Transactions in Securities of Franklin Resources, Inc., and
          -------------------------------------------------------------------
          Affiliated Closed-end Funds, and Real Estate Investment Trusts
          --------------------------------------------------------------

     If you are an employee of Franklin Resources, Inc. or any of its affiliates, including the Franklin Templeton Group, you cannot effect a short sale of the securities, including "short sales against the box" of Franklin Resources, Inc., or any of the Franklin or Templeton closed-end funds, Franklin real estate investment trusts or any other security issued by Franklin Resources, Inc. or its affiliates. This prohibition would also apply to effecting economically equivalent transactions, including, but not limited to sales of any option to buy (i.e., a call option) or purchases of any option to sell (i.e., a put option) and "swap" transactions or other derivatives. Officers and directors of the Franklin Templeton Group who may be covered by Section 16 of the Securities Exchange Act of 1934, are reminded that their obligations under that section are in addition to their obligations under this Code.


---------------
/7/ Associated Client: A Fund or client whose trading information would be available to the access person during the course of his or her regular functions or duties.

PART 4 - Additional Compliance Requirements Applicable to Portfolio Persons/8/

4.1  Requirement to Disclose Interest and Method of Disclosure

     As a Portfolio Person, you must promptly disclose your direct or indirect beneficial interest in a security whenever you learn that the security is under consideration for purchase or sale by an Associated Client in the Franklin Templeton Group and you;

     (1)  Have or share investment control of the Associated Client;

     (2) Make any recommendation or participate in the determination of which recommendation shall be made on behalf of the Associated Client; or

     (3) Have functions or duties that relate to the determination of which recommendation shall be made to the Associated Client.

     In such instances, you must initially disclose that beneficial interest orally to the primary portfolio manager (or other Appropriate Analyst) of the Associated Client(s) considering the security, the Director of Research and Trading or the Director of Compliance. Following that oral disclosure, you must send a written acknowledgment of that interest on Schedule E (or on a form containing substantially similar information) to the primary portfolio manager (or other Appropriate Analyst), with a copy to the Legal Compliance Department.

4.2  Short Sales of Securities

     You cannot sell short any security held by your Associated Clients,
                           ---
including "short sales against the box". Additionally, Portfolio Persons associated with the Templeton Group of Funds and clients cannot sell short any security on the Templeton "Bargain List". This prohibition would also apply to effecting economically equivalent transactions, including, but not limited to, sales of uncovered call


-------------
/8/ You are a "Portfolio Person" if you are an employee of the Franklin Templeton Group, and, in connection with your regular functions or duties, make or participate in the decision to purchase or sell a security by a Fund in the Franklin Templeton Group, or any other client or if your functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include portfolio managers, research analysts, traders, persons serving in equivalent capacities (such as Management Trainees), persons supervising the activities of Portfolio Persons, and anyone else so designated by the Compliance Officer.

options, purchases of put options while not owning the underlying security and short sales of bonds that are convertible into equity positions.

4.3  Short Swing Trading

     Portfolio Persons cannot profit from the purchase and sale or sale and purchase within sixty calendar days of any security, including derivatives. Portfolio Persons are responsible for transactions that may occur in margin and option accounts and all such transactions must comply with this restriction./9/

This restriction does not apply to:

     (1) trading within a shorter period if you do not realize a profit and if you do not violate any other provisions of this Code; and
                                                                ---

     (2) profiting on the purchase and sale or sale and purchase within sixty calendar days of the following securities:

            . securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof;

            . high quality short-term instruments ("money market instruments") including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit; (iii) commercial paper; and (iv) repurchase agreements;

            .  shares of registered open-end investment companies; and

            . commodity futures, currencies, currency forwards and derivatives thereof.

     Calculation of profits during the 60 calendar day holding period generally will be based on "last-in, first-out" ("LIFO"). Portfolio Persons may elect to calculate their 60 calendar day profits on either a LIFO or FIFO ("first-in, first-out") basis when there has not been any activity in such security by their Associated Clients during the previous 60 calendar days.


-------------
/9/ This restriction applies equally to transactions occurring in margin and option accounts which may not be due to direct actions by the Portfolio Person. For example, a stock held less than 60 days that is sold to meet a margin call or the underlying stock of a covered call option held less than 60 days that is called away, would be a violation of this restriction if these transactions resulted in a profit for the Portfolio Person.

4.4  Service as a Director

     As a Portfolio Person, you cannot serve as a director, trustee, or in a similar capacity for any company (excluding not-for-profit companies, charitable groups, and eleemosynary organizations) unless you receive approval from the Chief Executive Officer of the principal investment adviser to the Fund(s) of which you are a Portfolio Person and he/she determines that your service is consistent with the interests of the Fund(s) and its shareholders.

4.5  Securities Sold in a Public Offering

     Portfolio Persons cannot buy securities in any initial public offering, or a secondary offering by an issuer, including initial public offerings of
                                   ---------
securities made by closed-end funds and real estate investment trusts advised by the Franklin Templeton Group. Purchases of open-end mutual funds are excluded from this prohibition.

4.6  Interests in Partnerships and Securities Issued in Private Placements

     Portfolio Persons cannot acquire limited partnership interests or other securities in private placements unless they:

     (1) complete the Private Placement Checklist (Schedule H);

     (2) provide supporting documentation (e.g., a copy of the offering memorandum); and

     (3) obtain approval of the appropriate Chief Investment Officer; and

     (4) submit all documents to the Legal Compliance Department

Approval will only be granted after the Director of Compliance consults with an executive officer of Franklin Resources, Inc.

PART 5 - Reporting Requirements for All Access Persons

5.1  Reporting of Beneficial Ownership and Securities Transactions

     Compliance with the following personal securities transaction reporting procedures is essential to enable us to meet our responsibilities to Funds and other clients and to comply with regulatory requirements. You are expected to comply with both the letter and spirit of these requirements, including completing and filing all reports required under the Code in a timely manner.

5.2  Initial Holdings and Brokerage Account Reports

     A.   All Access Persons (except Independent Directors)
          ------------------

     Every employee (new or transfer) of the Franklin Templeton Group who becomes an Access Person, must file:

       (1)  An Acknowledgement Form;
       (2) Schedule C: Initial, Annual & Updated Disclosure of Securities Holdings; and
       (3)  Schedule F: Initial, Annual & Updated Disclosure of Securities
            Accounts

     The Acknowledgement Form, Schedule C and Schedule F must be completed and returned to the Legal Compliance Department within 10 calendar days of the
                                                        ----------------
     date the employee becomes an access person.

5.3  Quarterly Transaction Reports

     A.   All Access Persons  (except Independent Directors)
          ------------------

     You must report all securities transactions by; (i) providing the Legal
         ----        ---
Compliance Department with copies of all broker's confirmations and statements
                                     ---
within 10 calendar days after the end of the calendar quarter (which may be sent under separate cover by the broker) showing all transactions and holdings in
                                            ---
securities and (ii) certifying by January 30/th/ of each year that you have
           ---
disclosed all such brokerage accounts on Schedule F to the Legal Compliance Department. The brokerage statements and confirmations must include all transactions in securities in which you have, or by reason of the transaction acquire any direct or indirect beneficial ownership, including transactions in a discretionary account and transactions for any account in which you have any economic interest and have or share investment control. Also, if you acquire securities by any other method which is not being reported to the Legal Compliance Department by a duplicate confirmation statement at or near the time of the acquisition, you must report that acquisition to the Legal Compliance Department on Schedule B within 10 calendar days after you are notified of the acquisition. Such acquisitions include, among other things, securities acquired by gift, inheritance, vesting,/10/ stock splits, merger or reorganization of the issuer of the security.

     You must file these documents with the Legal Compliance Department not later than 10 calendar days after the end of each quarter, but you need not show or report transactions for any account over which you had no direct or indirect influence or control./11/ Failure to timely report transactions is a violation of Rule 17j-1 as well as the Code, and may be reported to the Fund's Board of Directors and may also result, among other things, in denial of future personal security transaction requests.

     B.   Independent Directors
          ---------------------

     If you are a director of the Franklin Templeton Group but you are not an "interested person" of the Fund, you are not required to file transaction reports unless you knew or should have known that, during the 15-day period before or after a transaction, the security was purchased or sold, or considered for purchase or sale, by a Fund or by Franklin Resources on behalf of a Fund.


---------------
/10/ You are not required to separately report the vesting of shares or options of Franklin Resources, Inc., received pursuant to a deferred compensation plan as such information is already maintained.

/11/ See Sections 3.2 and 4.6 of the Code. Also, confirmations and statements of transactions in open-end mutual funds, including mutual funds sponsored by the Franklin Templeton Group are not required. See Section 3.3 above for a list of other securities that need not be reported. If you have any beneficial ownership in a discretionary account, transactions in that account are treated as yours and must be reported by the manager of that account (see Section 6.1.C below).

5.4  Annual Reports - All Access Persons

     A.   Securities Accounts Reports (except Independent Directors)
          ---------------------------

     As an access person, you must file a report of all personal securities accounts on Schedule F, with the Legal Compliance Department, annually by January 30th. You must report the name and description of each securities account in which you have a direct or indirect beneficial interest, including securities accounts of a spouse and minor children. You must also report any account in which you have any economic interest and have or share investment
                                                ---
control (e.g., trusts, foundations, etc.) other than an account for a Fund in, or a client of, the Franklin Templeton Group.

     B.   Securities Holdings Reports (except Independent Directors)
          ---------------------------

     You must file a report of personal securities holdings on Schedule C, with the Legal Compliance Department, by January 30th of each year. This report should include all of your securities holdings, including any security acquired
               ---
by a transaction, gift, inheritance, vesting, merger or reorganization of the issuer of the security, in which you have any direct or indirect beneficial ownership, including securities holdings in a discretionary account and for any account in which you have any economic interest and have or share investment control. Your securities holding information must be current as of a date no more than 30 days before the report is submitted. You may attach copies of year-end brokerage statements to the Schedule C in lieu of listing each security position on the schedule.

     C.   Certification of Compliance With the Code of Ethics (including
          ---------------------------------------------------
          Independent Directors)

     All access persons, including independent directors, will be asked to certify that they will comply with the Franklin Templeton Group's Code of Ethics
                                       -----------------------------------------
and Policy Statement on Insider Trading by filing the Acknowledgment Form with
---------------------------------------
the Legal Compliance Department within 10 business days of receipt of the Code. Thereafter, you will be asked to certify that you have complied with the Code during the preceding year by filing a similar Acknowledgment Form by January 30 of each year.

5.5 Brokerage Accounts and Confirmations of Securities Transactions (except Independent Directors)

     If you are an access person , in the Franklin Templeton Group, before or at a time contemporaneous with opening a brokerage account with a registered broker-dealer, or a bank, or placing an initial order for the purchase or sale of securities with that broker-dealer or bank, you must:

          (1) notify the Legal Compliance Department, in writing, by completing Schedule D or by providing substantially similar information; and

          (2) notify the institution with which the account is opened, in writing, of your association with the Franklin Templeton Group.

     The Compliance Department will request the institution in writing to send to it duplicate copies of confirmations and statements for all transactions effected in the account simultaneously with their mailing to you.

     If you have an existing account on the effective date of this Code or upon becoming an access person, you must comply within 10 days with conditions (1) and (2) above.

PART 6 - Pre-clearance Requirements

6.1  Prior Approval of Securities Transactions

     A.   Length of Approval
          ------------------

     Unless you are covered by Paragraph D below, you cannot buy or sell any security, without first contacting a Preclearance Officer by fax, phone, or e-mail and obtaining his or her approval. A clearance is good until the close of the business day following the day clearance is granted but may be extended in special circumstances, shortened or rescinded, as explained in Appendix A.

     B.   Securities Not Requiring Preclearance
          -------------------------------------

     The securities enumerated below do not require preclearance under the Code. However, all other provisions of the Code apply, including, but not limited to:
(i) the prohibited transaction provisions contained in Part 3.4 such as front-running; (ii) the additional compliance requirements applicable to portfolio persons contained in Part 4, (iii) the applicable reporting requirements contained in Part 5; and (iv) insider trading prohibitions.

You need not pre-clear transactions in the following securities:

     (1) Mutual Funds. Transactions in shares of any registered open-end mutual fund;

     (2) Franklin Resources, Inc., and its Affiliates. Purchases and sales of securities of Franklin Resources, Inc., closed-end funds of the Franklin Templeton Group, or real estate investment trusts advised by Franklin Properties Inc., as these securities cannot be purchased on behalf of our advisory clients./12/


---------------
/12/ Officers, directors and certain other key management personnel who perform significant policy-making functions of Franklin Resources, Inc., the closed-end funds, and/or real estate investment trusts may have ownership reporting requirements in addition to these reporting requirements. Contact the Legal Compliance Department for additional information. See also the
                                                                 ---
     "Insider Trading Policy" attached.

     (3) Small Quantities. Transactions that do not result in purchases or sales of more than 100 shares of any one security, regardless of where it is traded, in any 30 day period. However, you may not execute any transaction, regardless of quantity, if you learn that the Funds are active in the security. It will be presumed that you have knowledge of Fund activity in the security if, among other things, you are denied approval to go forward with a transaction request. Transactions made pursuant to dividend reinvestment plans ("DRIPs") do not require preclearance regardless of quantity or Fund activity.

     (4) Government Obligations. Transactions in securities issued or guaranteed by the governments of the United States, Canada, the United Kingdom, France, Germany, Switzerland, Italy and Japan, or their agencies or instrumentalities, or derivatives thereof;

     (5) Payroll Deduction Plans. Securities purchased by an employee's spouse pursuant to a payroll deduction program, provided the Compliance Department has been previously notified in writing by the access person that the spouse will be participating in the payroll deduction program.

     (6) Employer Stock Option Programs. Transactions involving the exercise and/or purchase by an access person or an access person's spouse of securities pursuant to a program sponsored by a corporation employing the access person or spouse.

     (7) Pro Rata Distributions. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

     (8) Tender Offers. Transactions in securities pursuant to a bona fide tender offer made for any and all such securities to all similarly situated shareholders in conjunction with mergers, acquisitions, reorganizations and/or similar corporate actions. However, tenders pursuant to offers for less than all outstanding securities of a class of securities of an issuer must be precleared.

     (9) Not Eligible for Funds and Clients. Transactions in any securities that are prohibited investments for all Funds and clients advised by the entity employing the access person.

     (10) No Investment Control. Transactions effected for an account or entity over which you do not have or share investment control (i.e., an account where someone else exercises complete investment control).

     (11) No Beneficial Ownership. Transactions in which you do not acquire or dispose of direct or indirect beneficial ownership (i.e., an account where in you have no financial interest).

     Although an access person's securities transaction may be exempt from pre-clearing, such transactions must comply with the prohibited transaction provisions of Section 3.4 above. Additionally, you may not trade any securities as to which you have "inside information" (see attached The Franklin Templeton
                                                        ----------------------
Group Policy Statement on Insider Trading). If you have any questions, contact a
-----------------------------------------

Preclearance Officer before engaging in the transaction. If you have any doubt whether you have or might acquire direct or indirect beneficial ownership or have or share investment control over an account or entity in a particular transaction, or whether a transaction involves a security covered by the Code, you should consult with a Preclearance Officer before engaging in the transaction.

     C.   Discretionary Accounts
          ----------------------

     You need not pre-clear transactions in any discretionary account for which a registered broker-dealer, a registered investment adviser, or other investment manager acting in a similar fiduciary capacity, which is not affiliated with the Franklin Templeton Group, exercises sole investment discretion, if the following conditions are met:/13/


     (1) The terms of each account relationship ("Agreement") must be in writing and filed with a Preclearance Officer prior to any transactions.

     (2) Any amendment to each Agreement must be filed with a Preclearance Officer prior to its effective date.

     (3) The Portfolio Person certifies to the Compliance Department at the time such account relationship commences, and annually thereafter, as contained in Schedule G of the Code that such Portfolio Person does not have direct or indirect influence or control over the account, other than the right to terminate the account.

     (4) Additionally, any discretionary account that you open or maintain with a registered broker-dealer, a registered investment adviser, or other investment manager acting in a similar fiduciary capacity must provide duplicate copies of confirmations and statements for all transactions effected in the account simultaneously with their delivery to you. If your discretionary account acquires securities which are not reported to a Preclearance Officer by a duplicate confirmation, such transaction must be reported to a Preclearance Officer on Schedule B within 10 days after you are notified of the acquisition./14/


-----------------
/13/ Please note that these conditions apply to any discretionary account in existence prior to the effective date of this Code or prior to your becoming an access person. Also, the conditions apply to transactions in any discretionary account, including pre-existing accounts, in which you have any direct or indirect beneficial ownership, even if it is not in your name.

/14/ Any pre-existing agreement must be promptly amended to comply with this condition. The required reports may be made in the form of an account statement if they are filed by the applicable deadline.

     However, if you make any request that the discretionary account manager
                          ---
enter into or refrain from a specific transaction or class of transactions, you must first consult with a Preclearance Officer and obtain approval prior to making such request.


     D.    Directors Who Are Not Advisory Persons or Advisory Representatives
           ------------------------------------------------------------------
     You need not pre-clear any securities if:

     (1) You are a director of a Fund in the Franklin Templeton Group and a director of the fund's advisor;

     (2) You are not an "advisory person"/15/ of a Fund in the Franklin Templeton Group; and

     (3)  You are not an employee of any Fund,

     or

     (1)  You are a director of a Fund in the Franklin Templeton Group;

     (2) You are not an "advisory representative"/16/ of Franklin Resources or any subsidiary; and

     (3)  You are not an employee of any Fund,

unless you know or should know that, during the 15-day period before the transaction, the security was purchased or sold, or considered for purchase or sale, by a Fund or by Franklin Resources on behalf of a Fund or other client.



_______________________

/15/ An "advisory person" of a registered investment company or an investment adviser is any employee, who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an advisory client, or whose functions relate to the making of any recommendations with respect to such purchases or sales. Advisory person also includes any natural person in a control relationship to such company or investment adviser who obtains information concerning recommendations made to such company with regard to the purchase or sale of a security.

/16/ Generally, an "advisory representative" is any person who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made, or who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations. See
     Section II of Appendix A for the legal definition of "Advisory Representative."

     Directors, other than independent Directors, qualifying under this paragraph are required to comply with all applicable provisions of the Code including reporting their initial holdings and brokerage accounts in accordance with 5.2, personal securities transactions and accounts in accordance with 5.3 and 5.5, and annual reports in accordance with 5.4 of the Code.

PART 7 - Penalties for Violations of the Code

     The Code is designed to assure compliance with applicable law and to maintain shareholder confidence in the Franklin Templeton Group.

     In adopting this Code, it is the intention of the Boards of Directors/Trustees, to attempt to achieve 100% compliance with all requirements of the Code - but it is recognized that this may not be possible. Incidental failures to comply with the Code are not necessarily a violation of the law or the Franklin Templeton Group's Statement of Principles. Such isolated or inadvertent violations of the Code not resulting in a violation of law or the Statement of Principles will be referred to the Director of Compliance and/or management personnel, and disciplinary action commensurate with the violation, if warranted, will be imposed.

     However, if you violate any of the enumerated prohibited transactions contained in Parts 3 and 4 of the Code, you will be expected to give up any
                                                                        ---
profits realized from these transactions to Franklin Resources for the benefit of the affected Funds or other clients. If Franklin Resources cannot determine which Fund(s) or client(s) were affected, the proceeds will be donated to a charity chosen by Franklin Resources. Failure to disgorge profits when requested may result in additional disciplinary action, including termination of employment.

     Further, a pattern of violations that individually do not violate the law or Statement of Principles, but which taken together demonstrate a lack of respect for the Code of Ethics, may result in disciplinary action including termination of employment. A violation of the Code resulting in a violation of the law will be severely sanctioned, with disciplinary action including, but not limited to, referral of the matter to the board of directors of the affected Fund, termination of employment or referral of the matter to the appropriate regulatory agency for civil and/or criminal investigation.

PART 8 - A Reminder About the Franklin Templeton Group Insider Trading Policy

     The Code of Ethics is primarily concerned with transactions in securities held or to be acquired by any of the Funds or Franklin Resources' clients, regardless of whether those transactions are based on inside information or actually harm a Fund or a client.

     The Insider Trading Policy (attached to this document) deals with the problem of insider trading in securities that could result in harm to a Fund, a client, or members of the public, and applies to all directors, officers and employees of any entity in the Franklin Templeton Group. Although the requirements of the Code and the Insider Trading Policy are similar, you must comply with both.

APPENDIX A: COMPLIANCE PROCEDURES, DEFINITIONS, AND OTHER ITEMS
---------------------------------------------------------------

     This appendix sets forth the additional responsibilities and obligations of Compliance Officers, and the Legal/Administration and Legal/Compliance Departments, under the Franklin Templeton Group Code of Ethics and Policy Statement on Insider Trading.

I.   Responsibilities of Each Designated Compliance Officer

     A.   Pre-Clearance Standards

          1.   General Principles

     The Director of Compliance, or a Preclearance Officer, shall only permit an access person to go forward with a proposed security/17/ transaction if he or she determines that, considering all of the facts and circumstances, the transaction does not violate the provisions of Rule 17j-1, or of this Code and there is no likelihood of harm to a client.


          2.   Associated Clients

     Unless there are special circumstances that make it appropriate to disapprove a personal securities transaction request, a Preclearance Officer shall consider only those securities transactions of the "Associated Clients" of the access person, including open and executed orders and recommendations, in determining whether to approve such a request. "Associated Clients" are those Funds or clients whose trading information would be available to the access person during the course of his or her regular functions or duties. Currently, there are three groups of Associated Clients: (i) the Franklin Mutual Series Funds and clients advised by Franklin Mutual Advisers, LLC ("Mutual Clients");
(ii) the Franklin Group of Funds and the clients advised by the various Franklin investment advisers ("Franklin Clients"); and (iii) the Templeton Group of Funds and the clients advised by the various Templeton investment advisers ("Templeton
Clients").   Thus, persons who have access to the trading information of Mutual
Clients generally will be precleared solely against the securities transactions of the Mutual Clients, including open and executed orders and recommendations. Similarly, persons who have access to the trading information of Franklin Clients or Templeton Clients generally will be precleared solely against the securities transactions of Franklin Clients or Templeton Clients, as appropriate.

_______________________

/17/ Security includes any option to purchase or sell, and any security that is exchangeable for or convertible into, any security that is held or to be acquired by a fund.

     Certain officers of Franklin Resources, as well as legal, compliance, fund accounting, investment operations and other personnel who generally have access to trading information of the funds and clients of the Franklin Templeton Group during the course of their regular functions and duties, will have their personal securities transactions precleared against executed transactions, open orders and recommendations of the entire Franklin Templeton Group.

          3.   Specific Standards

               (a)  Securities Transactions by Funds or clients
                    -------------------------------------------

     No clearance shall be given for any transaction in any security on any day during which an Associated Client of the access person has executed a buy or sell order in that security, until seven (7) calendar days after the order has been executed. Notwithstanding a transaction in the previous seven days, clearance may be granted to sell if the security has been disposed of by all Associated Clients.

               (b)  Securities under Consideration
                    ------------------------------

                       Open Orders

     No clearance shall be given for any transaction in any security on any day which an Associated Client of the access person has a pending buy or sell order for such security, until seven (7) calendar days after the order has been executed.

                       Recommendations

     No clearance shall be given for any transaction in any security on any day on which a recommendation for such security was made by a Portfolio Person, until seven (7) calendar days after the recommendation was made and no orders have subsequently been executed or are pending.

                    (c)  Private Placements
                         ------------------

     In considering requests by Portfolio Personnel for approval of limited partnerships and other private placement securities transactions, the Director of Compliance shall consult with an executive officer of Franklin Resources, Inc. In deciding whether to approve the transaction, the Director of Compliance and the executive officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund or other client, and whether the investment opportunity is being offered to the Portfolio Person by virtue of his or her position with the Franklin Templeton Group. If the Portfolio Person receives clearance for the transaction, an investment in the same issuer may only be made for a Fund or client if an executive officer of Franklin Resources, Inc., who has been informed of the Portfolio Person's pre-existing investment and who has no interest in the issuer, approves the transaction.

                    (d)  Duration of Clearance
                         ---------------------

     If a Preclearance Officer approves a proposed securities transaction, the order for the transaction must be placed and effected by the close of the next business day following the day approval was granted. The Director of Compliance may, in his or her discretion, extend the clearance period up to seven calendar days, beginning on the date of the approval, for a securities transaction of any access person who demonstrates that special circumstances make the extended clearance period necessary and appropriate./18/ The Director of Compliance may, in his or her discretion, after consultation with a member of senior management for Franklin Resources, Inc., renew the approval for a particular transaction for up to an additional seven calendar days upon a similar showing of special circumstances by the access person. The Director of Compliance may shorten or rescind any approval or renewal of approval under this paragraph if he or she determines it is appropriate to do so.


______________________

/18/ Special circumstances include but are not limited to, for example, differences in time zones, delays due to travel, and the unusual size of proposed trades or limit orders. Limit orders must expire within the applicable clearance period.

     B.     Waivers by the Director of Compliance

     The Director of Compliance may, in his or her discretion, after consultation with an executive officer of Franklin Resources, Inc., waive compliance by any access person with the provisions of the Code, if he or she finds that such a waiver:

     (1) is necessary to alleviate undue hardship or in view of unforeseen circumstances or is otherwise appropriate under all the relevant facts and circumstances;

     (2)  will not be inconsistent with the purposes and objectives of the Code;

     (3) will not adversely affect the interests of advisory clients of the Franklin Templeton Group, the interests of the Franklin Templeton Group or its affiliates; and

     (4) will not result in a transaction or conduct that would violate provisions of applicable laws or regulations.

     Any waiver shall be in writing, shall contain a statement of the basis for it, and a copy shall be promptly sent by the Director of Compliance to the General Counsel of Franklin Resources, Inc.

     C.     Continuing Responsibilities of the Legal Compliance Department

     A Preclearance Officer shall make a record of all requests for pre-clearance regarding the purchase or sale of a security, including the date of the request, the name of the access person, the details of the proposed transaction, and whether the request was approved or denied. APreclearance Officer shall keep a record of any waivers given, including the reasons for each exception and a description of any potentially conflicting Fund or client transactions.

     A Preclearance Officer shall also collect the signed initial acknowledgments of receipt and the annual acknowledgments from each access person of receipt of a copy of the Code and Insider Trading Policy, as well as reports, as applicable, on Schedules B, C, D, E and F of the Code. In addition, a Preclearance Officer shall request copies of all confirmations, and other information with respect to an account opened and maintained with the broker-dealer by any access person of the Franklin Templeton Group. A Preclearance Officer shall preserve those acknowledgments and reports, the records of consultations and waivers, and the confirmations, and other information for the period required by applicable regulation.

     A Preclearance Officer shall review brokerage transaction confirmations, account statements, Schedules B, C, D, E, F and Private Placement Checklists of Access Persons for compliance with the Code. The reviews shall include, but are not limited to;

     (1) Comparison of brokerage confirmations, Schedule Bs, and/or brokerage statements to preclearance request worksheets or, if a private placement, the Private Placement Checklist;

     (2) Comparison of brokerage statements and/or Schedule Fs to current securities holding information;

     (3)  Comparison of Schedule C to current securities account information;

     (4) Conducting periodic "back-testing" of access person transactions, Schedule Es and/or Schedule Gs in comparison to fund and client transactions;

     A Preclearance Officer shall evidence review by initialing and dating the appropriate document. Any apparent violations of the Code detected by a Preclearance Officer during his or her review shall be promptly brought to the attention of the Director of Compliance.

     D.   Periodic Responsibilities of the Legal Compliance Department

     The Legal Compliance Department shall consult with the General Counsel and the Human Resources Department, as the case may be, to assure that:

     (1) Adequate reviews and audits are conducted to monitor compliance with the reporting, pre-clearance, prohibited transaction and other requirements of the Code.

     (2) Adequate reviews and audits are conducted to monitor compliance with the reporting, pre-clearance, prohibited transaction and other requirements of the Code.

     (3) All access persons and new employees of the Franklin Templeton Group are adequately informed and receive appropriate education and training as to their duties and obligations under the Code.

     (4) There are adequate educational, informational and monitoring efforts to ensure that reasonable steps are taken to prevent and detect unlawful insider trading by access persons and to control access to inside information.

     (5) Written compliance reports are submitted to the Board of Directors of Franklin Resources, Inc., and the Board of each relevant Fund at least annually. Such reports will describe any issues arising under the Code or procedures since the last report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations.

     (6) The Legal Compliance Department will certify at least annually to the Fund's board of directors that the Franklin Templeton Group has adopted procedures reasonably necessary to prevent Access Persons from violating the Code, and

     (7)  Appropriate records are kept for the periods required by law.

     E.      Approval by Fund's Board of Directors

     (1)  Basis for Approval

          The Board of Directors/Trustees must base its approval of the Code on a determination that the Code contains provisions reasonably necessary to prevent access persons from engaging in any conduct prohibited by rule 17j-1.

     (2)  New Funds

     At the time a new fund is organized, the Legal Compliance Department will provide the Fund's board of directors, a certification that the investment adviser and principal underwriter have adopted procedures reasonably necessary to prevent Access Persons from violating the Code. Such certification will state that the Code contains provisions reasonably necessary to prevent Access Persons from violating the Code.

     (3)  Material Changes to the Code of Ethics

     The Legal Compliance Department will provide the Fund's board of directors a written description of all material changes to the Code no later than six months after adoption of the material change by the Franklin Templeton Group.

II.     Compilation of Definitions of Important Terms

        For purposes of the Code of Ethics and Insider Trading Policy, the terms below have the following meanings:

1934 Act - The Securities Exchange Act of 1934, as amended.
--------

1940 Act - The Investment Company Act of 1940, as amended.
--------

Access Person - Each director, trustee, general partner or officer, and any
-------------
        other person that directly or indirectly controls (within the meaning of Section 2(a)(9) of the 1940 Act) the Franklin Templeton Group or a person, including an Advisory Representative, who has access to information concerning recommendations made to a Fund or client with regard to the purchase or sale of a security.

Advisory Representative - Any officer or director of Franklin Resources; any
-----------------------
        employee who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made; any employee who, in connection with his or her duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; and any of the following persons who obtain information concerning securities recommendations being made by Franklin Resources prior to the effective dissemination of such recommendations or of the information concerning such recommendations: (i) any person in a control relationship to Franklin Resources, (ii) any affiliated person of such controlling person, and
        (iii) any affiliated person of such affiliated person.

Affiliated Person - same meaning as Section 2(a)(3) of the Investment Company
-----------------
        Act of 1940. An "affiliated person" of an investment company includes directors, officers, employees, and the investment adviser. In addition, it includes any person owning 5% of the company's voting securities, any person in which the investment company owns 5% or more of the voting securities, and any person directly or indirectly controlling, controlled by, or under common control with the company.

Appropriate Analyst - With respect to any access person, any securities analyst
-------------------
        or portfolio manager making investment recommendations or investing funds on behalf of an Associated Client and who may be reasonably expected to recommend or consider the purchase or sale of a security.

Associated Client - A Fund or client whose trading information would be
-----------------
        available to the access person during the course of his or her regular functions or duties.

Beneficial Ownership - Has the same meaning as in Rule 16a-1(a)(2) under the
--------------------
        1934 Act. Generally, a person has a beneficial ownership in a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the security. There is a presumption of a pecuniary interest in a security held or acquired by a member of a person's immediate family sharing the same household.

Funds - Investment companies in the Franklin Templeton Group of Funds.
-----

Held or to be Acquired - A security is "held or to be acquired" if within the
----------------------
        most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or its investment adviser for purchase by the Fund.

Portfolio Person - Any employee of the Franklin Templeton Group, who, in
----------------
        connection with his or her regular functions or duties, makes or participates in the decision to purchase or sell a security by a Fund in the Franklin Templeton Group, or any other client or if his or her functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include portfolio managers, research analysts, traders, persons serving in equivalent capacities (such as Management Trainees), persons supervising the activities of Portfolio Persons, and anyone else designated by the Director of Compliance

Proprietary Accounts - Any corporate account or other account including, but not
-----------------------
        limited to, a limited partnership, a corporate hedge fund, a limited liability company or any other pooled investment vehicle in which Franklin Resources or its affiliates, owns 5 percent or more of the outstanding capital or is entitled to 25% or more of the profits or losses in the account (excluding any asset based investment management fees based on average periodic net assets in accounts).

Security - Any stock, note, bond, evidence of indebtedness, participation or
--------
        interest in any profit-sharing plan or limited or general partnership, investment contract, certificate of deposit for a security, fractional undivided interest in oil or gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit), guarantee of, or warrant or right to subscribe for or purchase any of the foregoing, and in general any interest or instrument commonly known as a security, except commodity futures, currency and currency forwards. For the purpose of this Code, "security" does not include:
        (1)  Direct obligations of the Government of the United States;
        (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and
        (3)  Shares issued by open-end funds.

See Section III of Appendix A for a summary of different requirements for
---
different types of securities.


III. Securities Exempt from the Prohibited , Reporting, and Pre-Clearance Provisions

        A.   Prohibited Transactions

        Securities that are EXEMPT from the prohibited transaction provisions of
        Section 3.4 include:

        (1) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof;

        (2) high quality short-term instruments ("money market instruments") including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit; (iii) commercial paper; and (iv) repurchase agreements;

        (3)  shares of registered open-end investment companies;
        (4) commodity futures, currencies, currency forwards and derivatives thereof;

        (5) securities that are prohibited investments for all Funds and clients advised by the entity employing the access person; and

        (6) transactions in securities issued or guaranteed by the governments or their agencies or instrumentalities of Canada, the United Kingdom, France, Germany, Switzerland, Italy and Japan and derivatives thereof.

        B.   Reporting and Preclearance

        Securities that are EXEMPT from both the reporting requirements of
        Section 5 and preclearance requirements of Section 6 of the Code include:

        (1) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof;

        (2) high quality short-term instruments ("money market instruments") including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit; (iii) commercial paper; and (iv) repurchase agreements;

        (3)  shares of registered open-end investment companies; and

        (4) commodity futures, currencies, currency forwards and derivatives thereof.

IV.     Legal Requirement

        Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") makes it unlawful for any affiliated person of the Franklin Templeton Group in connection with the purchase or sale of a security, including any option to purchase or sell, and any security convertible into or exchangeable for, any security that is "held or to be acquired" by a Fund in the Franklin Templeton
Group:

     A. To employ any device, scheme or artifice to defraud a Fund;

     B. To make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     C. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund; or

     D. To engage in any manipulative practice with respect to a Fund.

        A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or its investment adviser for purchase by the Fund. .

                        APPENDIX B: FORMS AND SCHEDULES
                        -------------------------------

                              ACKNOWLEDGMENT FORM
            CODE OF ETHICS AND POLICY STATEMENT ON INSIDER TRADING

To:  Director of Compliance, Legal Compliance Department

I hereby acknowledge receipt of a copy of the Franklin Templeton Group's CODE OF ETHICS AND POLICY STATEMENT ON INSIDER TRADING, Amended and Restated, February 2000, which I have read and understand. I will comply fully with all provisions of the Code and the Insider Trading Policy to the extent they apply to me during the period of my employment. Additionally, I authorize any broker-dealer, bank or investment adviser with whom I have securities accounts and accounts in which I have beneficial ownership, to provide brokerage confirmations and statements as required for compliance with the Code. I further understand and acknowledge that any violation of the Code or Insider Trading Policy, including engaging in a prohibited transaction or failure to file reports as required (see Schedules B, C, D, E, F and G), may subject me to disciplinary action, including termination of employment.

 -----------------------------------------------------------------------------
   Signature:
 -----------------------------------------------------------------------------
   Print Name:
 -----------------------------------------------------------------------------
   Title:
 -----------------------------------------------------------------------------
   Department:
 -----------------------------------------------------------------------------
   Location:
 -----------------------------------------------------------------------------
   Date Acknowledgment was Signed:
 -----------------------------------------------------------------------------


 RETURN TO: Legal Compliance Department, 2000 Alameda de las Pulgas - Floor 2
 .

  SCHEDULE A: Legal and Compliance Officers and Preclearance Desk Telephone &
              ---------------------------------------------------------------
  Fax Numbers/19/
  ---------------



  Legal Officer
  -------------
  Murray Simpson
  Executive Vice President & General Counsel
  Franklin Resources, Inc.
  901 Mariners Island Blvd.
  7th Floor
  San Mateo, CA 94404
  (650) 525 -7331

  Compliance Officers
  -------------------

-------------------------------------------------------------------------------------------


  Director of Compliance                   Preclearance Officers
  James M. Davis                           Stephanie Harwood
  Franklin Resources, Inc.                 Monique Glowniak
  2000 Alameda de las Pulgas, Suite 200F   Legal Compliance Department
  San Mateo, CA 94403                      2000 Alameda de las Pulgas, Suite 200E
  (650) 312-2832                           San Mateo, CA 94403
                                           (650) 312-3693 (telephone)
                                           (650) 312-5646 (facsimile)
                                           Preclear, Legal (internal e-mail address)
                                           Lpreclear@frk.com (external e-mail address)
-------------------------------------------------------------------------------------------


____________________________
/19/ As of February 2000

  SCHEDULE B: Securities Transaction Report
              -----------------------------

  This report of personal securities transactions not reported by duplicate confirmations and brokerage statements pursuant to Section 5.3 of the Code is required pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940 or Rule 17j-1(c) of the Investment Company Act of 1940. The report must be completed and submitted to the Compliance Department no later than 10 calendar days after the end of the calendar quarter.. Refer to Section 5.3 of the Code of Ethics for further instructions.

  Trade  Buy, Sell  Security Description, including interest rate    Type of      Quantity or   Broker - Dealer   Date Preclearance
  Date   or Other   and maturity (if appropriate)                    Security      Principal        or Bank       obtained from
                                                                     (Stock,        Amount                        Compliance Dept.
                                                                      Bond,
                                                                   Option, etc)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

  The report or recording of any transaction above shall not be construed as an admission that I have any direct or indirect ownership in the securities.

___________________________     ____________________________     _______________________      ______________________________
      (Print Name)                     (Signature)                       (Date)                      (Quarter Ending)

  R`ETURN TO:  LEGAL COMPLIANCE DEPARTMENT, 2000 Alameda de Las Pulgas, Suite 200E, San Mateo, CA 94403

     SCHEDULE C: Initial, Annual & Updated Disclosure of Access Persons
                 ------------------------------------------------------
     Securities Holdings
     -------------------

     This report shall set forth the security name or description and security class of each security holding in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for a Fund in or a client of the Franklin Templeton Group.. In lieu of listing each security position below, you may instead attach copies of brokerage statements, sign below and return Schedule C and brokerage statements to the Legal Compliance Department within 10 days if an initial report or by January 30/th/ of each year if an annual report. Refer to Sections 5.2.A and 5.4.A of the Code for additional filing instructions.

   Security Description,      Type of
  including interest rate    Security      Quantity or
     and maturity (if      (Stock, Bond,    Principal    Name of Broker -
       appropriate)        Option, etc.)     Amount       Dealer or Bank    Account Number
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

[_]  I did not have any Personal Securities Holdings for year ended ____________


[_] I have attached statements containing all my Personal Securities Holdings for the year ended ____________

  To the best of my knowledge I have disclosed all of my securities accounts and/or investments in which I have a direct or indirect beneficial interest, including security accounts of a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated an unaffiliated party.

___________________   __________________    _____________    ________________
    Print Name             Signature            Date            Year Ended

  * Securities that are EXEMPT from being reported on Schedule C include: (i) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof; (ii) high quality short-term instruments ("money market instruments") including but not limited to bankers' acceptances, U.S. bank certificates of deposit; commercial paper; and repurchase agreements; (iii) shares of registered open-end investment companies; and (iv) commodity futures, currencies, currency forwards and derivatives thereof.

SCHEDULE D: Notification of Securities Account Opening
            ------------------------------------------


DATE:   _______________________

TO:     Preclearance Desk
        Legal Compliance Department
        2000 Alameda de las Pulgas, Suite 200E
        San Mateo, CA 94403
        (650) 312-3693
        FAX: (650) 312-5646

FROM:   NAME:      _______________________________________

        DEPARTMENT:_______________________________________

        LOCATION:  _______________________________________

        EXTENSION: _______________________________________


        ARE YOU A REG. REPRESENTATIVE?        YES [_]     NO [_]

        ARE YOU AN ACCESS PERSON?             YES [_]     NO [_]

This is to advise you that I will be opening or have opened a securities account with the following firm:

             Please fill out completely to expedite processing

NAME ON ACCOUNT:________________________________________________________________
                     (If other than employee, please state relationship i.e.,
                               spouse, son, daughter, trust, etc.)

ACCT # or SSN #:________________________________________________________________

NAME OF FIRM:   ________________________________________________________________

ATTN:           ________________________________________________________________

ADDRESS OF FIRM:________________________________________________________________

CITY/STATE/ZIP: ________________________________________________________________

*  All Franklin registered representatives and Access Persons, prior to opening
                                                               ----------------
a brokerage account or placing an initial order, are required to notify the
------------------------------------------------
Legal Compliance Department and the executing broker-dealer in writing. This includes accounts in which the registered representative or access person has or will have a financial interest (e.g., a spouse's account) or discretionary authority (e.g., a trust account for a minor child).

Upon receipt of the NOTIFICATION OF SECURITIES ACCOUNT OPENING form, the Legal
                    ------------------------------------------
Compliance Department will contact the broker-dealer identified above and request that it receive duplicate confirmations and statements of your brokerage account.

     SCHEDULE E:  Notification of Direct or Indirect Beneficial Interest
                  -------------------------------------------------------

     If you have any beneficial ownership in a security and you recommend to the Appropriate Analyst that the security be considered for purchase or sale by an Associated Client, or if you carry out a purchase or sale of that security for an Associated Client, you must disclose your beneficial ownership to the Legal Compliance Department and the Appropriate Analyst in writing on Schedule E (or an equivalent form containing similar information) before the purchase or sale, or before or simultaneously with the recommendation.

------------------------------------------------------------------------------------------------------------------------------------
                                                 Method of                                Primary
                          Ownership             Acquisition  Date and Method Learned Portfolio Manager
                        Type (Direct    Year    Purch/Gift/    that Security Under    or Appropriate   Name of Person Date of Verbal
  Security Description  or Indirect   Acquired     Other     Consideration by Funds       Analyst         Notified     Notification
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


____________________________________         _____________________________________        ________________________________
            (Print Name)                                  (Signature)                                    (Date)

         RETURN TO:  LEGAL COMPLIANCE DEPARTMENT, 2000 Alameda de las Pulgas, Suite 200E, San Mateo, CA 94403

     SCHEDULE F:  Initial, Annual & Updated Disclosure of Securities Accounts
                  -----------------------------------------------------------

         This report shall set forth the name and description of each securities account in which you have a direct or indirect beneficial interest, including securities accounts of a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for a Fund in, or a client of, the Franklin Templeton Group. In lieu of listing each securities account below, you may instead attach copies of the brokerage statements, sign below and return Schedule F and brokerage statements to the Compliance Department.

    =============================================================================================================================
            Name(s) on Account                Name of Brokerage Firm,        Address of Brokerage Firm, Bank or Invest. Adviser
     (registration shown on statement)       Bank or Investment Adviser             (Street, City , State and Zip Code)
    =============================================================================================================================
    -----------------------------------------------------------------------------------------------------------------------------

    -----------------------------------------------------------------------------------------------------------------------------

    -----------------------------------------------------------------------------------------------------------------------------

    =============================================================================================================================

    ================================================
          Account              Name of Account
           Number         Executive/Representative
    ================================================
    ------------------------------------------------

    ------------------------------------------------

    ------------------------------------------------

    ================================================

     To the best of my knowledge I have disclosed all of my securities accounts in which I have a direct or indirect beneficial interest, including security accounts of a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to me.


___________________________     _____________________________    _________________________   _____________________
       (Print Name)                     (Signature)                        (Date)                  Year Ended


     RETURN TO:  LEGAL COMPLIANCE DEPARTMENT, 2000 Alameda de las Pulgas, Suite 200E, San Mateo, CA 94403

     SCHEDULE G:  Initial and Annual Certification of Discretionary Authority
                  -----------------------------------------------------------

     This report shall set forth the account name or description in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and as to which trading authority has been delegated by you to an unaffiliated registered broker-dealer, registered investment adviser, or other investment manager acting in a similar fiduciary capacity, who exercises sole investment discretion.

====================================================================================================================================
                                                                                               Type of Ownership
                                                   Name/Description of Brokerage Firm,       Direct Ownership (DO)    Account Number
   Name(s) as Shown on Account or Investment     Bank, Investment Adviser or Investment     Indirect Ownership (IO)  (if applicable)
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

     To the best of my knowledge I have disclosed all of my securities accounts and/or investments in which I have a direct or indirect beneficial interest, including security accounts of a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated an unaffiliated party. Further, I certify that I do not have any direct or indirect influence or control over the accounts listed above.


___________________________     _____________________________    _________________________   _____________________
       (Print Name)                     (Signature)                        (Date)                  Year Ended


         RETURN TO: LEGAL COMPLIANCE DEPARTMENT, 2000 Alameda de las Pulgas, Suite 200E, San Mateo, CA 94403

     SCHEDULE H: Checklist for Investments in Partnerships and Securities Issued in Private Placements

     General Instructions: In considering requests by Access Persons for approval of limited partnerships and other private placement securities transactions, the Director of Compliance shall consult with an executive officer of Franklin Resources, Inc. In deciding whether to approve the transaction, the Director of Compliance and the executive officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund or other client, and whether the investment opportunity is being offered to the access person by virtue of his or her position with the Franklin Templeton Group. If the access person receives clearance for the transaction, an investment in the same issuer may only be made for a Fund or client if an executive officer of Franklin Resources, Inc., who has been informed of the Access Person's pre-existing investment and who has no interest in the issuer, approves the transaction.

     In order to process your request, please provide the following information:

                                                --------------------------
     1) Name/Description of proposed investment:
                                                --------------------------

                                                --------------------------
     2) Proposed Investment Amount:
                                                --------------------------

     3) Please attach pages of the offering memorandum (or other documents) summarizing the investment opportunity, including:

        a)  Name of the partnership/hedge fund/issuer;
        b)  Name of the general partner, location & telephone number;
        c) Summary of the offering; including the total amount the offering/issuer;
        d)  Percentage your investment will represent of the total offering;
        e)  Plan of distribution; and
        f)  Investment objective and strategy,

     Please respond to the following questions:

     4) Was this investment opportunity presented to you in your capacity as a portfolio manager, trader or research analyst? If no, please explain the relationship, if any, you have to the issuer or principals of the issuer.

     5) Is this investment opportunity suitable for any fund/client that you advise? If yes, why isn't the investment being made on behalf of the fund/client? If no, why isn't the investment opportunity suitable for the fund/clients?

     6) Do any of the fund/clients that you advise presently hold securities of the issuer of this proposed investment (e.g., common stock, preferred stock, corporate debt, loan participations, partnership interests, etc)? If yes, please provide the names of the funds/clients and security description.

     7) Do you presently have or will you have any managerial role with the company/issuer as a result of your investment? If yes, please explain in detail your responsibilities, including any compensation you will receive.

     8) Will you have any investment control or input to the investment decision making process?

     9) If applicable, will you receive reports of portfolio holdings? If yes, when and how frequently will these be provided?

Reminder: Personal securities transactions that do not generate brokerage confirmations must be reported to the Legal Compliance Department on Schedule B within 10 calendar days after you are notified.

            _____________________________________
              Name of Access Person

            _____________________________________       ______________________
                 Access Person Signature                        Date


Approved by:_____________________________________       ______________________
            Chief Investment Officer Signature                  Date

 ------------------------------------------------------------------------------

                           Legal Compliance Use Only
  ------------------------------------------------------------------------------
  ----------------------------------------------------------------------------

  Date Received:  ______________________________

  Date Entered in Lotus Notes:__________________

  Date Forwarded FRI Executive Officer:
                                        __________________________

  Precleared:                            (attach E-Mail)  Date:

                  [_]   [_]                         ________________

  Date Entered in APII:

                         _______________
  ----------------------------------------------------------------------------

          APPENDIX C: Investment Advisor and Broker-Dealer and Other
          ----------------------------------------------------------
           Subsidiaries of Franklin Resources, Inc. - February 2000
           --------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Franklin Advisers, Inc.                               IA         Templeton Management Limited (Canada)                 IA
-----------------------------------------------------------------------------------------------------------------------------------
Franklin Advisory Services, LLC.                      IA         Templeton Franklin Investment Services, Inc.          IA/BD
-----------------------------------------------------------------------------------------------------------------------------------
Franklin Investment Advisory Services, Inc.           IA         Templeton Investment Counsel, Inc.                    IA
-----------------------------------------------------------------------------------------------------------------------------------
Franklin Management, Inc.                             IA         Templeton Asset Management, Ltd.                      IA/FIA
-----------------------------------------------------------------------------------------------------------------------------------
Franklin Mutual Advisers, LLC                         IA         Templeton Investment Management Co. Ltd. (Japan)      FIA
-----------------------------------------------------------------------------------------------------------------------------------
Franklin Properties, Inc.                             REA        Closed Joint-Stock Company Templeton (Russia)         FIA
-----------------------------------------------------------------------------------------------------------------------------------
Franklin Templeton Distributors, Inc.                 IA/BD      Templeton Unit Trust Management Ltd. (UK)             FBD
-----------------------------------------------------------------------------------------------------------------------------------
Franklin Asset Management (Proprietary) Ltd.          IA         Orion Fund Management Ltd.                            FIA
-----------------------------------------------------------------------------------------------------------------------------------
Templeton (Switzerland), Inc.                         FBD        Templeton Global Advisors Ltd. (Bahamas)              IA
-----------------------------------------------------------------------------------------------------------------------------------
Templeton Franklin Investment Services (Asia) Ltd.    FBD        Templeton Asset Management (India) Pvt. Ltd.          FIA/FBD
-----------------------------------------------------------------------------------------------------------------------------------
Templeton Investment Management Limited (UK)         IA/FIA     Templeton Italia SIM S.p.A. (Italy)                   FBD
-----------------------------------------------------------------------------------------------------------------------------------
Templeton Global Strategic Services S.A.              FBD        Templeton Global Strategic Services (Deutschland)     FBD
(Luxembourg)                                                     GmbH (Germany)
-----------------------------------------------------------------------------------------------------------------------------------
Templeton Investment Management (Australia) Ltd.      FIA        Templeton Funds Annuity Company                       INS
-----------------------------------------------------------------------------------------------------------------------------------
Franklin Templeton Investment Services, Inc.          TA
-----------------------------------------------------------------------------------------------------------------------------------
Franklin Templeton Services, Inc.                     BM
-----------------------------------------------------------------------------------------------------------------------------------

Codes:
IA:    US registered investment adviser
BD:    US registered broker-dealer
FIA:   Foreign equivalent investment adviser
FBD:   Foreign equivalent broker-dealer
TA:    US registered transfer agent
BM:    Business manager to the funds
REA:   Real estate adviser
INS:   Insurance company

THE FRANKLIN TEMPLETON GROUP POLICY STATEMENT ON INSIDER TRADING
----------------------------------------------------------------


A.   Legal Requirement

     Pursuant to the Insider Trading and Securities Fraud Enforcement Act of 1988, it is the policy of the Franklin Templeton Group to forbid any officer, director, employee, consultant acting in a similar capacity, or other person associated with the Franklin Templeton Group from trading, either personally or on behalf of clients, including all client assets managed by the entities in the Franklin Templeton Group, on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Franklin Templeton Group's Policy Statement on Insider Trading applies to every officer, director, employee or other person associated with the Franklin Templeton Group and extends to activities within and outside their duties with the Franklin Templeton Group. Every officer, director and employee must read and retain this policy statement. Any questions regarding the Franklin Templeton Group's Policy Statement on Insider Trading or the Compliance Procedures should be referred to the Legal Department.

     The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to communications of material non-public information to others.

     While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     (1) trading by an insider, while in possession of material non-public information; or

     (2) trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

     (3)  communicating material non-public information to others.

     The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions, you should consult the Legal Department.

                      POLICY STATEMENT ON INSIDER TRADING


B.   Who is an Insider?

     The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's outside attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, an investment adviser may become a temporary insider of a company it advises or for which it performs other services. According to the U.S. Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

C.   What is Material Information?

     Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of the company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

     Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered
            -----------------
as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to
  -------------------
others the dates that reports on various companies would appear in the Wall
                                                                       ----
Street Journal and whether those reports would be favorable or not.
--------------

D.   What is Non-Public Information?

     Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission ("SEC"), or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general
                   -----------------------
circulation would be considered public.

                      POLICY STATEMENT ON INSIDER TRADING


E.   Basis for Liability

     1.   Fiduciary Duty Theory

     In 1980, the Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will not disclose any material non-public information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).
                                     -----------------

     In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate
     ---------------
theories under which non-insiders can acquire the fiduciary duties of insiders. They can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a
                       ----
fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

     However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

     2.   Misappropriation Theory

          Another basis for insider trading liability is the "misappropriation" theory, under which liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra, the Court found, in 1987, a columnist defrauded The
   -----------------  -----                                                  ---
Wall Street Journal when he stole information from the Wall Street Journal and
-------------------                                    -------------------
used it for trading in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

F.   Penalties for Insider Trading

     Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

     .    civil injunctions;
     .    treble damages;
     .    disgorgement of profits;
     .    jail sentences;

                      POLICY STATEMENT ON INSIDER TRADING


     . fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and
     . fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

     In addition, any violation of this policy statement can result in serious sanctions by the Franklin Templeton Group, including dismissal of any person involved.

G.   Insider Trading Procedures

     Each access person, Compliance Officer, the Risk Management Department, and the Legal Department, as the case may be, shall comply with the following procedures.

     1.   Identifying Inside Information

     Before trading for yourself or others, including investment companies or private accounts managed by the Franklin Templeton Group, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

     .    Is the information material?

     . Is this information that an investor would consider important in making his or her investment decisions?

     . Is this information that would substantially affect the market price of the securities if generally disclosed?

     .    Is the information non-public?

     .    To whom has this information been provided?

     . Has the information been effectively communicated to the marketplace (e.g., published in Reuters, The Wall Street Journal or other
                              -------  -----------------------
          publications of general circulation)?

If, after consideration of these questions, you believe that the information may be material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

     (i) Report the matter immediately to the designated Compliance Officer, or if he or she is not available, to the Legal Department.

     (ii) Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by the Franklin Templeton Group.

                      POLICY STATEMENT ON INSIDER TRADING


     (iii) Do not communicate the information inside or outside the Franklin Templeton Group, other than to the Compliance Officer or the Legal Department.

     (iv) The Compliance Officer shall immediately contact the Legal Department for advice concerning any possible material, non-public information.

     (v) After the Legal Department has reviewed the issue and consulted with the Compliance Officer, you will be instructed either to continue the prohibitions against trading and communication noted in (ii) and
            (iii), or you will be allowed to trade and communicate the information.

     (vi) In the event the information in your possession is determined by the Legal Department or the Compliance Officer to be material and non-public, it may not be communicated to anyone, including persons within the Franklin Templeton Group, except as provided in (i) above. In addition, care should be taken so that the information is secure. For example, files containing the information should be sealed and access to computer files containing material non-public information should be restricted to the extent practicable.

     2.     Restricting Access to Other Sensitive Information

     All Franklin Templeton Group personnel also are reminded of the need to be careful to protect from disclosure other types of sensitive information that they may obtain or have access to as a result of their employment or association with the Franklin Templeton Group.

            (i)   General Access Control Procedures

            The Franklin Templeton Group has established a process by which access to company files that may contain sensitive or non-public information such as the Bargain List and the Source of Funds List is carefully limited. Since most of the Franklin Templeton Group files which contain sensitive information are stored in computers, personal identification numbers, passwords and/or code access numbers are distributed to Franklin Templeton Group computer access persons only. This activity is monitored on an ongoing basis. In addition, access to certain areas likely to contain sensitive information is normally restricted by access codes.

Harris Associates Securities L.P. and Harris Associates Investment Trust
------------------------------------------------------------------------

                Code of Ethics and Statement on Insider Trading
                -----------------------------------------------
                           (Effective April 18, 2000)

I.  DEFINITIONS
    -----------

A. Firm or Harris. The term "Firm" or "Harris" shall include Harris Associates L.P. ("HALP") and Harris Associates Securities L.P. ("HASLP").

B. Trust. The term "Trust" shall mean Harris Associates Investment Trust, including any series of shares of beneficial interest of the Trust (each, a "Fund").

C. Employee. The term "Employee" shall include any person employed by the Firm, whether on a full or part-time basis and all partners, officers, shareholders and directors of the Firm.

D.  Access Person.  The term "Access Person" shall have the meaning set forth in
Section 17j-1(a)(1) of the Investment Company Act of 1940 and rules thereunder (the "Act"). Accordingly, Access Person means any director, officer, general partner, or Advisory Person (as defined below) of the Fund or HALP, but shall not include any trustee of the Trust who is not an "interested person" of the Trust.

E. Advisory Person. The term "Advisory Person" shall have the meaning set forth in Section 17j-1(a)(2) of the Act. Accordingly, Advisory Person means any Employee of the Firm, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities (as defined below) by a Client (as defined below), or whose functions relate to the making of any recommendations with respect to purchases and sales. For the purpose of this Code, each Employee of the Firm with an office at the Firm's principal place of business shall be deemed to be an Advisory Person.

F.  Persons Subject to this Code.  Each Employee is subject to this Code.

G. Covered Security. The term "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, /1/ including any right to acquire such security, except that it shall not include

__________________

        /1/ SEC. 2(A)(36) "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

securities which are direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debit instruments (including repurchase agreements), and shares issued by open-end investment companies.

H. Beneficial Interest or Ownership. The term "beneficial interest or ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and rules thereunder, which includes any interest in which a person, directly or indirectly, has or shares a direct or indirect pecuniary interest.
A pecuniary interest is the opportunity, directly or indirectly, to profit or share in any profit derived from any transaction. Each person will be assumed to have a pecuniary interest, and therefore, beneficial interest or ownership, in all securities held by that person, that person's spouse, all members of that person's immediate family and adults sharing the same household with that person (other than mere roommates) and all minor children of that person and in all accounts subject to their direct or indirect influence or control and/or through which they obtain the substantial equivalent of ownership, such as trusts in which they are a trustee or beneficiary, partnerships in which they are the general partner, corporations in which they are a controlling shareholder or any other similar arrangement. Any questions an Employee may have about whether an interest in a security or an account constitutes beneficial interest or ownership should be directed to the Firm's General Counsel or Compliance Department. Examples of beneficial interest or ownership are attached as Appendix A.

I. Client. The term "Client" shall mean any client of HALP, including any Fund.


II. CODE OF ETHICS
    --------------

A.  GENERAL STATEMENT

    Harris seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors in mutual funds and clients with accounts advised by the Firm is something that is highly valued and must be protected. As a result, any activity which creates even the suspicion of misuse of material non-public information by the Firm or any of its Employees, which gives rise to or appears to give rise to any breach of fiduciary duty owed to any Client, or which creates any actual or potential conflict of interest between any Client and the Firm or any of its Employees or even the appearance of any conflict of interest must be avoided and is prohibited.

    The Investment Company Act and rules make it illegal for any person covered by the Code, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by the Trust to:

    a.   employ any device, scheme, or artifice to defraud the Trust;

    b. make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of circumstances under which they are made, not misleading or in any way mislead the Trust regarding a material fact;

    c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

    d.   engage in any manipulative practice with respect to the Trust.

The restrictions on personal securities transactions contained in this Code are intended to help the Firm monitor for compliance with these prohibitions.

    Additionally, the federal securities laws require that an investment adviser maintain a record of every transaction in any Covered Security in which an Access Person acquires any direct or indirect beneficial interest or ownership, except any transaction in an account in which the Access Person has no direct or indirect control or influence.

    To attempt to ensure that each Person Subject to this Code satisfies this Code and these record keeping obligations, the Firm has developed the following rules relating to personal securities trading, outside employment, personal investments with external investment managers and confidentiality. The General Counsel, Chief Executive Officer, and Compliance Officer, acting in concert, has the authority to grant written waivers of the provisions of this Code in appropriate instances. However, the Firm expects that waivers will be granted only in rare instances, and some provisions of the Code that are mandated by the Act cannot be waived.

B.  RESTRICTIONS ON EMPLOYEE TRADING

No trading activity by an Employee in any security in which an Employee has any beneficial interest or ownership which is also the subject of a Client portfolio purchase or sale shall disadvantage or appear to disadvantage such Client transaction. Further, the following specific restrictions apply to all trading activity for Advisory Persons:

   i) Any transaction in a security in anticipation of client orders ("frontrunning") is prohibited,

   ii) Any transaction in a security which is the subject of a Firm recommendation is prohibited until the tenth business day following the dissemination of the recommendation, or any longer period specified in this Code,

   iii) Any transaction in a security which the Advisory Person knows or has reason to believe is being purchased or sold or considered for purchase or sale /2/ by any investment company advised

_________________
          /2/ A security is "being considered for purchase or sale", the earlier of, when a recommendation to purchase or sell has been made and communicated or the security is placed on the research project list and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     by the Firm is prohibited until the transaction by such investment company has been completed or consideration of such transaction has been abandoned,/3/

     iv) Any same day transaction in a security in which any investment company advised by the Firm has a pending or actual transaction is prohibited. If an Advisory Person places a same day trade for such security prior to the investment company placing an order the Employee's order will be canceled,

     v) Any transaction in a security within two business days after any investment company advised by the Firm has traded in that security is prohibited,

     vi) Any transaction involving options relating to any security on the Firm's approved list or which are held by any investment company advised by the Firm is prohibited, and

     vii) Any acquisition of an equity security in an initial public offering is prohibited.

     Additionally, no Employee of the Firm shall knowingly sell to or purchase from the Funds or HAIT any security or other property except, in the case of the Funds, securities issued by the Funds.

C.   PERSONAL INVESTMENTS WITH EXTERNAL MONEY MANAGERS.

     All investments in which an Advisory Person has any beneficial interest or ownership placed with external investment managers (including interests in limited partnerships or trust vehicles, managed accounts, variable annuities or foreign entities) or in any account in which an Advisory Person has discretion must be approved in writing by the Compliance Department and the Chief Executive Officer prior to the commitment of initial capital.

     Additionally, "Investment Personnel" must obtain approval prior to investing or acquiring a beneficial ownership interest in a Limited Offering, whether directly or indirectly. "Investment Personnel" is defined in Section 17j-1(a)(7) of the Act and shall be deemed to include any officer of HAI with an office in the Firm's principal place of business; any officer of HAI who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities; any Harris portfolio manager; any member of the Harris stock selection group; any Harris financial analyst; or any Harris fund manager. A "Limited Offering" is generally defined as a private placement and can include interests in real estate or oil and gas limited partnership interests and other privately placed securities and funds. The Investment Personnel must (i) provide notice in writing to the Chief Executive Officer and the Compliance Department prior to acquiring ownership, and (ii) obtain the written approval of the Chief Executive Officer and the Compliance

_________________
          /3/ Among the clients of the Firm are private investment partnerships (partnerships) in which various Employees of the Firm have equity interests. This trading prohibition shall not restrict purchases or sales for the accounts of such partnerships provided that the Trust and such accounts are treated fairly and equitably in connection with such purchases and sales.

Department prior to acquiring ownership. The Compliance Department shall maintain a copy of such approval and reasons supporting the approval as provided under Section IV of this Code.

     The Compliance Department will maintain a list of investment managers used by Partnerships managed internally and a list of investment managers used by Advisory Persons.

     If an Advisory Person has been notified that an investment manager is used by the Partnerships' managed internally, an Advisory Person must notify the Compliance Department and the Head of the Multi-Manager Area of any material withdrawal of their investment with such investment manager at least two working days prior to an Advisory Person submitting any notice of such withdrawal. To avoid a conflict of interest or the appearance of any conflict, an Advisory Person should also note the reason for the withdrawal if it relates to the investment manager's performance, organization or perceived ability to execute their trading strategy.

D.   ADDITIONAL RESTRICTION ON FUND MANAGERS OF INVESTMENT COMPANY ACCOUNTS.

     Any Access Person who is a fund manager of any investment company that is advised by the Firm is prohibited from buying or selling a security within fifteen calendar days before and after the investment company that he/she manages trades in that security. Any profits realized on trades within the proscribed periods shall be required to be disgorged./4/

E.   PROCEDURES TO IMPLEMENT TRADING RESTRICTIONS AND REPORTING OBLIGATIONS.

     1)  Trading through Harris' Trading Desk.

     All transactions in Covered Securities in which an Advisory Person has any beneficial interest or ownership or in any accounts in which an Advisory Person has discretion, other than fee paying accounts ("Advisory Person account"), must be processed through the Firm's trading desk.

     Transactions at other brokers or banks are not permitted except in unusual circumstances and then only after the Advisory Person has: (i) provided notice in writing to his/her Supervisor and the Compliance Department prior to opening or placing an initial order in an account with such other broker or bank, (ii) obtained the written approval of his/her Supervisor and the Compliance Department prior to opening or placing an initial order in such account, (iii) provided such other broker or bank with a written notice of the Advisory Person's affiliation with Harris and request that copies of confirmations and statements be sent to the Firm's Compliance Department, and provide a report to the Firm that includes the name of the broker or bank with whom the account was established, the date the account was established, and the date the report is submitted. A copy of such written notice and request should also be provided to his/her Supervisor and the Compliance Department.

__________________
     /4/ Any profits disgorged shall be given to a tax exempt charitable organization of Harris' choosing.

     Even after an Advisory Person has obtained approval to execute transactions through another broker or bank, the Advisory Person must still present the Firm's trading desk with an order ticket for an order to be executed at the other broker or bank. In those exceptional situations in which it is inappropriate for the Firm's trading desk to place the order, the Advisory Person must promptly present the trading desk with a completed order ticket reflecting the details of the transaction and clearly indicating that the transaction has been completed.

     2)  Monitoring of Trades.

     Transactions for an account of an Advisory Person that are executed through the Firm's trading desk are to be monitored by the Trading Department and reviewed and approved by the Chief Executive Officer (or such party to whom he delegates). These transactions are unsolicited brokerage transactions, should be so marked on the original order ticket and may not be executed if they are in conflict with discretionary orders. Should a conflict arise, sharing of executions may be approved by the Head of the Investment Advisory Department, or in his/her absence, the Manager of the Trading Department. Employee accounts must be opened in the 40000 office range.

     The Firm will provide to the Compliance Department information (including the title of each Covered Security involved, the date of the transaction, the interest rate and maturity rate (if applicable), the number of shares and principal amount of each Covered Security involved, the nature of the transaction (i.e. buy/sell), the price at which the transaction was effected, the name of the broker or bank through which the transaction was effected, and the date on which the report is submitted) about transactions in the accounts of Advisory Persons who have accounts with the Firm.

     Transactions at other brokers or banks, in addition to being placed through the trading desk, are to be monitored by the Compliance Department. To accomplish this, an Access Person shall submit to the Compliance Department within ten days after any transaction a report which includes the title of the Covered Security, the date of the transaction, the interest rate and maturity rate (if applicable), the number of shares and principal amount of each Covered Security involved, the nature of the transaction (i.e. buy/sell), the price at which the transaction was effected, the name of the broker or bank through which the transaction was effected and the date on which the report is submitted.
This requirement may be satisfied by having the broker or bank send the Firm duplicate copies of confirmations and statements, provided that such confirmations and statements contain all of the information otherwise required to be provided in the report. The Compliance Department will maintain copies of all such transaction reports.

     3)  Cancellation of Trades.

     Any transaction for an account of an Access Person is subject to cancellation or reversal if it is determined by either the Chief Executive Officer (or such party to whom he delegates), the Manager of the Trading Department or the Compliance Department that the transaction is or was in conflict with or appeared to be in conflict with any Client transaction or any of the trading restrictions of this Code.

Cancellations or reversals of transactions may be required after an extended period past the settlement date. The Manager of the Trading Department may also prevent the execution of orders for an Advisory Person's account if it appears that the trade may have to be canceled or reversed.

     Client transactions include transactions for any investment company managed by the Firm, any other discretionary advisory clients or any other accounts managed or advised by Employees of the Firm for a fee.

     The determination that a transaction of an Access Person may conflict with a Client transaction will be subjective and individualized and may include questions about timely and adequate dissemination of information, availability of bids and offers, as well as many other factors deemed pertinent for that transaction or series of transactions. It is possible that a cancellation or reversal of a transaction could be costly to an Access Person or his/her family. Therefore, great care is required to adhere to the Firm's trading restrictions and avoid conflicts or the appearance of conflicts.

     4) Participation in Dividend Reinvestment Plans and Systematic Purchase Plans.

     Advisory Persons may purchase securities through dividend reinvestment plans or systematic purchase plans without processing such transactions through the Firm's trading desk. Purchases are permitted only after the Employee has:
(i) provided notice in writing to his/her Supervisor and the Compliance Department prior to opening an account or placing an initial purchase, and (ii) obtained the written approval of his/her Supervisor and the Compliance Department prior to opening an account or placing an initial purchase. Even after the Advisory Person has obtained approval to invest in such a plan, the Advisory Person must provide the Compliance Department with duplicate copies of statements within ten days after the end of each quarter. Such report or statements must contain all of the information required to be reported with respect to transactions in Covered Securities under II(F)(2) above. The Compliance Department will maintain copies of all such transaction reports.

     5)  Reporting All Other Securities Transactions.

     Because the obligations of an investment adviser to maintain records of Employee's personal securities transactions is broader than the type of transactions discussed above in this Section, all Employees have the following additional reporting obligations. Any transaction in a Covered Security not
----------
required to be placed through the Firm's trading desk in which an Employee has any beneficial interest or ownership (such as, real estate or oil and gas limited partnership interests and other privately placed securities and funds) must be reported to the Compliance Department. This report must be submitted within ten days after the end of each quarter and include: the title, price, number of shares and principal amount of each Covered Security involved, the date and nature of the transaction (i.e. buy/sell), the name of the broker or bank used, if any, interest rate and maturity, if applicable, and the date on which the report is submitted. This report may be in any form, including a copy of a confirmation or monthly statement. However, no report is necessary for any transaction in an account in which the Employee has no control or influence.

     6)  Initial and Annual Reporting Requirements.

     Each Access Person shall initially disclose in writing to the Compliance Department within 10 business days of becoming an Access Person, and annually thereafter within 30 business days after each calendar year-end, the title, number of shares and principal amount of all Covered Securities beneficially owned by such Access Person as of the date of becoming a Access Person, or as of the preceding December 31 for annual reporting and the name of the broker or bank with whom the Access Person maintains an account in which he or she has beneficial ownership of any security. The first such annual report under this amended Code of Ethics shall be made by January 30, 2001. An Access Person need not make an Initial or Annual Report for Covered Securities held in any account over which the Employee has no direct or indirect influence or control.

F.   CONFIDENTIALITY & OBLIGATIONS OF EMPLOYEES

     During the period of employment with the Firm an Employee will have access to certain "confidential information" concerning the Firm and its clients. This information is a valuable asset and the sole property of the Firm and may not be misappropriated and used outside of the Firm by an Employee or former Employee. "Confidential Information", defined as all information not publicly available about the business of the Firm, may include, but is not limited to, Client and prospect names and records, research, trading and portfolio information and systems, information concerning externally managed entities or accounts which have been considered or made on behalf of fee paying clients, and the financial records of the Firm and/or its Employees. In order to protect the interests of the Firm, an Employee or ex-Employee shall not, without the express written consent of the Firm's Chief Executive Officer, disclose directly or indirectly confidential information to anyone outside of the Firm. An Employee should be extremely careful to avoid inadvertent disclosures and to exercise maximum effort to keep confidential information confidential. Any questions concerning the confidentiality of information should be directed to the Chief Executive Officer or the General Counsel. An abuse of the Firm's policy of confidentiality could subject an Employee to immediate disciplinary action that may include dismissal from the Firm.

G.   OUTSIDE EMPLOYMENT, ASSOCIATIONS AND BUSINESS ACTIVITIES

     1)   Outside Employment and Associations.

     It is Harris's policy not to permit Advisory Persons to hold outside positions of authority, including that of being an officer, partner, director or employee of another business entity (except in the case of entities managed by the Firm). Also, Harris requires that all Advisory Persons make their positions with the Firm a full-time job. The approval of Harris, and in some cases the approval of the NASD, is required before any Advisory Person may hold any outside position for any business organization, regardless of whether such position is compensated or not. Any exception to this policy must be approved in writing by the Firm's Chief Executive Officer (or other person as he may delegate) and the Access Person's Supervisor, and a copy of such approval shall be provided by the Advisory Person to the Compliance Department. Any change in the status of such approved position immediately must be reported in writing to the Compliance Department and the Advisory Person's Supervisor. Any income or compensation received by an Advisory Person for serving in such position must be paid in full to the Firm. Under no circumstance may an Advisory Person represent or suggest that Harris has approved or recommended the business activities of the outside organization or any person associated with it.

     2)   Outside Business Activities.

     To further avoid actual or potential conflicts of interest and to maintain impartial investment advice, and equally important, the appearance of impartial investment advice, each Advisory Person must disclose in writing to the Compliance Department any special relationships and/or investments or business activities that they or their families have which could influence the investment activities of the Firm. If an Employee has any questions about any activities and the need for disclosure, the Employee should be cautious and direct any questions to the Firm's General Counsel or Compliance Department.

H.   Certification of Compliance by Access Persons.

     Each Access Person is required to certify annually that (i) he or she has read and understands the Code, (ii) recognizes that he or she is subject to the Code, and (iii) he or she has disclosed or reported all Personal Securities Transactions required to be disclosed or reported under the Code. The Firm shall annually distribute a copy of the Code and request certification by all Persons Subject to this Code and shall be responsible for ensuring that all personnel comply with the certification requirement.

     Each Access Person who has not engaged in any personal securities transactions during the preceding year for which a report was required to be filed pursuant to the Code shall include a certification to that effect in his or her annual certification.

I.   Annual Report to the Trust's Board of Trustees.

     The officers of the Trust shall prepare an annual report to the board of trustees of the Trust that:

     1. summarizes existing procedures concerning personal investing and any changes in those procedures during the past year;

     2. describes issues that arose during the previous year under the Code or procedures concerning personal investing, including but not limited to information about material violations of the Code and sanctions imposed;

     3. certifies to the board that the Trust has adopted procedures reasonably necessary to prevent its Investment Personnel and Access Persons from violating the Code; and

     4. identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

III. POLICY STATEMENT ON INSIDER TRADING
     -----------------------------------

A.   BACKGROUND

     Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission (SEC) can recover the profits gained or losses avoided through the violative trading, obtain a penalty of up to three times the illicit windfall and issue an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

     Regardless of whether a government inquiry occurs, Harris views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including dismissal.

     The law of insider trading is unsettled; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to the Policy Statement to the General Counsel, or, in her absence, a member of the Stock Selection Group, or the Compliance Department. You also must notify the General Counsel, or, in her absence, a member of the Stock Selection Group or the Compliance Department immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

B.   POLICY STATEMENT ON INSIDER TRADING

     No person to whom this Policy Statement applies may trade, either personally or on behalf of others (such as Clients), while in possession of material, nonpublic information; nor may such persons communicate material, nonpublic information to others in violation of the law. This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by all Access Persons (including their spouses, minor children and adult members of their households).

     The section below reviews principles important to this Policy Statement.

     1.  What is Material Information?

     Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the General Counsel, or, in her absence, a member of the Stock Selection Group, or Compliance Department.

     Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

     Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material.

     2.   What is Nonpublic Information?

     Information is "nonpublic" until it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or the WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

     3.   Identifying Inside Information

     Before executing any trade for yourself or others, including Clients, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

     i. Immediately alert the Trading Department to restrict trading in the security by placing the security on the restricted list maintained in the trading room. No reason or explanation should be given to the Trading Department for the restriction.

     ii. Report the information and proposed trade immediately to the General Counsel, , or a member of the Stock Selection Group.

     iii. Do not purchase or sell the securities on behalf of yourself or others, including Clients.

     iv. Do not communicate the information inside or outside Harris other than to the above individuals.

     v. After the above individuals have reviewed the issue, the Firm will determine whether the information is material and nonpublic and, if so, what action the Firm should take.

     4.  Contacts with Public Companies

     For Harris, contacts with public companies represent an important part of our research efforts. Harris may make investment decisions on the basis of the Firm's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, an Access Person becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, Harris must make a judgment as to its further conduct. To protect yourself, Clients and the Firm, you should contact the General Counsel, or in her absence, a member of the Stock Selection Group, or Compliance Department immediately if you believe that you may have received material, nonpublic information.

     5.  Tender Offers

     Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Employees should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

C.   PROCEDURES TO IMPLEMENT THE POLICY STATEMENT ON INSIDER TRADING

     1.  Personal Securities Trading

     The restrictions on Employee trading and procedures to implement those restrictions and the Firm's reporting obligations, which are set forth in
Section II above, constitute the same procedures to implement this Policy Statement. Review those procedures carefully and direct any questions about their scope or applicability to the General Counsel or the Compliance Department.

     2.  Restrictions on Disclosures

     Harris Employees shall not disclose any nonpublic information (whether or not it is material) relating to Harris or its securities transactions to any person outside Harris (unless such disclosure has been authorized by Harris). Material, nonpublic information may not be communicated to anyone, including persons within Harris, except as provided in Section III(B)(3) above. Such information must be secured. For example, access to files containing material, nonpublic information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private.

IV.  RETENTION OF RECORDS
     --------------------

     The Compliance Department or the Secretary of the Trust will maintain the records listed below for a period of five years. Such records shall be maintained at the Firm's principal place of business in an easily accessible place:

     (i)   a list of all persons subject to the Code during that period;

     (ii) receipts signed by all persons subject to the Code acknowledging receipt of copies of the Code and acknowledging that they are subject to it;

     (iii) a copy of each Code of Ethics that has been in effect at any time during the period;

     (iv) a copy of each report filed pursuant to the Code and a record of any known violations and actions taken as a result thereof during the period as well as a record of all persons responsible for reviewing these reports; and

     (v) a copy of any decision and the reasons supporting the decision, to approve the acquisition by Investment Personnel of Limited Offerings.

                                                                      APPENDIX A

                        Examples of Beneficial Interest

     For purposes of the Code, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. Examples of beneficial ownership under this definition include:

     . securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker, or by a relative, executor or administrator) or that you have pledged to another (as security for a loan, for example);

     . securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

     . securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust.

     . securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

     . securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

     . securities held by a personal holding company controlled by you alone or jointly with others;

     . securities held by (i) your spouse, unless legally separated, or you and your spouse jointly, or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

     . securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

You will not be deemed to have beneficial ownership of securities in the following situations:

     . securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership's portfolio; and

     . securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

These examples are not exclusive. There are other circumstances in which you may be deemed to have a beneficial interest in a security. Any questions about whether you have a beneficial interest should be directed to the General Counsel or Compliance Department.

                             [GRAPHIC]  J A N U S
                              JANUS ETHICS RULES


            "ACT IN THE BEST INTEREST OF OUR INVESTORS - EARN THEIR
                         CONFIDENCE WITH EVERY ACTION"

--------------------------------------------------------------------------------
                                CODE OF ETHICS

                            INSIDER TRADING POLICY

                                  GIFT POLICY

                           OUTSIDE EMPLOYMENT POLICY

--------------------------------------------------------------------------------

                          LAST REVISED MARCH 1, 2001
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

DEFINITIONS ..............................................................................................    1

INTRODUCTION..............................................................................................    4
         CAUTION REGARDING PERSONAL TRADING ACTIVITIES....................................................    4
         COMMUNICATIONS WITH OUTSIDE TRUSTEES/DIRECTORS...................................................    4

CODE OF ETHICS............................................................................................    5
         OVERVIEW.........................................................................................    5
         GUIDING PRINCIPLES...............................................................................    5
         GENERAL PROHIBITIONS.............................................................................    5
         TRADING RESTRICTIONS.............................................................................    6
                  EXCESSIVE TRADING ACTIVITY..............................................................    6
                  EXCLUDED TRANSACTIONS...................................................................    7
                  DISCLOSURE OF CONFLICTS.................................................................    8
                  PRECLEARANCE............................................................................    8
                  TRADING BAN ON PORTFOLIO MANAGERS AND ASSISTANT PORTFOLIO MANAGERS......................    8
                  BAN ON IPOs AND HOT ISSUES..............................................................    8
                  60 DAY RULE.............................................................................    9
                  BLACKOUT PERIOD.........................................................................    9
                  FIFTEEN DAY RULE........................................................................    9
                  SEVEN DAY RULE..........................................................................    9
                  SHORT SALES.............................................................................    9
                  HEDGE FUNDS, INVESTMENT CLUBS, AND OTHER INVESTMENTS....................................   10
         PRECLEARANCE PROCEDURES..........................................................................   10
                  GENERAL PRECLEARANCE....................................................................   10
                  PRECLEARANCE REQUIREMENTS FOR INVESTMENT PERSONNEL......................................   11
                  PRECLEARANCE OF COMPANY STOCK...........................................................   11
                  PRECLEARANCE STOCK PURCHASE PLANS.......................................................   11
                  FOUR DAY EFFECTIVE PERIOD...............................................................   11
         REPORTING REQUIREMENTS...........................................................................   12
                  ACCOUNT STATEMENTS......................................................................   12
                  HOLDINGS REPORTS........................................................................   12
                  PERSONAL SECURITIES TRANSACTION REPORTS.................................................   12
                  NON-INFLUENCE AND NON-CONTROL ACCOUNTS..................................................   13
         OTHER REQUIRED FORMS.............................................................................   13
                  ACKNOWLEDGMENT OF RECEIPT FORM..........................................................   13
                  ANNUAL CERTIFICATION FORM...............................................................   14
                  OUTSIDE DIRECTOR/TRUSTEE REPRESENTATION FORM............................................   14

INSIDER TRADING POLICY....................................................................................   15
         BACKGROUND INFORMATION...........................................................................   15
                  WHO IS AN INSIDER?......................................................................   15
                  WHEN IS INFORMATION NON-PUBLIC?.........................................................   16
                  WHAT IS MATERIAL INFORMATION?...........................................................   16
                  WHEN IS INFORMATION MISAPPROPRIATED?....................................................   16
                  PENALTIES FOR INSIDER TRADING...........................................................   16
                  WHO IS A CONTROLLING PERSON?............................................................   17
         PROCEDURES TO IMPLEMENT POLICY ..................................................................   17

                  IDENTIFYING MATERIAL INSIDE INFORMATION.................................................   17
                  REPORTING INSIDE INFORMATION............................................................   18
                  WATCH AND RESTRICTED LISTS..............................................................   18
                  PROTECTING INFORMATION..................................................................   19
                  RESPONSIBILITY TO MONITOR TRANSACTIONS..................................................   19
                  RECORD RETENTION........................................................................   20
                  TENDER OFFERS...........................................................................   20

GIFT POLICY...............................................................................................   21
         GIFT GIVING......................................................................................   21
         GIFT RECEIVING...................................................................................   21
         CUSTOMARY BUSINESS AMENITIES.....................................................................   21
         FOREIGN CORRUPT PRACTICES ACT....................................................................   22

OUTSIDE EMPLOYMENT POLICY.................................................................................   23

PENALTY GUIDELINES........................................................................................   24
         OVERVIEW.........................................................................................   24
         PENALTY GUIDELINES...............................................................................   24

SUPERVISORY AND COMPLIANCE PROCEDURES.....................................................................   25
         SUPERVISORY PROCEDURES...........................................................................   25
                  PREVENTION OF VIOLATIONS................................................................   25
                  DETECTION OF VIOLATIONS.................................................................   25
         COMPLIANCE PROCEDURES............................................................................   26
                  REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS...........................................   26
                  ANNUAL REPORTS..........................................................................   26
                  RECORDS.................................................................................   26
                  INSPECTION..............................................................................   27
                  CONFIDENTIALITY.........................................................................   27
                  FILING OF REPORTS.......................................................................   27
         THE ETHICS COMMITTEE.............................................................................   27
                  MEMBERSHIP OF THE COMMITTEE.............................................................   27
                  COMMITTEE MEETINGS......................................................................   27
                  SPECIAL DISCRETION......................................................................   28

GENERAL INFORMATION ABOUT THE ETHICS RULES................................................................   29
                  DESIGNEES...............................................................................   29
                  ENFORCEMENT.............................................................................   29
                  INTERNAL USE............................................................................   29

FORMS.....................................................................................................   30

                              JANUS ETHICS RULES

           "ACT IN THE BEST INTEREST OF OUR INVESTORS - EARN THEIR
                         CONFIDENCE WITH EVERY ACTION"


-------------------------------------------------------------------------------
                                  DEFINITIONS
-------------------------------------------------------------------------------

The following definitions are used throughout this document. You are responsible for reading and being familiar with each definition.

1        "Access Person" shall mean:

         1) Any trustee, director, officer or Advisory Person of the Janus Funds or JCC;

         2) Any director or officer of JDI who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of securities for the Janus Funds or for the advisory clients or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Janus Funds or advisory clients regarding the purchase or sale of securities; and

         3) Any other persons designated by the Ethics Committee as having access to current trading information.

2.       "Advisory Person" shall mean:

         1) Any employee of the Janus Funds or JCC (or of any company in a control relationship to the Janus Funds or JCC) who in connection
               -------
               with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by the Funds or for the account of advisory clients, or whose functions relate to the making of any recommendations with respect to such purchases and sales; and

         2) Any natural person in a control relationship to the Funds or JCC who obtains information concerning recommendations made to the Funds or for the account of Clients with regard to the purchase or sale of a security.

3. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is subject to the provisions of
         Section 16 except that the determination of direct or indirect Beneficial Ownership shall apply to all Covered Securities which an Access Person has or acquires. For example, in addition to a person's own accounts the term "Beneficial Ownership" encompasses securities held in the name of a spouse or equivalent domestic partnership, minor children, a relative sharing your home, or certain trusts under which you or a related party is a beneficiary, or held under other arrangements indicating a sharing of financial interest.

4. "Company Stock" is any stock or option issued by Janus or Stilwell Financial, Inc. ("Stilwell").

5. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

6. "Covered Persons" are all Directors, Trustees, officers, and full-time, part-time or temporary employees of Janus, and persons working at Janus on a contract basis.

7. "Covered Securities" generally include all securities (including Company Stock), whether publicly or privately traded, and any option, future, forward contract or other obligation involving a security or index thereof, including an instrument whose value is derived or based on any of the above (a "derivative"). The term Covered Security includes any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security. The following investments are not Covered Securities:

         . shares of registered open-end investment companies (e.g., mutual funds);

         .     shares of offshore open-end mutual funds

         . direct obligations of the U.S. government (e.g., Treasury securities), or any derivative thereof;

         . securities representing a limited partnership interest in a real estate limited partnership;

         . high-quality money market instruments, such as certificates of deposit, bankers acceptances, repurchase agreements, commercial paper, and U.S. government agency obligations;

         . insurance contracts, including life insurance or annuity contracts;

         . direct investments in real estate, business franchises or similar ventures; and

         . physical commodities (including foreign currencies), or any derivatives thereof.

8. "Designated Compliance Representatives" are David Kowalski and Ernie Overholt or their designee(s).

9. "Designated Legal Representatives" are Bonnie Howe and Heidi Walter or their designee(s).

10.      "Directors" are directors of JCC.

11. "Executive Committee" is comprised of Thomas Bailey, Thomas Early, Tim Hudner, Margie Hurd, Stuart Novek, and Mark Whiston.

12. "Executive Investment Committee" is comprised of Thomas Bailey Jim Goff, Helen Hayes, Warren Lammert, Blaine Rollins, and Scott Schoelzel.

13. "Ethics Committee" is comprised of Thomas Early, David Kowalski, Ernie Overholt and the Chief Financial Officer.

14. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

15. "Inside Trustees and Directors" are Trustees and Directors who are also employed by Janus.

16. "Investment Personnel" shall mean (i) a person who makes decisions regarding the purchase or sale of securities by or on behalf of the Janus Funds or advisory clients and any person such as an analyst or trader who directly assists in the process, and (ii) any natural person who controls the Janus Funds or JCC and who obtains information concerning recommendations made to the Funds regarding the purchase or sale of Covered Securities by the Funds.

17. "Janus" is Janus Investment Fund, Janus Adviser Series, Janus Aspen Series, Janus Capital Corporation, Janus Institutional Services, Inc., Janus Service Corporation, Janus Distributors, Inc., Janus Capital International Ltd., Janus International Holding Company, Janus International Ltd., Janus International (Asia) Ltd., Janus Capital Trust Manager Ltd., Janus Universal Funds, and Janus World Funds Plc.

18. "Janus Funds" are Janus Investment Fund, Janus Adviser Series, Janus Aspen Series, Janus Universal Funds, and Janus World Funds Plc.

19. "JCC" is Janus Capital Corporation, Janus Institutional Services, Inc., Janus Service Corporation, Janus Distributors, Inc., Janus Capital International Ltd., Janus International Holding Company, Janus International Ltd., Janus International (Asia) Ltd., and Janus Capital Trust Manager Ltd.

20.      "JDI" is Janus Distributors, Inc.

21.      "JDI's Operations Manager" is Ernie Overholt and/or his designee(s).

22. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 thereunder.

23.      "NASD" is the National Association of Securities Dealers, Inc.

24.      "Non-Access Person" is any person that is not an Access Person.

25.      "Outside Directors" are Directors who are not employed by Janus.

26. "Outside Trustees" are Trustees who are not "interested persons" of the Janus Funds within the meaning of Section 2(a)(9) of the 1940 Act.

27.      "Registered Persons" are persons registered with the NASD by JDI.

28. "Security Held or to be Acquired" means any Covered Security which, within the most recent 15 days (i) is or has been held by the Janus Funds; or (ii) is being or has been considered by the Janus Funds or JCC for purchase.

29.      "SEC" is Securities and Exchange Commission.

30. "Trustees" are trustees of Janus Investment Fund, Janus Adviser Series, and Janus Aspen Series.

These definitions may be updated from time to time to reflect changes in personnel.

--------------------------------------------------------------------------------
                                 INTRODUCTION
--------------------------------------------------------------------------------

         These Ethics Rules ("Rules") apply to all Covered Persons. The Rules apply to transactions for your personal accounts and any other accounts you Beneficially Own. You may be deemed the beneficial owner of any account in which you have a direct or indirect financial interest. Such accounts include, among others, accounts held in the name of your spouse or equivalent domestic partnership, your minor children, a relative sharing your home, or certain trusts under which you or such persons are a beneficiary.

         The Rules are intended to ensure that you (i) at all times place first the interests of the Janus Funds, investment companies for which Janus serves as subadviser, and other advisory clients ("Clients"); (ii) conduct all personal trading consistent with the Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility; and (iii) not use any material non-public information in securities trading. The Rules also establish policies regarding other matters, such as outside employment and the giving or receiving of gifts.

         You are required to read and retain these Rules and to sign and submit an Acknowledgment of Receipt Form to Compliance upon commencement of employment or other services. On an annual basis thereafter, you will be required to complete an Annual Certification Form. The Annual Certification Form confirms that (i) you have received, read and asked any questions necessary to understand the Rules; (ii) you agree to conduct yourself in accordance with the Rules; and
(iii) you have complied with the Rules during such time as you have been associated with Janus. Depending on your status, you may be required to submit additional reports and/or obtain clearances as discussed more fully below.

         Unless otherwise defined, all capitalized terms shall have the same meaning as set forth in the Definitions section.

                  CAUTION REGARDING PERSONAL TRADING ACTIVITIES

         Certain personal trading activities may be risky not only because of the nature of the transactions, but also because action necessary to close out a position may become prohibited for some Covered Persons while the position remains open. For example, you may not be able to close out short sales and transactions in derivatives. Furthermore, if JCC becomes aware of material non-public information, or if a Client is active in a given security, some Covered Persons may find themselves "frozen" in a position. JCC will not bear any losses in personal accounts resulting from the application of these Rules.

                COMMUNICATIONS WITH OUTSIDE TRUSTEES/DIRECTORS

         As a regular business practice, JCC attempts to keep Directors and Trustees informed with respect to its investment activities through reports and other information provided to them in connection with board meetings and other events. In addition, Janus personnel are encouraged to respond to inquiries from Directors and Trustees, particularly as they relate to general strategy considerations or economic or market conditions affecting Janus. However, it is JCC's policy not to communicate specific trading information and/or advice on specific issues to Outside Directors and Outside Trustees (i.e., no information should be given on securities for which current activity is being considered for Clients). Any pattern of repeated requests by such Directors or Trustees should be reported to the Chief Compliance Officer or the Compliance Manager.

--------------------------------------------------------------------------------
                                CODE OF ETHICS
--------------------------------------------------------------------------------

                                   OVERVIEW

         In general, it is unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in personal transactions in securities held or to be acquired by a registered investment company, if such personal transactions are made in contravention of rules which the SEC has adopted to prevent fraudulent, deceptive and manipulative practices. Such rules require each registered investment company, investment adviser and principal underwriter to adopt its own written code of ethics containing provisions reasonably necessary to prevent its employees from engaging in such conduct, and to maintain records, use reasonable diligence, and institute such procedures as are reasonably necessary to prevent violations of such code. This Code of Ethics ("Code") and information reported hereunder will enable Janus to fulfill these requirements.

                              GUIDING PRINCIPLES

         Recognizing that certain requirements are imposed on investment companies and their advisers by virtue of the Investment Company Act of 1940 and the Investment Advisers Act of 1940, considerable thought has been given to devising a code of ethics designed to provide legal protection to accounts for which a fiduciary relationships exists and at the same time maintain an atmosphere within which conscientious professionals may develop and maintain investment skills. It is the combined judgment of Janus that as a matter of policy a code of ethics should not inhibit responsible personal investment by professional investment personnel, within boundaries reasonably necessary to insure that appropriate safeguards exist to protect Janus funds/clients. This policy is based on the belief that personal investment experience can over time lead to better performance of the individual's professional investment responsibilities. The logical extension of this line of reasoning is that such personal investment experience may, and conceivably should, involve securities, which are suitable for Janus funds/clients in question. This policy quite obviously increases the possibility of overlapping transactions. The provisions of the Code, therefore, are designed to foster personal investments while minimizing conflicts under these circumstances and establishing safeguards against overreaching.

                             GENERAL PROHIBITIONS

         The following activities are prohibited for applicable Covered Persons (remember, if you work at Janus full-time, part-time, temporarily or on a contract basis, or you are a Trustee or Director, you are a Covered Person). Persons who violate any prohibition may be required to disgorge any profits realized in connection with such violation to a charitable organization selected by the Ethics Committee and may be subject to other sanctions imposed by the Ethics Committee, as outlined in the Penalty Guidelines.

         1. Covered Persons may not cause a Client to take action, or to fail to take action, for personal benefit, rather than to benefit such Client. For example, a Covered Person would violate this Code by causing a Client to purchase a security owned by the Covered Person for the purpose of supporting or increasing the price of that security or by causing a Client to refrain from selling a security in an attempt to protect a personal investment, such as an option on that security.

         2. Covered Persons may not use knowledge of portfolio transactions made or contemplated for Clients to profit, or cause others to profit, by the market effect of such transactions.

          3. Covered Persons may not disclose current portfolio transactions made or contemplated for Clients as well as any other non-public information to anyone outside of Janus.

          4. Covered Persons may not engage in fraudulent conduct in connection with the purchase or sale of a Security Held or to be Acquired by a Client, including without limitation:

                  1) Employing any device, scheme or artifice to defraud any Client;

                  2) Making any untrue statement of material fact to any client or omitting to state to any Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  3) Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Client;

                  4) Engaging in any manipulative practice with respect to any Client; or

                  5) Investing in derivatives to evade the restrictions of this Code. Accordingly, individuals may not use derivatives to take positions in securities that would be otherwise prohibited by the Code if the positions were taken directly.

          5. Investment Personnel may not serve on the board of directors of a publicly traded company without prior written authorization from the Ethics Committee. No such service shall be approved without a finding by the Ethics Committee that the board service would not be inconsistent with the interests of Clients. If board service is authorized by the Ethics Committee, the Investment Personnel serving as director normally should be isolated from those making investment decisions with respect to the company involved through "Chinese Walls" or other procedures.

                             TRADING RESTRICTIONS

          The trading restrictions of the Code apply to all direct or indirect acquisitions or dispositions of Covered Securities, whether by purchase, sale, tender offers, stock purchase plan, gift, inheritance, or otherwise. Unless otherwise noted, the following trading restrictions are applicable to any transaction in a Covered Security Beneficially Owned by a Covered Person. Outside Directors and Outside Trustees are exempt from certain trading restrictions because of their limited access to current information regarding Client investments.

EXCESSIVE TRADING ACTIVITY

     Covered Persons are discouraged from engaging in a pattern of securities transactions which is so excessively frequent as to potentially:

          . Impact their ability to carry out their assigned responsibilities, or

          . Increase the possibility of actual or apparent conflicts with portfolio transactions.

     At the discretion of the Ethics Committee, written notification of excessive trading may be sent to the Covered Person's supervisor.

         Any disgorgement of profits required under any of the following provisions shall be donated to a charitable organization selected by the Ethics Committee, as outlined in the Penalty Guidelines. However, if disgorgement is required as a result of trades by a portfolio manager that conflicted with that manager's own Clients, disgorgement proceeds shall be paid directly to such Clients. If disgorgement is required under more than one provision, the Ethics Committee shall determine in its sole discretion the provision that shall control./1/

EXCLUDED TRANSACTIONS

         Some or all of the trading restrictions listed below do not apply to the following transactions; however, these transactions must still be reported to Compliance (see Reporting Requirements):

         . Tender offer transactions are exempt from all trading restrictions.

         . The acquisition of securities through stock purchase plans are exempt from all trading restrictions except preclearance, the trading ban on portfolio managers and assistant portfolio managers, and the seven day rule. (Note: the sales of securities acquired through a stock purchase plan are subject to all of the trading restrictions of the Code).

         . The acquisition of securities through stock dividends, automatic dividend reinvestment plans, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of such securities are exempt from all trading restrictions. The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of
                                                     --- ----
              a class of securities, to the extent the rights were acquired in the issue are exempt from all trading restrictions.

         . Non-discretionary transactions in Company Stock (e.g., the acquisition of securities through Stilwell's Employee Stock Purchase Plan ("ESPP") or the receipt of options in Company Stock as part of a compensation or benefit plan) are exempt from all trading restrictions. Discretionary transactions in Company Stock issued by JCC are exempt from all trading restrictions. Discretionary transactions in Company Stock issued by Stilwell (e.g., exercising options or selling ESPP Stock) are exempt from all trading restrictions except preclearance (See procedures for Preclearance of Company Stock).

         . The acquisition of securities by gift or inheritance is exempt from all trading restrictions. (Note: the sales of securities acquired by gift or inheritance are subject to all trading
                                              ---
              restrictions of the Code).

________________________

         /1/ Unless otherwise noted, restrictions on personal transactions apply to transactions involving Covered Securities, including any derivative thereof. When determining the amount of disgorgement required with respect to a derivative, consideration will be given to price differences in both the derivative and the underlying securities, with the lesser amount being used for purposes of computing disgorgement. For example, in determining whether reimbursement is required when the applicable personal trade is in a derivative and the Client transaction is in the underlying security, the amount shall be calculated using the lesser of (a) the difference between the price paid or received for the derivative and the closing bid or ask price (as appropriate) for the derivative on the date of the Client transaction, or (b) the difference between the last sale price, or the last bid or ask price (as appropriate) of the underlying security on the date of the derivative transaction, and the price received or paid by the Client for the underlying security. Neither preclearance nor disgorgement shall be required if such person's transaction is to close, sell or exercise a derivative within five days of its expiration.

     . Transactions in securities that are gifted to charitable organizations are exempt from all trading restrictions.

     . Transactions in options on and securities based on the following indexes are exempt from all trading restrictions: S&P 500 Index, S&P MidCap 400 Index, S&P 100 Index, NASDAQ 100, Dow Jones, FTSE 100 Index or Nikkei 225 Index.

DISCLOSURE OF CONFLICTS

     If an Investment Person is planning to invest or make a recommendation to invest in a security for a Client, and such person has a material interest in the security, such person must first disclose such interest to his or her manager or an Executive Investment Committee member.. The manager or an Executive Investment Committee member shall conduct an independent review of the recommendation to purchase the security for Clients. The manager or Executive Investment Committee member may review the recommendation only if he or she has no material interest in the security. A material interest is Beneficial Ownership of any security (including derivatives, options, warrants or rights), offices, directorships, significant contracts, or interests or relationships that are likely to affect such person's judgment.

     Investment Personnel may not fail to timely recommend a suitable security to, or purchase or sell a suitable security for, a client in order to avoid an actual or apparent conflict with a personal transaction in that security. Before trading any security, a research analyst has a duty to provide to Janus any material, public information that comes from the company about such security in his or her possession. As a result, Investment Personnel should (a) confirm that a research note regarding such information is on file prior to trading in the security, or (b) if not, should disclose the information to his or her manager, a member of the Executive Investment Committee or the appropriate portfolio manager.

PRECLEARANCE

     Access Persons (except Outside Directors and Outside Trustees) must obtain preclearance prior to engaging in any personal transaction in Covered Securities. (See Preclearance Procedures below).

TRADING BAN ON PORTFOLIO MANAGERS AND ASSISTANT PORTFOLIO MANAGERS

     Portfolio managers and their assistants are prohibited from trading personally in Covered Securities. However, the following types of transactions are exempt from this policy, but are subject to all applicable provisions of the Rules, including preclearance:

     .    Purchases or sales of Company Stock;

     .    The sale of any security that is not held by any Client; and

     . The sale of any security in order to raise capital to fund a significant life event. For example, purchasing a home or automobile, or paying medical or education expenses.

BAN ON IPOs AND HOT ISSUES

     Covered Persons (except Outside Directors and Outside Trustees) may not purchase securities in an initial public offering (excluding secondary, fixed-income and convertible securities offerings) as defined in NASD rules. Such securities may be purchased or received, however, where the individual has an existing right to purchase the security based on his or her status as an investor, policyholder or depositor of the issuer. In addition, securities issued in reorganizations are also outside the scope of this prohibition if the transaction involves no investment decision on the part of the Covered Person except in connection with a shareholder vote.

60 DAY RULE

         Access Persons (except Outside Directors and Outside Trustees) shall disgorge any profits realized in the purchase and sale, or sale and purchase, of the same or equivalent Covered Securities within sixty (60) calendar days.

BLACKOUT PERIOD

         No Access Person may engage in a transaction in a Covered Security when such person knows or should have known at the time there to be pending, on behalf of any Client, a "buy" or "sell" order in that same security. The existence of pending orders will be checked by Compliance as part of the Preclearance process. Preclearance may be given when any pending Client order is completely executed or withdrawn.

FIFTEEN DAY RULE

         Any Access Person (except Outside Directors and Outside Trustees) who buys or sells a Covered Security within fifteen calendar days before such security is bought or sold on behalf of any Client must disgorge any price advantage realized. The price advantage shall be the favorable spread, if any, between the price paid or received by such person and the least favorable price paid or received by a Client during such period./2/ The Ethics Committee has the authority by unanimous action to exempt any person from the fifteen-day rule if such person is selling a security to raise capital to fund a significant life event. For example, purchasing a home or automobile, or paying medical or education expenses. In order for the Ethics Committee to consider such exemption, the life event must occur within thirty (30) calendar days of the security transaction, and the person must provide written confirmation of the event.

SEVEN DAY RULE

         Any portfolio manager or assistant portfolio manager who buys or sells a Covered Security within seven calendar days before or after he or she trades in that security on behalf of a Client shall disgorge any profits realized on such transaction.

SHORT SALES

         Any Access Person (except Outside Directors and Outside Trustees) who sells short a Covered Security that such person knows or should have known is held long by any Client shall disgorge any profit realized on such transaction. This prohibition shall not apply, however, to securities indices or derivatives thereof (such as futures contracts on the S&P 500 index). Client ownership of Covered Securities will be checked as part of the Preclearance process.

_____________________

     /2/ Personal purchases are matched only against subsequent Client purchases and personal sales are matched only against subsequent Client sales for purposes of this restriction.

HEDGE FUNDS, INVESTMENT CLUBS, AND OTHER INVESTMENTS

         No Access Person (except Outside Directors and Outside Trustees) may participate in hedge funds, partnerships, investment clubs, or similar investment vehicles, unless such person does not have any direct or indirect influence or control over the trading. Covered Persons wishing to rely upon this provision must submit a Certification of Non-Influence and Non-Control Form to Compliance for approval. (See Non-Influence and Non-Control Accounts section below.)

                            PRECLEARANCE PROCEDURES

         Access Persons must obtain preclearance for all applicable transactions in Covered Securities in which such person has a Beneficial Interest. A Preclearance Form must be submitted to Compliance through a web-based Personal Trading Application ("PTrade"). Compliance shall promptly notify the person of approval or denial of the transaction via email. Notification of approval or denial of the transaction may be given verbally; however, it shall be confirmed in writing within seventy-two (72) hours of verbal notification. When preclearance has been approved, the person then has four business days from and including the day of first notification to execute the trade.

GENERAL PRECLEARANCE

         General preclearance shall be obtained from an authorized person from each of the following:

     . A DESIGNATED LEGAL OR COMPLIANCE REPRESENTATIVE, who will present the personal investment to the attendees of the weekly investment meeting, whereupon an opportunity will be given to orally object. An attendee of the weekly investment meeting shall object to such clearance if such person knows of a conflict with a pending Client transaction or a transaction known by such attendee to be under consideration for a Client. Objections to such clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Client. If no objections are raised, the Designated Legal or Compliance Representative shall so indicate on the Preclearance Form. Such approval shall not be required for sales of securities not held by any Clients.

         In place of this authorization, Investment Personnel are required to obtain approvals from all Executive Investment Committee members as noted in the section below entitled Preclearance Requirements for Investment Personnel.

         Lastly, a Designated Legal or Compliance Representative will verify via PTrade that at the time of the request there are no pending "buy" or "sell" orders in the security on behalf of a Client.

     . The COMPLIANCE MANAGER, OR A DESIGNATED LEGAL OR COMPLIANCE REPRESENTATIVE IF THE COMPLIANCE MANAGER IS NOT AVAILABLE, who may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account, among other factors, the existence of any Watch List or Restricted List, if it is determined by Compliance that the proposed trade will not have a material influence on the market for that security or will take advantage of, or hinder, client trading, if the employee has attended an Ethics Rules training session, and, to the extent reasonably practicable, recent trading activity and holdings of Clients.

         No authorized person may preclear a transaction in which such person
         --
         has a Beneficial Interest.

PRECLEARANCE REQUIREMENTS FOR INVESTMENT PERSONNEL

         Trades by Investment Personnel may not be precleared by presentation at the weekly investment meeting. Instead, Investment Personnel must obtain the following management approvals. However, such approvals shall not be required for sales of securities not held by any Clients:

         . TRADES IN EQUITY SECURITIES require prior written approval from all members of the Executive Investment Committee, Investment Person's manager and either Ron Speaker or Sandy Rufenacht;

         . TRADES IN DEBT SECURITIES require prior written approval from all senior fixed income portfolio managers, either Jim Craig or two other Executive Investment Committee members, and Investment Person's manager.

         A portfolio manager may not preclear his or her own transaction.

PRECLEARANCE OF COMPANY STOCK

         Officers of Janus and certain persons designated by Compliance who wish to make discretionary transactions in Stilwell securities, or derivatives thereon, must preclear such transactions. A Company Stock Preclearance Form must be submitted to Compliance via PTrade. Compliance shall promptly notify the person of approval or denial for the transaction via email. Notification of approval or denial for the transaction may be given verbally; however, it shall be confirmed in writing within seventy-two (72) hours of verbal notification. When preclearance has been approved, the person then has four business days from and including the day of first notification to execute the trade.

         If such persons are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, trading will generally be allowed only in the ten (10) business day period beginning seventy-two (72) hours after Stilwell or KCSI files its quarterly results with the SEC (e.g., 10Q or 10K filing, not earnings release). To preclear the trade, the Compliance Manager or such other Representative shall discuss the transaction with Janus's General Counsel or Chief Financial Officer.

PRECLEARANCE OF STOCK PURCHASE PLANS

         Access Persons (other than Outside Directors and Outside Trustees) who wish to participate in a stock purchase plan must preclear such trades via PTrade prior to submitting notice of participation in such stock purchase plan to the applicable company. To preclear the trade, the Compliance Manager shall consider all material factors relevant to a potential conflict of interest between the Access Person and Clients. In addition, any increase of $100 or more to a pre-existing stock purchase plan must be precleared.

FOUR DAY EFFECTIVE PERIOD

         Clearances to trade will be in effect for only four trading/business days from and including the day of first notification of approval. For tender offers, stock purchase plans, exercise of Company Stock and similar transactions, the date the request is submitted to the company processing the transaction will be considered the trade date for purposes of this requirement. Open orders, including stop loss orders, will generally not be allowed unless such order is expected to be completed within the four day effective period. It is necessary to re-preclear transactions not executed within the four day effective period.

                            REPORTING REQUIREMENTS

ACCOUNT STATEMENTS

         All COVERED PERSONS (other than Outside Trustees) must notify Compliance of each brokerage account in which they have a Beneficial Interest and must arrange for their brokers or financial institutions to provide to Compliance, on a timely basis, duplicate account statements and confirmations showing all transactions in brokerage or commodities accounts in which they have a Beneficial Interest. A Personal Brokerage Account Disclosure Form should be completed for this purpose and submitted via PTrade.

         Please note that, even if such person does not trade Covered Securities in a particular brokerage or commodities account (e.g., trading mutual funds in a Schwab account), the reporting of duplicate account statements and confirmations is still required. Reporting of accounts that do not allow any trading in Covered Securities (e.g., a mutual fund account held directly with the fund sponsor) is not required.

         Covered Persons must request approval from Compliance via PTrade prior to opening a reportable account, and certify annually thereafter, including the name of the firm and the name under which the account is carried. A Personal Brokerage Account Disclosure Form should be completed for this purpose via PTrade.

         Certain transactions might not be reported through a brokerage account, such as private placements, inheritances or gifts. In these instances, Access Persons must report these transactions within ten (10) calendar days using a Personal Securities Transaction Report as noted below.

   --------------------------------------------------------------------------
    Registered Persons are reminded that they must also inform any brokerage firm with which they open an account, at the time the account is opened, that they are registered with JDI.
   --------------------------------------------------------------------------

         NON-ACCESS PERSONS who engage in an aggregate of $25,000 or more of transactions in Covered Securities within a calendar year must provide Compliance with an Annual Transaction Report listing all such transactions in all accounts in which such person has a Beneficial Interest. Compliance will request this information annually via PTrade and will spot check all or a portion of such transactions or accounts.

HOLDINGS REPORTS

         ACCESS PERSONS (other than Outside Trustees) must, within ten (10) calendar days after becoming an Access Person, submit to Compliance an Access Person Covered Securities Disclosure Form which lists all Covered Securities beneficially held and any brokerage accounts through which such securities are maintained. In addition, persons designated Investment Personnel must provide a brief description of any positions held (e.g., director, officer, other) with for-profit entities other than Janus by submitting an Investment Person Directorship Disclosure Form. The reports must contain information current as of no more than thirty (30) calendar days from the time the report is submitted.

PERSONAL SECURITIES TRANSACTION REPORTS

         ACCESS PERSONS (other than Outside Trustees) must submit via PTrade a Personal Securities Transaction Report within ten (10) calendar days after any month end showing all transactions in Covered Securities for which confirmations are known by such person to not have been timely provided to Janus, and all such transactions that are not effected in brokerage or commodities accounts, including without limitation non-brokered private placements, and transactions in securities that are in certificate form, which may include gifts, inheritances, and other transactions in Covered Securities.

         OUTSIDE TRUSTEES need only report a transaction in a Covered Security if such person, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee should have known, that, during the fifteen-day period immediately preceding the date of his or her personal transaction, such security was purchased or sold by, or was being considered for purchase or sale on behalf of, any Janus Fund for which such person acts as Trustee.

SUCH PERSONS MUST PROMPTLY COMPLY WITH ANY REQUEST OF THE COMPLIANCE MANAGER TO PROVIDE TRANSACTION REPORTS REGARDLESS OF WHETHER THEIR BROKER HAS BEEN INSTRUCTED TO PROVIDE DUPLICATE CONFIRMATIONS. SUCH REPORTS MAY BE REQUESTED, FOR EXAMPLE, TO CHECK THAT ALL APPLICABLE CONFIRMATIONS ARE BEING RECEIVED OR TO SUPPLEMENT THE REQUESTED CONFIRMATIONS WHERE A BROKER IS DIFFICULT TO WORK WITH OR OTHERWISE FAILS TO PROVIDE DUPLICATE CONFIRMATIONS ON A TIMELY BASIS.

NON-INFLUENCE AND NON-CONTROL ACCOUNTS

         The Rules shall not apply to any account, partnership, or similar investment vehicle over which a Covered Person has no direct or indirect influence or control. Covered Persons wishing to rely upon this provision are required to receive approval from the Ethics Committee. In order to request such approval, a Certification of Non-Influence and Non-Control Form must be submitted to the Compliance Manager via PTrade. Note: Although a Covered Person may be given an exemption from the Rules for a certain account, you are still required to provide Compliance with duplicate account statements and trade confirmations.

         Any account beneficially owned by a Covered Person that is managed by JCC in a discretionary capacity is not covered by these Rules so long as such person has no direct or indirect influence or control over the account. The employment relationship between the account-holder and the individual managing the account, in the absence of other facts indicating control, will not be deemed to give such account-holder influence or control over the account.

                              OTHER REQUIRED FORMS

         In addition to the Preclearance Form, Preclearance Form for Company Stock, Personal Brokerage Account Disclosure Form, Access Person Covered Securities Disclosure Form, Investment Person Directorship Disclosure Form, Report of Personal Securities Transactions, Annual Transaction Report, and Certification of Non-Influence and Non-Control Form discussed above, the following forms (available through PTrade ) must be completed if applicable to you:

ACKNOWLEDGMENT OF RECEIPT FORM

         Each Covered Person must provide Compliance with an Acknowledgment of Receipt Form within ten (10) calendar days of commencement of employment or other services certifying that he or she has received a current copy of the Rules and acknowledges, as a condition of employment, that he or she will comply with the Rules in their entirety.

ANNUAL CERTIFICATION FORM

         Each Covered Person must provide Compliance annually with an Annual Certification Form certifying that he or she:

         1)    Has received, read and understands the Rules;

         2)    Has complied with the requirements of the Rules; and

         3) Has disclosed or reported all open brokerage and commodities accounts, personal holdings and personal securities transactions required to be disclosed or reported pursuant to the requirements of the Rules.

OUTSIDE DIRECTOR/TRUSTEE REPRESENTATION FORM

         All Outside Directors and Outside Trustees must, upon commencement of services and annually thereafter, provide Compliance with an Outside Director/Trustee Representation Form. The Form declares that such persons agree to refrain from trading in any securities when they are in possession of any information regarding trading recommendations made or proposed to be made to any Client by Janus or its officers or employees.

--------------------------------------------------------------------------------
                             INSIDER TRADING POLICY
--------------------------------------------------------------------------------

                             BACKGROUND INFORMATION

         The term "insider trading" is defined in the federal securities statutes as trading in securities while aware of material non-public information (whether or not one is an "insider") or to communications of material non-public information to others.

         While the law concerning insider trading can be complex and unclear, you should assume that the law prohibits:

           . Trading by an insider, while in possession of material non-public information,

           . Trading by a non-insider, while in possession of material non-public information, where the information was disclosed to the non-insider (either directly or through one or more intermediaries) in violation of an insider's duty to keep it confidential,

           . Communicating material non-public information to others in breach of a duty not to disclose such information, and

           . Misappropriating confidential information for securities trading purposes, in breach of a duty owed to the source of the information to keep the information confidential.

         Trading based on material non-public information about an issuer does not violate this policy unless the trader (i) is an "insider" with respect to an issuer; (ii) receives the information from an insider or from someone that the trader knows received the information from an insider, either directly or indirectly, or (iii) misappropriates the non-public information or obtains or misuses it in breach of a duty of trust and confidence owed to the source of the information. Accordingly, trading based on material non-public information about an issuer can be, but is not necessarily, a violation of this Policy. Trading while in possession of material non-public information relating to a tender offer is prohibited under this Policy regardless of how such information was obtained.

         Application of the law of insider trading to particular transactions can be difficult, particularly if it involves a determination about trading based on material non-public information. You legitimately may be uncertain about the application of this Policy in particular circumstances. If you have any questions regarding the application of the Policy or you have any reason to believe that a violation of the Policy has occurred or is about to occur, you should contact the Chief Compliance Officer or the Compliance Manager.

         The following discussion is intended to help you understand the principal concepts involved in insider trading.

WHO IS AN INSIDER?

         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, one or more of the Janus entities may become a temporary insider of a company it advises or for which it performs other services. To be considered an insider, the company must expect the outsider to keep the disclosed non-public information confidential and/or the relationship must at least imply such a duty.

WHEN IS INFORMATION NON-PUBLIC?

         Information remains non-public until it has been made public. Information becomes public when it has been effectively communicated to the marketplace, such as by a public filing with the SEC or other governmental agency, inclusion in the Dow Jones "tape" or publication in The Wall Street
                                                            ---------------
Journal or another publication of general circulation. Moreover, sufficient time
-------
must have passed so that the information has been disseminated widely.

WHAT IS MATERIAL INFORMATION?

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally means information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Material information may also relate to the market for a company's
                                                     ------
securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street
                                                               ---------------
Journal's "Heard on the Street" column.
---------

WHEN IS INFORMATION MISAPPROPRIATED?

         The misappropriation theory prohibits trading on the basis of non-public information by a corporate "outsider" in breach of a duty owed not to a trading party, but to the source of confidential information. Misappropriation of information occurs when a person obtains the non-public information through deception or in breach of a duty of trust and loyalty to the source of the information.

PENALTIES FOR INSIDER TRADING

         Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers or other controlling persons. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

           .   Civil injunctions

           .   Treble damages

           .   Disgorgement of profits

           .   Jail sentences for up to 10 years

           . Fines up to $1,000,000 (or $2,500,000 for corporations and other entities)

           . Civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

           . Civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition, any violation of the law may result in serious sanctions by Janus, including termination of employment.

WHO IS A CONTROLLING PERSON?

         Included as controlling persons are Janus and its Directors, Trustees and officers. If you are a Director, Trustee or officer, you have a duty to act to prevent insider trading. Failure to fulfill such a duty may result in penalties as described above.

                         PROCEDURES TO IMPLEMENT POLICY

         The following procedures have been established to aid the Directors, Trustees, officers and employees of Janus in avoiding insider trading, and to aid Janus in preventing, detecting and imposing sanctions against insider trading.

IDENTIFYING MATERIAL INSIDE INFORMATION

         Before trading for yourself or others, including the Janus Funds or other Clients, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

         . To whom has this information been provided? Has the information been effectively communicated to the marketplace?

         . Has this information been obtained from either the issuer or from another source in breach of a duty to that source to keep the information confidential?

         . Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would affect the market price of the securities if generally disclosed?

         Special caution should be taken with respect to potential inside information regarding JCC. Although JCC's shares are not publicly traded, JCC's parent, Stilwell, is a publicly traded company. Stilwell owns 88% of the stock of JCC. As a result, potential inside information regarding JCC may affect trading in Stilwell stock and should be reported pursuant to the procedures set forth below. The following is a non-exclusive list of situations that Investment Personnel should report immediately pursuant to the procedures below: (i) participation in private placements; (ii) the receipt of any information from an issuer pursuant to a confidentiality agreement; (iii) participation on or receipt of information from a bankruptcy committee of an issuer; and (iv) receipt of information regarding earnings or sales figures in advance of the public release of those numbers.

REPORTING INSIDE INFORMATION

         If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

         . Do not purchase or sell the securities on behalf of yourself or others, including Clients.

         . Do not communicate the information inside or outside of Janus, other than to the Chief Compliance Officer or the Compliance Manager.

         . Immediately advise the Chief Compliance Officer or Compliance Manager of the nature and source of such information. The Chief Compliance Officer or Compliance Manager will review the information with the Ethics Committee.

         . Depending upon the determination made by the Ethics Committee, or by the Chief Compliance Officer until the Committee can be convened, you may be instructed to continue the prohibition against trading and communication and the Compliance Manager will place the security on a Restricted List or Watch List, as described below. Alternatively, if it is determined that the information obtained is not material non-public information, you may be allowed to trade and communicate the information.

WATCH AND RESTRICTED LISTS

         Whenever the Ethics Committee or the Chief Compliance Officer determines that a Director, Trustee, officer or employee of Janus is in possession of material non-public information with respect to a company (regardless of whether it is currently owned by any Client) such company will either be placed on a Watch List or on a Restricted List.

WATCH LIST

         If the security is placed on a Watch List, the flow of the information to other Janus personnel will be restricted in order to allow such persons to continue their ordinary investment activities. This procedure is commonly referred to as a "Chinese Wall."

RESTRICTED LIST

         If the Ethics Committee or the Chief Compliance Officer determines that material non-public information is in the possession of a Director, Trustee, officer, or employee of Janus and cannot be adequately isolated through the use of a Chinese Wall, the company will be placed on the Restricted List. While a company is on the Restricted List, no Investment Person shall initiate or recommend any transaction in any Client account, and no Access Person shall be precleared to transact in any account in which he or she has a beneficial interest, with respect to the securities of such company. The Ethics Committee or the Chief Compliance Officer will also have the discretion of placing a company on the Restricted List even though no "break in the Chinese Wall" has or is expected to occur with respect to the material non-public information about the company. Such action may be taken by such persons for the purpose of avoiding any appearance of the misuse of material non-public information.

         The Ethics Committee or the Chief Compliance Officer will be responsible for determining whether to remove a particular company from the Watch List or Restricted List. The only persons who will have access to the Watch List or Restricted List are members of the Ethics Committee, Designated Legal or Compliance Representatives and such persons who are affected by the information. The Watch List and Restricted List are highly confidential and should, under no circumstances, be discussed with or disseminated to anyone other than the persons noted above.

PROTECTING INFORMATION

         Directors, Trustees, officers and employees of Janus shall not disclose any non-public information (whether or not it is material) relating to Janus or its securities transactions to any person outside Janus (unless such disclosure has been authorized by the Chief Compliance Officer). Material non-public information may not be communicated to anyone, including any Director, Trustee, officer or employee of Janus, except as provided in this Policy. Access to such information must be restricted. For example, access to files containing material non-public information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private.

         To insure the integrity of the Chinese Wall and to avoid unintended disclosures, it is important that all employees take the following steps with respect to confidential or non-public information:

         . Do not discuss confidential information in public places such as elevators, hallways or social gatherings.

         . To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to employees with a business need for being in the area.

         . Avoid use of speakerphones in areas where unauthorized persons may overhear conversations.

         . Avoid use of wireless and cellular phones, or other means of communication, which may be intercepted.

         . Where appropriate, maintain the confidentiality of Client identities by using code names or numbers for confidential projects.

         . Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and to store such documents in secure locations when they are not in use.

         . Destroy copies of confidential documents no longer needed for a project unless required to be saved pursuant to applicable record keeping policies or requirements.

RESPONSIBILITY TO MONITOR TRANSACTIONS

         Compliance will monitor transactions of Clients and employees for which reports are received to detect the existence of any unusual trading activities with respect to companies on the Watch and Restricted Lists. Compliance will immediately report any unusual trading activity directly to the Compliance Manager, and in his or her absence, the Chief Compliance Officer, who will be responsible for determining what, if any, action should be taken.

RECORD RETENTION

         Compliance shall maintain copies of the Watch List and Restricted List for a minimum of six years.

TENDER OFFERS

         Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary fluctuations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material non-public information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Janus employees and others subject to this Policy should exercise particular caution any time they become aware of non-public information relating to a tender offer.

--------------------------------------------------------------------------------
                                   GIFT POLICY
--------------------------------------------------------------------------------

         Gifts may be given (or accepted) only if they are in accordance with normally accepted business practices and do not raise any question of impropriety. A question of impropriety may be raised if a gift influences or gives the appearance of influencing the recipient. The following outlines Janus's policy on giving and receiving gifts to help us maintain those standards and is applicable to all Inside Directors and Inside Trustees, officers and employees of Janus.

                                   GIFT GIVING

         Neither you nor members of your immediate family may give any gift, series of gifts, or other thing of value, including cash, loans, personal services, or special discounts ("Gifts") in excess of $100 per year to any Client or any one person or entity that does or seeks to do business with or on behalf of Janus or any Client (collectively referred to herein as "Business Relationships").

                                 GIFT RECEIVING

         Neither you nor members of your immediate family may receive any Gift of material value from any single Business Relationship. A Gift will be considered material in value if it influences or gives the appearance of influencing the recipient.

         In the event the aggregate fair market value of all Gifts received by you from any single Business Relationship is estimated to exceed $250 in any 12-month period, you must immediately notify your manager. Managers that receive such notification must report this information to the Compliance Manager if it appears that such Gifts may have improperly influenced the receiver. If the Gift is made in connection with the sale or distribution of registered investment company or variable contract securities, the aggregate fair market value of all such Gifts received by you from any single Business Relationship may never exceed $100 in any 12-month period.

         Occasionally, Janus employees are invited to attend or participate in conferences, tour a company's facilities, or meet with representatives of a company. Such invitations may involve traveling and may require overnight lodging. Generally, Janus must pay for all travel and lodging expenses provided in connection with such activities. However, if appropriate, and with prior approval from your manager, you may accept travel related amenities if the costs are considered insubstantial and are not readily ascertainable.

         The solicitation of a Gift is prohibited (i.e., you may not request a Gift, such as tickets to a sporting event, be given to you).

                          CUSTOMARY BUSINESS AMENITIES

         Customary business amenities are not considered Gifts so long as such amenities are business related (e.g., if you are accepting tickets to a sporting
              ----------------
event, the offerer must go with you), reasonable in cost, appropriate as to time and place, and neither so frequent nor so costly as to raise any question of impropriety. Customary business amenities which you and, if appropriate, your guests, may accept (or give) include an occasional meal, a ticket to a sporting event or the theater, greens fees, an invitation to a reception or cocktail party, or comparable entertainment.

                          FOREIGN CORRUPT PRACTICES ACT

         The Foreign Corrupt Practices Act requires that Janus be cautious in making any payments to foreign agents under circumstances in which it might appear that these payments were made to foreign officials to induce them to give Janus business or buy Janus products. The Foreign Corrupt Practices Act prohibits the bribing of any government official.

--------------------------------------------------------------------------------
                            OUTSIDE EMPLOYMENT POLICY
--------------------------------------------------------------------------------

         No Inside Director, Inside Trustee, officer or employee of Janus shall accept employment or compensation as a result of any business activity (other than a passive investment), outside the scope of his relationship with Janus unless such person has provided prompt written notice of such employment or compensation to Compliance and, in the case of securities-related employment or compensation, has received the prior written approval of the Ethics Committee. All requests for approval must be submitted via PTrade by submitting and Outside Employment Form. Registered Persons are reminded that prior approval must be given before any employment outside of Janus is accepted pursuant to JDI's Written Supervisory Procedures and applicable NASD rules.

--------------------------------------------------------------------------------
                               PENALTY GUIDELINES
--------------------------------------------------------------------------------
                                   OVERVIEW

         Covered Persons who violate any of the requirements, restrictions, or prohibitions of the Rules may be subject to sanctions imposed by the Ethics Committee. The following guidelines shall be used by the Compliance Manager for recommending remedial actions for Covered Persons who violate prohibitions or disregard requirements of the Rules. Deviations from the Fifteen-Day Rule are not considered to be violations under the Rules and, therefore, are not subject to the penalty guidelines.

         Upon learning of a potential deviation from, or violation of the Rules, the Compliance Manager will provide a written recommendation of remedial action to the Ethics Committee. The Ethics Committee has full discretion to approve such recommendation or impose other sanctions it deems appropriate. The Ethics Committee will take into consideration, among other things, whether the violation was a technical violation of the Rules or inadvertent oversight (i.e., ill-gotten profits versus general oversight). The guidelines are designed to promote consistency and uniformity in the imposition of sanctions and disciplinary matters.

                               PENALTY GUIDELINES

         Outlined below are the guidelines for the sanctions that may be imposed on Covered Persons who fail to comply with the Rules:

         . 1st violation- Compliance will send a memorandum of reprimand to the person, copying his or her supervisor. The memorandum will generally reinforce the person's responsibilities under the Rules, educate the person on the severity of personal trading violations and inform the person of the possible penalties for future violations of the Rules;

         . 2nd violation- A member of Janus's Executive Investment Committee , will meet with the person to discuss the violations in detail and will reinforce the importance of complying with the Rules;

         . 3rd violation- Janus's Chairman of the Board, Thomas Bailey, will meet with the person to discuss the violations in detail and will reinforce the importance of complying with the Rules;

         . 4th violation- The Executive Committee will impose such sanctions as it deems appropriate, including without limitation, a letter of censure, fines, withholding of bonus payments, or suspension or termination of employment or personal trading privileges.

         In addition to the above disciplinary sanctions, such persons may be required to disgorge any profits realized in connection with such violation. All disgorgement proceeds collected will be donated to a charitable organization selected by the Ethics Committee. The Ethics Committee may determine to impose any of the sanctions set forth in item 4 above, including termination, immediately and without notice if it determines that the severity of any violation or violations warrants such action. All sanctions imposed will be documented in such person's personal trading file maintained by Janus, and will be reported to the Executive Committee and Human Resources.

--------------------------------------------------------------------------------
                      SUPERVISORY AND COMPLIANCE PROCEDURES
--------------------------------------------------------------------------------

         The Chief Compliance Officer and Compliance Manager are responsible for implementing supervisory and compliance review procedures. Supervisory procedures can be divided into two classifications: prevention of violations and detection of violations. Compliance review procedures include preparation of special and annual reports, record maintenance and review, and confidentiality preservation.

                             SUPERVISORY PROCEDURES

PREVENTION OF VIOLATIONS

         To prevent violations of the Rules, the Compliance Manager should, in addition to enforcing the procedures outlined in the Rules:

         1. Review and update the Rules as necessary, at least once annually, including but not limited to a review of the Code by the Chief Compliance Officer, the Ethics Committee and/or counsel;

         2. Answer questions regarding the Rules, or refer the same to the Chief Compliance Officer;

         3. Request from all persons upon commencement of services, and annually thereafter, any applicable forms and reports as required by the Rules;

         4. Identify all Access Persons and notify them of their responsibilities and reporting requirements;

         5. Write letters to the securities firms requesting duplicate confirmations and account statements where necessary; and

         6. With such assistance from the Human Resources Department as may be appropriate, maintain a continuing education program consisting of the following:

               1) Orienting Covered Persons who are new to Janus to the Rules, and
               2) Further educating Covered Persons by distributing memos or other materials that may be issued by outside organizations such as the Investment Company Institute discussing the issue of insider trading and other issues raised by the Rules.

DETECTION OF VIOLATIONS

         To detect violations of these Rules, the Compliance Manager should, in addition to enforcing the procedures outlined in the Rules:

         . Implement procedures to review holding and transaction reports, confirmations, forms and statements relative to applicable restrictions, as provided under the Code; and

         . Implement procedures to review the Restricted and Watch Lists relative to applicable personal and Client trading activity, as provided under the Policy.

         Spot checks of certain information are permitted as noted under the Code.

                              COMPLIANCE PROCEDURES

REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

         Upon learning of a potential deviation from, or violation of the Rules, the Compliance Manager shall report such violation to the Chief Compliance Officer, together with all documents relating to the matter. The Chief Compliance Officer shall either present the information at the next regular meeting of the Ethics Committee, or conduct a special meeting. The Ethics Committee shall thereafter take such action as it deems appropriate (see Penalty Guidelines).

ANNUAL REPORTS

         The Compliance Manager shall prepare a written report to the Ethics Committee and the Trustees at least annually. The written report to the Trustees shall include any certification required by Rule 17j-1. This report shall set forth the following information, and shall be confidential:

         . Copies of the Rules, as revised, including a summary of any changes made since the last report;

         . Identification of any material issues arising under the Rules including material violations requiring significant remedial action since the last report;

         . Identification of any material conflicts that arose since the last report; and

         . Recommendations, if any, regarding changes in existing restrictions or procedures based upon Janus's experience under these Rules, evolving industry practices, or developments in applicable laws or regulations.

         The Trustees must initially approve these Rules within the time frame required by Rule 17-1. Any material changes to these Rules must be approved within six months.

RECORDS

         Compliance shall maintain the following records on behalf of each Janus entity:

         . A copy of this Code and any amendment thereof which is or at any time within the past five years has been in effect.

         . A record of any violation of this Code, or any amendment thereof, and of any action taken as a result of such violation.

         . Files for personal securities transaction confirmations and account statements, all reports and other forms submitted by Covered Persons pursuant to these Rules and any other pertinent information.

         . A list of all persons who are, or have been, required to make reports pursuant to these Rules.

         . A list of persons who are, or within the last five years have been responsible for, reviewing transaction and holdings reports.

         .     A copy of each report made to the Trustees pursuant to this Code.

INSPECTION

         The records and reports maintained by Compliance pursuant to the Rules shall at all times be available for inspection, without prior notice, by any member of the Ethics Committee.

CONFIDENTIALITY

         All procedures, reports and records monitored, prepared or maintained pursuant to these Rules shall be considered confidential and proprietary to Janus and shall be maintained and protected accordingly. Except as otherwise required by law or this Policy, such matters shall not be disclosed to anyone other than to members of the Ethics Committee, as requested.

FILING OF REPORTS

         To the extent that any report, form acknowledgment or other document is required to be in writing and signed, such documents may be submitted in by e-mail or other electronic form approved by Compliance. Any report filed with the Chief Compliance Officer or Compliance Manager of JCC shall be deemed filed with the Janus Funds.

                              THE ETHICS COMMITTEE

         The purpose of this Section is to describe the Ethics Committee. The Ethics Committee is created to provide an effective mechanism for monitoring compliance with the standards and procedures contained in the Rules and to take appropriate action at such times as violations or potential violations are discovered.

MEMBERSHIP OF THE COMMITTEE

         The Committee consists of Thomas A. Early, Vice President and General Counsel; the Chief Financial Officer; David Kowalski, Vice President and Chief Compliance Officer; and Ernie C. Overholt, Compliance Manager. The Compliance Manager currently serves as the Chairman of the Committee. The composition of the Committee may be changed from time to time.

COMMITTEE MEETINGS

         The Committee shall generally meet every four months or as often as necessary to review operation of the compliance program and to consider technical deviations from operational procedures, inadvertent oversights, or any other potential violation of the Rules. Deviations alternatively may be addressed by including them in the employee's personnel records maintained by Janus. Committee meetings are primarily intended for consideration of the general operation of the compliance program and substantive or serious departures from standards and procedures in the Rules.

         Such other persons may attend a Committee meeting, at the discretion of the Committee, as the Committee shall deem appropriate. Any individual whose conduct has given rise to the meeting also may be called upon, but shall not have the right, to appear before the Committee.

         It is not required that minutes of Committee meetings be maintained; in lieu of minutes the Committee may issue a report describing any action taken. The report shall be included in the confidential file maintained by the Compliance Manager with respect to the particular employee or employees whose conduct has been the subject of the meeting.

SPECIAL DISCRETION

         The Committee shall have the authority by unanimous action to exempt any person or class of persons or transaction or class of transactions from all or a portion of the Rules, provided that:

         . The Committee determines, on advice of counsel, that the particular application of all or a portion of the Rules is not legally required;

         . The Committee determines that the likelihood of any abuse of the Rules by such exempted person(s) or as a result of such exempted transaction is remote;

         . The terms or conditions upon which any such exemption is granted is evidenced in writing; and

         . The exempted person(s) agrees to execute and deliver to the Compliance Manager, at least annually, a signed Acknowledgment Form, which Acknowledgment shall, by operation of this provision, include such exemptions and the terms and conditions upon which it was granted.

         The Committee shall also have the authority by unanimous action to impose such additional requirements or restrictions as it, in its sole discretion, determines appropriate or necessary, as outlined in the Penalty Guidelines.

         Any exemption, and any additional requirement or restriction, may be withdrawn by the Committee at any time (such withdrawal action is not required to be unanimous).

--------------------------------------------------------------------------------
                   GENERAL INFORMATION ABOUT THE ETHICS RULES
--------------------------------------------------------------------------------

DESIGNEES

         The Compliance Manager and the Chief Compliance Officer may appoint designees to carry out their functions pursuant to these Rules.

ENFORCEMENT

         In addition to the penalties described in the Penalty Guidelines and elsewhere in the Rules, upon discovering a violation of the Rules, the Janus entity with which you are associated may impose such sanctions as it deems appropriate, including without limitation, a letter of censure or suspension or termination of employment or personal trading privileges of the violator. All material violations of the Rules and any sanctions imposed with respect thereto shall be reported periodically to the Directors and Trustees and the directors of any other Janus entity which has been directly affected by the violation.

INTERNAL USE

         The Rules are intended solely for internal use by Janus and do not constitute an admission, by or on behalf of such companies, their controlling persons or persons they control, as to any fact, circumstance or legal conclusion. The Rules are not intended to evidence, describe or define any relationship of control between or among any persons. Further, the Rules are not intended to form the basis for describing or defining any conduct by a person that should result in such person being liable to any other person, except insofar as the conduct of such person in violation of the Rules may constitute sufficient cause for Janus to terminate or otherwise adversely affect such person's relationship with Janus.

                          LOOMIS, SAYLES & CO., L.P.

                                Code of Ethics
                                --------------

                        ------------------------------

                        Policy on Personal Trading and
                              Related Activities
                          by Loomis, Sayles Personnel

                       --------------------------------




                               January 14, 2000

                                  As Amended:
                                January 2, 2001

                               TABLE OF CONTENTS

                                                                                                                Page #
                                                                                                                ------
1.      INTRODUCTION..............................................................................................    1

2.      STATEMENT OF GENERAL PRINCIPLES...........................................................................    1

3.      OVERVIEW..................................................................................................    2
         3.1      Provisions of the Code Applicable to You........................................................    2
         3.2      A Few Key Terms.................................................................................    3

4.      SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING AND RELATED
        ACTIVITIES -- PROHIBITED OR RESTRICTED ACTIVITIES.........................................................    6
         4.1      Competing with Client Trades....................................................................    6
         4.2      Personal Use of Client Trading Knowledge........................................................    6
         4.3      Disclosure of Client Trading Knowledge..........................................................    6
         4.4      Transacting in Securities Under Consideration or Pending Execution..............................    6

         4.5      Initial Public Offerings and Private Placements.................................................    7
         4.6      Participation in Investment Clubs and Private Pooled Vehicles...................................    7
         4.7      Good Until Canceled and Limit Orders............................................................    8
         4.8      Investment Personnel Seven-Day Blackout.........................................................    8
         4.9      Research Analyst Three-Day Blackout Before Recommendation.......................................    9
         4.10     Access Person Seven-Day Blackout After Recommendation...........................................    9
         4.11     Short Term Trading Profits......................................................................    9
         4.12     Short Sales.....................................................................................   10
         4.13     Futures and Related Options.....................................................................   10
         4.14     Acceptance of Gifts.............................................................................   10
         4.15     Public Company Board Service and Other Affiliations.............................................   10

5.      PRECLEARANCE, DOCUMENT DELIVERY AND
        REPORTING PROCEDURES......................................................................................   11
         5.1      Preclearance....................................................................................   11
         5.2      Transaction Reporting Requirements..............................................................   12
         5.3      Initial and Annual Personal Holdings Reporting Requirements.....................................   13
         5.4      Brokerage Confirmations and Statements..........................................................   13
         5.5      Review of Reports by Review Officer.............................................................   14

6.      EXEMPT SECURITIES AND EXEMPT TRANSACTIONS.................................................................   14
         6.1      Exempt Securities...............................................................................   15
         6.2      Exempt Transactions.............................................................................   15
         6.3      Large Cap/De Minimis Exemption..................................................................   16
         6.4      Other Exemptions Granted by the Review Officer..................................................   17

7.      SANCTIONS.................................................................................................   16

8.      RECORDKEEPING REQUIREMENTS................................................................................   17

9.      MISCELLANEOUS.............................................................................................   17
         9.1      Confidentiality.................................................................................   17
         9.2      Notice to Access Persons, Investment Personnel and Research
                  Analysts as to Status; Notice to Review Officer of Engagement of Independent Contractors........   18
         9.3      Initial and Annual Certification of Compliance..................................................   18
         9.4      Questions and Educational Materials.............................................................   18

GLOSSARY OF TERMS.................................................................................................  G-1

                          LOOMIS, SAYLES & CO., L.P.

                                Code of Ethics
                                --------------


                    ---------------------------------------

                    Policy on Personal Trading and Related
                                  Activities
                    ---------------------------------------

1.       INTRODUCTION

         This Code of Ethics ("Code") of Loomis, Sayles & Co., L.P. ("Loomis, Sayles") governs personal trading in securities and related activities by you and, in some circumstances, your family members and others in a similar relationship to you.

         The policies in this Code reflect Loomis, Sayles' desire to detect and prevent not only situations involving actual or potential conflicts of interest or unethical conduct, but those situations involving even the appearance of these.

2.       STATEMENT OF GENERAL PRINCIPLES

         It is the policy of Loomis, Sayles that no Loomis, Sayles personnel shall engage in any act, practice or course of conduct that would violate this Code, the fiduciary duty owed by Loomis, Sayles and its personnel to our clients, Section 206 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the provisions of Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 thereunder. The fundamental position of Loomis, Sayles is, and has been, that we must at all times place the interests of our clients first. Accordingly, your personal financial transactions (and in some cases, those of your family members and others in a similar relationship to you) and related activities must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of your position of trust and responsibility. Further, you must not take inappropriate advantage of your position with or on behalf of any our clients.

         Without limiting in any manner the fiduciary duty owed by Loomis, Sayles personnel to clients, it should be noted that Loomis, Sayles considers it proper that purchases and sales be made by its personnel in the marketplace of securities owned by our clients, provided that such securities transactions
                                 --------
comply with the spirit of, and the specific restrictions and limitations set forth in, this Code. Loomis, Sayles believes this policy not only encourages investment freedom and results in investment experience, but also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of our clients' portfolios. It is also evidence of our confidence in the investments made for our clients.

         In making personal investment decisions, however, you must exercise extreme care to ensure that the prohibitions of this Code are not violated. Further, you should conduct your personal investing in such a manner as to eliminate the possibility that your time and attention are devoted to your personal investments at the expense of time and attention that should be devoted to management of a client's portfolio.

         It is not intended that these policies will specifically address every situation involving personal trading. These policies will be interpreted and applied, and exceptions and amendments will be made, by Loomis, Sayles in a manner considered fair and equitable, but in all cases with the view of placing our clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate you from scrutiny of, and sanctions for, securities transactions which indicate an abuse of your fiduciary duty to any client of Loomis, Sayles.

         You are encouraged to bring any questions you may have about these policies to the personnel in the Legal and Compliance Department, who will assist you. Boldfaced terms appearing in these policies have special meaning. Please see the Glossary for definitions of these terms. Also, see the "Explanatory Notes" appearing throughout (and made a part of) this Code for clarification of certain provisions.

3.       OVERVIEW

         This Code governs personal trading and related activities by Loomis, Sayles personnel, and in some circumstances by their family members and others in a similar relationship to Loomis, Sayles personnel.

         3.1      Provisions of the Code Applicable to You

         The Code contains substantive rules you must observe. You must also follow certain procedural requirements designed to enforce and verify compliance with the Code. The Code also provides for sanctions for violations of either substantive or procedural requirements. The Code consists of three types of requirements applicable to you. These three types of Code provisions can be summarized as follows:

                  3.1.1 Substantive Restrictions on Personal Trading and Related Activities. (Section 4)

                  As a Loomis, Sayles employee, your personal securities trading, outside affiliations and receipt of gifts are subject to restrictions, and in some cases, prohibitions. Certain of these activities, such as competing with client trades and making personal use and benefit from client trades, are obviously unethical, and the basis for prohibitions on these activities is self evident. Others, such as purchases of initial public offerings and private placements, trading during specified black out periods, short-term trading and public company board service, are restricted because they present actual or perceived conflicts of interest. These restrictions or prohibitions are based on SEC rules or positions, industry "best practices" recommendations, and Loomis, Sayles, policies.

                  3.1.2    Preclearance, Document Delivery and Reporting.
                           (Section 5)

                  With certain limited exceptions (described in Section 6) you must pre-clear every personal securities transaction you propose to enter. You must also arrange for the delivery by your broker to the Legal and Compliance Department of duplicate copies of your brokerage confirmation statements and account statements, either in paper form or, through arrangements with certain brokers approved by the Legal and Compliance Department, electronically. Likewise, you must report your personal securities transactions to the Legal and Compliance Department on a monthly basis either directly, or through arrangements, approved by the Legal and Compliance Department, by which your broker provides the Legal and Compliance Department with electronic duplicate copies of your brokerage confirmation statements and account statements. Finally, you must disclose your personal securities holdings on an annual basis (and, for new employees, upon commencing employment). Certain restrictions apply differently to different types of personnel. You will be notified from time to time of the category (or categories) into which you fall, and where appropriate, of the accounts or specific securities with respect to which you are considered to be in such category.

                  3.1.3    Sanctions. (Section 7)

                  The sanctions for violating the Code may be severe. They range from warnings and fines to suspension or termination of employment, and, in some cases, to referral to regulatory agencies for civil or criminal proceedings against the individual involved.

         3.2      A Few Key Terms

         As noted above, Boldfaced terms have special meaning in this Code. The application of a particular Code requirement to you may hinge on the elements of the definition of these terms. See the Glossary at the end of this Code for definitions of these terms. In order to have a basic understanding of the Code, however, you must have an understanding of the terms "Security" and "Beneficial Ownership" as used in the Code.

                  3.2.1    Security.

                  This Code generally relates to transactions in and ownership of investment that is a Security. For purposes of the Code, Security is interpreted as defined in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. Currently, this means any type of equity or debt security (such as common and preferred stocks, and corporate and government bonds or notes) and any instrument representing, or any rights relating to, a security (such as certificates of participation, depository receipts, put and call options, warrants, convertible securities and securities indices).

         EXCEPT that Security for this purpose does not include:
                                                    ---

                  . shares of registered open-end investment companies (mutual funds) whether or not affiliated with Loomis, Sayles

                  . direct obligations of the United States Government (i.e., Treasury securities, as distinct from U.S. Government agencies or instrumentalities)

                  .        bankers' acceptances

                  .        bank certificates of deposit

                  .        commercial paper

                  .        repurchase agreements

                  .        other money market instruments

Explanatory Note:

                           Shares of closed-end funds, municipal obligations and securities issued by agencies and instrumentalities of the U.S. government (e.g., GNMA obligations) are Securities.

                  3.2.2    Beneficial Ownership.

                  The Code governs any Security in which you have a direct or indirect "Beneficial Ownership." This term encompasses not only "ownership" by you in the usual sense, but any interest which gives you an ability to profit or enjoy economic benefits from a Security.

                  Beneficial Ownership for purposes of the Code is interpreted as that term is defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. Currently, this means a direct or indirect "pecuniary interest" that is held or shared by you directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a Security. The term "pecuniary interest" in turn generally means your opportunity directly or indirectly to receive or share in any profit derived from a transaction in a
                        ------

Security whether or not the Security or the relevant account is in your name or is held in an ordinary brokerage or retirement plan account. Although this concept is subject to a variety of SEC rules and interpretations, you should know that you are presumed under the Code to have an indirect pecuniary interest
                  --------
as a result of:

                  . ownership of a Security by your spouse or minor children;

                  . ownership of a Security by your other family members sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-
                           law);

                  . your share ownership, partnership interest or similar interest in the portfolio securities held by a corporation, general or limited partnership or similar entity you control;

                  . your right to receive dividends or interest from a Security even if that right is separate or separable from the underlying securities;

                  . your interest in a Security held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal); and

                  . your right to acquire a Security through the exercise or conversion of a "derivative security."

Explanatory Note:
                           Note that you are presumed to have a Beneficial Ownership in any Security held by family members who share your household. In certain unusual cases this presumption will not apply if the Review Officer determines, based on all of the relevant facts, that the attribution of these family member's Security transactions to you is inappropriate.

                           In the case of unmarried persons who share a household and combine their financial resources in a manner similar to that of married persons, each person will be presumed to have a Beneficial Ownership in the securities and transactions of the other.

                           The Loomis, Sayles Funded Pension Plan, and any account of an Access Person, even if also a client account, will be subject to this Code as an account in which an Access Person has a Beneficial Ownership.

4. SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING AND RELATED ACTIVITIES -- PROHIBITED OR RESTRICTED ACTIVITIES

         The following are substantive prohibitions and restrictions on your personal trading and related activities. Please note that different types of prohibitions and restrictions apply to different types of personnel. In general, the prohibitions set forth below relating to trading activities apply to accounts holding Securities in which an Access Person has a Beneficial Ownership. However, as noted above in the Statement of General Principles, technical compliance with these provisions will not insulate you from scrutiny of, and sanctions for, Securities transactions which indicate an abuse of your fiduciary duty.

         4.1      Competing with Client Trades.

         No Access Person may, directly or indirectly, purchase or sell a Security in such a way that the Access Person knew, or reasonably should have known, that such a Security transaction competes in the market with any actual or considered Security transaction for any client of Loomis, Sayles, or otherwise personally acts to injure any Loomis, Sayles client's Security transactions.

         4.2      Personal Use of Client Trading Knowledge.

         No Access Person may use the knowledge of Securities purchased or sold by any client of Loomis, Sayles or Securities being considered for purchase or sale by any client of Loomis, Sayles to profit personally, directly or indirectly, by the market effect of such transactions.

         4.3      Disclosure of Client Trading Knowledge.

         No Access Person may, directly or indirectly, communicate to any person who is not an Access Person or other approved agent of Loomis, Sayles (e.g., legal counsel) any non-public information relating to any client of Loomis, Sayles or any issuer of any Security owned by any client of Loomis, Sayles, including, without limitation, the purchase or sale or considered purchase or sale of a Security on behalf of any client of Loomis, Sayles, except to the extent necessary to comply with applicable law or to effectuate Securities transactions on behalf of the client of Loomis, Sayles.

         4.4      Transacting in Securities Under Consideration or Pending
                  Execution.

         Except as set forth in Section 6.3, No Access Person may, directly or indirectly, execute a personal Securities transaction on a day during which: (a) the same Security or an Equivalent Security is being considered for purchase or sale by a client; or (b) the same Security or an Equivalent Security is the subject of a pending "buy" or "sell" order, until that Security ceases being considered for purchase or sale or the buy or sell order is executed or withdrawn.

Explanatory Note:

                           You may assume that a Security is not being
                           considered for purchase or sale or the subject of a pending buy or sell order if you receive a preclearance to trade the Security, as described in
                           Section 5, unless you have actual knowledge to the
                                      ---------------------------------------
                           contrary.
                           --------

         4.5      Initial Public Offerings and Private Placements.

         Without obtaining prior written approval from the Review Officer, no Access Person may, directly or indirectly, purchase any Security sold in an Initial Public Offering or pursuant to a Private Placement Transaction.

Explanatory Note:

                           An Access Person seeking approval to acquire a Security in an Initial Public Offering or Private Placement Transaction must submit a request in the form prescribed by the Review Officer from time to time describing the issuer and the investment.

                           In considering such a request, the Review Officer will take into account, among other considerations, whether the investment opportunity should be reserved for Loomis, Sayles clients, whether the opportunity is being offered to you by virtue of your position at Loomis, Sayles and whether the opportunity is likely to present actual or perceived conflicts of interest with Loomis, Sayles' duties to its clients.

                           It should be understood that approval of these transactions will be given only in special circumstances, and normally will be denied.
                                                               ------

                           If you have been authorized to acquire a Security in a Private Placement Transaction, you must disclose such investment when you are involved in a client's subsequent consideration of an investment in the issuer, even if that investment involves a different type or class of Security. In such circumstances, the client's decision to purchase securities of the issuer must be independently reviewed by an Investment Person with no personal interest in the issuer.

         4.6      Participation in Investment Clubs and Private Pooled Vehicles.

         No Access Person shall participate in an investment club or invest in a hedge fund, or similar private organized investment pool (but not on SEC registered open-end mutual fund) without express permission of the Review Officer.

         4.7      Good Until Canceled and Limit Orders.

         No Access Person shall place any "good until canceled" or "limit" order with any broker except that an Access Person may utilize a "day order with a limit" so long as the transaction is consistent with provisions of this Code, including the preclearance procedures.

Explanatory Note:

                           All orders must expire at the end of the trading day they are precleared and made. "Good until canceled" and "limit" orders that do not expire at the end of that trading day are inconsistent with the preclearance timing aspects of this Code of Ethics.

         4.8      Investment Personnel Seven-Day Blackout.

         Except as set forth in Section 6.3 below, no Investment Person shall, directly or indirectly, purchase or sell any Security within a period of seven
(7) calendar days before and after the date that a client with respect to which
                  ------     -----
he or she is designated by the Review Officer as an Investment Person has purchased or sold such Security.

Explanatory Note:

                           The "seven days before" element of this restriction is based on the premise that an Investment Person can normally be expected to know, when he or she is effecting a personal trade, whether any client as to which he or she is designated an Investment Person will be trading in the same Security seven days later. An Investment Person has an affirmative obligation to recommend and/or effect suitable and attractive trades for clients regardless of whether such trade will cause a prior personal trade to be considered in apparent violation of this restriction. It would constitute a breach of fiduciary duty and a violation of this Code to delay or fail to make any such recommendation or transaction in order to avoid a conflict with this restriction.

                           Of course, in particular cases a change of circumstance, a firm or client initiated liquidation, rebalancing or other decision or similar event may occur after an Investment Person's personal trade which gives rise to an opportunity or necessity for his or her client to trade in that Security which did not exist or was not anticipated by that person at the time of that person's personal trade. The Review Officer will review any extenuating circumstances which may warrant waiving of any remedial actions in a particular situation involving an apparently inadvertent violation of this restriction.

         4.9      Research Analyst Three-Day Blackout Before Recommendation.

         During the three (3) business day period before the issuance of a
                                                  ------
Recommendation by a Research Analyst with respect to a Security, that Research Analyst may not purchase or sell that Security.

Explanatory Note:

                           Of course, in particular cases a news release, change of circumstance or similar event may occur after a Research Analyst's personal trade which gives rise to a need, or makes it appropriate, for a Research Analyst to issue a Recommendation which news, circumstance or event did not exist or was not anticipated by a Research Analyst at the time of the Research Analyst's personal trade. The Review Officer will review any extenuating circumstances which may warrant waiving of any remedial sanctions in a particular situation involving an apparently inadvertent violation of this restriction. A Research Analyst has an affirmative duty to make unbiased Recommendations and issue reports, both with respect to their timing and substance, without regard to his or her personal interest. It would constitute a breach of a Research Analyst's fiduciary duty and a violation of this Code to delay or fail to issue a Recommendation in order to avoid a conflict with this provision.

         4.10     Access Person Seven-Day Blackout After Recommendation.

         During the seven (7) day period after a Recommendation is issued with respect to a Security, no Access Person may purchase or sell that Security.

         4.11     Short Term Trading Profits.

         No Access Person may profit from the purchase and sale, or conversely the sale and purchase, of the same or equivalent Security within 60 calendar days. Any profits generated on such transactions (calculated in a manner determined appropriate under the circumstances by the Review Officer) will be disgorged. Exceptions may be requested (in advance) from the Review Officer. Such exceptions will be granted only in cases in which there are extenuating circumstances and no actual or apparent conflict exists between such transactions and a client's transactions.

         4.12     Short Sales.

         No Access Person may purchase a put option or sell a call option, sell a Security short or otherwise take a short position in a Security then being managed by Loomis, Sayles on a discretionary basis in a client account, unless there is a corresponding long position in the underlying Security. Short selling against the box is permitted, as is purchasing a put or selling a call option on a broad based index.

         4.13     Futures and Related Options.

         No Access Person shall use futures or related options on a Security to evade the restrictions of this Code. In other words, no Access Person may use futures or related options transactions with respect to a Security if this Code would prohibit taking the same position directly in the Security.

         4.14     Acceptance of Gifts.

         Without obtaining prior written approval of the Review Officer, no Access Person may accept any gift or other thing of more than de minimis value from any person or entity that does business with Loomis, Sayles. The Review Officer will, from time to time, issue guidelines as to the type and value of items that would be considered subject to this restriction.

         4.15     Public Company Board Service and Other Affiliations.

         No Access Person may serve on the board of directors of any publicly traded company, absent prior written approval by the Review Officer. In determining whether to approve such board service, the Review Officer will consider whether such service will involve an actual or perceived conflict of interest with client trading, place impediments on Loomis Sayles' ability to trade on behalf of clients or otherwise materially interfere with the effective discharge of Loomis Sayles' or the Access Person's duties to clients. Likewise, absent prior written approval by the Review Officer, no Access Person shall accept any other service, employment, engagement, connection, association or affiliation in or with any enterprise, business or otherwise which may present such actual or perceived conflicts, place impediments on trading or otherwise materially interfere with the effective discharge of Loomis Sayles' or the Access Person's responsibilities to clients.

5.       PRECLEARANCE, DOCUMENT DELIVERY AND REPORTING PROCEDURES

         5.1      Preclearance

         With certain limited exceptions, set forth in Section 6 below, every Access Person must pre-clear (by written, telephonic or electronic means specified by the Review Officer from time to time) all personal Security transactions in which he or she has or would acquire Beneficial Ownership. Any transaction approved pursuant to the preclearance request procedure must be executed by the end of the trading day on which it is approved unless the Review Officer extends the preclearance for an additional trading day. If the Access Person's trade has not been executed by the end of the same trading day (or the next trading day in the case of an extension), the "preclearance" will lapse and the Access Person may not trade without again seeking and obtaining preclearance of the intended trade.

         Pre-clearance requests will be accepted and responded to only during hours specified by the Review Officer from time to time.

         If after preclearance is given and before it has lapsed, an Access Person becomes aware that a Security as to which he or she obtained pre-clearance has become the subject of a buy or sell order or has become a Security being considered for purchase or sale, the Access Person who obtained the preclearance must consider the preclearance revoked. If the transaction has already been executed before the Access Person becomes aware of such facts no violation will be considered to occur as a result of the Access Person's transactions.

         Generally preclearance will be denied:
                                        ------

                  . if Loomis, Sayles has an unfilled order for that Security placed with a broker-dealer, the Security is on the Loomis, Sayles "Restricted List" or "Concentration List" (or such other trading restriction list as Loomis, Sayles, may from time to time establish) or the Security is otherwise being considered for purchase or sale,

                  . if the trade is otherwise prohibited under the substantive rules set forth in Section 4 above (e.g., the requesting person is an Investment Person and his or her client accounts have traded in the same Security within seven calendar days).

     If an Access Person has actual knowledge that a requested transaction is nevertheless in violation of this Code, approval of the request will not protect the Access Person from being considered in violation of the Code.

     5.2  Transaction Reporting Requirements

          5.2.1  Accounts Subject to Reporting.

          Unless utilizing an alternative reporting procedure described in
Section 5.2.3 below, each Access Person must file (by paper or electronic means specified by the Review Officer from time to time) a report on all Security transactions made during each monthly period in which such Access Person has, or by reason of such transactions acquires or disposes of, any Beneficial Ownership of a Security, or as to which the Access Person has any direct or indirect influence or control (even if such Access Person has no Beneficial Ownership in such Security). (Official Loomis, Sayles client accounts in which no Loomis, Sayles employee has a Beneficial Ownership are not control accounts for this purpose.) Control accounts subject to reporting include accounts managed by an Access Person, accounts of trusts for which an Access Person serve as trustee or co-trustee and similar accounts. Such report is required whether or not such transactions were precleared or subject to preclearance.

          5.2.2  Transaction Reporting Procedure.

          Every transaction report must be made not later than ten (10) calendar days after the end of each calendar month in which the transaction(s) to which the report relates was effected. All reports must contain the information required from time to time by Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. A list of the specific items of information then required will be set forth in a reporting form or other materials provided by the Review Officer from time to time.

          If no transactions in any securities required to be reported were effected during a monthly period by an Access Person, such Access Person shall nevertheless submit a report within the time-frame specified above stating that no reportable securities transactions were effected.

          In addition, with respect to each account maintained by the Access Person during the period subject to reporting under Section 5.2.1, whether or not a transaction occurred in such an account, the transaction report must contain the brokerage account identification information required from time to time by Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. A list of the specific items of information then required will be set forth in a reporting form or other materials provided by the Review Officer from time to time.

          Every report concerning a securities transaction prohibited under
Section 4, with respect to which the Access Person relies upon one of the exemptions from substantive restrictions or preclearance requirements provided in Section 6 shall contain a brief statement of the exemption relied upon and the circumstances of the transactions.

          5.2.3  Alternative Transaction Reporting Procedures

          The Review Officer may from time to time specify one or more personal trading arrangements that permit or require the use of approved alternative reporting procedures. These arrangements may include effecting all transactions through a Loomis, Sayles trading desk or through approved brokerage firms, or similar arrangements, in each case that would permit the Review Officer to receive directly electronic or other information reports on the Access Person's trading without the intervention of the Access Person.

     5.3  Initial and Annual Personal Holdings Reporting Requirements

     Within 10 days after becoming an Access Person, each Access Person must file with the Review Officer a report (by paper or electronic means specified by the Review Officer from time to time) of such Securities in which such Access Person has a Beneficial Ownership or as to which such Access Person has direct or indirect influence or control. In addition, at least annually thereafter, by a date specified by the Review Officer, each Access Person must file with the Review Officer a dated report on a form and in a manner specified by the Review Officer of Securities in which such Access Person has a Beneficial Ownership or over which such Access Person has direct or indirect influence or control. In the case of the initial holdings report, the information must be as of the date the person became an Access Person. In the case of the annual holdings report, the information in the report shall be as of a date within 30 days of filing the report. In each case, this report must contain the information required from time to time by Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. A list of the specific items of information then required will be set forth in a reporting form or other materials provided by the Review Officer from time to time.



     5.4  Brokerage Confirmations and Statements

     Each Access Person must arrange for his or her broker to supply to the Review Officer, on a timely basis, duplicate copies of all confirmations of all Security transactions and copies of periodic statements for all accounts holding Securities in which the Access Person has Beneficial Ownership or as to which such Access Person has direct or indirect influence or control. Access Persons who maintain accounts with institutions that agree to provide such information in an approved electronic format may be eligible for an exemption from some of
               ----------
the transaction reports required by the Code with respect to those accounts. See
Section 5.2.3.

     5.5  Review of Reports by Review Officer

     The Review Officer shall establish procedures as the Review Officer may from time to time determine appropriate, for the review of the information required to be compiled under this Code regarding transactions by Access Persons.

6.   EXEMPT SECURITIES AND EXEMPT TRANSACTIONS

     6.1  Exempt Securities

          Transactions in the following types of Securities are exempt from the substantive trading restrictions and the preclearance requirements, but not
            ------- ------------         ------------ ------------      ---
reporting, requirements of this Code:
---------

          . shares of unit investment trusts as to which entity's investment portfolio the Access Person has no direct or indirect influence or control (other than open-ended registered investment companies, shares of which are not considered "Securities" at all for these purposes);

          . bonds issued or guaranteed by any sovereign government or its agencies, instrumentalities or authorities or supra-national issuers (other than direct U.S. government obligations which are not considered "Securities" at all for these purposes) in each case, as designated by the Review Officer from time to time;

          . Securities of small, private businesses owned or operated by the family of the Access Person; and

          . "index baskets" and options, futures or other derivatives in each case tied to recognized broad market indices.

     6.2  Exempt Transactions.

     The following types of transactions are exempt from the trading
                                                             -------
restrictions, and the preclearance requirements, but not reporting, requirements
------------          ------------ ------------      --- ---------
of this Code:

          . purchases or sales of Securities for an account over which you have no direct or indirect influence or control;

          . purchases or sales of Securities which occur as a result of operation of law, or any margin call (provided such margin call does not result from your withdrawal of collateral within 10 days before the call and you have no involvement in the selection of the specific Securities to be sold);

          . purchases of Securities which are part of an automatic dividend reinvestment plan, automatic payroll deduction program, automatic cash purchase or withdrawal program or other similar automatic transaction program, but only to the extent you have made no voluntary adjustment (up or down) in the rate at which you purchase or sell;

          . purchases of Securities made by exercising rights distributed by an issuer pro rata to all other holders of a class of its Securities or other interests, to the extent such rights were acquired by you from the issuer, and sales of such rights so acquired;

          . tenders of Securities pursuant to tender offers which are expressly conditioned on the tender offeror's acquisition of all of the Securities of the same class; and

          . transactions in Securities by your spouse (or person in a similar relationship such that the presumption of Beneficial Ownership arises) employed at another investment firm or similar entity, provided that: (a) you have no direct or indirect influence or control over the transaction; (b) the transactions are effected solely through an account separate from your account and (c) the Review Officer has specifically exempted the spousal or similar account from certain trading restrictions and preclearance requirements.

Explanatory Note:

               Transactions in such spousal or similar relationship accounts that are exempted from trading restrictions and preclearance requirements will be subject to special scrutiny and may be subject to additional policies or restrictions in the discretion of the Review Officer to ensure that these accounts are not being used to circumvent the policies and purposes of this Code.

     6.3  Large Cap/De Minimis Exemption

     An Access Person who wishes to make a trade in a publicly traded equity Security that would otherwise be denied preclearance solely because the Security is under consideration or pending execution for a client as provided in Section 4.4; or
     an Investment Person who wishes to make a trade in a publicly traded equity Security that would otherwise be denied preclearance solely because either the Security is under consideration or pending execution for a client as provided in
Section 4.4 or the Investment Personnel Seven Day Blackout Restriction set forth in section 4.8 above applies;

     will receive  preclearance provided that:

          . The issuer of the Security in which the employee wishes to transact has a market capitalization exceeding U.S. $5 billion (a "Large Cap Security"), AND

          . The aggregate amount of the employee's transactions in that Large Cap Security on that day does not exceed U.S. $10,000.

     Such transactions will be subject to all other provisions of the Code.


     6.4  Other Exemptions Granted by the Review Officer.

     Subject to applicable law, the Review Officer may from time to time grant exemptions from the trading restrictions, preclearance requirements or other provisions of this Code with respect to particular individuals, types of transactions or Securities, where in the opinion of the Review Officer such an exemption is appropriate in light of all the surrounding circumstances.

7.   SANCTIONS

     Any violation of the substantive or procedural requirements of this Code will result in the imposition of such sanctions as the Review Officer may deem appropriate under the circumstances of the particular violation, as well as the violator's past history of violations. These sanctions may include, but are not limited to:

          .    a letter of caution or warning;

          . payment of monies, such as a fine, disgorgement of profits generated or payment of losses avoided, or restitution to an affected client;

          .    suspension of personal trading privileges;

          . actions affecting employment status, such as suspension of employment without pay, demotion or termination of employment; and

          . referral to the SEC, other civil authorities or criminal authorities;

     In applying sanctions, the Review Officer will be guided by sanctions guidelines established by senior management, from time to time, setting forth suggested sanctions for specific types of violations, including a schedule of escalating penalties for repeat violations in some areas. Serious violations, including those involving deception, dishonesty or knowing breaches of law or fiduciary duty, will result in one or more of the most severe sanctions regardless of the violator's history of prior compliance.

     Fines, penalties and disgorged profits will be donated to a charity selected by the relevant employee or as determined by the Review Officer.

8.   RECORDKEEPING REQUIREMENTS

     Loomis, Sayles shall maintain and preserve records relating to this Code of the type and in the manner and form and for the time period prescribed from time to time by applicable law. Currently, Loomis, Sayles is required by law to maintain and preserve:

          . in an easily accessible place, a copy of this Code (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

          . in an easily accessible place a record of any violation of this Code and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

          . a copy of each report (or information provided in lieu of a report) submitted under this Code for a period of five years, provided that for the first two years such copy must be preserved in an easily accessible place;

          . in an easily accessible place, a list of all persons who are, or within the past five years were, required to make, or were responsible for reviewing, reports pursuant to this Code;

          . a copy of each report provided to any Investment Company as required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which such report is made, provided that for the first two years such record shall be preserved in an easily accessible place; and

          . a written record of any decision, and the reasons supporting any decision, to approve the purchase by an Access Person of any Security in an Initial Public Offering or Private Placement Transaction for a period of five years following the end of the fiscal year in which the approval is granted.

9.   MISCELLANEOUS

     9.1  Confidentiality

     Information obtained from any Access Person hereunder will normally be kept in strict confidence by Loomis, Sayles, but may under certain circumstances be provided to third parties. For example, reports of Securities transactions and violations hereunder will be made available to the SEC or any other regulatory or self-regulatory organization to the extent required by law or regulation, and in certain circumstances, may in Loomis, Sayles' discretion be made available to other civil and criminal authorities. In addition, information regarding violations of this Code may be provided to clients or former clients of Loomis, Sayles.


     9.2 Notice to Access Persons, Investment Personnel and Research Analysts as to Status; Notice to Review Officer of Engagement of Independent Contractors

     Loomis, Sayles shall periodically identify all persons who are considered to be "Access Persons," " Investment Personnel" and "Research Analysts" and any accounts or types of accounts or Securities covered as to which a designation of Investment Personnel or Research Analysts may apply, inform such persons of their respective reporting and duties under the Code and provide such persons with copies of this Code.

     Any person engaging an independent contractor shall notify the Review Officer of this engagement and provide to the Review Officer information concerning the independent contractor sufficient to permit the Review Officer to make a determination as to whether such independent contractor shall be designated as an Access Person.

     9.3  Initial and Annual Certification of Compliance

     Each Access Person must, upon becoming an Access Person and annually thereafter, (by paper or electronic means specified by the Review Officer from time to time) acknowledge that he or she has received, read and understands this Code and recognizes that he or she is subject hereto, and certify that he or she will (in the case of a new Access Person) and has during the past year (in the case of an annual certification) complied with the requirements of this Code of Ethics, except as otherwise disclosed in writing to the Review Officer.

     9.4  Questions and Educational Materials

     You are encouraged to bring to the Legal and Compliance Department any questions you may have about interpreting or complying with this Code, about Security accounts or personal trading activities of you or of your family or household members, about your legal or ethical responsibilities or about similar matters that may involve this Code.

     The Legal and Compliance Department may from time to time circulate educational materials or bulletins designed to assist you in understanding and carrying out your duties under this Code.

                               GLOSSARY OF TERMS

The boldface terms used throughout this policy have the following meanings:

1. "Access Person" means an "access person" as defined from time to time in Rule 17j-1 under the 1940 Act or any applicable successor provision. Currently, this means any director, general partner or officer of Loomis, Sayles, or any Advisory Person (as defined below) of Loomis, Sayles.

2. "Advisory Person" means an "advisory person" and "advisory representative" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act, respectively, or any applicable successor provision. Currently, this means (i) every employee of Loomis, Sayles (or of any company in a Control relationship to Loomis, Sayles), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by Loomis, Sayles on behalf of clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
     (ii) every natural person in a Control relationship to Loomis, Sayles who obtains information concerning recommendations made to a client with regard to the purchase or sale of a Security. Advisory Person also includes: (a) any other employee designated by the Review Officer as an Advisory Person under this Code; and (b) any independent contractor (or similar person) engaged by Loomis, Sayles designated as such by the Review Officer as a result of such independent contractor's access to information about the purchase or sale of Securities by Loomis, Sayles on behalf of clients (by being present in Loomis, Sayles offices, having access to computer data or otherwise).

3.   "Beneficial Ownership" is defined in Section 3.2.2 of the Code.

4. "Control" means "control" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. Currently, this means the power to exercise a controlling influence over the management or policies of Loomis, Sayles, unless such power is solely the result of an official position with Loomis, Sayles.

5. "Initial Public Offering" means an "initial public offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means any offering of securities registered under the Securities Act of 1933 the issuer of which immediately before the offering, was not subject to the reporting requirements of
     Section 13 or 15(d) of the Securities Exchange Act of 1934.

6. "Investment Company" means any Investment Company registered as such under the 1940 Act and for which Loomis, Sayles serves as investment adviser or subadviser.

7. "Investment Person" means all Portfolio Managers of Loomis, Sayles and other Advisory Persons who assist the Portfolio Managers in making and implementing investment decisions for an Investment Company or other client of Loomis, Sayles, including, but not limited to, designated Research Analysts and traders of Loomis,

     Sayles. A person is considered an Investment Person only as to those client accounts or types of client accounts as to which he or she is designated by the Review Officer as such. As to other accounts, he or she is simply an Access Person.

8. "Portfolio Manager" means any individual employed by Loomis, Sayles who has been designated as a Portfolio Manager by Loomis, Sayles. A person is considered a Portfolio Manager only as to those client accounts as to which he or she is designated by the Review Officer as such. As to other client accounts, he or she is simply an Access Person.

9. "Private Placement Transaction" means a "limited offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Rule 504, 505 or 506 under that Act.

10. "Recommendation" means any initial rating or change therein, in the case of an equity Security, or any initial rating or status, or change therein in the case of a fixed income Security in either case issued by a Research Analyst.

11. "Research Analyst" means any individual employed by Loomis, Sayles who has been designated as a Research Analyst by Loomis, Sayles. A person is considered a Research Analyst only as to those Securities which he or she is assigned to cover and about which he or she issues research reports to other Investment Personnel. As to other Securities, he or she is simply an Access Person.

12. "Review Officer" means the General Counsel or such other officer or employee of Loomis, Sayles designated from time to time by Loomis, Sayles to receive and review reports of purchases and sales by Access Persons, and to address issues of personal trading. "Alternate Review Officer(s)" means the employee or employees of Loomis, Sayles designated from time to time by Loomis, Sayles to receive and review reports of purchases and sales, and to address issues of personal trading, by the Review Officer, and to act for the Review Officer in the absence of the Review Officer.

13.  "Security" is defined in Section 3.2.1 of the Code.

                      CODE OF ETHICS - AMENDED AND RESTATED

This Code of Ethics ("Code") is adopted pursuant to Rule 17j-1 promulgated by the Securities and Exchange Commission (the "Rule") under the Investment Company Act of 1940 by Neuberger Berman Management Inc. ("NB Management") and Neuberger Berman, LLC ("NB") with respect to the services of each as the sub-adviser of one or more registered investment companies or series thereof (the "Fund") for which neither NB Management nor NB nor any of their affiliates is investment manager, investment adviser, administrator or distributor.

                         Statement of General Principles

This Code of Ethics is adopted in recognition of the following principles that govern personal investment activities of all individuals associated with the Fund, NB Management, and NB:

         It is their duty at all times to place the interests of Fund shareholders ahead of their personal interests. Priority must be given to Fund trades over personal securities trades.

         All personal securities transactions must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

         Individuals should not take advantage of their positions to benefit themselves at the expense of any Fund.

         In personal securities investing, individuals should follow a philosophy of investment rather than trading.

                                TABLE OF CONTENTS
                                -----------------

 1.      General Prohibitions..............................................................................  4

 2.      Definitions.......................................................................................  4
         Access Person.....................................................................................  4
         Advisory Person...................................................................................  4
         Beneficial Interest...............................................................................  5
         Blind Trust.......................................................................................  5
         Covered Security..................................................................................  6
         Day...............................................................................................  6
         Immediate Family..................................................................................  6
         Investment Company................................................................................  6
         Investment  Person................................................................................  6
         Legal and Compliance Department...................................................................  7
         Related Issuer....................................................................................  7
         Trading Desk......................................................................................  7

 3.      Required Compliance Procedures....................................................................  7

         3.1 All Securities Transactions through Neuberger Berman..........................................  7
         3.2 Preclearance of Securities Transactions by NB Access Persons..................................  8
         3.3 Post-Trade Monitoring of Precleared Transactions..............................................  9
         3.4 Notification of Reporting Obligations.........................................................  9
         3.5 Certification of Compliance with Code of Ethics...............................................  9

 4.      Restrictions......................................................................................  9

         4.1 Initial Public Offerings......................................................................  9
         4.2 Private Placements............................................................................ 10
         4.3 Related Issuers............................................................................... 10
         4.4 Blackout Period............................................................................... 10
         4.5 Price Switches................................................................................ 12
         4.6 Gifts......................................................................................... 12
         4.7 Service as Director of Publicly Traded Companies.............................................. 13

 5.      Procedures with Regard to Dissemination of Information............................................ 13

 6.      Reports of Holdings by NB Access Persons.......................................................... 13


         6.1 Initial Report................................................................................ 13
         6.2 Annual Report................................................................................. 14

         6.3 Exceptions.................................................................................... 14

 7.      Quarterly Reports of Transactions by NB Access Persons............................................ 14

         7.1 General Requirement........................................................................... 14
         7.2  Contents..................................................................................... 15
         7.3  Exceptions................................................................................... 15

 8.      Quarterly Reports by NB Access Persons
         Regarding Securities Accounts..................................................................... 16

 9.      Annual Report to Board of Trustees................................................................ 16

10.      Implementation.................................................................................... 17

          10.1 Violations.................................................................................. 17
          10.2 Sanctions................................................................................... 17
          10.3 Forms....................................................................................... 17
          10.4 Exceptions.................................................................................. 17

1. General Prohibitions
-----------------------

No person associated with the Fund, NB Management, or NB, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Trust or Fund, shall:

     Employ any device, scheme or artifice to defraud such Fund;

     Make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any Fund;

     Engage in any manipulative practice with respect to such Fund;

     Engage in any transaction in a security while in possession of material nonpublic information regarding the security or the issuer of the security; or

     Engage in any transaction intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.

2. Definitions
--------------

The following words have the following meanings, regardless of whether such terms are capitalized or not in this Code:

     Access Person - any Trustee, director, officer, or Advisory Person of the
     -------------
Fund, NB Management or NB. The determination as to whether an individual is an Access Person shall be made by the Legal and Compliance Department.

     Advisory Person - any employee of the Fund, NB Management or NB (or of any
     ---------------
company in a control relationship to the Trust, NB or NB Management) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to the Fund, NB Management or NB who obtains information concerning recommendations made to such Fund with regard to the purchase or sale of Covered Securities by such Fund.

     Beneficial Interest - a person has a Beneficial Interest in an account in
     -------------------
which he or she may profit or share in the profit from transactions. Without limiting the foregoing, a person has a Beneficial Interest when the securities in the account are held:

     (i)    in his or her name;

     (ii)   in the name of any of his or her Immediate Family;

     (iii) in his or her name as trustee for himself or herself or for his or her Immediate Family;

     (iv) in a trust in which he or she has a Beneficial Interest or is the settlor with a power to revoke;

     (v) by another person and he or she has a contract or an understanding with such person that the securities held in that person's name are for his or her benefit;

     (vi) in the form of a right to acquisition of such security through the exercise of warrants, options, rights, or conversion rights;

     (vii)  by a partnership of which he or she is a member;

     (viii) by a corporation which he or she uses as a personal trading medium;

     (ix)   by a holding company which he or she controls; or

     (x) any other relationship in which a person would have beneficial ownership under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect Beneficial Interest shall apply to all securities which an Access Person has or acquires.

Any person who wishes to disclaim a Beneficial Interest in any securities must submit a written request to the Legal and Compliance Department explaining the reasons therefor. Any disclaimers granted by the Legal and Compliance Department must be made in writing. Without limiting the foregoing, if a disclaimer is granted to any person with respect to shares held by a member or members of his or her Immediate Family, the provisions of this Code of Ethics applicable to such person shall not apply to any member or members of his or her Immediate Family for which such disclaimer was granted, except with respect to requirements specifically applicable to members of a person's Immediate Family.

     Blind Trust - a trust in which an Access Person or employee has Beneficial
     -----------
Interest or is the settlor with a power to revoke, with respect to which the Legal and Compliance Department has determined that such Access Person or employee has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein, provided, however, that direct or indirect
                                   --------  -------
influence or control of such trust is held by a person or entity not associated with Neuberger Berman or any affiliate of Neuberger Berman and not a relative of such Access Person or employee.

     Covered Security - (a) any note, stock, treasury stock, bond, debenture,
     ----------------
evidence of indebtedness, certificate of interest or participation on any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of trust for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly know as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing; and (b) any security or instrument related to, but not necessarily the same as, those held or to be acquired by a particular Fund; The term Covered Security does not include: direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares of registered open-end investment companies.

     Day - a calendar day.
     ---

     Immediate Family - any of the following relatives sharing the same
     ----------------
household with an individual: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships.

     Investment Company - each registered investment company and series thereof
     ------------------
for which NB Management is the investment manager, investment adviser, sub-adviser, administrator or distributor, or for which NB is the investment adviser or sub-adviser.

     Investment Person - Any employee of NB Management or NB (or of any company
     -----------------
in a control relationship to NB Management or NB) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and any natural person who controls NB Management or NB and who obtains information concerning recommendations made to such Fund regarding the purchase or sale of securities by such Fund. The determination as to whether an individual is an Investment Person shall be made by the Legal and Compliance Department.

     Legal and Compliance Department - NB Legal and Compliance Department.
     --------------------------------------------------------------------

     Related Issuer - an issuer with respect to which an Investment Person or
     --------------
his or her Immediate Family: (i) has a business relationship with such issuer or any promoter, underwriter, officer, director, or employee of such issuer; or
(ii) is related to any officer, director or senior management employee of such issuer.

     Trading Desk - NB Trading Desk.
     ------------


3. Required Compliance Procedures
---------------------------------

     3.1 All Securities Transactions through Neuberger Berman.
     --------------------------------------------------------

     (a) Every Access Person who is an employee of NB Management or NB or of any company in a control relationship to NB Management or NB (hereinafter "NB Access Person") is required to execute through Neuberger Berman ("NB") all transactions in Covered Securities held in his or her own name or in which he or she has a direct or indirect Beneficial Interest. Every Investment Person is also required to provide the Legal and Compliance Department with duplicate copies of confirmations of all transactions in Covered Securities held in the name of members of his or her Immediate Family or in which such members have a Beneficial Interest.

     (b) Exceptions will only be granted upon a showing of extenuating circumstances. Any individual seeking an exception to this policy must submit a written request to the Legal and Compliance Department explaining the reasons therefor. Any exceptions granted must be made in writing.

     (c) Any individual granted an exception is required to direct his or her broker, adviser or trustee, as the case may be, to supply to the Legal and Compliance Department, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts in his or her own name or in which he or she has a Beneficial Interest.

     (d) Individuals are not required to execute through NB transactions in which they are establishing a dividend reinvestment plan directly through an issuer. However, individuals must obtain written approval from the Legal and Compliance Department prior to establishing any such plan and supply to the Legal and Compliance Department, on a timely basis, duplicate copies of all confirmations relating to the plan.

     3.2 Preclearance of Securities Transactions by Access Persons.
     -------------------------------------------------------------

     (a) Every NB Access Person must obtain prior approval from the Trading Desk before executing any transaction in Covered Securities held in his or her own name or in which he or she has a Beneficial Interest. Before granting such approval, the Trading Desk shall determine that:

          (i) No Investment Company has a pending "buy" or "sell" order in that security;

          (ii)  The security does not appear on any "restricted" list of NB; and

          (iii) Such transaction is not short selling or option trading that is economically opposite any pending transaction for any Investment Company.

     (b)  The following securities are exempt from preclearance requirements:

          (i)   Securities transactions effected in blind trusts;

          (ii) The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

          (iii) The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of
                                    --------
                securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

          (iv) Options on the Standard & Poor's "500" Composite Stock Price Index; and

          (v) Other securities that may from time to time be so designated in writing by the Code of Ethics Committee.


     (c) Obtaining preclearance approval does not constitute a waiver of any prohibitions, restrictions, or disclosure requirements in this Code of Ethics.

     3.3  Post-Trade Monitoring of Precleared Transactions.
     -----------------------------------------------------

     After the Trading Desk has granted preclearance to an NB Access Person with respect to any personal securities transaction, the investment activity of such Access Person shall be monitored by the Legal and Compliance Department to ascertain that such activity conforms to the preclearance so granted and the provisions of this Code.

     3.4  Notification of Reporting Obligations.
     ------------------------------------------

     The Legal and Compliance Department shall identify all NB Access Persons who are required to make reports under the Code and inform those Access Persons of their reporting obligations.

     3.5 Certification of Compliance With Code of Ethics.
     ---------------------------------------------------

     All NB Access Persons are required to certify annually in writing that they have:

     (a) read and understand the Code of Ethics and recognize that they are subject thereto;

     (b) complied with the requirements of the Code of Ethics;

     (c) disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code; and

     (d) with respect to any blind trusts in which such person has a Beneficial Interest, that such person has no direct or indirect influence or control and no knowledge of any transactions therein.

4. Restrictions
---------------

     4.1 Initial Public Offerings.
     ----------------------------

     (a) All Investment Persons are prohibited from acquiring a Beneficial Interest in any Covered Securities in an initial public offering, in order to preclude any possibility of their profiting improperly from their positions on behalf of a Fund. No member of an Immediate Family of an Investment Person may acquire a Beneficial Interest in an initial public offering without the prior written consent of the Legal and Compliance Department.

     (b) Prior approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund and its shareholders and whether the opportunity is being offered to an individual by virtue of his or her position or relationship to the Fund.

     4.2 Private Placements.
     -----------------------

     (a) No Investment Person or member of his or her Immediate Family may acquire a direct or indirect Beneficial Interest in any Covered Securities in private placements without prior written approval by the Legal and Compliance Department.

     (b) Prior approval shall take into account, among other factors, whether the investment opportunity should be reserved for a Trust or Fund and its shareholders and whether the opportunity is being offered to an individual by virtue of his or her position or relationship to the Trust or Fund.

     (c) An Investment Person who has (or a member of whose Immediate Family has) acquired a

Beneficial Interest in securities in a private placement is required to disclose that investment to the Legal and Compliance Department when such Investment Person plays a part in any subsequent consideration of an investment in the issuer for any Fund. In any such circumstances, the decision to purchase securities of the issuer for a Fund is subject to an independent review by Investment Personnel with no personal interest in the issuer. Such independent review shall be made in writing and furnished to the Legal and Compliance Department.

     4.3 Related Issuers.
     -------------------

     Investment Personnel are required to disclose to the Legal and Compliance Department when they play a part in any consideration of an investment by a Fund in a Related Issuer. In any such circumstances, the decision to purchase securities of the Related Issuer for a Fund is subject to an independent review by an Investment Person with no personal interest in the Related Issuer. Such independent review shall be made in writing and furnished to the Legal and Compliance Department.

     4.4 Blackout Period.
     -------------------

     No NB Access Person may execute a securities transaction in Covered Securities held in his or her own name or in which he or she has, or as a result of such transaction, will have, a direct or indirect Beneficial Interest on a day during which any Investment Company has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

     4.5 Price Switches.
     ------------------

     (a) Same Day Price Switch
         ---------------------

           (i) If any employee of NB Management or NB or of any company in a control relationship to NB Management or NB purchases a Covered Security (other than a fixed income security) held, or by reason of such transaction held, in his or her own name or in which he or she has a Beneficial Interest and an Investment Company purchases the same security during the same day, then, to the extent that the price paid per share by the Investment Company for such purchase is less favorable than the price paid per share by such employee, the Investment Company shall have the benefit of the more favorable price per share.

           (ii) If any employee of NB Management or NB or of any company in a control relationship to NB management or NB sells a Covered Security (other than a fixed income security) held in his or her own name or in which he or she has a Beneficial Interest and an Investment Company sells the same security during the same day, then, to the extent that the price per share received by the Investment Company for such sale is less favorable than the price per share received by the employee, the Investment

         Company shall have the benefit of the more favorable price per share.

     (b) 7-Day Price Switch
     ----------------------

            (i) If any Investment Person purchases a Covered Security (other than a fixed income security) held, or by reason of such transaction held, in his or her own name or in which he or she has a Beneficial Interest and within seven (7) days prior or subsequent thereto a Fund with respect to which he or she is an Investment Person has purchased or purchases the same security, then, to the extent that the price paid per share by such Fund for such purchase was or is less favorable than the price paid per share by such Investment Person, such Fund shall have the benefit of the more favorable price per share.

            (ii) If any Investment Person sells a Covered Security (other than a fixed income security) held in his or her own name or in which he or she has a Beneficial Interest and within seven (7) days prior or subsequent thereto a Fund with respect to which he or she is an Investment Person has sold or sells the same security, then, to the extent that the price received per share by such Fund for such sale was or is less favorable than the price received per share by such Investment Person, such Fund shall have the benefit of the more favorable price per share.

     (c) An amount of money necessary to effectuate the price switch shall be transferred from the account of the employee or Investment Person subject to the price switch policies, to the Investment Company's or Fund's account, as the case may be. The price switch shall be limited to the number of shares purchased or sold by the employee or Investment Person or the number of shares purchased or sold by the Investment Company or Fund, as the case may be, whichever is smaller.

     (d) Notwithstanding the foregoing, price switching shall not apply to:

            (i)   Securities transactions effected in blind trusts;

            (ii) Securities transactions that are non-volitional on the part of either the employee, Investment Person or the Investment Company;

            (iii) The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

            (iv) The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of
                                      --- ----
                  securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

          (v)    Options on the Standard & Poor's "500" Composite Stock Price
                 Index;

          (vi) Transactions arising through arbitrage, market making activities or hedged options trading;

          (vii)  Transactions in the NB ERISA Profit Sharing and Retirement
                 Plan;

          (viii) Transactions involving odd lots; and

          (ix) Other securities that may from time to time be so designated in writing by the Code of Ethics Committee.

     4.6 Gifts.
     ---------

     All NB Access Persons and employees are prohibited from giving or receiving any gift or other thing of more than One Hundred Dollars ($ 100) in value to or from any person or entity that does business with or on behalf of the Fund in any one year.

     4.7 Service as Director of Publicly Traded Companies.
     ----------------------------------------------------

     Investment Persons are prohibited from serving on the Boards of Directors of publicly traded companies.

5. Procedures with Regard to Dissemination of Information
---------------------------------------------------------


     Access Persons and employees of NB Management, NB, or the Trust are prohibited from revealing information relating to current or anticipated investment intentions, portfolio transactions or activities of Funds except to persons whose responsibilities require knowledge of the information.


6. Reports of Holdings by NB Access Persons
-------------------------------------------

6.1 Initial Report.
    --------------

No later than 10 days after a person becomes an NB Access Person, such person shall report to NB Management or NB:

    (a) The title, number of shares and principal amount of each Covered Security in which the

         NB Access Person had a direct or indirect beneficial ownership when the person became an NB Access Person;

     (b) The name of any broker, dealer or bank with whom the NB Access Person maintained an account in which any securities were held for the direct or indirect benefit of the NB Access Person as of the date the person become an Access Person; and

     (c) The date that the report is submitted by the NB Access Person.

6.2  Annual Report.
     -------------

Annually, each NB Access Person shall report the following information, which must be current as of a date no more than 30 days before the report is submitted:

     (a) The title, number of shares and principal amount of each Covered Security in which the NB Access Person had a direct or indirect beneficial ownership;

     (b) The name of any broker, dealer or bank with whom the NB Access Person maintains an account in which any securities are held for the direct or indirect benefit of the NB Access Person; and

     (c) The date that the report is submitted by the NB Access Person.

6.3  Exceptions.
     ----------

     No report is required with respect to holdings where such report would duplicate information recorded by NB or NB Management pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940. For purposes of the foregoing, no report is required with respect to the holdings of securities in accounts maintained at NB.

7. Quarterly Reports of Transactions by NB Access Persons
---------------------------------------------------------

     7.1 General Requirement.
     -----------------------

     Every NB Access Person shall report, or cause to be reported, to the Trust and Legal and Compliance Department the information described in Section 7.3 with respect to transactions in any Covered Security in which such NB Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Interest.

     7.2 Contents of Quarterly Reports of Transactions.
     -------------------------------------------------

     Every report shall be made not later than 10 days after the end of the calendar quarter and shall contain the following information:

     (a) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

     (b) The nature of the transaction (i.e., purchase, sale or any other type
                                        ----
         of acquisition or disposition);

     (c) The price of the Covered Security at which the transaction was effected;

     (d) The name of the broker, dealer or bank with or through whom the transaction was effected; and

     (e) The date that the report is submitted by the Access Person.

Unless otherwise stated, no report shall be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Interest in the security to which the report relates.

     7.3 Exceptions.
     ---------------

     No report is required with respect to transactions where such report would duplicate information recorded by NB or NB Management pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940. For purposes of the foregoing, the Legal and Compliance Department maintains (i) electronic records of all securities transactions effected through NB, and (ii) copies of any duplicate confirmations that have been provided to the Legal and Compliance Department under this Code of Ethics with respect to securities transactions that, pursuant to exceptions granted by the Legal and Compliance Department, have not been effected through NB; accordingly, no report is required with respect to such transactions.


8. Quarterly Reports by NB Access Persons Regarding Securities Accounts.
------------------------------------------------------------------------

     (a) Every NB Access Person shall report, or cause to be reported, to the Legal and Compliance Department, the information regarding any securities account established by the NB Access Person during any quarter. Every report shall be made not later than 10 days after the end of the calendar quarter and shall contain the following information:

          (i) The name of the broker, dealer or bank with whom the Access Person established the account;

          (ii)  The date the account was established; and

          (iii) The date that the report is submitted by the NB Access Person.

     (b) No report is required with respect to securities accounts where such report would duplicate information recorded by NB or NB Management pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940. For purposes of the foregoing, no report is required with respect to securities accounts at NB.


9. Annual Report to Board of Trustees.
-------------------------------------

No less frequently than annually and concurrently with reports to the Boards of Trustees of the Neuberger Berman Funds, NB Management and NB shall furnish to the Board of Trustees of the Fund, and the Board must consider, a written report that:

     (i) describes any issues arising under this Code or procedures concerning personal investing since the last such report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations;

     (ii) certifies that the NB Management and NB, as applicable, have adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and

     (iii) identifies any recommended changes in existing restrictions or procedures based upon the Fund's experience under the Code of Ethics, evolving industry practices, or developments in applicable laws or regulations.

10. Implementation.
------------------

     10.1 Violations.
     ---------------

     Any person who has knowledge of any violation of this Code shall report said violation to the Legal and Compliance Department.

     10.2 Sanctions.
     --------------
     NB Management and NB shall each have authority to impose sanctions for violations of this

Code. Such sanctions may include a letter of censure, suspension or termination of the employment of the violator, forfeiture of profits, forfeiture of personal trading privileges, forfeiture of gifts, or any other penalty deemed to be appropriate.

     10.3 Forms.
     ----------

     The Legal and Compliance Department is authorized, with the advice of counsel, to prepare written forms for use in implementing this Code. Such forms shall be attached as an Appendix to this Code and shall be disseminated to all individuals subject to the Code.

     10.4 Exceptions.
     ---------------

     Exceptions to the requirements of this Code shall rarely, if ever, be granted. However, the Legal and Compliance Department shall have authority to grant exceptions on a case-by-case basis.

Amended and Restated as of August 1, 2000

Code of Ethics

                                 Code of Ethics







                                       piv
                                        s




















         It is the personal responsibility of every Putnam employee to avoid any conduct that could create a conflict, or even the appearance of a conflict, with our clients, or to do anything that could damage or erode the trust our clients place in Putnam and its employees.

A   Table of Contents

    Overview.............................................................................................    iii

    Preamble.............................................................................................    vii

    Definitions:  Code of Ethics..........................................................................   ix

    Section I.    Personal Securities Rules for All Employees..............................................   1
                      A.              Restricted List......................................................   1
                      B.              Prohibited Purchases and Sales.......................................   6
                      C.              Discouraged Transactions.............................................   9
                      D.              Exempted Transactions................................................  10

    Section II.   Additional Special Rules for Personal Securities Transactions of Access Persons and
                  Certain Investment Professionals.........................................................  13

    Section III.  Prohibited Conduct for All Employees.....................................................  19

    Section IV.   Special Rules for Officers and Employees of Putnam Europe Ltd............................  29

    Section V.    Reporting Requirements for All Employees.................................................  31

    Section VI.   Education Requirements...................................................................  35

    Section VII.  Compliance and Appeal Procedures.........................................................  37

    Appendix A.............................................................................................  39
                      Preamble.............................................................................  41
                      Definitions:    Insider Trading......................................................  43
                      Section 1.      Rules Concerning Inside Information..................................  45
                      Section 2.      Overview of Insider Trading..........................................  49

    Appendix B.   Policy Statement Regarding Employee Trades in Shares of Putnam Closed-End Funds..........  55

    Appendix C.   Clearance Form for Portfolio Manager Sales Out of Personal Account of Securities Also
                  Held by Fund (For compliance with "Contra-Trading" Rule).................................  57

    Appendix D.   Procedures for Approval of New Financial Instruments.....................................  59

    Index..................................................................................................  61

                                      s                                    i

A    Overview

     Every Putnam employee is required, as a condition of continued employment, to read, understand, and comply with the entire Code of Ethics. This Overview is provided only as a convenience and is not intended to substitute for a careful reading of the complete document.

     It is the personal responsibility of every Putnam employee to avoid any conduct that could create a conflict, or even the appearance of a conflict, with our clients, or do anything that could damage or erode the trust our clients place in Putnam and its employees. This is the spirit of the Code of Ethics. In accepting employment at Putnam, every employee accepts the absolute obligation to comply with the letter and the spirit of the Code of Ethics. Failure to comply with the spirit of the Code of Ethics is just as much a violation of the Code as failure to comply with the written rules of the Code.

     The rules of the Code cover activities, including personal securities transactions, of Putnam employees, certain family members of employees, and entities (such as corporations, trusts, or partnerships) that employees may be deemed to control or influence.

     Sanctions will be imposed for violations of the Code of Ethics. Sanctions may include bans on personal trading, reductions in salary increases or bonuses, disgorgement of trading profits, suspension of employment, and termination of employment.

     --   Insider trading:

          Putnam employees are forbidden to buy or sell any security while either Putnam or the employee is in possession of non-public information ("inside information") concerning the security or the issuer. A violation of Putnam's insider trading policies may result in criminal and civil penalties, including imprisonment and substantial fines.

     --   Conflicts of interest:

          The Code of Ethics imposes limits on activities of Putnam employees where the activity may conflict with the interests of Putnam or its clients. These include limits on the receipt and solicitation of gifts and on service as a fiduciary for a person or entity outside of Putnam.

          For example, Putnam employees generally may not accept gifts over $50 in total value in a calendar year from any entity or any supplier of goods or services to Putnam. In addition, a Putnam employee may not serve as a director of any corporation without prior approval of the Code of Ethics Officer, and Putnam employees may not be members of investment clubs.

     --   Confidentiality:

          Information about Putnam clients and Putnam investment activity and research is proprietary and confidential and may not be disclosed or used by any Putnam employee outside Putnam without a valid business purpose.

                                       s                                     iii

     --   Personal securities trading:

          Putnam employees may not buy or sell any security for their own account without clearing the proposed transaction in advance with the Code of Ethics Administrator.

          Certain securities are excepted from this requirement (e.g., Marsh & McLennan stock and shares of open-end (not closed-end) Putnam Funds). The Code of Ethics Officer will permit employees to purchase or sell up to 1,000 shares of stock of an issuer whose capitalization exceeds $5 billion, but such purchases or sales must still be cleared.

          Clearance must be obtained in advance, between 11:30 a.m. and 4:00 p.m. EST on the day of the trade. Clearance may be obtained between 9:00 a.m. and 4:00 p.m. on the day of the trade for up to 1,000 shares of stock of an issuer whose capitalization exceeds $5 billion. A clearance is valid only for the day it is obtained. The Code also strongly discourages excessive trading by employees for their own account (i.e., more than 10 trades in any calendar quarter). Trading in excess of this level will be reviewed with the Code of Ethics Oversight Committee.

     --   Short Selling:

          Putnam employees are prohibited from short selling any security, whether or not it is held in a Putnam client portfolio, except that short selling against the S&P 100 and 500 indexes and "against the box" are permitted.

     --   Confirmations of trading and periodic account statements:

          All Putnam employees must have their brokers send confirmations of personal securities transactions, including transactions of immediate family members and accounts over which the employee has investment discretion, to the Code of Ethics Officer. Employees must contact the Code of Ethics Administrator to obtain an authorization letter from Putnam for setting up a personal brokerage account.

     --   Quarterly and annual reporting:

          Certain Putnam employees (so-called "Access Persons" as defined by the SEC and in the Code of Ethics) must report all their securities transactions in each calendar quarter to the Code of Ethics Officer within 10 days after the end of the quarter. All Access Persons must disclose all personal securities holdings upon commencement of employment and thereafter on an annual basis. You will be notified if these requirements apply to you. If these requirements apply to you and you fail to report as required, salary increases and bonuses will be reduced.

iv                                        s

     --   IPOs and private placements:

          Putnam employees may not buy any securities in an initial public offering or in a private placement, except in limited circumstances when prior written authorization is obtained.

     --   Procedures for Approval of New Financial Instruments:

          No new types of securities or instruments may be purchased for any Putnam fund or other client account without the prior approval of the Risk Management Committee.

     -- Personal securities transactions by Access Persons and certain investment professionals:

          The Code imposes several special restrictions on personal securities transactions by Access Persons and certain investment professionals, which are summarized as follows:

          -- "60-Day Holding Period". No Access Person shall profit from the purchase and sale, or sale and purchase, of any security or related derivative security within 60 calendar days.

          -- "7-Day" Rule. Before a portfolio manager places an order to buy a security for any portfolio he manages, he must sell from his personal account any such security or related derivative security purchased within the preceding 7 calendar days and disgorge any profit from the sale.

          -- "Blackout" Rules. No portfolio manager may sell any security or related derivative security for her personal account until 7 calendar days have passed since the most recent purchase of that security or related derivative security by any portfolio she manages. No portfolio manager may buy any security or related derivative security for his personal account until 7 calendar days have passed since the most recent sale of that security or related derivative security by any portfolio he manages.

          -- "Contra-Trading" Rule. No portfolio manager may sell out of her personal account any security or related derivative security that is held in any portfolio she manages unless she has received the written approval of a CIO and the Code of Ethics Officer.

          -- No manager may cause a Putnam client to take action for the manager's own personal benefit.

          -- Similar rules limit personal securities transactions by analysts, co-managers, and Chief Investment Officers. Please read these rules carefully. You are responsible for understanding the restrictions.

This Overview is qualified in its entirety by the provisions of the Code of Ethics. The Code requires that all Putnam employees read, understand, and comply with the entire Code of Ethics.

                                       s

A    Preamble

     It is the personal responsibility of every Putnam employee to avoid any conduct that would create a conflict, or even the appearance of a conflict, with our clients, or embarrass Putnam in any way. This is the spirit of the Code of Ethics. In accepting employment at Putnam, every employee also accepts the absolute obligation to comply with the letter and the spirit of the Code of Ethics. Failure to comply with the spirit of the Code of Ethics is just as much a violation of the Code as failure to comply with the written rules of the Code.

     Sanctions will be imposed for violations of the Code of Ethics, including the Code's reporting requirements. Sanctions may include bans on personal trading, reductions in salary increases or bonuses, disgorgement of trading profits, suspension of employment and termination of employment.

     Putnam Investments is required by law to adopt a Code of Ethics. The purpose of the law is to prevent abuses in the investment advisory business that can arise when conflicts of interest exist between the employees of an investment adviser and its clients. Having an effective Code of Ethics is good business practice, as well. By adopting and enforcing a Code of Ethics, we strengthen the trust and confidence reposed in us by demonstrating that, at Putnam, client interests come before personal interests.

     Putnam has had a Code of Ethics for many years. The first Putnam Code was written more than 30 years ago by George Putnam. It has been revised periodically, and was re-drafted in its entirety in 1989 to take account of legal and regulatory developments in the investment advisory business. Since 1989, the Code has been revised regularly to reflect developments in our business.

     The Code that follows represents a balancing of important interests. On the one hand, as a registered investment adviser, Putnam owes a duty of undivided loyalty to its clients, and must avoid even the appearance of a conflict that might be perceived as abusing the trust they have placed in Putnam. On the other hand, Putnam does not want to prevent conscientious professionals from investing for their own account where conflicts do not exist or are so attenuated as to be immaterial to investment decisions affecting Putnam clients.

     When conflicting interests cannot be reconciled, the Code makes clear that, first and foremost, Putnam employees owe a fiduciary duty to Putnam clients. In most cases, this means that the affected employee will be required to forego conflicting personal securities transactions. In some cases, personal investments will be permitted, but only in a manner which, because of the circumstances and applicable controls, cannot reasonably be perceived as adversely affecting Putnam client portfolios or taking unfair advantage of the relationship Putnam employees have to Putnam clients.

                                   s                                         vii

     The Code contains specific rules prohibiting defined types of conflicts. Because every potential conflict cannot be anticipated in advance, the Code also contains certain general provisions prohibiting conflict situations. In view of these general provisions, it is critical that any individual who is in doubt about the applicability of the Code in a given situation seek a determination from the Code of Ethics Officer about the propriety of the conduct in advance. The procedures for obtaining such a determination are described in Section VII of the Code.

     It is critical that the Code be strictly observed. Not only will adherence to the Code ensure that Putnam renders the best possible service to its clients, it will ensure that no individual is liable for violations of law.

     It should be emphasized that adherence to this policy is a fundamental condition of employment at Putnam. Every employee is expected to adhere to the requirements of this Code of Ethics despite any inconvenience that may be involved. Any employee failing to do so may be subject to such disciplinary action, including financial penalties and termination of employment, as determined by the Code of Ethics Oversight Committee or the Chief Executive Officer of Putnam Investments.

viii                                      s

A    Definitions:         Code of Ethics

     The words given below are defined specifically for the purposes of Putnam's Code of Ethics.

     Gender references in the Code of Ethics alternate.

     Rule of construction regarding time periods. Unless the context indicates otherwise, time periods used in the Code of Ethics shall be measured inclusively, i.e., including the dates from and to which the
                             ---------
          measurement is made.

     Access persons. Access Persons are (i) all officers of Putnam Investment
          Management, Inc. (the investment manager of Putnam's mutual funds),
          (ii) all employees within Putnam's Investment Division, and (iii) all other employees of Putnam who, in connection with their regular duties, have access to information regarding purchases or sales of portfolio securities by a Putnam mutual fund, or who have access to information regarding recommendations with respect to such purchases or sales.

     Code of Ethics Administrator. The individual designated by the Code of Ethics Officer to assume responsibility for day-to-day, non-discretionary administration of this Code. The current Code of Ethics Administrator is Laura Rose, who can be reached at extension 11104.

     Code of Ethics Officer. The Putnam officer who has been assigned the responsibility of enforcing and interpreting this Code. The Code of Ethics Officer shall be the General Counsel or such other person as is designated by the President of Putnam Investments. If the Code of Ethics Officer is unavailable, the Deputy Code of Ethics Officer (to be appointed by the Code of Ethics Officer) shall act in his stead.

     Code of Ethics Oversight Committee. Has oversight responsibility for administering the Code of Ethics. Members include the Code of Ethics Officer, the Head of Investments, and other members of Putnam's senior management approved by the Chief Executive Officer of Putnam.

     Immediate family. Spouse, minor children, or other relatives living in the same household as the Putnam employee.

     Policy Statements. The Policy Statement Concerning Insider Trading
          Prohibitions attached to the Code as Appendix A and the Policy Statement Regarding Employee Trades in Shares of Putnam Closed-End Funds attached to the Code as Appendix B.

     Private placement. Any offering of a security not to the public, but to sophisticated investors who have access to the kind of information which would be contained in a prospectus, and which does not require registration with the relevant securities authorities.

     Purchase or sale of a security. Any acquisition or transfer of any interest in the security for direct or indirect consideration, and includes the writing of an option.

                                         s                                   ix

Putnam. Any or all of Putnam Investments, Inc., and its subsidiaries, any one of which shall be a "Putnam company."

Putnam client. Any of the Putnam Funds, or any advisory, trust, or other client of Putnam.

Putnam employee (or "employee"). Any employee of Putnam.


Restricted List. The list established in accordance with Rule 1 of Section I.A.

Security. Any type or class of equity or debt security and any rights relating to a security, such as put and call options, warrants, and convertible securities. Unless otherwise noted, the term "security" does not include: currencies, direct and indirect obligations of the U.S. government and its agencies, commercial paper, certificates of deposit, repurchase agreements, bankers' acceptances, any other money market instruments, shares of open-end mutual funds (including Putnam open-end mutual funds), securities of The Marsh & McLennan Companies, Inc., commodities, and any option on a broad-based market index or an exchange-traded futures contract or option thereon.

Transaction for a personal account (or "personal securities transaction").
     Securities transactions: (a) for the personal account of any employee; (b) for the account of a member of the immediate family of any employee; (c) for the account of a partnership in which a Putnam employee or immediate family member is a general partner or a partner with investment discretion;
     (d) for the account of a trust in which a Putnam employee or immediate family member is a trustee with investment discretion; (e) for the account of a closely-held corporation in which a Putnam employee or immediate family member holds shares and for which he has investment discretion; and
     (f) for any account other than a Putnam client account which receives investment advice of any sort from the employee or immediate family member, or as to which the employee or immediate family member has investment discretion.

x                                       s

A    Section I.           Personal Securities Rules for All Employees

     A.   Restricted List

          RULE I

          No Putnam employee shall purchase or sell for his personal account any security without prior clearance obtained through Putnam's Intranet pre-clearance system or from the Code of Ethics Administrator. No clearance will be granted for securities appearing on the Restricted List. Securities shall be placed on the Restricted List in the following circumstances:

          (a) when orders to purchase or sell such security have been entered for any Putnam client, or the security is being actively considered for purchase or sale for any Putnam client;

          (b) with respect to voting securities of corporations in the banking, savings and loan, communications, or gaming (i.e., casinos) industries, when holdings of Putnam clients exceed 7% (for public utilities, the threshold is 4%);

          (c) when, in the judgment of the Code of Ethics Officer, other circumstances warrant restricting personal transactions of Putnam employees in a particular security;

          (d) the circumstances described in the Policy Statement Concerning Insider Trading Prohibitions, attached as Appendix A.

          Reminder: Securities for an employee's "personal account" include securities owned by certain family members of a Putnam employee. Thus, this Rule prohibits certain trades by family members of Putnam employees. See Definitions.
                     ---

          Compliance with this rule does not exempt an employee from complying with any other applicable rules of the Code, such as those described in Section III. In particular, Access Persons and certain investment professionals must comply with the special rules set forth in Section II.

          EXCEPTIONS

          A. "Large Cap" Exception. If a security appearing on the Restricted List is an equity security for which the issuer has a market capitalization (defined as outstanding shares multiplied by current price per share) of over $5 billion, then a Putnam employee may purchase or sell up to 1,000 shares of the security per day for his personal account. This exception does not apply if the security appears on the Restricted List in the circumstances described in subpart (b), (c), or (d) of Rule 1.

          B. Investment Grade Or Higher Fixed-Income Exception. If a security being traded or considered for trade for a Putnam client is a non-convertible fixed-income security which bears a rating of BBB (Standard & Poor's) or Baa (Moody's) or any comparable rating or

                                           s                                  1
               higher, then a Putnam employee may purchase or sell that security for his personal account without regard to the activity of Putnam clients. This exception does not apply if the security has been placed on the Restricted List in the circumstances described in subpart (b), (c), or (d) of Rule 1.

          C. Pre-Clearing Transactions Effected by Share Subscription. The purchase and sale of securities made by subscription rather than on an exchange are limited to issuers having a market capitalization of $5 billion or more and are subject to a 1,000 share limit. The following are procedures to comply with Rule 1 when effecting a purchase or sale of shares by subscription:

               (a) The Putnam employee must pre-clear the trade on the day he or she submits a subscription to the issuer, rather than on the actual day of the trade since the actual day of the trade typically will not be known to the employee who submits the subscription. At the time of pre-clearance, the employee will be told whether the purchase is permitted (in the case of a corporation having a market capitalization of $5 billion or more), or not permitted (in the case of a smaller capitalization issuer).

               (b) The subscription for any purchase or sale of shares must be reported on the employee's quarterly personal securities transaction report, noting the trade was accomplished by subscription.

               (c) As no brokers are involved in the transaction, the confirmation requirement will be waived for these transactions, although the Putnam employee must provide the Legal and Compliance Department with any transaction summaries or statements sent by the issuer.

2                                            s

     SANCTION GUIDELINES

     A.   Failure to Pre-Clear a Personal Trade

          1. First violation: One month trading ban with written warning that a future violation will result in a longer trading ban.

          2. Second violation: Three month trading ban and written notice to Managing Director of the employee's division.

          3. Third violation: Six month trading ban with possible longer or permanent trading ban based upon review by Code of Ethics Oversight Committee.

     B.   Failure to Pre-Clear SeCurities on the Restricted List

          1. First violation: Disgorgement of any profit from the transaction, one month trading ban, and written warning that a future violation will result in a longer trading ban.

          2. Second violation: Disgorgement of any profit from the transaction, three month trading ban, and written notice to Managing Director of the employee's division.

          3. Third violation: Disgorgement of any profit from the transaction, and six month trading ban with possible longer or permanent trading ban based upon review by Code of Ethics Oversight Committee.

          NOTE: These are the sanction guidelines for successive failures to pre-clear personal trades within a 2-year period. The Code of Ethics Oversight Committee retains the right to increase or decrease the sanction for a particular violation in light of the circumstances. The Committee's belief that an employee intentionally has violated the Code of Ethics will result in more severe sanctions than outlined in the guidelines above. The sanctions described in Paragraph B apply to Restricted List securities that are: (i) small cap stocks (i.e., stocks not entitled to the "Large Cap" exception) and (ii) large cap stocks that exceed the daily 1,000 share maximum permitted under the "Large Cap" exception. Failure to pre-clear an otherwise permitted trade of up to 1,000 shares of a large cap security is subject to the sanctions described above in Paragraph A.

     IMPLEMENTATION

     A. Maintenance of Restricted List. The Restricted List shall be maintained by the Code of Ethics Administrator.

     B. Consulting Restricted List. An employee wishing to trade any security for his personal account shall first obtain clearance through Putnam's Intranet pre-clearance system. The system may be accessed from your desktop computer through Internet access software and following the directions provided in the system. The current address of the

                                       S                                       3

          Intranet pre-clearance system can be obtained from the Code of Ethics Administrator. Employees may pre-clear all securities between 11:30 a.m. and 4:00 p.m. EST, and may pre-clear purchases or sales of up to 1,000 shares of issuers having a market capitalization of more than $5 billion between 9:00 a.m. and 4:00 p.m. EST. Requests to make personal securities transactions may not be made using the system or presented to the Code of Ethics Administrator after 4:00 p.m.

          The pre-clearance system will inform the employee whether the security may be traded and whether trading in the security is subject to the "Large Cap" limitation. The response of the pre-clearance system as to whether a security appears on the Restricted List and, if so, whether it is eligible for the exceptions set forth after this Rule shall be final, unless the employee appeals to the Code of Ethics Officer, using the procedure described in Section VII, regarding the request to trade a particular security.

          A clearance is only valid for trading on the day it is obtained. Trades in securities listed on Asian or European stock exchanges, however, may be executed within one business day after pre-clearance is obtained.

          If a security is not on the Restricted List, other classes of securities of the same issuer (e.g., preferred or convertible preferred stock) may be on the Restricted List. It is the employee's responsibility to identify with particularity the class of securities for which permission is being sought for a personal investment.

          If the Intranet pre-clearance system does not recognize a security, or if an employee is unable to use the system or has any questions with respect to the system or pre-clearance, the employee may consult the Code of Ethics Administrator. The Code of Ethics Administrator shall not have authority to answer any questions about a security other than whether trading is permitted. The response of the Code of Ethics Administrator as to whether a security appears on the Restricted List and, if so, whether it is eligible for the exceptions set forth after this Rule shall be final, unless the employee appeals to the Code of Ethics Officer, using the procedure described in Section VII, regarding the request to trade a particular security.

     C. Removal of Securities from Restricted List. Securities shall be removed from the Restricted List when: (a) in the case of securities on the Restricted List pursuant to Rule 1(a), they are no longer being purchased or sold for a Putnam client or actively considered for purchase or sale for a Putnam client; (b) in the case of securities on the Restricted List pursuant to Rule 1(b), the holdings of Putnam clients fall below the applicable threshold designated in that Rule, or at such earlier time as the Code of Ethics Officer deems appropriate; or (c) in the case of securities on the Restricted List pursuant

4                                      S
          to Rule 1(c) or 1(d), when circumstances no longer warrant restrictions on personal trading.

     COMMENTS

     1. Pre-Clearance. Subpart (a) of this Rule is designed to avoid the conflict of interest that might occur when an employee trades for his personal account a security that currently is being traded or is likely to be traded for a Putnam client. Such conflicts arise, for example, when the trades of an employee might have an impact on the price or availability of a particular security, or when the trades of the client might have an impact on price to the benefit of the employee. Thus, exceptions involve situations where the trade of a Putnam employee is unlikely to have an impact on the market.

     2. Regulatory Limits. Owing to a variety of federal statutes and regulations in the banking, savings and loan, communications, and gaming industries, it is critical that accounts of Putnam clients not hold more than 10% of the voting securities of any issuer (5% for public utilities). Because of the risk that the personal holdings of Putnam employees may be aggregated with Putnam holdings for these purposes, subpart (b) of this Rule limits personal trades in these areas. The 7% limit (4% for public utilities) will allow the regulatory limits to be observed.

     3. Options. For the purposes of this Code, options are treated like the underlying security. See Definitions. Thus, an employee may not purchase, sell, or "write" option contracts for a security that is on the Restricted List. A securities index will not be put on the Restricted List simply because one or more of its underlying securities have been put on the Restricted List. The exercise of an options contract (the purchase or writing of which was previously pre-cleared) does not have to be pre-cleared. Note, however, that the sale of securities obtained through the exercise of options must be pre-cleared.

     4. Involuntary Transactions. "Involuntary" personal securities transactions are exempted from the Code. Special attention should be paid to this exemption. (See Section I.D.)

     5. Tender Offers. This Rule does not prohibit an employee from tendering securities from his personal account in response to an any-and-all tender offer, even if Putnam clients are also tendering securities. A Putnam employee is, however, prohibited from tendering securities from his personal account in response to a partial tender offer, if Putnam clients are also tendering securities.

                                       S                                       5

     B.   Prohibited Purchases and Sales

          RULE I

          Putnam employees are prohibited from short selling any security, whether or not the security is held in a Putnam client portfolio.

          EXCEPTIONS

          Short selling against the S&P 100 and 500 indexes and "against the box" are permitted.

          RULE 2

          No Putnam employee shall purchase any security for her personal account in an initial public offering.

          EXCEPTION

          Pre-existing Status Exception. A Putnam employee shall not be barred by this Rule or by Rule 1(a) of Section I.A. from purchasing securities for her personal account in connection with an initial public offering of securities by a bank or insurance company when the employee's status as a policyholder or depositor entitles her to purchase securities on terms more favorable than those available to the general public, in connection with the bank's conversion from mutual or cooperative form to stock form, or the insurance company's conversion from mutual to stock form, provided that the employee has had the status entitling her to purchase on favorable terms for at least two years. This exception is only available with respect to the value of bank deposits or insurance policies that an employee owns before the announcement of the initial public offering. This exception does not apply, however, if the security appears on the Restricted List in the circumstances set forth in subparts (b), (c), or (d) of
          Section I.A., Rule 1.

          IMPLEMENTATION

          A. General Implementation. An employee shall inquire, before any purchase of a security for her personal account, whether the security to be purchased is being offered pursuant to an initial public offering. If the security is offered through an initial public offering, the employee shall refrain from purchasing that security for her personal account unless the exception applies.

          B. Administration of Exception. If the employee believes the exception applies, she shall consult the Code of Ethics Administrator concerning whether the security appears on the Restricted List and if so, whether it is eligible for this exception.

6                                      S

     COMMENTS

     1. The purpose of this rule is twofold. First, it is designed to prevent a conflict of interest between Putnam employees and Putnam clients who might be in competition for the same securities in a limited public offering. Second, the rule is designed to prevent Putnam employees from being subject to undue influence as a result of receiving "favors" in the form of special allocations of securities in a public offering from broker-dealers who seek to do business with Putnam.

     2. Purchases of securities in the immediate after-market of an initial public offering are not prohibited, provided they do not constitute violations of other portions of the Code of Ethics. For example, participation in the immediate after-market as a result of a special allocation from an underwriting group would be prohibited by Section III, Rule 3 concerning gifts and other "favors."

     3. Public offerings subsequent to initial public offerings are not deemed to create the same potential for competition between Putnam employees and Putnam clients because of the pre-existence of a market for the securities.

     RULE 3

     No Putnam employee shall purchase any security for his personal account in a limited private offering or private placement.

     COMMENTS

     1. The purpose of this Rule is to prevent a Putnam employee from investing in securities for his own account pursuant to a limited private offering that could compete with or disadvantage Putnam clients, and to prevent Putnam employees from being subject to efforts to curry favor by those who seek to do business with Putnam.

     2. Exemptions to the prohibition will generally not be granted where the proposed investment relates directly or indirectly to investments by a Putnam client, or where individuals involved in the offering (including the issuers, broker, underwriter, placement agent, promoter, fellow investors and affiliates of the foregoing) have any prior or existing business relationship with Putnam or a Putnam employee, or where the Putnam employee believes that such individuals may expect to have a future business relationship with Putnam or a Putnam employee.

     3. An exemption may be granted, subject to reviewing all the facts and circumstances, for investments in:

          (a) Pooled investment funds, including hedge funds, subject to the condition that an employee investing in a pooled investment fund would have no involvement in the

                                       S                                       7
               activities or decision-making process of the fund except for financial reports made in the ordinary course of the fund's business.

          (b) Private placements where the investment cannot relate, or be expected to relate, directly or indirectly to Putnam or investments by a Putnam client.

     4. Employees who apply for an exemption will be expected to disclose to the Code of Ethics Officer in writing all facts and relationships relating to the proposed investment.

     5. Limited partnership interests are frequently sold in private placements. An employee should assume that investment in a limited partnership is barred by these rules, unless the employee has obtained, in advance of purchase, a written exemption under the ad hoc exemption set forth in Section I.D., Rule 2. The procedure for obtaining an ad hoc exemption is described in Section VII, Part 4.

     6. Applications to invest in private placements will be reviewed by the Code of Ethics Oversight Committee. This review will take into account, among other factors, the considerations described in the preceding comments.

     RULE 4

     No Putnam employee shall purchase or sell any security for her personal account or for any Putnam client account while in possession of material,
                        ---------------------
     nonpublic information concerning the security or the issuer.

     EXCEPTIONS

     NONE. Please read Appendix A, Policy Statement Concerning Insider Trading Prohibitions.

     RULE 5

     No Putnam employee shall purchase from or sell to a Putnam client any securities or other property for his personal account, nor engage in any personal transaction to which a Putnam client is known to be a party, or which transaction may have a significant relationship to any action taken by a Putnam client.

     EXCEPTIONS

     None.

     IMPLEMENTATION

     It shall be the responsibility of every Putnam employee to make inquiry prior to any personal transaction sufficient to satisfy himself that the requirements of this Rule have been met.

8                                      S

          COMMENT

          This rule is required by federal law. It does not prohibit a Putnam employee from purchasing any shares of an open-end Putnam fund. The policy with respect to employee trading in closed-end Putnam funds is attached as Appendix B.

     C.   Discouraged Transactions

          RULE I

          Putnam employees are strongly discouraged from engaging in naked option transactions for their personal accounts.

          EXCEPTIONS

          None.

          COMMENT

          Naked option transactions are particularly dangerous, because a Putnam employee may be prevented by the restrictions in this Code of Ethics from "covering" the naked option at the appropriate time. All employees should keep in mind the limitations on their personal securities trading imposed by this Code when contemplating such an investment strategy. Engaging in naked options transactions on the basis of material, nonpublic information is prohibited. See Appendix A, Policy Statement Concerning Insider Trading Prohibitions.

          RULE 2

          Putnam employees are strongly discouraged from engaging in excessive trading for their personal accounts.

          EXCEPTIONS

          None.

          COMMENTS

          1. Although a Putnam employee's excessive trading may not itself constitute a conflict of interest with Putnam clients, Putnam believes that its clients' confidence in Putnam will be enhanced and the likelihood of Putnam achieving better investment results for its clients over the long term will be increased if Putnam employees rely on their investment-- as opposed to trading-- skills in transactions for their own account. Moreover, excessive trading by a Putnam employee for his or her own account diverts an employee's attention from the responsibility of servicing Putnam clients, and increases the possibilities for transactions that are in actual or apparent conflict with Putnam client transactions.

                                       S                                       9

          2. Although this Rule does not define excessive trading, employees should be aware that if their trades exceed 10 trades per quarter the trading activity will be reviewed by the Code of Ethics Oversight Committee.

     D.   Exempted Transactions

          RULE 1

          Transactions which are involuntary on the part of a Putnam employee are exempt from the prohibitions set forth in Sections I.A., I.B., and I.C.

          EXCEPTIONS

          None.

          COMMENTS

          1. This exemption is based on categories of conduct that the Securities and Exchange Commission does not consider "abusive."

          2.   Examples of involuntary personal securities transactions include:

               (a) sales out of the brokerage account of a Putnam employee as a result of bona fide margin call, provided that withdrawal of collateral by the Putnam employee within the ten days previous to the margin call was not a contributing factor to the margin call;

               (b) purchases arising out of an automatic dividend reinvestment program of an issuer of a publicly traded security.

          3. Transactions by a trust in which the Putnam employee (or a member of his immediate family) holds a beneficial interest, but for which the employee has no direct or indirect influence or control with respect to the selection of investments, are involuntary transactions. In addition, these transactions do not fall within the definition of "personal securities transactions." See Definitions.

          4. A good-faith belief on the part of the employee that a transaction was involuntary will not be a defense to a violation of the Code of Ethics. In the event of confusion as to whether a particular transaction is involuntary, the burden is on the employee to seek a prior written determination of the applicability of this exemption. The procedures for obtaining such a determination appear in Section VII, Part 3.

          RULE 2

          Transactions which have been determined in writing by the Code of Ethics Officer before the transaction occurs to be no more than remotely potentially harmful to Putnam clients because

                                       S
          the transaction would be very unlikely to affect a highly institutional market, or because the transaction is clearly not related economically to the securities to be purchased, sold, or held by a Putnam client, are exempt from the prohibitions set forth in Sections I.A., I.B., and I.C.

          EXCEPTIONS

          N.A.

          IMPLEMENTATION

          An employee may seek an ad hoc exemption under this Rule by following the procedures in Section VII, Part 4.

          COMMENTS

          1. This exemption is also based upon categories of conduct that the Securities and Exchange Commission does not consider "abusive."

          2. The burden is on the employee to seek a prior written determination that the proposed transaction meets the standards for an ad hoc exemption set forth in this Rule.

                                       S                                      11

  A  Section II.   Additional Special Rules for Personal Securities Transactions
                   of Access Persons and Certain Investment Professionals

     Access Persons (including all Investment
     Professionals and other employees as defined on page ix)
     ---------------------------------------------------------

     RULE I ("60-DAY" RULE)

     No Access Person shall profit from the purchase and sale, or sale and purchase, of any security or related derivative security within 60 calendar days.

     EXCEPTIONS

     None, unless prior written approval from the Code of Ethics Officer is obtained. Exceptions may be granted on a case-by-case basis when no abuse is involved and the equities of the situation support an exemption. For example, although an Access Person may buy a stock as a long-term investment, that stock may have to be sold involuntarily due to unforeseen activity such as a merger.

     IMPLEMENTATION

     1. The 60-Day Rule applies to all Access Persons, as defined in the Definitions section of the Code.

     2. Calculation of whether there has been a profit is based upon the market prices of the securities. The calculation is not net of
          -------------                    -----------------------------
          commissions or other sales charges.
          ----------------------------------

     3. As an example, an Access Person would not be permitted to sell a security at $12 that he purchased within the prior 60 days for $10. Similarly, an Access Person would not be permitted to purchase a security at $10 that she had sold within the prior 60 days for $12. If the proposed transaction would be made at a loss, it would be
                                                      ----
          permitted if the pre-clearance requirements are met. See, Section I,
                                                               ---
          Rule 1.

     COMMENTS

     1. The prohibition against short-term trading profits by Access Persons is designed to minimize the possibility that they will capitalize inappropriately on the market impact of trades involving a client portfolio about which they might possibly have information.

     2. Although Chief Investment Officers, Portfolio Managers, and Analysts may sell securities at a profit within 60 days of purchase in order to comply with the requirements of the 7-Day Rule applicable to them (described below), the profit will have to be disgorged to charity under the terms of the 7-Day Rule.

     3. Access Persons occasionally make a series of transactions in securities over extended periods of time. For example, an Access Person bought 100 shares of Stock X on Day 1 at $100 per

                                       S                                      13
          share and then bought 50 additional shares on Day 45 at $95 per share. On Day 75, the Access Person sold 20 shares at $105 per share. The question arises whether the Access Person violated the 60-Day Rule. The characterization of the employee's tax basis in the shares sold determines the analysis. If, for personal income tax purposes, the Access Person characterizes the shares sold as having a basis of $100 per share (i.e., shares purchased on Day 1), the transaction would be consistent with the 60-Day Rule. However, if the tax basis in the shares is $95 per share (i.e., shares purchased on Day 45), the transaction would violate the 60-Day Rule.

     Certain Investment Professionals
     --------------------------------

     RULE 2 ("7-DAY" RULE)

     (a) Portfolio Managers: Before a portfolio manager places an order to buy a security for any Putnam client portfolio that he manages, he shall sell any such security or related derivative security purchased in a transaction for his personal account within the preceding seven calendar days.

     (b) Co-Managers: Before a portfolio manager places an order to buy a security for any Putnam client he manages, his co-manager shall sell any such security or related derivative security purchased in transaction for his personal account within the preceding seven calendar days.

     (c) Analysts: Before an analyst makes a buy recommendation for a security, he shall sell any such security or related derivative security purchased in a transaction for his personal account within the preceding seven calendar days.

     (d) Chief Investment Officers: The Chief Investment Officer of an investment group must sell any security or related derivative security purchased in a transaction for his personal account within the preceding seven calendar days before any portfolio manager in the CIO's investment group places an order to buy such security for any Putnam client account he manages.

     EXCEPTIONS

     None.

     COMMENTS

     1. This Rule applies to portfolio managers and Chief Investment Officers with respect to any purchase (no matter how small) in any client account managed or overseen by that portfolio manager or CIO (even so-called "clone accounts"). In particular, it should be noted that the requirements of this rule also apply with respect to purchases in client accounts, including "clone accounts," resulting from "cash flows." To comply with the requirements of this rule, it is the responsibility of each portfolio manager and CIO to be aware of the placement of all orders for purchases of a security by client accounts that he or she manages or oversees for 7 days following the purchase of that security for his or her personal account.

14                                     S

2. An investment professional who must sell securities to be in compliance with the 7-Day Rule must absorb any loss and disgorge to charity any profit
                                       ----------------------------------
   resulting from the sale.

3. This Rule is designed to avoid even the appearance of a conflict of interest between an investment professional and a Putnam client. A more stringent rule is warranted because, with their greater knowledge and control, these investment professionals are in a better position than other employees to create an appearance of manipulation of Putnam client accounts for personal benefit.

4. "Portfolio manager" is used in this Section as a functional label, and is intended to cover any employee with authority to authorize a trade on behalf of a Putnam client, whether or not such employee bears the title "portfolio manager." "Analyst" is also used in this Section as a functional label, and is intended to cover any employee who is not a portfolio manager but who may make recommendations regarding investments for Putnam clients.

RULE 3 ("BLACKOUT RULE")

(a) Portfolio Managers: No portfolio manager shall: (i) sell any security or related derivative security for her personal account until seven calendar days have elapsed since the most recent purchase of that security or related derivative security by any Putnam client portfolio she manages or co-manages; or
(ii) purchase any security or related derivative security for her personal account until seven calendar days have elapsed since the most recent sale of that security or related derivative security from any Putnam client portfolio that she manages or co-manages.

(b) Analysts: No analyst shall: (i) sell any security or related derivative security for his personal account until seven calendar days have elapsed since his most recent buy recommendation for that security or related derivative security; or (ii) purchase any security or related derivative security for his personal account until seven calendar days have elapsed since his most recent sell recommendation for that security or related derivative security.

(c) Chief Investment Officers: No Chief Investment Officer shall: (i) sell any security or related derivative security for his personal account until seven calendar days have elapsed since the most recent purchase of that security or related derivative security by a portfolio manager in his investment group; or
(ii) purchase any security or related derivative security for his personal account until seven calendar days have elapsed since the most recent sale of that security or related derivative security from any Putnam client portfolio managed in his investment group.

EXCEPTIONS

None.

COMMENTS

1. This Rule applies to portfolio managers and Chief Investment Officers with respect to any transaction (no matter how small) in any client account
              ---                                      ---
   managed or overseen by that portfolio manager or CIO (even so-called "clone accounts"). In particular, it should be noted that the requirements of this rule also apply with respect to transactions in client accounts, including "clone accounts," resulting from "cash flows." In order to comply with the requirements of this rule, it is the responsibility of each portfolio manager and CIO to be aware of all transactions in a security by client accounts that he or she manages or oversees that took place within the 7 days preceding a transaction in that security for his or her personal account.

2. This Rule is designed to prevent a Putnam portfolio manager or analyst from engaging in personal investment conduct that appears to be counter to the investment strategy she is pursuing or recommending on behalf of a Putnam client.

3. Trades by a Putnam portfolio manager for her personal account in the "same direction" as the Putnam client portfolio she manages, and trades by an analyst for his personal account in the "same direction" as his recommendation, do not present the same danger, so long as any "same direction" trades do not violate other provisions of the Code or the Policy Statements.

RULE 4 ("CONTRA TRADING" RULE)

(a) Portfolio Managers: No portfolio manager shall, without prior clearance, sell out of his personal account securities or related derivative securities held in any Putnam client portfolio that he manages or co-manages.

(b) Chief Investment Officers: No Chief Investment Officer shall, without prior clearance, sell out of his personal account securities or related derivative securities held in any Putnam client portfolio managed in his investment group.

EXCEPTIONS

None, unless prior clearance is given.

IMPLEMENTATION

A. Individuals Authorized to Give Approval. Prior to engaging in any such sale, a portfolio manager shall seek approval, in writing, of the proposed sale. In the case of a portfolio manager or director, prior written approval of the proposed sale shall be obtained from a chief investment officer to whom he reports or, in his absence, another chief investment officer. In the case of a chief investment officer, prior written approval of the proposed sale shall be obtained from another chief investment officer. In addition to the foregoing, prior written approval must also be obtained from the Code of Ethics Officer.

B. Contents of Written Approval. In every instance, the written approval form attached as Appendix C (or such other form as the Code of Ethics Officer shall designate) shall be used. The written approval should be signed by the chief investment officer giving approval and dated the date such approval was given, and shall state, briefly, the reasons why the trade was allowed and why the investment conduct pursued by the portfolio manager, director, or chief investment officer was deemed inappropriate for the Putnam client account controlled by the individual seeking to engage in the transaction for his personal account. Such written approval shall be sent by the chief investment officer approving the transaction to the Code of Ethics Officer within twenty-four hours or as promptly as circumstances permit. Approvals obtained after a transaction has been completed or while it is in process will not satisfy the requirements of this Rule.

COMMENT

This Rule, like Rule 3 of this Section, is designed to prevent a Putnam portfolio manager from engaging in personal investment conduct that appears to be counter to the investment strategy that he is pursuing on behalf of a Putnam client.

RULE 5

No portfolio manager shall cause, and no analyst shall recommend, a Putnam client to take action for the portfolio manager's or analyst's own personal benefit.

EXCEPTIONS

None.

COMMENTS

1. A portfolio manager who trades in, or an analyst who recommends, particular securities for a Putnam client account in order to support the price of securities in his personal account, or who "front runs" a Putnam client order is in violation of this Rule. Portfolio managers and analysts should be aware that this Rule is not limited to personal transactions in securities (as that word is defined in "Definitions"). Thus, a portfolio manager or analyst who "front runs" a Putnam client purchase or sale of obligations of the U.S. government is in violation of this Rule, although U.S. government obligations are excluded from the definition of "security."

2. This Rule is not limited to instances when a portfolio manager or analyst has malicious intent. It also prohibits conduct that creates an appearance of impropriety. Portfolio managers and analysts who have questions about whether proposed conduct creates an appearance of impropriety should seek a prior written determination from the Code of Ethics Officer, using the procedures described in Section VII, Part 3.

Section III.  Prohibited Conduct for All Employees

RULE I

All employees must comply with applicable laws and regulations as well as company policies. This includes tax, antitrust, political contribution, and international boycott laws. In addition, no employee at Putnam may engage in fraudulent conduct of any kind.

EXCEPTIONS

None.

COMMENTS

1. Putnam may report to the appropriate legal authorities conduct by Putnam employees that violates this rule.

2. It should also be noted that the U.S. Foreign Corrupt Practices Act makes it a criminal offense to make a payment or offer of payment to any non-U.S. governmental official, political party, or candidate to induce that person to affect any governmental act or decision, or to assist Putnam's obtaining or retaining business.

RULE 2

No Putnam employee shall conduct herself in a manner which is contrary to the interests of, or in competition with, Putnam or a Putnam client, or which creates an actual or apparent conflict of interest with a Putnam client.

EXCEPTIONS

None.

COMMENTS

1. This Rule is designed to recognize the fundamental principle that Putnam employees owe their chief duty and loyalty to Putnam and Putnam clients.

2. It is expected that a Putnam employee who becomes aware of an investment opportunity that she believes is suitable for a Putnam client who she services will present it to the appropriate portfolio manager, prior to taking advantage of the opportunity herself.

RULE 3

No Putnam employee shall seek or accept gifts, favors, preferential treatment, or special arrangements of material value from any broker-dealer, investment adviser, financial institution, corporation, or other entity, or from any existing or prospective supplier of goods or services to Putnam or Putnam Funds. Specifically, any gift over $50 in value, or any accumulation of gifts which in aggregate exceeds $50 in value from one source in one calendar year, is prohibited. Any Putnam employee who is offered or receives an item prohibited by this Rule must report the details in writing to the Code of Ethics Officer.

EXCEPTIONS

None.

COMMENTS

1. This rule is intended to permit only proper types of customary business amenities. Listed below are examples of items that would be permitted under proper circumstances and of items that are prohibited under this rule. These examples are illustrative and not all-inclusive. Notwithstanding these examples, a Putnam employee may not, under any circumstances, accept anything that could create the appearance of any kind of conflict of interest. For example, acceptance of any consideration is prohibited if it would create the appearance of a "reward" or inducement for conducting Putnam business either with the person providing the gift or his employer.

2. This rule also applies to gifts or "favors" of material value that an investment professional may receive from a company or other entity being researched or considered as a possible investment for a Putnam client account.

3. Among items not considered of "material value" which, under proper circumstances, would be considered permissible are:

     (a)  Occasional lunches or dinners conducted for business purposes;

     (b) Occasional cocktail parties or similar social gatherings conducted for business purposes;

     (c) Occasional attendance at theater, sporting or other entertainment events conducted for business purposes; and

     (d) Small gifts, usually in the nature of reminder advertising, such as pens, calendars, etc., with a value of no more than $50.

4. Among items which are considered of "material value" and which are prohibited are:

     (a) Entertainment of a recurring nature such as sporting events, theater, golf games, etc.;

     (b) The cost of transportation to a locality outside the Boston metropolitan area, and lodging while in another locality, unless such attendance and reimbursement arrangements have received advance written approval of the Code of Ethics Officer;

     (c) Personal loans to a Putnam employee on terms more favorable than those generally available for comparable credit standing and collateral; and

     (d) Preferential brokerage or underwriting commissions or spreads or allocations of shares or interests in an investment for the personal account of a Putnam employee.

5. As with any of the provisions of the Code of Ethics, a sincere belief by the employee that he was acting in accordance with the requirements of this Rule will not satisfy his obligations under the Rule. Therefore, an employee who is in doubt concerning the propriety of any gift or "favor" should seek a prior written determination from the Code of Ethics Officer, as provided in Part 3 of Section VII.

RULE 4

No Putnam employee may pay, offer, or commit to pay any amount of consideration which might be or appear to be a bribe or kickback in connection with Putnam's business.

EXCEPTIONS

None.

COMMENT

Although the rule does not specifically address political contributions, Putnam employees should be aware that it is against corporate policy to use company assets to fund political contributions of any sort, even where such contributions may be legal. No Putnam employee should offer or agree to make any political contributions (including political dinners and similar fund-raisers) on behalf of Putnam, and no employee will be reimbursed by Putnam for such contributions made by the employee personally.

RULE 5

No contributions may be made with corporate funds to any political party or campaign, whether directly or by reimbursement to an employee for the expense of such a contribution. No Putnam employee shall solicit any charitable, political or other contributions using Putnam letterhead or making reference to Putnam in the solicitation. No Putnam employee shall personally solicit any such contribution while on Putnam business.

EXCEPTIONS

None.

COMMENT

1. Putnam has established a political action committee (PAC) that contributes to worthy candidates for political office. Any request received by a Putnam employee for a political contribution must be directed to Putnam's Legal and Compliance Department.

2. This rule does not prohibit solicitation on personal letterhead by Putnam employees. Nonetheless, Putnam employees should use discretion in soliciting contributions from individuals or entities who provide services to Putnam. There should never be a suggestion that any service provider must contribute to keep Putnam's business.

RULE 6

No unauthorized disclosure may be made by any employee or former employee of any trade secrets or proprietary information of Putnam or of any confidential information. No information regarding any Putnam client portfolio, actual or proposed securities trading activities of any Putnam client, or Putnam research shall be disclosed outside the Putnam organization without a valid business purpose.

EXCEPTIONS

None.

COMMENT

All information about Putnam and Putnam clients is strictly confidential. Putnam research information should not be disclosed unnecessarily and never for personal gain.

RULE 7

No Putnam employee shall serve as officer, employee, director, trustee or general partner of a corporation or entity other than Putnam, without prior approval of the Code of Ethics Officer.

EXCEPTION

Charitable or Non-profit Exception. This Rule shall not prevent any Putnam employee from serving as officer, director, or trustee of a charitable or not-for-profit institution, provided that the employee abides by the spirit of the Code of Ethics and the Policy Statements with respect to any investment activity for which she has any discretion or input as officer, director, or trustee. The pre-clearance and reporting requirements of the Code of Ethics do not apply to the trading activities of such charitable or not-for-profit institutions for which an employee serves as an officer, director, or trustee.

COMMENTS

1. This Rule is designed to ensure that Putnam cannot be deemed an affiliate of any issuer of securities by virtue of service by one of its officers or employees as director or trustee.

2. Certain charitable or not-for-profit institutions have assets (such as endowment funds or employee benefit plans) which require prudent investment. To the extent that a Putnam employee (because of her position as officer, director, or trustee of an outside entity) is charged with responsibility to invest such assets prudently, she may not be able to discharge that duty while simultaneously abiding by the spirit of the Code of Ethics and the Policy Statements. Employees are cautioned that they should not accept service as an officer, director, or trustee of an outside charitable or not-for-profit entity where such investment responsibility is involved, without seriously considering their ability to discharge their fiduciary duties with respect to such investments.

RULE 8

No Putnam employee shall serve as a trustee, executor, custodian, any other fiduciary, or as an investment adviser or counselor for any account outside Putnam.

EXCEPTIONS

Charitable or Religious Exception. This Rule shall not prevent any Putnam employee from serving as fiduciary with respect to a religious or charitable trust or foundation, so long as the employee abides by the spirit of the Code of Ethics and the Policy Statements with respect to any investment activity over which he has any discretion or input. The pre-clearance and reporting requirements of the Code of Ethics do not apply to the trading activities of such a religious or charitable trust or foundation.

Family Trust or Estate Exception. This Rule shall not prevent any Putnam employee from serving as fiduciary with respect to a family trust or estate, so long as the employee abides by all of the Rules of the Code of Ethics with respect to any investment activity over which he has any discretion.

COMMENT

The roles permissible under this Rule may carry with them the obligation to invest assets prudently. Once again, Putnam employees are cautioned that they may not be able to fulfill their duties in that respect while abiding by the Code of Ethics and the Policy Statements.

RULE 9

No Putnam employee may be a member of any investment club.

EXCEPTIONS

None.

COMMENT

This Rule guards against the danger that a Putnam employee may be in violation of the Code of Ethics and the Policy Statements by virtue of his personal securities transactions in or through an entity that is not bound by the restrictions imposed by this Code of Ethics and the Policy Statements. Please note that this restriction also applies to the spouse of a Putnam employee and any relatives of a Putnam employee living in the same household as the employee, as their transactions are covered by the Code of Ethics (see page x).

RULE 10

No Putnam employee may become involved in a personal capacity in consultations or negotiations for corporate financing, acquisitions or other transactions for outside companies (whether or not held by any Putnam client), nor negotiate nor accept a fee in connection with these activities without obtaining the prior written permission of the president of Putnam Investments.

EXCEPTIONS

None.

RULE 11

No new types of securities or instruments may be purchased for a Putnam fund or other client account without following the procedures set forth in Appendix D.

EXCEPTIONS

None.

COMMENT

See Appendix D.

RULE 12

No employee may create or participate in the creation of any record that is intended to mislead anyone or to conceal anything that is improper.

EXCEPTIONS

None.

COMMENT

In many cases, this is not only a matter of company policy and ethical behavior but also required by law. Our books and records must accurately reflect the transactions represented and their true nature. For example, records must be accurate as to the recipient of all payments; expense items, including personal expense reports, must accurately reflect the true nature of the expense. No unrecorded fund or asset shall be established or maintained for any reason.

RULE 13

No employee should have any direct or indirect (including by a family member or close relative) personal financial interest (other than normal investments not material to the employee in the entity's publicly traded securities) in any business, with which Putnam has dealings unless such interest is disclosed and approved by the Code of Ethics Officer.

RULE 14

No employee shall, with respect to any affiliate of Putnam that provides investment advisory services and is listed below in Comment 4 to this Rule, as revised from time to time (each an "NPA"),

(a) directly or indirectly seek to influence the purchase, retention, or disposition of, or exercise of voting, consent, approval or similar rights with respect to, any portfolio security in any account or fund advised by the NPA and not by Putnam,

(b) transmit any information regarding the purchase, retention or disposition of, or exercise of voting, consent, approval or similar rights with respect to, any portfolio security held in a Putnam or NPA client account to any personnel of the NPA,

(c) transmit any trade secrets, proprietary information, or confidential information of Putnam to the NPA without a valid business purpose,

(d) use confidential information or trade secrets of the NPA for the benefit of the employee, Putnam, or any other NPA, or

(e) breach any duty of loyalty to the NPA by virtue of service as a director or officer of the NPA.

COMMENT

1. Sections (a) and (b) of the Rule are designed to help ensure that the portfolio holdings of Putnam clients and clients of the NPA need not be aggregated for purposes of determining beneficial ownership under Section 13(d) of the Securities Exchange Act or applicable regulatory or contractual investment restrictions that incorporate such definition of beneficial ownership. Persons who serve as directors or officers of both Putnam and an NPA would take care to avoid even inadvertent violations of Section (b). Section (a) does not prohibit a Putnam employee who serves as a director or officer of the NPA from seeking to influence the modification or termination of a particular investment product or strategy in a manner that is not directed at any specific securities. Sections (a) and (b) do not apply when a Putnam affiliate serves as an adviser or subadviser to the NPA or one of its products, in which case normal Putnam aggregation rules apply.

2. As a separate entity, any NPA may have trade secrets or confidential information that it would not choose to share with Putnam. This choice must be respected.

3. When Putnam employees serve as directors or officers of an NPA, they are subject to common law duties of loyalty to the NPA, despite their Putnam employment. In general, this means that when performing their duties as NPA directors or officers, they must act in the best interest of the NPA and its shareholders. Putnam's Legal and Compliance Department will assist any

     Putnam employee who is a director or officer of an NPA and has questions about the scope of his or her responsibilities to the NPA.

4. Entities that are currently non-Putnam affiliates within the scope of this Rule are: Cisalpina Gestioni, S.p.A., PanAgora Asset Management Inc., PanAgora Asset Management Ltd., Nissay Asset Management Co., Ltd., and Thomas H. Lee Partners, L.P.

RULE 15

No employee shall use computer hardware, software, data, Internet, electronic mail, voice mail, electronic messaging ("e-mail" or "cc: Mail"), or telephone communications systems in a manner that is inconsistent with their use as set forth in policy statements governing their use that are adopted from time to time by Putnam. No employee shall introduce a computer "virus" or computer code that may result in damage to Putnam's information or computer systems.

EXCEPTIONS

None.

COMMENT

1.   Internet and Electronic Messaging Policies. As more and more employees of
     ------------------------------------------
     Putnam Investments use the Internet to connect with Putnam's customers, vendors, suppliers and other key organizations, it is important that all Putnam employees understand the appropriate use guidelines and how to protect assets of Putnam and its clients whenever using the Internet. Internet access is provided to designated employees to connect with worldwide information resources for the benefit of the company and its clients. Such access is not intended for personal use. Employees using the Internet or any electronic messaging system must do so in a responsible, ethical and lawful manner.

 .    Putnam has adopted a Policy and Guidelines on Internet Use. A copy of this policy statement is included in the Putnam Employee Handbook and is available online (you may contact Putnam's Human Resources Department for the on-line address). Failure to comply with this policy statement is a violation of Putnam's Code of Ethics.

2.   System Security Policy Statement. It is the policy of Putnam Investments to
     --------------------------------
     secure its computer hardware, software, data, electronic mail, voice mail and Internet access by placing strict controls and restrictions on their access and use.

 .    Putnam has adopted a System Security Policy Statement. This policy statement governs the use of computer hardware and software, data, electronic mail, voice mail, Internet and commercial online services, computer passwords and logon Ids, and workstation security. A copy of this policy statement is included in the Putnam Employee Handbook and is available online (you may contact Putnam's Human Resources Department for the on-line address). Failure to comply with this policy statement is a violation of Putnam's Code of Ethics.

3.   Computer Virus Policy and Procedure. Putnam has adopted a Computer Virus
     -----------------------------------
     Policy and Procedure. This policy sets forth guidelines to prevent computer viruses, procedures to be followed in the event a computer may be infected with a virus, and a description of virus symptoms. A copy of this policy statement is included in the Putnam Employee Handbook and is available online (you may contact Putnam's Human Resources Department for the on-line address). Failure to comply with this policy statement is a violation of Putnam's Code of Ethics.

26                                     S

A    Section IV.    Special Rules for Officers and Employees of Putnam Europe
                    Ltd.

     RULE I

     In situations subject to Section I.A., Rule 1 (Restricted List Personal Securities Transactions), the Putnam Europe Ltd. ("PEL") employee must obtain clearance not only as provided in that rule, but also from PEL's Compliance Officer or her designee, who must approve the transaction before any trade is placed and record the approval.

     EXCEPTIONS

     None.

     IMPLEMENTATION

     Putnam's Code of Ethics Administrator in Boston (the "Boston Administrator") has also been designated the Assistant Compliance Officer of PEL and has been delegated the right to approve or disapprove personal securities transactions in accordance with the foregoing requirement. Therefore, approval from the Code of Ethics Administrator for PEL employees to make personal securities investments constitutes approval under the Code of Ethics and also for purposes of compliance with IMRO, the U.K. self-regulatory organization that regulates PEL.

     The position of London Code of Ethics Administrator (the "London Administrator") has also been created (Jane Barlow is the current London Administrator). All requests for clearances must be made by e-mail to the Boston Administrator copying the London Administrator. The e-mail must include the number of shares to be bought or sold and the name of the broker(s) involved. Where time is of the essence clearances can be made by telephone to the Boston Administrator but they must be followed up by e-mail.

     Both the Boston and London Administrators will maintain copies of all clearances for inspection by senior management and regulators.

     RULE 2

     No PEL employee may trade with any broker or dealer unless that broker or dealer has sent a letter to the London Administrator agreeing to deliver copies of trade confirmations to PEL. No PEL employee may enter into any margin or any other special dealing arrangement with any broker-dealer without the prior written consent of the PEL Compliance Officer.

     EXCEPTIONS

     None.

     IMPLEMENTATION

     PEL employees will be notified separately of this requirement once a year by the PEL Compliance Officer, and are required to provide an annual certification of compliance with the Rule.

                                       S                                      27

     All PEL employees must inform the London Administrator of the names of all brokers and dealers with whom they trade prior to trading. The London Administrator will send a letter to the broker(s) in question requesting them to agree to deliver copies of confirms to PEL. The London Administrator will forward copies of the confirms to the Boston Administrator. PEL employees may trade with a broker only when the London Administrator has received the signed agreement from that broker.

     RULE 3

     For purposes of the Code of Ethics, including Putnam's Policy Statement on Insider Trading Prohibitions, PEL employees must also comply with Part V of the Criminal Justice Act 1993 on insider dealing.

     EXCEPTIONS

     None.

     IMPLEMENTATION

     To ensure compliance with U.K. insider dealing legislation, PEL employees must observe the relevant procedures set forth in PEL's Compliance Manual, a copy of which is sent to each PEL employee, and sign an annual certification as to compliance.

28                                     S

A    Section V.     Reporting Requirements for All Employees

     Reporting of Personal Securities Transactions
     ---------------------------------------------

     RULE I

     Each Putnam employee shall ensure that broker-dealers send all confirmations of securities transactions for his personal accounts to the Code of Ethics Officer. (For the purpose of this Rule, "securities" shall include securities of The Marsh & McLennan Companies, Inc., and any option on a security or securities index, including broad-based market indexes.)

     EXCEPTIONS

     None.

     IMPLEMENTATION

     1. Putnam employees must instruct their broker-dealers to send confirmations to Putnam and must follow up with the broker-dealer on a reasonable basis to ensure that the instructions are being followed. Putnam employees should contact the Code of Ethics Administrator to obtain a letter from Putnam authorizing the setting up of a personal brokerage account. Confirmations should be submitted to the Code of Ethics Administrator. (Specific procedures apply to employees of Putnam Europe Ltd. ("PEL"). Employees of PEL should contact the London Code of Ethics Administrator.) Failure of a broker-dealer to comply with the instructions of a Putnam employee to send confirmations shall be a violation by the Putnam employee of this Rule.

     COMMENTS

     1. "Transactions for personal accounts" is defined broadly to include more than transaction in accounts under an employee's own name. See Definitions.

     2. A confirmation is required for all personal securities transactions, whether or not exempted or excepted by this Code.

     3. To the extent that a Putnam employee has investment authority over securities transactions of a family trust or estate, confirmations of those transactions must also be made, unless the employee has received a prior written exception from the Code of Ethics Officer.

                                       S                                     29

     RULE 2

     Every Access Person shall file a quarterly report, within ten calendar days of the end of each quarter, recording all purchases and sales of any securities for personal accounts as defined in the Definitions. (For the purpose of this Rule, "securities" shall include securities of The Marsh & McLennan Companies, Inc., and any option on a security or securities index, including broad-based market indexes.)

     EXCEPTIONS

     None.

     IMPLEMENTATION

     All employees required to file such a report will receive a blank form at the end of the quarter from the Code of Ethics Administrator. The form will specify the information to be reported. The form shall also contain a representation that employees have complied fully with all provisions of the Code of Ethics.

     COMMENT

     1. The date for each transaction required to be disclosed in the quarterly report is the trade date for the transaction, not the settlement date.

     2. If the requirement to file a quarterly report applies to you and you fail to report within the required 10-day period, salary increases and bonuses will be reduced in accordance with guidelines stated in the form.

     Reporting of Personal Securities Holdings
     -----------------------------------------

     RULE 3

     Access Persons must disclose all personal securities holdings to the Code of Ethics Officer upon commencement of employment and thereafter on an annual basis.

     EXCEPTIONS

     None.

     COMMENT

     These requirements are mandated by SEC regulations and are designed to facilitate the monitoring of personal securities transactions. Putnam's Code of Ethics Administrator will provide Access Persons with the form for making these reports and the specific information that must be disclosed at the time that the disclosure is required.


30                                     S

     Other Reporting Policies
     ------------------------

     The following rules are designed to ensure that Putnam's internal Control and Reporting professionals are aware of all items that might need to be addressed by Putnam or reported to appropriate entities.

     RULE 4

     If a Putnam employee suspects that fraudulent or other irregular activity might be occurring at Putnam, the activity must be reported immediately to the Managing Director in charge of that employee's business unit. Managing Directors who are notified of any such activity must immediately report it in writing to Putnam's Chief Financial Officer or Putnam's General Counsel.

     RULE 5

     Putnam employees must report all communications from regulatory or government agencies (federal, state, or local) to the Managing Director in charge of their business unit. Managing Directors who are notified of any such communication must immediately report it in writing to Putnam's Chief Financial Officer or Putnam's General Counsel.

     RULE 6

     All claims, circumstances or situations that come to the attention of a Putnam employee must be reported through the employee's management structure up to the Managing Director in charge of the employee's business unit. Managing Directors who are notified of any such claim, circumstance or situation that might give rise to a claim against Putnam for more than $100,000 must immediately report in writing it to Putnam's Chief Financial Officer or Putnam's General Counsel.

     RULE 7

     All possible violations of law or regulations at Putnam that come to the attention of a Putnam employee must be reported immediately to the Managing Director in charge of the employee's business unit. Managing Directors who are notified of any such activity must immediately report it in writing to Putnam's Chief Financial Officer or Putnam's General Counsel.

     RULE 8

     Putnam employees must report all requests by anyone for Putnam to participate in or cooperate with an international boycott to the Managing Director in charge of their business unit. Managing Directors who are notified of any such request must immediately report it in writing to Putnam's Chief Financial Officer or Putnam's General Counsel.

                                       S                                      31

A    Section VI.    Education Requirements

     Every Putnam employee has an obligation to fully understand the requirements of the Code of Ethics. The Rules set forth below are designed to enhance this understanding.

     RULE I

     A copy of the Code of Ethics will be distributed to every Putnam employee periodically. All Access Persons will be required to certify periodically that they have read, understood, and will comply with the provisions of the Code of Ethics, including the Code's Policy Statement Concerning Insider Trading Prohibitions.

     RULE 2

     Every investment professional will attend a meeting periodically at which the Code of Ethics will be reviewed.

                                       S                                      32

A    Section VII.   Compliance and Appeal Procedures

     1. Assembly of Restricted List. The Code of Ethics Administrator will coordinate the assembly and maintenance of the Restricted List. The list will be assembled each day by 11:30 a.m. EST. No employee may engage in a personal securities transaction without prior clearance on any day, even if the employee believes that the trade will be subject to an exception. Note that pre-clearance may be obtained after 9:00 a.m. for purchases or sales of up to 1,000 shares of issuers having a market capitalization in excess of $5 billion.

     2. Consultation of Restricted List. It is the responsibility of each employee to pre-clear through the Intranet pre-clearance system or consult with the Code of Ethics Administrator prior to engaging in a personal securities transaction, to determine if the security he proposes to trade is on the Restricted List and, if so, whether it is subject to the "Large Cap" limitation. The Intranet pre-clearance system and the Code of Ethics Administrator will be able to tell an employee whether a security is on the Restricted List. No other information about the Restricted List is available through the Intranet pre-clearance system. The Code of Ethics Administrator shall not be authorized to answer any questions about the Restricted List, or to render an opinion about the propriety of a particular personal securities transaction. Any such questions shall be directed to the Code of Ethics Officer.

     3. Request for Determination. An employee who has a question concerning the applicability of the Code of Ethics to a particular situation shall request a determination from the Code of Ethics Officer before engaging in the conduct or personal securities transaction about which he has a question.

          If the question pertains to a personal securities transaction, the request shall state for whose account the transaction is proposed, the relationship of that account to the employee, the security proposed to be traded, the proposed price and quantity, the entity with whom the transaction will take place (if known), and any other information or circumstances of the trade that could have a bearing on the Code of Ethics Officer's determination. If the question pertains to other conduct, the request for determination shall give sufficient information about the proposed conduct to assist the Code of Ethics Officer in ascertaining the applicability of the Code. In every instance, the Code of Ethics Officer may request additional information, and may decline to render a determination if the information provided is insufficient.

          The Code of Ethics Officer shall make every effort to render a determination promptly.

          No perceived ambiguity in the Code of Ethics shall excuse any violation. Any person who believes the Code to be ambiguous in a particular situation shall request a determination from the Code of Ethics Officer.

                                       S                                      35

     4. Request for Ad Hoc Exemption. Any employee who wishes to obtain an ad hoc exemption under Section I.D., Rule 2, shall request from the Code of Ethics Officer an exemption in writing in advance of the conduct or transaction sought to be exempted. In the case of a personal securities transaction, the request for an ad hoc exemption shall give the same information about the transaction required in a request for determination under Part 3 of this Section, and shall state why the proposed personal securities transaction would be unlikely to affect a highly institutional market, or is unrelated economically to securities to be purchased, sold, or held by any Putnam client. In the case of other conduct, the request shall give information sufficient for the Code of Ethics Officer to ascertain whether the conduct raises questions of propriety or conflict of interest (real or apparent).

          The Code of Ethics Officer shall make every effort to promptly render a written determination concerning the request for an ad hoc exemption.

     5. Appeal to Code of Ethics Officer with Respect to Restricted List. If an employee ascertains that a security that he wishes to trade for his personal account appears on the Restricted List, and thus the transaction is prohibited, he may appeal the prohibition to the Code of Ethics Officer by submitting a written memorandum containing the same information as would be required in a request for a determination. The Code of Ethics Officer shall make every effort to respond to the appeal promptly.

     6. Information Concerning Identity of Compliance Personnel. The names of Code of Ethics personnel are available by contacting the Legal and Compliance Department.

36                                     S

                                  Appendix A

                         Policy Statement Concerning
                         Insider Trading Prohibitions

                                      piv

                                       s

                                       S                                      37

A    Preamble

     Putnam has always forbidden trading on material nonpublic information ("inside information") by its employees. Tougher federal laws make it important for Putnam to restate that prohibition in the strongest possible terms, and to establish, maintain, and enforce written policies and procedures to prevent the misuse of material nonpublic information.

     Unlawful trading while in possession of inside information can be a crime. Today, federal law provides that an individual convicted of trading on inside information go to jail for some period of time. There is also significant monetary liability for an inside trader; the Securities and Exchange Commission can seek a court order requiring a violator to pay back profits and penalties of up to three times those profits. In addition, private plaintiffs can seek recovery for harm suffered by them. The inside trader is not the only one subject to liability. In certain cases, "controlling persons" of inside traders (including supervisors of inside traders or Putnam itself) can be liable for large penalties.

     Section 1 of this Policy Statement contains rules concerning inside information. Section 2 contains a discussion of what constitutes unlawful insider trading.

     Neither material nonpublic information nor unlawful insider trading is easy to define. Section 2 of this Policy Statement gives a general overview of the law in this area. However, the legal issues are complex and must be resolved by the Code of Ethics Officer. If an employee has any doubt as to whether she has received material nonpublic information, she must consult with the Code of Ethics Officer prior to using that information in connection with the purchase or sale of a security for his own account or the account of any Putnam client, or communicating the information to others. A simple rule of thumb is if you think the information is not available to the public at large, don't disclose it to others and don't trade securities to which the inside information relates. If an employee has failed to consult the Code of Ethics Officer, Putnam will not excuse employee misuse of inside information on the ground that the employee claims to have been confused about this Policy Statement or the nature of the information in his possession.

     If Putnam determines, in its sole discretion, that an employee has failed to abide by this Policy Statement, or has engaged in conduct that raises a significant question concerning insider trading, he will be subject to disciplinary action, including termination of employment.

     THERE ARE NO EXCEPTIONS TO THIS POLICY STATEMENT AND NO ONE IS EXEMPT.

                                       S                                      39

A    Definitions: Insider Trading

     Gender references in Appendix A alternate.

     Code of Ethics Administrator. The individual designated by the Code of Ethics Officer to assume responsibility for day-to-day, non-discretionary administration of this Policy Statement.

     Code of Ethics Officer. The Putnam officer who has been assigned the responsibility of enforcing and interpreting this Policy Statement. The Code of Ethics Officer shall be the General Counsel or such other person as is designated by the President of Putnam Investments. If he is unavailable, the Deputy Code of Ethics Officer (to be appointed by the Code of Ethics Officer) shall act in his stead.

     Immediate family. Spouse, minor children or other relatives living in the same household as the Putnam employee.

     Purchase or sale of a security. Any acquisition or transfer of any interest in the security for direct or indirect consideration, including the writing of an option.

     Putnam. Any or all of Putnam Investments, Inc., and its subsidiaries, any one of which shall be a "Putnam company."

     Putnam client. Any of the Putnam Funds, or any advisory or trust client of Putnam.

     Putnam employee (or "employee"). Any employee of Putnam.

     Security. Anything defined as a security under federal law. The term includes any type of equity or debt security, any interest in a business trust or partnership, and any rights relating to a security, such as put and call options, warrants, convertible securities, and securities indices. (Note: The definition of "security" in this Policy Statement varies significantly from that in the Code of Ethics. For example, the definition in this Policy Statement specifically includes securities of The Marsh & McLennan Companies, Inc.)

     Transaction for a personal account (or "personal securities transaction").
          Securities transactions: (a) for the personal account of any employee;
          (b) for the account of a member of the immediate family of any employee; (c) for the account of a partnership in which a Putnam employee or immediate family member is a partner with investment discretion; (d) for the account of a trust in which a Putnam employee or immediate family member is a trustee with investment discretion;
          (e) for the account of a closely-held corporation in which a Putnam employee or immediate family member holds shares and for which he has investment discretion; and (f) for any account other than a Putnam client account which receives investment advice of any sort from the employee or immediate family member, or as to which the employee or immediate family member has investment discretion.

                                       S                                      41

     Officers and employees of Putnam Europe Ltd. ("PEL") must also consult the relevant procedures on compliance with U.K. insider dealing legislation set forth in PEL's Compliance Manual (see Rule 3 of Section IV of the Code of Ethics).

42                                     S

A    Section 1. Rules Concerning Inside Information

     RULE I

     No Putnam employee shall purchase or sell any security listed on the Inside Information List (the "Red List") either for his personal account or for a Putnam client.

     IMPLEMENTATION

     When an employee contacts the Code of Ethics Administrator seeking clearance for a personal securities transaction, the Code of Ethics Administrator's response as to whether a security appears on the Restricted List will include securities on the Red List.

     COMMENT

     This Rule is designed to prohibit any employee from trading a security while Putnam may have inside information concerning that security or the issuer. Every trade, whether for a personal account or for a Putnam client, is subject to this Rule.

     RULE 2

     No Putnam employee shall purchase or sell any security, either for a personal account or for the account of a Putnam client, while in possession of material, nonpublic information concerning that security or the issuer, without the prior written approval of the Code of Ethics Officer.

     IMPLEMENTATION

     In order to obtain prior written approval of the Code of Ethics Officer, a Putnam employee should follow the reporting steps prescribed in Rule 3.

     COMMENTS

     1. Rule 1 concerns the conduct of an employee when Putnam possesses material nonpublic information. Rule 2 concerns the conduct of an employee who herself possesses material, nonpublic information about a security that is not yet on the Red List.

     2. If an employee has any question as to whether information she possesses is material and/or nonpublic information, she must contact the Code of Ethics Officer in accordance with Rule 3 prior to purchasing or selling any security related to the information or communicating the information to others. The Code of Ethics Officer shall have the sole authority to determine what constitutes material, nonpublic information for the purposes of this Policy Statement. An employee's mistaken belief that the information was not material nonpublic information will not excuse a violation of this Policy Statement.

                                       S                                      43

RULE 3

Any Putnam employee who believes he may have received material, nonpublic information concerning a security or the issuer shall immediately report the information to the Code of Ethics Officer and to no one else. After reporting the information, the Putnam employee shall comply strictly with Rule 2 by not trading in the security without the prior written approval of the Code of Ethics Officer and shall: (a) take precautions to ensure the continued confidentiality of the information; and (b) refrain from communicating the information in question to any person.

EXCEPTION

This rule shall not apply to material, nonpublic information obtained by Putnam employees who are directors or trustees of publicly traded companies, to the extent that such information is received in their capacities as directors or trustees, and then only to the extent such information is not communicated to anyone else within the Putnam organization.

IMPLEMENTATION

1. In order to make any use of potential material, nonpublic information, including purchasing or selling a security or communicating the information to others, an employee must communicate that information to the Code of Ethics Officer in a way designed to prevent the spread of such information. Once the employee has reported potential material, nonpublic information to the Code of Ethics Officer, the Code of Ethics Officer will evaluate whether information constitutes material, nonpublic information, and whether a duty exists that makes use of such information improper. If the Code of Ethics Officer determines either (a) that the information is not material or is public, or (b) that use of the information is proper, he will issue a written approval to the employee specifically authorizing trading while in possession of the information, if the employee so requests. If the Code of Ethics Officer determines (a) that the information may be nonpublic and material, and (b) that use of such information may be improper, he will place the security that is the subject of such information on the Red List.

2. An employee who reports potential inside information to the Code of Ethics Officer should expect that the Code of Ethics Officer will need significant information to make the evaluation described in the foregoing paragraph, including information about (a) the manner in which the employee acquired the information, and (b) the identity of individuals to whom the employee has revealed the information, or who have otherwise learned the information. The Code of Ethics Officer may place the affected security or securities on the Red List pending the completion of his evaluation.

3. If an employee possesses documents, disks, or other materials containing the potential inside information, an employee must take precautions to ensure the confidentiality of the information in question. Those precautions include (a) putting documents containing such information out

44                                     S
     of the view of a casual observer, and (b) securing files containing such documents or ensuring that computer files reflecting such information are secure from viewing by others.

                                       S                                      45

A    Section 2. Overview of Insider Trading

     A.   Introduction

          This section of the Policy Statement provides guidelines for employees as to what may constitute inside information. It is possible that in the course of her employment, an employee may receive inside information. No employee should misuse that information, either by trading for her own account or by communicating the information to others.

     B.   What constitutes unlawful insider trading?

          The basic definition of unlawful insider trading is trading on material, nonpublic information (also called "inside information") by an individual who has a duty not to "take advantage" of the information. What does this definition mean? The following sections help explain the definition.

          1.   What is material information?

               Trading on inside information is not a basis for liability unless the information is material. Information is "material" if a reasonable person would attach importance to the information in determining his course of action with respect to a security. Information which is reasonably likely to affect the price of a company's securities is "material," but effect on price is not the sole criterion for determining materiality. Information that employees should consider material includes but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, reorganization, recapitalization, asset sales, plans to commence a tender offer, merger or acquisition proposals or agreements, major litigation, liquidity problems, significant contracts, and extraordinary management developments.

               Material information does not have to relate to a company's business. For example, a court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal's "Heard on the Street" column and whether those reports would be favorable or not.

          2.   What is nonpublic information?

               Information is nonpublic until it has been effectively communicated to, and sufficient opportunity has existed for it to be absorbed by, the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or

                                       S                                      47
          appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public.

     3.   Who has a duty not to "take advantage" of inside information?

          Unlawful insider trading occurs only if there is a duty not to "take advantage" of material nonpublic information. When there is no such duty, it is permissible to trade while in possession of such information. Questions as to whether a duty exists are complex, fact-specific, and must be answered by a lawyer.

          a. Insiders and Temporary Insiders. Corporate "insiders" have a duty not to take advantage of inside information. The concept of "insider" is broad. It includes officers, directors, and employees of a corporation. In addition, a person can be a "temporary insider" if she enters into a special confidential relationship with a corporation and as a result is given access to information concerning the corporation's affairs. A temporary insider can include, among others, accounting firms, consulting firms, law firms, banks and the employees of such organizations. Putnam would generally be a temporary insider of a corporation it advises or for which it performs other services, because typically Putnam clients expect Putnam to keep any information disclosed to it confidential.

               EXAMPLE

               An investment adviser to the pension fund of a large publicly-traded corporation, Acme, Inc., learns from an Acme employee that Acme will not be making the minimum required annual contribution to the pension fund because of a serious downturn in Acme's financial situation. The information conveyed is material and nonpublic.

               COMMENT

               Neither the investment adviser, its employees, nor clients can trade on the basis of that information, because the investment adviser and its employees could be considered "temporary insiders" of Acme.

          b. Misappropriators. Certain people who are not insiders (or temporary insiders) also have a duty not to deceptively take advantage of inside information. Included in this category is an individual who "misappropriates" (or takes for his own use) material, nonpublic information in violation of a duty owed either to the corporation that is the subject of inside information or some other entity. Such a misappropriator can be held liable if he trades while in possession of that material, nonpublic information.

48                                     S

               EXAMPLE

               The chief financial officer of Acme, Inc., is aware of Acme's plans to engage in a hostile takeover of Profit, Inc. The proposed hostile takeover is material and nonpublic.

               COMMENT

               The chief financial officer of Acme cannot trade in Profit, Inc.'s stock for his own account. Even though he owes no duty to Profit, Inc., or its shareholders, he owes a duty to Acme not to "take advantage" of the information about the proposed hostile takeover by using it for his personal benefit.

          c. Tippers and Tippees. A person (the "tippee") who receives material, nonpublic information from an insider or misappropriator (the "tipper") has a duty not to trade while in possession of that information if he knew or should have known that the information was provided by the tipper for an improper purpose and in breach of a duty owed by the tipper. In this context, it is an improper purpose for a person to provide such information for personal benefit, such as money, affection, or friendship.

               EXAMPLE

               The chief executive officer of Acme, Inc., tells his daughter that negotiations concerning a previously-announced acquisition of Acme have been terminated. This news is material and, at the time the father tells his daughter, nonpublic. The daughter sells her shares of Acme.

               COMMENT

               The father is a tipper because he has a duty to Acme and its shareholders not to "take advantage" of the information concerning the breakdown of negotiations, and he has conveyed the information for an "improper" purpose (here, out of love and affection for his daughter). The daughter is a "tippee" and is liable for trading on inside information because she knew or should have known that her father was conveying the information to her for his personal benefit, and that her father had a duty not to "take advantage" of Acme information.

               A person can be a tippee even if he did not learn the information directly from the tipper, but learned it from a previous tippee.

               EXAMPLE

               An employee of a law firm which works on mergers and acquisitions learns at work about impending acquisitions. She tells her friend and her friend's stockbroker about

                                       S                                      49
               the upcoming acquisitions on a regular basis. The stockbroker tells the brother of a client on a regular basis, who in turn tells two friends, A and B. A and B buy shares of the companies being acquired before public announcement of the acquisition, and regularly profit from such purchases. A and B do not know the employee of the law firm. They do not, however, ask about the source of the information.

               COMMENT

               A and B, although they have never heard of the tipper, are tippees because they did not ask about the source of the information, even though they were experienced investors, and were aware that the "tips" they received from this particular source were always right.

C.   Who can be liable for insider trading?

     The categories of individuals discussed above (insiders, temporary insiders, misappropriators or tippees) can be liable if they trade while in possession of material nonpublic information.

     In addition, individuals other than those who actually trade on inside information can be liable for trades of others. A tipper can be liable if
     (a) he provided the information in exchange for a personal benefit in breach of a duty and (b) the recipient of the information (the "tippee") traded while in possession of the information.

     Most importantly, a controlling person can be liable if the controlling person "knew or recklessly disregarded" the fact that the controlled person was likely to engage in misuse of inside information and failed to take appropriate steps to prevent it. Putnam is a "controlling person" of its employees. In addition, certain supervisors may be "controlling persons" of those employees they supervise.

     EXAMPLE

     A supervisor of an analyst learns that the analyst has, over a long period of time, secretly received material inside information from Acme, Inc.'s chief financial officer. The supervisor learns that the analyst has engaged in a number of trades for his personal account on the basis of the inside information. The supervisor takes no action.

     COMMENT

     Even if he is not liable to a private plaintiff, the supervisor can be liable to the Securities and Exchange Commission for a civil penalty of up to three times the amount of the analyst's profit. (Penalties are discussed in the following section.)

50                                     S

D.   Penalties for Insider Trading

     Penalties for misuse of inside information are severe, both for individuals involved in such unlawful conduct and their employers. A person who violates the insider trading laws can be subject to some or all of the penalties below, even if he does not personally benefit from the violation. Penalties include:

     --   jail sentences (of which at least one to three years must be served)

     -- criminal penalties for individuals of up to $1,000,000, and for corporations of up to $2,500,000

     -- injunctions permanently preventing an individual from working in the securities industry

     -- injunctions ordering an individual to pay over profits obtained from unlawful insider trading

     -- civil penalties of up to three times the profit gained or loss avoided by the trader, even if the individual paying the penalty did not trade or did not benefit personally

     -- civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of profit gained or loss avoided

     -- damages in the amount of actual losses suffered by other participants in the market for the security at issue.

Regardless of whether penalties or money damages are sought by others, Putnam will take whatever action it deems appropriate (including dismissal) if Putnam determines, in its sole discretion, that an employee appears to have committed any violation of this Policy Statement, or to have engaged in any conduct which raises significant questions about whether an insider trading violation has occurred.

                                       S                                      51

A    Appendix B. Policy Statement Regarding Employee Trades in Shares of
                 Putnam Closed-End Funds


     1.   Pre-clearance for all employees

     Any purchase or sale of Putnam closed-end fund shares by a Putnam employee must be pre-cleared by the Code of Ethics Officer or, in his absence, the Deputy Code of Ethics Officer. A list of the closed-end funds can be obtained from the Code of Ethics Administrator. Trading in shares of closed-end funds is subject to all the rules of the Code of Ethics.

     2. Special Rules Applicable to Managing Directors of Putnam Investment Management, Inc. and officers of the Putnam Funds

     Please be aware that any employee who is a Managing Director of Putnam Investment Management, Inc. (the investment manager of the Putnam mutual funds) and officers of the Putnam Funds will not receive clearance to engage in any combination of purchase and sale or sale and purchase of the shares of a given closed-end fund within six months of each other. Therefore, purchases should be made only if you intend to hold the shares more than six months; no sales of fund shares should be made if you intend to purchase additional shares of that same fund within six months.

     You are also required to file certain forms with the Securities and Exchange Commission in connection with purchases and sales of Putnam closed-end funds. Please contact the Code of Ethics Officer or Deputy Code of Ethics Officer for further information.

     3.   Reporting by all employees

     As with any purchase or sale of a security, duplicate confirmations of all such purchases and sales must be forwarded to the Code of Ethics Officer by the broker-dealer utilized by an employee. If you are required to file a quarterly report of all personal securities transactions, this report should include all purchases and sales of closed-end fund shares.

     Please contact the Code of Ethics Officer or Deputy Code of Ethics Officer if there are any questions regarding these matters.

                                       S                                      53

A    Appendix C. Clearance Form for Portfolio Manager Sales Out of Personal
                 Account of Securities Also Held by Fund (For compliance with "Contra-Trading" Rule)

     TO:    Code of Ethics Officer

     FROM:  ______________________________________________

     DATE:  ______________________________________________

     RE:    Personal Securities Transaction of    ______________________________


This serves as prior written approval of the personal securities transaction described below:

NAME OF PORTFOLIO MANAGER CONTEMPLATING PERSONAL TRADE:

________________________________________________________________________________

SECURITY TO BE TRADED:

________________________________________________________________________________

AMOUNT TO BE TRADED: ___________________________________________________________

FUND HOLDING SECURITIES: _______________________________________________________

AMOUNT HELD BY FUND: ___________________________________________________________

REASON FOR PERSONAL TRADE: _____________________________________________________

SPECIFIC REASON SALE OF SECURITIES IS INAPPROPRIATE FOR FUND:

________________________________________________________________________________

________________________________________________________________________________

(Please attach additional sheets if necessary.)

CIO APPROVAL: ______________________________ DATE: _____________________________

LEGAL/COMPLIANCE APPROVAL: __________________ DATE: ____________________________

                                       S                                      55

A    Appendix D. Procedures for Approval of New Financial Instruments


     1.   Summary

          a. Putnam has adopted procedures for the introduction of new instruments and securities, focusing on, but not limited to, derivatives.

          b. No new types of securities or instruments may be purchased for any Putnam fund or other client account without the approval of Putnam's New Securities Review Committee ("NSRC").

          c. Putnam publishes from time to time a list of approved derivatives. The purchase of any derivative not listed is prohibited without specific authorization from the NSRC.

     2.   Procedures

          a. Introduction. The purchase and sale of financial instruments that have not been used previously at Putnam raise significant investment, business, operational, and compliance issues. In order to address these issues in a comprehensive manner, Putnam has adopted the following procedures for obtaining approval of the use of new instruments or investments. In addition, to provide guidance regarding the purchase of derivatives, Putnam publishes from time to time a list of approved derivatives. Only derivatives listed may be used for Putnam funds or accounts unless specifically authorized by the NSRC.

          b. Process of approval. An investment professional wishing to purchase a new type of investment should discuss it with the Investment Division's Administrative office (the current contact is Julie Malloy). Investment Division Administration will coordinate a review of a new instrument by appropriate NSRC members from an investment, operational and compliance perspective, including the review of instruments by the Administrative Services Division of PFTC. Based on this review, the NSRC will then approve or disapprove the proposed new investment. Investment professionals must build in adequate time for this review before planned use of a new instrument. Further, the approval of the NSRC is only a general one. Individual fund and account guidelines must be reviewed in accordance with standard compliance procedures to determine whether purchase is permitted. In addition, if the instrument involves legal documentation, that documentation must be reviewed and be completed before trading. The NSRC may prepare a compliance and operational manual for the new derivative.

     3.   Violations

                                      S                                       57

          a. Putnam's Operating Committee has determined that adherence to rigorous internal controls and procedures for novel securities and instruments is necessary to protect Putnam's business standing and reputation. Violation of these procedures will be treated as violation of both compliance guidelines and Putnam's Code of Ethics. Putnam encourages questions and expects that these guidelines will be interpreted conservatively.

58                                     S

A    Index

     "7-Day Rule"
       for transactions by managers, analysts and CIOs, 14

     "60-Day Rule", 13
     Access Persons
       definition, ix
       special rules on trading, 13, 32

     Analysts
       special rules on trading by, 13

     Appeals
       Procedures, 37

     Bankers' acceptances
       excluded from securities, x

     Blackout rule
       on trading by portfolio managers, analysts and CIOs, 15

     Boycotts
       reporting of requests to participate, 33

     Bribes, 21

     CDs
       excluded from securities, x

     Claims against Putnam
       reporting of, 33

     Clearance
       how long pre-clearance is valid, 4
       required for personal securities transactions, 1

     Closed-end funds
       rules on trading, 55

     Commercial paper
       excluded from securities, x

     Commodities (other than securities indices) excluded from securities, x

     Computer use
       compliance with corporate policies required, 27

     Confidentiality
       required of all employees, 22

     Confirmations
       of personal transactions required, 31

     Conflicts of interest
       with Putnam and Putnam clients prohibited, 19

     Contra-trading rule
       transactions by managers and CIOs, 17

     Convertible securities
       defined as securities, x

     Currencies
       excluded as securities, x

     Director
       serving as for another entity prohibited, 23

     Employee
       serving as for another entity prohibited, 23

     Excessive trading (over 10 trades)
       by employees strongly discouraged, 10

     Exemptions
       basis for, 10

     Family members
       covered in personal securities transactions, x, 43

     Fiduciary
       serving as for another entity prohibited, 23

     Fraudulent or irregular activities
       reporting of, 33

     Gifts
       restrictions on receipt of by employees, 19

     Government or regulatory agencies
       reporting of communications from, 33

     Holdings
       disclosure of by Access Persons, 32

     Initial public offerings/IPOs
       purchases in prohibited, 6

     Insider trading
       policy statement and explanations, 39
       prohibited, 9

     Investment clubs
       prohibited, 24

     Investment Grade Exception
       for clearance of fixed income securities on Restricted List, 2

     Involuntary personal securities transactions exempted, 10
       exemption defined, 6

     Large Cap Exception
       for clearance of securities on Restricted List, 1

     Marsh & McLennan Companies stock
       excluded from securities, x

     Money market instruments
       excluded from securities, x

     Mutual fund shares (open end)
       excluded from securities, x

     Naked options
       by employees discouraged, 9

     New financial instruments
       procedures for approval, 59

     Non-Putnam affiliates (NPAs)
       transactions and relationships with, 25

     Officer
       serving as for another entity prohibited, 23

                                       S                                      59

Options
  defined as securities, x
  relationship to securities on Restricted or Red Lists, 5

Partner
  serving as general partner of another entity prohibited, 23

Partnerships
  covered in personal securities transactions, x, 43

Personal securities transaction
  defined, x, 43

Pink sheet reports
  quarterly reporting requirements, 32

Political contributions, 22

Portfolio managers
  special rules on trading by, 13

Private offerings or placements
  purchases of prohibited, 7

Putnam Europe Ltd.
  special rules for, 29

Repurchase agreements
  excluded from securities, x

Sale
  defined, x, 43

Sanctions, vii
  for failure to pre-clear properly, 3

Shares by subscription
  procedures to preclear the purchase and sales of Shares by Subscription, 2

Short sales
  by employees prohibited conduct, 6

Solicitations
  by Putnam employees restricted, 21

Tender offers
  partial exemption from clearance rules, 6

Trustee
  serving as for another entity prohibited, 23

Trusts
  covered in personal securities transactions, x, 43

U.S. government obligations
  excluded from securities, x

Violations of Law
  reporting of, 33

Warrants
  defined as securities, x

60                                     S

                  STATE STREET RESEARCH & MANAGEMENT COMPANY

                                CODE OF ETHICS

                             Revised March 1, 2000

     This Code of Ethics establishes rules of conduct that govern the personal investment activities of employees, officers and directors or trustees of (i) State Street Research & Management Company and its subsidiaries (collectively, "State Street Research" or the "Company"), and (ii) registered investment companies (other than money market funds) for which the Company is the primary investment adviser ("Funds").

1.   General Provisions.

     1.1. Purpose Statement. In pursuing its mission of being a premier investment management organization, State Street Research has earned a reputation for the highest integrity. An important contributor to this reputation is our philosophy of always placing the interests of our clients first. This Code contains uniform standards which are intended to provide us with a high level of confidence that our personal investment activities are consistent with our clients' interests and do not interfere with our mission.

     1.2. Overriding Principles. Every Access Person who engages in Personal Transactions must: (i) consider the interests of the Company's clients before initiating a Personal Transaction, and place the clients' interests first, particularly in the case of any security that might provide a suitable and beneficial opportunity for any client; (ii) not use his or her position with the Company to influence a broker, dealer or underwriter to effect a Personal Transaction for the benefit of the Access Person; and (iii) conduct all Personal Transactions in accordance with the provisions of this Code and in avoidance of any actual or potential conflicts of interest or abuse of fiduciary responsibilities.

2. Applicability and Definitions. The following definitions describe the persons, securities, accounts and transactions to which this Code applies:

     2.1. "Associate" means any person in the employment of the Company.

     2.2. "Access Person " means any director or officer of State Street Research or any associate of State Street Research who, in connection with his or her regular functions or duties, participates in the selection of a client's portfolio securities or has access to information regarding a fund's future purchases or sales of portfolio securities on behalf of any clients.

     2.3. "Investment Person" means any Access Person directly involved in the investment process of the Company, including portfolio managers, security analysts, research associates and trading personnel.

     2.4. "Portfolio Manager" means any Access Person responsible for the overall investment management of a client's portfolio and any Access Person assisting directly in such management, and also includes any member of the Company's Management Committee.

     2.5. "Security" means any stock, bond, debenture, note, convertible security, or any put, call, straddle, warrant, right or option with respect to a security, or any future or other investment contract or derivative, or, in general, any interest or investment commonly known as a security, but does not include securities which are direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements), or shares of registered open-end investment companies.

     2.6. "Personal Account" means (a) any securities account in which an Access Person has "beneficial ownership" (as described in Exhibit A), including certain accounts of family members and other related accounts, or (b) any account over which the Access Person (or any member of the Access Person's immediate family sharing the same household, except as exempted under Section 6.2) has direct or indirect influence or control with respect to the purchase or sale of individual securities. See Exhibit A for a fuller explanation and examples of situations involving beneficial ownership. Unless otherwise specified, the provisions of this Code applicable to transactions by Access Persons are applicable to transactions in their Personal Accounts.

     2.7. "Personal Transaction" means any transaction with respect to a security for any Personal Account, including without limitation purchases and sales, entering into or closing out futures or other derivatives, and exercising warrants, rights or options but not including the acceptance of tender offers.

3.   Prohibitions.

     3.1. Restrictions Applicable to all Access Persons An Access Person should not place an order to enter into a Personal Security Transaction during any of the following times:

          (a) When the Access Person knows, or has reason to believe, that the security may in the near future be recommended for action or acted upon by the Company for any client account; or

          (b) For a period of ten (10) business days after a security has been recommended for action by the Company for any client account, including any rating change, even though no action has been taken for the Company's clients with respect to the security during that period; or

          (c) When the security is on order for purchase or sale for a client's account, or has been on order at any time during the five (5) preceding trading days (either as a completed order, an uncompleted order or an order on hold), as reflected on the Company's Restricted List.

     3.2. Restrictions Applicable Only to Investment Persons. In addition to the restrictions applicable to all Access Persons, an Investment Person may not:

          (a)  Purchase a security in an initial public offering; or

          (b) Acquire a security in a private placement unless advance written approval is obtained from the Chief Executive Officer or the Chief Investment Officer of the Equity or Fixed Income Department, as appropriate. In the event that the Investment Person plays a part in any subsequent consideration of the security for investment for a client account, he or she must disclose the holding to the Chief Executive Officer or the appropriate Chief Investment Officer, and any decision to make the investment for a client account will be subject to an independent review and approval by senior investment personnel with no personal interest in the issuer or its securities; or

          (c) Realize a profit from any transaction involving the purchase and sale, or sale and purchase, of the same (or equivalent) securities within a period of sixty (60) calendar days. For purposes of this rule, transactions will be reviewed on a first-in-first-out basis.

          (d)  Participate in an investment club.

     3.3. Restrictions Applicable Only to Portfolio Managers. In addition to the restrictions applicable to all Access Persons and Investment Persons, a Portfolio Manager may not purchase or sell a security within a period of seven
(7) calendar days before or after a client account managed by the Portfolio Manager trades in that security.

     3.4. Special Provisions for Options and Futures.

          (a) The general principle governing transactions in options, futures and other derivatives is that they are treated as transactions in the underlying security for all purposes of this Code.

          (b) Purchased options must comply with the Code both at the time of initial purchase and at the time of exercise. However, if an Access Person buys a call or put option at a time when the purchase is not restricted by Section 3.1, the option may be exercised automatically at expiration by the relevant exchange or clearing corporation without violating that provision.

          (c) Written options must comply with this Code at the time of the transaction. Exercise by a counterparty, however, is not a voluntary transaction by an Access Person and is not governed by
               Section 3.1.

          (d) In the case of a purchased call or a written put, the security received upon exercise (whether voluntary or automatic) is subject to the 60-day period in Section 3.2 (c) measured from the time of purchasing the call or writing the put. As a result, if such an option is exercised within the 60-day period, the Investment Person cannot sell the security at a gain until expiration of the 60-day period from the time of the original option transaction. In these circumstances, the Investment Person must be prepared to pay for the security, accept delivery and bear the risk of holding the security until expiration of the period.

          (e) An Access Person may not write an uncovered call or sell an uncovered future. An Investment Person may not write a covered call option unless the underlying security has been held for 60 days. Where an Investment Person purchases a put option and owns the underlying security, the put option may not expire or be exercised within 60 days after purchase of the underlying security. Where an Investment Person purchases a put option without owning the underlying security, the option cannot be exercised and can only be closed through a sale more than 60 days after the purchase.

               Futures and other derivatives will be treated consistently with the provisions applicable to options.

     3.5. Receipt of Gifts. Except for an occasional meal or ticket to a sporting event or the theater, or comparable entertainment which is not so frequent or extensive as to raise questions of propriety, or except with the approval of the Company's Chief Executive Officer, an Associate must not accept cash or non-cash gifts from any person or entity which directly or indirectly does business with or performs services for the Company or any client, which exceed the dollar limit imposed by the NASD from time to time under Conduct Rule 2830(1)(5)(A) or any successor rule ($100 as of February 1999), or such other level as established from time to time by the Compliance Committee.

     3.6. Service as a Director. An Investment Person may not serve on the board of directors, or similar governing body, of an organization the shares of which are publicly traded without obtaining prior approval of the Company's Chief Executive Officer (or, in case such Investment Person is the Chief Executive Officer, the Company's Board of Directors with the Chief Executive Officer abstaining). Any such approval will be reported to the Board of Directors of each Fund at least annually.

     3.7. Promotion of Personal Investments. Associates are free to refer investment opportunities to other Associates for their personal consideration. However, Associates should not engage in the active promotion of securities to other Associates and should not receive any payment or other benefit for the sale of a security to another associate.

     3.8. Conflicts of Interest. Associates should not engage in activities that could create a conflict of interest or the appearance of a conflict of interest between the interests of the Company's clients and the interests of the Company or its Associates. For example, no Associate should condition the company's purchase or continued holding of any security for its clients on whether the issuer of that security becomes or remains a client of the Company.

4.   Pre-Clearance.

     Any Access Person who plans to place an order to enter into a Personal Transaction must first pre-clear the transaction by obtaining approval from the Equity Trading Desk, the Fixed Income Trading Desk, the Head Municipal Bond Trader, the Head High Yield Trader or the Head International Fixed Income Trader, as appropriate, either directly or through other communications links established for this purpose. The appropriate trading personnel will only pre-clear the transaction after determining that the security is not on the Company's Restricted List and that no order has been placed or, to their knowledge, is about to be placed with respect to the security. All clearances (including time of clearance) will be recorded by the appropriate trading personnel in the Investment Clearance Database or other system used to maintain this information.

     Generally, a pre-clearance is effective only for the business day on which it is obtained. A clearance for an open order (such as a limit order or "good until cancelled" order) is effective until the transaction is completed, except that any change in the terms of the order will require a new pre-clearance.

5.   Disclosure and Reporting.

     5.1. List of Holdings. Each Access Person shall provide a list of all of his or her personal securities holdings to the Compliance Department within 10 days of commencement of his or her employment or within 10 days of becoming an Access Person, and will also provide an updated list on an annual basis at the time designated by the Compliance Department

     5.2. Confirmations and Statements. Each Access Person who engages in Personal Transactions shall instruct his or her broker(s) or dealer(s) to deliver duplicate copies of any confirmation of a transaction, and duplicate copies of all periodic statements with respect to his or her Personal Account(s), to the Company, P.O. Box 2794, Boston, MA 02208-2794. (See Exhibit B for a sample letter to a broker or dealer.

     5.3. Transaction Reports. Each Access Person shall report on a quarterly basis any Personal Transactions in his or her Personal Account(s), except for transactions in securities which are excluded from the term "security" for purposes of this Code under Section 2.5. The report shall be made on the official form designed for this purpose within ten (10) calendar days following the quarter in which the transactions occur, shall be dated and signed by the Access Person, and shall contain the following information:

     (a)  With respect to any security transaction during the quarter:
          (1) The title and number of shares (or principal amount) of the security;
          (2) The date and nature of the transaction (purchase or sale or other);
          (3)  The transaction price;
          (4)  The name of the broker (or bank or dealer); and
          (5) Such additional information as may be requested on the reporting form.

     (b) With respect to any account established by the Access Person in which any securities were held during the quarter:

          (1) The name of the broker (or bank or dealer) with whom the account was established; and

          (2)  The date the account was established.

          The quarterly report of any Investment Person must contain a representation that the Investment Person: as a portfolio manager, has reviewed the suitability of the security for each of the clients whose accounts he or she manages; or as an investment analyst, has presented any opportunity for securities within his or her area of coverage to the firm for consideration for client accounts.

     5.4 Certification of Compliance. Each Access Person shall be required to certify annually that he or she:

     (a)  Has read and understands this Code and is subject thereto;

     (b)  Has complied with the requirements of the Code; and

     (c) Has disclosed or reported all Personal Securities Transactions required to be disclosed or reported under the Code.

6.   Exemptions.

     6.1. Transactional Exemptions. The prohibitions and restrictions in Section 3 and the pre-clearance requirements in Section 4 shall not apply (but the reporting requirements in Section 5 shall continue to apply) to:

     (a) Transactions by investment clubs in which non-Investment Persons are participants;

     (b)  Purchases or sales of securities which are not voluntary;

     (c)  Purchases which are part of an automatic dividend reinvestment plan;

     (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities;

     (e) Transactions in derivatives tied to the performance of a broad-based index, and transactions in SPDR's and shares of other UIT's or vehicles the performance of which is designed to track closely the performance of a broad- based index;

     (f) Transactions in currencies and related options, futures contracts and forward contracts; and

     (g) Transactions in other securities determined by the Compliance Committee to present a similarly low potential for impropriety or the appearance of impropriety.

     6.2. Complete Exemption. The prohibitions and restrictions in Section 3, the pre-clearance requirements in Section 4 and the reporting requirements in
Section 5 shall not apply to:

     (a) Any transaction in an instrument which is not included in the definition of "security" contained in Section 2.5.

     (b) Transactions effected for any account which is a Personal Account solely because it is directly or indirectly influenced or controlled by an Access Person's immediate family member sharing the same household, so long as neither the Access Person nor the family member has any beneficial ownership of securities in the Account and so long as the Access Person agrees in writing not to discuss with the family member any specific investment ideas or transactions arising in the course of the Access Person's employment with the Company.

     (c) Transactions effected for any account over which neither the Access Person nor any immediate family member sharing the same household has any direct or indirect influence or control; provided that in the case of an account exempted because it is under the discretionary management of another person (including an interest in a hedge fund or investment partnership or enterprise but not including an interest in a trust that is not revocable by the Access Person or an immediate family member sharing the same household), the Access Person must enter into a letter agreement with that person in substantially the form of Exhibit C at the later of the time the account is opened or the Access Person joins the Company, and on an annual basis thereafter, and the Access Person must provide an annual inventory of the securities in such account.

     6.3. Large Cap Stock Exemption. The prohibitions of Section 3.1 and Section
3.3 shall not apply (but the prohibitions in Section 3.2 (Restrictions Applicable Only to Investment Persons), the preclearance requirements in Section 4 and the reporting requirements in Section 5 shall continue to apply) to equity securities with a market capitalization of $5 billion or greater as of the end of the previous month.

7.   Compliance Committee.

     The Chief Executive Officer of the Company will from time to time appoint the members of the Company's Compliance Committee, which is charged with the duties and responsibilities of administering the Code, ensuring compliance with the Code, and recommending sanctions for violations of the Code. The Compliance Committee may amend the Code, interpret its provisions, make decisions with respect to the classes of Access Persons covered by provisions of the Code, and grant waivers and establish exceptions, including waivers and exceptions for particular securities or transactions and other situations it deems to require special treatment. The Committee may appoint one or more of its members to fulfill its duties between meetings, subject to ratification by the Committee at its next regular meeting. The Committee has appointed the Director of Compliance as the person responsible for monitoring compliance with the Code of Ethics, including the review of the quarterly transaction reports and the annual holdings reports.

8.   Sanctions.

     Upon the occurrence of any violation of this Code, the Company acting through its Compliance Committee may impose such sanctions as it deems appropriate, including disgorgement of any profit, a warning, probation, suspension or termination of employment.

9.   Reports To Trustees/Directors of Investment Companies Under Management.

     A report shall be prepared annually for submission to the Board of Trustees or Directors of each investment company under the management of the Company. The report will:

          (a) Summarize current procedures under the Code and any changes in those procedures since the prior report;

          (b) Identify all material violations of the Code or any related procedures, and any sanctions imposed with respect thereto;

          (c) List any recommended changes to the Code or procedures under the Code as the result of experience, evolving industry practices or changes in the applicable laws or regulations; and

          (d) Certify that procedures, reasonably necessary to prevent violations of the Code, have been adopted.

10.  Provisions Applicable To Mutual Fund Trustees

     10.1. General Provision. An independent trustee of an investment company for which the Company is the primary adviser should not purchase or sell a security in an account in which he or she may be deemed to have a direct or indirect beneficial interest, as defined in Exhibit A hereto, when he or she knows, or in the ordinary course of his or her duties should know, that such security is under consideration for purchase or sale, or being purchased or sold, by the investment company. In addition, an independent trustee must report to the investment company any transactions in a security where the trustee knew, or in the ordinary course of fulfilling his or her official duties should have known, that during the 15 day period immediately preceding or after the date of the transaction, the investment company was buying or selling, or considering buying or selling, that security.

     10.2. Portfolio Reports. In connection with their duties, independent trustees of an investment company are provided, prior to a trustees' meeting, with schedules of securities transactions effected by such investment company during a specific period (generally a calendar quarter) ended more than 15 days prior to delivery of the schedules. Consequently, an independent trustee in the ordinary course of fulfilling his or her duties shall be deemed to have no duty, and would have no reason, to know of, or inquire about, a transaction in a security by the investment company during a 15 day period immediately preceding or after the trustee's transaction in that security. In the event an independent trustee does become aware of such a transaction, the independent trustee shall file a report under this Code containing the information described in Section 5.3.

     10.3. Exempted Transactions. Transactions by independent trustees which do not fall within the above restrictions and reporting requirements are transactions in securities which are direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies, and transactions as to which the trustee had no investment discretion.

                                                                       EXHIBIT A

                              BENEFICIAL OWNERSHIP

     "Beneficial ownership" is an important concept in determining which personal securities accounts are covered by the Code. Beneficial ownership exists when you have a "pecuniary interest" in securities.

     More specifically, beneficial ownership of securities in an account means directly or indirectly having or sharing a direct or indirect pecuniary interest in the securities, whether through any contract, arrangement, understanding, relationship or otherwise. A "pecuniary interest", in turn, means the opportunity, directly or indirectly, to profit, or share in any profit derived, from the transactions in question.

     The pecuniary interest standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is extremely broad and encompasses many situations which might not ordinarily be thought to confer ownership of securities.

     Set forth below are some examples of how beneficial ownership may arise in different contexts:

     Family Holdings. Securities held by members of your immediate family sharing the same household are presumed to be beneficially owned by you. Your "immediate family" includes any child, step-child, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The definition also includes adoptive relationships. You may also be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent upon you.

     Partnership and Corporate Holdings. A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership. A limited partner or a stockholder will generally not be deemed to beneficially own securities held by a limited partnership or corporation, respectively, provided he or she does not own a controlling voting interest in the entity, he or she does not have or share investment control over the entity's portfolio, and the entity is not an "alter ego" or "personal holding company". However, see Section 6.2(c) of the Code.

     Derivatives. A person having the right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable, has beneficial ownership of the underlying securities. For this purpose the term "derivative security" means any option, future, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to a security, or similar security with a value derived from the value of a security.

     Trust Holdings. In general, a person's interest in a trust will amount to an indirect pecuniary interest in the securities held by that trust. Therefore, among other examples, a beneficiary of a trust will generally be deemed the beneficial owner of securities held by the trust. However, the following persons will generally not be deemed beneficial owners of the securities held by a trust:

     (a) Trustees, unless the trustee has a pecuniary interest in any holding or transaction of the trust, or unless the trustee has any direct or indirect influence or control with respect to the purchase or sale of individual securities. A trustee will be deemed to have a pecuniary interest in the trust's holdings if at least one beneficiary of the trust is a member of the trustee's immediate family;

     (b) Settlors, unless a settlor reserves the right to revoke the trust without the consent of another person.

     Securities Not Beneficially Owned. You are not deemed to have beneficial ownership of:

     (a) Portfolio securities held by an investment company registered under the Investment Company Act of 1940;

     (b) Securities of which you are a pledgee with the right to sell the pledged security, provided that you will have beneficial ownership upon any foreclosure or exercise of the right of sale;

     (c) Rights you may have which are the same as all holders of a class of securities of any issuer to receive securities pro rata, or obligations to dispose of securities as a result of a merger, exchange offer, or consolidation involving the issuer of the securities;

     (d) An interest in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal government authority, nor in an interest in any underlying securities of these instruments. A broad-based index is one that provides investors with a performance indicator of the overall applicable stock or bond market (or market segment) as appropriate. An index would not be considered to be broad-based if it is composed of securities of firms in a particular industry or group of related industries;

     (e) A security that may be redeemed or exercised only for cash and does not permit the receipt of equity securities in lieu of cash, if the security either:

          (i) is awarded pursuant to an employee benefit plan satisfying the provisions of 240.16b-3(c); or

          (ii) may be redeemed or exercised only upon a fixed date or dates at least six months after award, or upon death, retirement, disability or termination of employment; or

     (f) An interest or right to participate in employee benefit plans of the issuer.

                                                                       EXHIBIT B

                            (SAMPLE LETTER TO BROKER)

                                                              (Date)

(Name and Address of Broker)

Dear        :

     In connection with my brokerage account (Account No. ________) at your firm, please be advised that State Street Research & Management Company should be designated an "interested party" with respect to my account and should, therefore, be sent copies of all trade confirmations and account statements relating to my account. Please send the information to:

                         State Street Research & Management Company
                         John W. McCormick Post Office
                         P. O. Box 2794
                         Boston, MA 02208-2794

     Any questions should be submitted to our Director of Compliance, (617) 357-1398.

     Thank you for your attention to this matter.

                                                            Sincerely,


                                                            (SSRM Access Person)

                                                                       EXHIBIT C

                                                              _________ __, 2000

[Name of Investment Adviser]
[Address of Investment Adviser]

Dear Mr. _______________:

     As you know, I am an employee of State Street Research & Management Company ("SSRM"), and I therefore need to comply with SSRM's Code of Ethics with respect to all accounts in which I have a beneficial interest, including the [identify specific account]. Accordingly, I would like to confirm with you, as investment adviser for such account, the manner in which the assets of the account are to be invested and the degree of communication which you and I will have with respect to the account.

     Please note that I must not be consulted about, or have any input into or knowledge of, the transactions placed by you, as an investment adviser for the account, in any individual securities prior to the execution of such transactions. I am permitted, consistent with SSRM's Codes of Ethics, to discuss with you broad policy matters, such as: overall defensive or aggressive postures, asset allocation by broad categories, tax matters such as tolerance for gains and losses, and cash disbursement requirements for taxes or otherwise.

     Please sign in the space indicated below acknowledging your agreement with this arrangement and return it to me.

     Thank you very much for your assistance.

                                                                 Sincerely,

                                                                 [SSRM employee]

The foregoing is accepted and agreed to:

[Name of Investment Adviser]

By:________________________
Name:
Title:

Dated: _____________ __, 2000

cc:      Director of Compliance
         State Street Research
           & Management Company

                       Scudder Kemper Investments, Inc.

                                Code of Ethics

                               December 15, 2000

                                   Contents


Preamble

Part 1:   Conflicts of Interest

Part 2:   Personal Investments
          .    Definitions
          .    Specific Rules and Regulations Applicable to Employees
          .    Specific Rules and Regulations Applicable to Access Persons
          .    Specific Rules and Regulations Applicable to Investment Personnel
          .    Specific Rules and Regulations Applicable to Portfolio Managers
          .    General
          .    Excessive Trading
          .    Disgorgement; Other Penalties

Part 3:   Insider Trading
          .    Introduction
          .    General Guidelines
          .    Definitions

Part 4:   Confidentiality

Part 5:   Proprietary Rights of the Firm

Part 6:   Gifts and Entertainment
          .    Overview
          .    General Guidelines
          .    Reporting and Supervision

Part 7:   Fiduciary and Corporate Activities
          .    Executorships
          .    Trusteeships
          .    Custodianships for Minors
          .    Directorships and Consultant Positions in Business Corporations
          .    Public and Charitable Positions
          .    Outside Activities
          .    New Employees
          .    Written Approval

Part 8:   External Communications

Part 9:   Reporting Apparent Violations

Part 10:  Condition of Employment or Service

Form 1   Quarterly Personal Trading Report

Form 2   Personal Transaction Preclearance Form

Form 3   Special Transaction Preclearance Form

Form 4   Annual Acknowledgment of Obligations Under Code of Ethics

Form 5   Affiliated Persons Letter (407 Letter)

Form 6   Report of Gifts and Entertainment

Form 7   Request for Approval of Fiduciary, Corporate or Other Outside Activity

Form 8   Annual Review of Personal Activities

Form 9   Personal Securities Holdings Form

SCUDDER KEMPER INVESTMENTS, INC.                                      SP&P #16-1
                                                        Effective Date: 12/15/00
                                                          Distribution:  General


STANDARD POLICY AND PROCEDURE MEMORANDUM #16-1
(Replaces SP&P #16-1 dtd 1/1/00, SP&P #16-2 dated 3/1/95,
SP&P #16-3 dated 3/15/89, SP&P #16-4 dated 5/18/88, SP&P #16-5 dated 4/29/91,
SP&P #16-6 dated 6/27/88, and SP&P #16-8 dated 2/13/90)


                                CODE OF ETHICS

                                   Preamble

We will at all times conduct ourselves with integrity and distinction, putting first the interests of our clients.

From the time of our Firm's inception, we have looked on our obligations to our clients as fiduciary in nature. Our relationships were to be unencumbered in fact or appearance by conflicts of interest, and the needs of our clients thus represented a benchmark for assessing our own business decisions.

We believe and have always believed that our own long-term business interests are best served by strict adherence to these principles. They are reflected in the following internal policies and are implicit in the judgment that our responsibilities exceed in scope and depth the literal restrictions imposed by law on investor behavior (e.g., the prohibition on use of inside information.).

The rules set forth in this Code have been adopted by Scudder Kemper Investments, Inc. ("Scudder Kemper") and certain of its subsidiaries (the "Covered Companies"), including Scudder Investor Services, Inc. ("SIS"), Kemper Distributors, Inc. ("KDI"), Scudder Financial Services, Inc., Kemper Service Company, Scudder Service Corporation, Scudder Trust Company, Scudder Fund Accounting Corporation, and by Scudder Kemper-sponsored investment companies as their codes of ethics applicable to Scudder Kemper-affiliated personnel.

Part 1:   Conflicts of Interest

This Code does not attempt to spell out all possible cases of conflicts of interest and we believe that members of the organization should be conscious that areas other than personal investment transactions may involve conflicts of interest. One such area would be accepting favors from brokers or other vendors or service providers. We are a natural object of cultivation by Firms wishing to do business with us and it is possible that this consideration could impair our objectivity.

A conflict of interest could also occur in securities which have a thin market or are being purchased or sold in volume by any client or clients. Likewise, the purchase of stocks or bonds in anticipation of (1) an upwards change to "Buy" in the price rating, (2) their being added to the Investment Universe with a "Buy" rating, or (3) their being purchased by a large account or group of accounts would clearly be in conflict with our clients' interest.

Other examples of such conflicts would include the purchase or sale of a security by a member of the organization prior to initiating a similar recommendation to a client. Analysts occupy a particularly visible position. It follows that analysts should be particularly careful to avoid the appearance of "jumping the gun" before recommending a change in the rating on one of the stocks for which he or she is responsible.

Accordingly, all personnel are required to adhere to the following rules governing their investment activities. These rules cannot cover all situations which may involve a possible conflict of interest. If an employee becomes aware of a personal interest that is, or might be, in conflict with the interest of a client, that person should disclose the potential conflict to the Legal Department for appropriate consideration, before any transaction is executed.

We are anxious to give every member of the Firm reasonable freedom with respect to his/her own and family's investment activities. Furthermore, we believe that we will be stronger and our product better if the members of the organization have a personal interest in investing and the courage of their convictions with respect to investment decisions. At the same time, in a profession such as ours, it is possible to abuse the trust which has been placed in us and there could be conflicts of interest between our clients and our personal investment activities. In many cases such conflicts might be somewhat theoretical. On the other hand, in a matter of this nature we must be almost as careful of appearances as we are of the actual facts.

Our underlying philosophy has always been to avoid conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in favor of the client. When a conflict does occur, an individual in an investment counsel organization must recognize that the client's interests supercede the interests of the Firm's employees and those of any members of the person's family whom he or she may advise. This condition inevitably places some restriction on freedom of investment for members of the organization and their families.

Quarterly Personal Trading Report Quarterly Personal Trading Reports are reviewed by designees of the Ethics Committee, who are responsible for determining whether violations have occurred, giving the person involved an opportunity to supply additional information, and recommending appropriate follow-up action including disciplinary measures for late reports or other infractions.

Part 2:   Personal Investments

Definitions

     (a) Access Person includes officers and directors of Scudder Kemper, SIS, KDI and Scudder Kemper sponsored investment companies as well as employees of Covered Companies who have access to timely information relating to investment management activities, research and/or client portfolio holdings.

     (b) Affiliated person letter (407 letter) is a letter from the Legal Department on behalf of Scudder Kemper Investments, Inc. authorizing an employee to open a brokerage account and providing for the direction of duplicate trade confirmations and account statements to the Legal Department. All Access Persons must apply for an affiliated person letter for each personal account prior to making any trades in the account. Employees who are not deemed Access Persons can obtain an affiliated person letter on request, but such letter will NOT require the direction of duplicate trade confirmations and account statements.

     (c) Beneficial Interest. You will be considered to have a Beneficial Interest in any investment that is (whether directly or indirectly) held by you, or by others for your benefit (such as custodians, trustees, executors, etc.); held by you as a trustee for members of your immediate family (spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, parents-in-law, children-in-law, siblings-in-law); or held in the name of your spouse, or minor children (including custodians under the Uniform Gifts to Minors Act) or any relative of yours or of your spouse (including an adult child) who is sharing your home, whether or not you supervise such investments. You will also be considered to have a Beneficial Interest in any investment as to which you have a contract, understanding, relationship, agreement or other arrangement that gives you, or any person described above, a present or future direct or indirect benefit substantially equivalent to an ownership interest in that investment. For example, you would be considered to have a Beneficial Interest in the following:

          . an investment held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

          .    an investment held by any partnership in which you are a partner;

          . an investment held by an investment club of which you are a member;

          . an investment held by a personal holding company controlled by you alone or jointly with others.

          If you have any question as to whether you have a Beneficial Interest in an investment, you should review it with the Legal Department.

     (d)       Covered Company is defined in the Preamble.

     (e) Derivative includes options, futures contracts, options on futures contracts, swaps, caps and the like, where the underlying instrument is a Security, a securities index, a financial indicator, or a precious metal.

     (f) Employees includes all employees of each of the Covered Companies who do not fall within the definition of Access Person, Investment Personnel or Portfolio Manager.

     (g) Initial Public Offering shall include initial offerings in equities to the public.

     (h) Investment Personnel are traders, analysts, and other employees who work directly with Portfolio Managers in an assistant capacity, as well as those who in the course of their job regularly receive access to client trading activity (this would generally include members of the Investment Operations and Mutual Fund Accounting groups). As those responsible for providing information or advice to Portfolio Managers or otherwise helping to execute or implement the Portfolio Managers' recommendations, Investment Personnel occupy a comparably sensitive position, and thus additional rules outlined herein apply to such individuals.

     (i) Personal Account means an account through which an employee of a Covered Company has a Beneficial Interest in any Security or Derivative.

     (j) Personal Transaction means an investment transaction in a Security or Derivative in which an employee of a Covered Company has a Beneficial Interest.

     (k) Portfolio Managers are those employees of a Covered Company entrusted with the direct responsibility and authority to make investment decisions affecting a client. PIC Consultants are included in this definition. In their capacities as fiduciaries, Portfolio Managers occupy a more sensitive position than many members of the Scudder Kemper organization because they are originating transactions for their clients.

     (l) Private Placement is defined as an offering of a security, which is being acquired in connection with an offering not being made to "the public" but to a limited number of investors and which has been deemed not to require registration with the SEC.

     (m) Reportable Transaction includes any transaction in a Security or Derivative; except such term does not include any transaction in (i) direct obligations of the U.S. Government, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, or (iii) shares of open-end investment companies (mutual funds).

     (n) Security includes without limitation stocks, bonds, debentures, notes, bills and any interest commonly known as a security, and all rights or contracts to purchase or sell a security.

     (o) Scudder Kemper Funds means each registered investment company to which a Scudder Kemper affiliated Adviser renders advisory services.

     (p) Waiver from preclearance exempts certain accounts from the preclearance requirements (provided, that no waiver shall be granted for Investment Personnel or Portfolio Managers from the prior approval requirements with respect to IPOs or private placements). An Access Person may apply for a certificate of waiver from preclearance under the following circumstances:

          (i) Account under the exclusive discretion of an access person's spouse, where the spouse is employed by an investment firm where the spouse is subject to comparable preclearance requirements;

          (ii) The account is under the exclusive discretion of an outside money manager; or

          (iii) Any other situation where a waiver of preclearance is deemed appropriate by the Ethics Committee.

          A certificate of waiver from preclearance is available at the discretion of the Ethics Committee. All accounts receiving a certificate of waiver from preclearance must still apply for a 407 letter. Transactions occurring in accounts which have obtained a waiver from preclearance are not exempt from the quarterly reporting requirement or annual personal securities holdings reporting requirement.

Specific Rules and Restrictions Applicable to all Employees, Access Persons,
                                                  --------------------------
     Investment Personnel and Portfolio Managers
     -------------------------------------------

     (a) Every Employee must file by the seventh day of the month following the end of each calendar quarter a Quarterly Personal Trading Report for the immediately preceding quarter (Form 1: Quarterly Personal Trading Report). Each report must set forth every Reportable Transaction for any Personal Account in which the Employee has any Beneficial Interest. This report must be filed electronically for those with access to the Firm's intranet.

          In filing the reports for accounts within these rules please note:

          (i) You must file a report every quarter whether or not there were any Reportable Transactions. For every Security listed on the report, the information called for in each column must be completed by all reporting individuals.

          (ii) Reports must show sales, purchases, or other acquisitions or dispositions, including gifts, exercise of conversion rights and the exercise or sale of subscription rights.

          (iii) Quarterly reports on family and other accounts that are fee-paying firm clients need merely list the Scudder Kemper account number under Item #1 of the report; these securities transactions do not have to be itemized.

          (iv) Employees may not purchase securities issued as part of an initial public offering until three business days after the public offering date (i.e., the settlement date), and then only at the prevailing market price. In addition, employees may not participate in new issues of municipal bonds until a CUSIP number has been identified.

     (b) Employees are not permitted to serve on the boards of publicly traded companies unless such service is approved in advance by the Ethics Committee or its designee on the basis that it would be consistent with the interests of the Firm. In the case of Investment Personnel and Portfolio Mangers service on the board of a public company must be consistent with the interests of the Fund with which such person is associated as well as the shareholders of such Fund, and the Investment Personnel/Portfolio Manager must be isolated from participating in investment decisions relating to that company. See
          Part 7: Fiduciary and Corporate Activities for further detail on the approval process.

     (c) For purposes of this Code, a prohibition or requirement applicable to any given person applies also to transactions in securities for any of that person's Personal

          Accounts, including transactions executed by that person's spouse or relatives living in that person's household, unless such account is specifically exempted from such requirement by the Ethics Committee or its designee.

     (d) Employees may not purchase or sell securities on the Restricted List absent a special exception from the Legal Department. Employees may not disclose the identities of issuers on the Restricted List to others outside the Firm. Please See Part 3: Insider Trading, which is incorporated by reference.

     (e) Employees shall submit an Annual Acknowledgement of Obligations Under the Code of Ethics (Form 4). This report must be filed electronically for those with access to the Firm's intranet.

Additional Specific Rules and Restrictions Applicable to all Access Persons
                                                             --------------

     (a) Access Persons are subject to each of the foregoing rules and restrictions.

     (b) Access Persons may not purchase or sell a Private Placement security or holding in a hedge fund without the prior written approval of the Ethics Committee or its designee and, in the case of Portfolio Managers and research analysts, in each case the additional approval of their supervisor (see Form 3: Special Preclearance Form). Typically, such purchases will not be approved where any part of the offering is being acquired by a client.

     (c) All Access Persons must disclose promptly to the Ethics Committee or its designee the existence of any Personal Account and must direct their brokers to supply duplicate confirmations of all Reportable Transactions and copies of periodic statements for all such accounts to an individual designated by the Ethics Committee. (Use Form 5:
          Affiliated Persons Letter.) These confirmations will be used to check for conflicts of interest by comparing the information on the confirmations against the Firm's pre-clearance records and Quarterly Personal Trading Reports.

     (d) All Access Persons are required to "pre-clear" their personal transactions with the Ethics Committee's designee. (Use Form 2:
          Preclearance Form.) If circumstances are such that the Firm lacks the ability to preclear a particular transaction, permission to execute that transaction will not be granted. Submissions for request of trade approval must be submitted no later than 3:30pm. If preclearance is granted, the Access Person has until the end of the day preclearance is granted to execute his or her trade. After such time the Access Person must obtain preclearance again. Prior approval is not required for acquisitions by gift in an account, or dispositions by gift to an account, in which the Access Person has no Beneficial Interest, the rounding out of fractional shares and the receipt of stock dividends or stock splits. Similarly, prior approval is not required for transactions in Securities excepted from the definition of "Reportable Transaction."

     (e) Access Persons may not purchase any Security where the investment rating is upgraded to "Neutral" or "Buy" (or any Security added to the Investment Universe with a "Neutral" or "Buy" rating until two weeks after the date of the rating change or addition.

     (f) Access Persons may not sell any Security where the investment rating is downgraded to "Neutral" or "Unattractive" until two weeks after the date of the rating change.

     (g) Access Persons may not purchase securities that are added to the PIC Universe until two weeks after the date of the addition.

     (h) In the event that an Access Person desires to trade less than $10,000 of a Security that has a market capitalization of at least $5 billion, pre-clearance will be granted absent special circumstances. (However, please note that even trades falling within this de minimus exception must be pre-cleared with the Ethics Committee or its designee.)

     (i) No Access Person will receive approval to execute a Securities transaction when any client has a pending "buy" or "sell" order in that same (or a related) Security until all such client orders are executed or withdrawn. Examples of related Securities include options, warrants, rights, convertible securities and American Depository Receipts, each of which is considered "related" to the Security into which it can be converted or exchanged.

     (l) Within 10 days of the commencement of employment (or within 10 days of obtaining Access Person status) all Access Persons must disclose, through use of a Form 9, all holdings of Securities and/or Derivatives in which they have a Beneficial Interest (and indicate which of those holdings are private placements). Holdings in direct obligations of the U.S. Government, shares of mutual (i.e., open-end) funds, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, need not be listed.

Additional Specific Rules and Restrictions Applicable to Investment Personnel
                                                         --------------------

     (a) Investment Personnel are subject to each of the foregoing rules and restrictions applicable to Employees and Access Persons.

     (b) Investment Personnel are prohibited from profiting from the buying and selling, or selling and buying, of the same (or related) Securities within a 60 calendar-day period.

     (c) Investment Personnel who hold a security offered in a Private Placement of an issuer whose securities are being considered for purchase by a client must disclose to their supervisor that preexisting interest where they are involved in the consideration of the investment by the client (using Form 3: Special Transaction Preclearance Form). The client's purchase of such securities must be approved by the relevant supervisor.

     (d) Research analysts are required to obtain special preclearance (using Form 3: Special Transaction Preclearance Form) and approval from their supervisor prior to purchasing or selling a Security in an industry or country that he or she follows.

Additional Specific Rules and Restrictions Applicable to Portfolio Managers
                                                         ------------------

     (a) Portfolio Managers are subject to each of the foregoing rules and restrictions applicable to Employees, Access Persons and Investment Personnel.

     (b) Portfolio Managers may not buy or sell a Security within seven calendar days before and after a portfolio that he or she manages trades in that Security.

     (c) When a Portfolio Manager wants to sell from his or her Personal Account Securities held by his or her clients, the Portfolio Manager must receive prior written approval from the Ethics Committee or its designee (using Form 3) before acting for the Personal Account. The Portfolio Manager must explain his or her reasons for selling the securities.

     (d) When a Portfolio Manager wants to purchase for a Personal Account a Security eligible for purchase by one of his or her clients, the Portfolio Manager must receive prior written approval from the Ethics Committee or its designee (using Form 3) before acting for the Personal Account. The Portfolio Manager must explain his or her reasons for purchasing the securities.

     (e) A Portfolio Manager may not engage in short sales other than "short sales against the box" for which both Regular and Special Preclearance are required.

General

     (a) Apart from these specific rules, purchases and sales should be arranged in such a way as to avoid any conflict with clients in order to implement the intent of this Code. Any attempt by an employee to do indirectly what this Code is meant to prohibit will be deemed a direct violation of the Code. If there is any doubt whether you may be in conflict with clients, particularly with respect to securities with thin markets, you should check before buying or selling with the Ethics Committee or its designee.

     (b) Hardship exceptions may be granted, in the sole discretion of the Ethics Committee or its designee, with respect to certain provisions of this Code in rare instances where unique circumstances exist.

     (c) The Ethics Committee or its designee, on behalf of the Firm, will report annually to each Scudder Kemper Fund's board of directors concerning material issues arising under Part 1-3, Part 6, Part 9 and 10 of this Code, existing procedures and any material changes to those procedures as well as any instances requiring significant remedial action during the past year which relate to that Fund. Such report will be in writing and include any certification required by law.

     (d) Access Persons are permitted to maintain Margin Accounts. Nonetheless, sales by Access Persons pursuant to margin calls must be precleared in accordance with standard preclearance procedures.

Excessive Trading

The Firm believes that it is appropriate for its members to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of our clients or our Firm. Further, it is important that members recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs or number of trades), or if conducted during work-time or using Firm resources, can give rise to conflicts of a different category such as by distracting time, focus, and energy from our efforts on behalf of our clients or by exceeding a reasonable standard of Firm accommodation of members' basic personal needs. Accordingly, personal trading rising to such dimension as to create this possibility is not consistent with the Code of Ethics, should be avoided, may be reported to supervisors, and may ultimately not be approved.


Disgorgement; Other Penalties

Any profits realized from a transaction that was not precleared or from a transaction that otherwise violates a provision of this Code will be disgorged to an appropriate charity. The Ethics Committee, in its discretion, may waive disgorgement in exceptional circumstances. The Ethics Committee also reserves the right to impose other penalties for violations of the Code, including requiring reversal of a trade, fines, suspension of trading privileges and, under the most serious of violations, termination of employment.

Part 3:  Insider Trading

I.   Introduction

Scudder Kemper has traditionally stressed research in depth and avoided using or seeking "hot tips" or "material non-public information" (defined below) about securities as a basis for recommendations to our clients or for our own investment transactions. Various SEC rules, and Federal and State Laws prohibit the misuse of confidential non-public information. Accordingly, Scudder Kemper has developed a comprehensive insider trading policy which defines insider trading, as well as offers guidance on steps employees must take when they believe they are in possession of material non-public information. Violations of this policy can not only lead to job termination, but could expose both you and the Firm to criminal and civil liability.

Employees may not transact in a security while in possession of material, nonpublic information relating to the issuer of the security. This prohibition applies to trading on behalf of client accounts and personal accounts. In addition, employees may not convey material, nonpublic information about publicly traded issuers to others outside the company.

The Restricted List is a document disseminated by the Legal and Compliance Department setting forth securities which employees may not buy and/or sell for personal and client accounts.

Employees must not disclose the identities of issuers on the Restricted List to others outside the Firm.

SP&P 16 - 11B sets forth the company policy on Insider Trading, and is incorporated into this Code of Ethics by reference.

II.  General guidelines

Employees may not transact in a security, on behalf of a client account or a personal account, while in possession of material, nonpublic information concerning the issuer of the security.

a. Employees who receive information which they believe may be material and nonpublic are required to contact Kevin Medina in the Legal Department immediately. In such circumstances, employees should not share the information with other employees, including supervisors. Employees may not share material, nonpublic information with others outside the Firm.

b. Employees may not purchase or sell securities on the Restricted List absent a special exception from the Legal Department. Employees may not disclose the identities of issuers on the Restricted List to others outside the Firm.

c. Employees may not solicit material, nonpublic information from officers, directors or employees of public issuers.

d. Employees may not knowingly transact in securities prior to trades made on behalf of clients, or prior to the publication of research relating to the security.

e. Employees may not cause nonpublic information about a security to be passed across a firewall (defined below).

III. Definitions

Material information is information that a reasonable investor would find relevant to making an investment decision. Any information which if announced to the public, would likely cause a change in the price of a security, is likely to be material.
The following types of information are likely to be material: earnings, mergers and acquisitions, dividends and special dividends, product developments, licenses, changes in management, major litigation or regulatory action, and/or actions by prominent investors.

Nonpublic information is information that has not been disclosed to the public. Information available in newspapers, magazines, radio, television, and/or news services is generally public information.

Restricted List is a document disseminated by the Legal Department setting forth securities which employees may not buy and/or sell for personal and client accounts.

A firewall is a procedure designed to prevent the misuse of material, nonpublic information received by the Firm in the course of its business. Employees with questions concerning firewall procedures and their applicability should contact the Legal Department for further guidance. SP&P 16 - 11C sets forth the company policy on Firewall Procedures, and is incorporated into the Code of Ethics by reference.

Part 4:  Confidentiality

Our obligation as fiduciaries to act at all times in our clients' best interests requires that we share information concerning our clients -- including particularly information concerning their identities, holdings and account transactions -- with those outside the Firm only on a "need to know" basis. Accordingly, no member of the organization may discuss with, or otherwise inform others of, the identity of any client, or any actual or contemplated transaction for the account of a client, except in the performance of employment duties or in an official capacity and then only for the benefit of the client, and in no event for a direct or indirect personal benefit.

Part 5:  Proprietary Rights of the Firm

Three key elements - our clients, our employees, and the proprietary knowledge we have created through our collective efforts over the years - are central to the Firm's value. The information that relates to our activities is owned solely by the Firm, and we undertake extensive measures to ensure the confidentiality and integrity of this information, which is proprietary to the Firm.

Moreover, because we act as fiduciaries for our clients, all of us are subject to special ethical, regulatory, legal and professional duties and considerations, not all of which are specifically addressed below, but which are made known to you throughout the term of your employment. In addition to these fundamental considerations, the Firm requires that you, as an employee, acknowledge and abide by the terms and conditions set forth below:

A.   Non-Disclosure of Confidential, Non-Public and/or Proprietary Information
     -------------------------------------------------------------------------

     Unless authorized in writing by the Firm, you shall not, during or at any time after your employment with the Firm, disclose to others, use, copy or remove any confidential, non-public or proprietary information concerning the Firm, its clients or its third-party suppliers ("Confidential Information"), except as required in the conduct of the Firm's business.

     Confidential Information includes, but is not limited to, the following:

     . names, addresses, telephone numbers and other client contact and correspondence information and procedures;

     . records and files of our clients' accounts, including the computer database;

     .    account operational procedures and instructions;

     . asset listings for clients and prospects, including cost prices, dates of acquisition and the like;

     . all Firm research memoranda, procedures and files, including drafts thereof, as well as procedures, notes or tapes of research interviews, discussions, annual reports and company releases, brokers' reports, outside consultants' reports and any other material pertaining to investments;

     . all operating memoranda such as Standard Policy and Procedures memoranda, operations manuals, procedures and memoranda, and compliance checklists;

     . all computer software programs, databases and related documentation pertaining to account or research operations;

     . presentation materials (including drafts, memoranda and other materials related thereto) prepared for marketing purposes or client meetings;

     . all information pertaining to investment counsel and fund prospects, including lists and contact logs;

     . account performance data for any accounts which have been or are under the supervision of the Firm;

     . internal analyses, management information reports and worksheets such as marketing and business plans, profit margin studies and compensation reviews;

     . all information pertaining to potential investments, dispositions or other transactions by or on behalf of clients or the Firm; and

     .    financial models, discoveries and inventions and the like.

     These restrictions apply to all Confidential Information that you obtain in connection with your employment, whether or not developed by you or others in the Firm or obtained by the Firm from third parties, and whether or not any of the information was identified as secret or confidential.

B.   Non-Solicitation of the Firm's Clients and Employees
     ----------------------------------------------------

     In order to protect Confidential Information (as defined above) obtained during your employment, and to protect the Firm's relationship with Firm Clients (as defined below), you agree that during the term of your employment and for twelve months thereafter, you will not:

     (i) directly or indirectly solicit or facilitate obtaining business from any Firm Client, or participate in any discussions relating to the obtaining of business from any Firm Client, in any case other than for Scudder Kemper during your employment,

     (ii) induce or attempt to induce any Firm Client to reduce or terminate its business with the Firm, or

     (iii) solicit or encourage any employee to leave the Firm.

     A "Firm Client" is any person, Firm or entity (a) that was a client of the Firm, or that the Firm has solicited or with which the Firm has had active discussions concerning potential business, at any time during the twelve months preceding the termination of your employment, and (b) with which you or your business unit had any involvement or contact.

C.   Inventions, Discoveries, Writings and other Proprietary Information
     -------------------------------------------------------------------

     You acknowledge that the Firm shall own all right, title and interest (including patent rights, copyrights, trade secret rights and other rights throughout the world) in any inventions, works of authorship, ideas or information made or conceived or reduced to practice, in whole or in part, by you (either alone or with others) during your employment with the Firm (collectively, "Developments"). However, the term "Developments" does not include inventions, works of authorship, ideas or information for which no equipment, supplies, facilities or trade secret information of the Firm was used, which were developed entirely on your time, and (i) which do not relate to the business of the Firm or to the Firm's actual or demonstrably anticipated research or development, (ii) which do not result from any work performed by you for the Firm, or (iii) for California employees, which qualifies fully under the provisions of California Labor Code Section 2870.

     You will promptly and fully disclose to the Firm any and all Developments. You hereby assign to the Firm all rights, title and interest in and to any and all Developments. You shall assist the Firm to evidence, record and perfect these assignments, and to perfect, obtain, maintain, enforce, and defend any rights to Developments, without further charge during your employment. After termination of employment, we will compensate you for this assistance on an hourly basis at the base salary rate (excluding any bonuses, deferred compensation or other benefits) you had during your last year of employment.

     You irrevocably appoint the Firm and its agents as attorneys-in-fact, to act for and on your behalf, to execute and file any document, and to do all other lawfully permitted acts to protect our rights to Developments, with the same legal force and effect as if executed by you. In addition, you acknowledge that all original works of authorship made by you (solely or jointly with others) within the scope of employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 USCA, (S)101).

D.   Return of Documents
     -------------------

     You acknowledge that all originals and copies of all lists, materials, catalogs, binders, client lists and other client information, supplier lists, financial information, and other records or documents containing Confidential Information prepared by you or coming into your possession in connection with your employment are and shall remain the property of the Firm. Within three business days of termination of your employment, you will (i) return to the Firm any of the above items that are within your custody or control, and (ii) delete all Confidential Information from any computer or electronic storage device medium owned by you.

E.   Enforcement
     -----------

You acknowledge that:

     (a) the Firm may enforce the rights set forth above pursuant to appropriate judicial proceedings, or that, alternatively, the Firm, in its discretion, may initiate proceedings before the American Arbitration Association in New York, New York, in order to resolve any controversy or claim it may have arising out of this policy or any breach of this policy;

     (b) judgment on an award entered by the arbitrator may be entered in any court having jurisdiction; and

     (c) an application to a court for temporary or preliminary or interim relief shall not be considered incompatible with or in derogation of the Firm's right to compel arbitration.

     To the extent the provisions of this policy are governed by state law, you agree that the laws of the State of New York, without regard to New York's principles of conflicts of laws, shall govern.

     The invalidity or unenforceability of any provision of this policy shall not affect the validity or enforceability of any other provision of this policy. If any provision of this policy shall be held invalid or unenforceable in part, the remaining portion of that provision, together with all other provisions of this policy, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

Part 6:  Gifts and Entertainment

I.    Overview

It is appropriate for employees to maintain friendly but professional relationships with persons with whom Scudder Kemper conducts its business. These business counterparts may include persons who are associated with Scudder Kemper's vendors, contractors, providers of service, and members of the investment community. It is appropriate for employees to give and/or receive gifts, business meals and/or entertainment from such business counterparts, provided that they are not excessive in value or frequency. The good judgment of our employees and their supervisors is of paramount importance in ensuring compliance with this provision.

SP&P 16 - 11A sets forth the company policy on Gifts and Entertainment, and is incorporated into the Code of Ethics by reference.

II.   General Guidelines

      (a) Employees may not accept gifts that are excessive in value or frequency.

      (b) The following types of transactions should be approved by a supervisor using Form 6 (The Scudder Kemper Gift Form; See Section III):

          i.   Gifts valued in excess of  $100;

          ii.  Business meals valued in excess of $200; and

          iii. Entertainment valued in excess of $300.

      (c) Invitations which involve the payment of substantial expenses generally should be avoided (See SP&P 16-2A). Under most circumstances lodging and transportation charges should be considered the obligation of Scudder Kemper.

      (d) The frequency of invitations should also be taken into account, especially entertainment. Employees generally should not accept more than three invitations a year from any single individual, group or organization, subject to approval from a supervisor.

      (e) When analysts and product leaders accept broker invitations to research and investment meetings, an effort should be made to use firms on our "Approved List" or those which are bona fide candidates for the list. It is not good business practice to accept assistance and invitations from firms with which we are not likely to do business.

      (f) Employees may not accept gifts of cash. Employees may not accept gifts of favorable rates on financial transactions such as loans or brokerage commissions.

III.  Reporting and Supervision

As described above, gifts valued at over $100 and the other items outlined in II(b) hereof, must be approved by a supervisor. The supervisor must have a corporate title of Managing Director or Senior Vice President, and must be in the same department as the employee receiving the gift. The Scudder Kemper Gift Form (Form 6) must be completed within ten days of receipt of the gift. Completed gift forms are sent to Marlo Goodman, at 345 Park Avenue, NY, NY 10154.

In addition, gifts subject to Form 6 must be reported on the Quarterly Personal Trading Report.

Part 7:  Fiduciary and Corporate Activities

In many fiduciary and corporate activities, members of the organization are, or will become, engaged in responsible duties involving the expenditure of time and the application of information and experience which properly belong to the firm or are derived from the Scudder Kemper relationship. With certain exceptions referred to below, any compensation or profits from these activities are, accordingly, considered to be Scudder Kemper's income.

The Ethics Committee must give written approval to all existing or prospective relationships and activities as described below, and no new relationship should be initiated without written authorization on Form 7: Request For Approval of Fiduciary, Corporate or Other Outside Activity. In those instances when approval of a prospective fiduciary relationship, e.g., executor or trustee, has been given and the individual subsequently is in a position to qualify and act in the fiduciary capacity, that person is required to reapply for approval if the character of the activity changes. The same procedures should be followed as those for the approval of any fiduciary activity except that reference should be made to the earlier obtained approval under "Salient Facts" on the approval form.

Executorships

The duties of an executor are often arduous, time consuming and, to a considerable extent, foreign to our business. As a general rule, Scudder Kemper wishes to discourage acceptance of executorships by members of the organization. However, business considerations or family relationships may make it desirable to accept executorships under certain wills. In these instances follow the procedures set forth in SP&P #16-15, Acting As Executor Under A Client's Will. In all cases (other than when acting as Executor for one's own spouse, or parent or spouse's parent), it is necessary for the individual to have the written authorization of the firm to act as an executor. All such existing or prospective relationships should be reported in writing.

When members of the organization accept executorships under clients' wills, the organization has consistently held to the belief that these individuals are acting for Scudder Kemper and that fees received for executors' services rendered while associated with the firm are exclusively Scudder Kemper income. In such instances, the firm will indemnify the individual, and the individual will be required at the time of qualifying as executor to make a written assignment to the firm of any executor's fees due under such executorship. Copies of this assignment and Scudder Kemper's authorization to act as executor are to be filed in the client's file.

Generally speaking, it is not desirable for members of the organization to accept executorships under the wills of persons other than a client, a spouse, or a parent. Authorization may be given in other situations assuming that arrangements for the anticipated workload can be made without undue interference with the individual's responsibilities to Scudder Kemper. (For example, this may require the employment of an agent to handle the large amount of detail which is usually involved.) In such a case, the Firm would expect the individual to retain the commission. There may be other exceptions which will be determined based upon the facts of each case.

Trusteeships

It is often desirable for members of the organization to act individually as trustees for clients' trusts. Such relationships are not inconsistent with the nature of our business. As a general rule, Scudder Kemper does not accept trustee's commissions where it acts as investment counsel. As in the case of most executorships, all trusteeships must have the written approval of the firm.

It is our standard practice to indemnify those individuals who act as trustees for clients' trusts at the request of the firm. In this connection, the individual member of the organization acting as a trustee will be asked to agree not to claim or accept trustee's commissions for acting. This applies to trusts which employ Scudder Kemper as investment counsel or those which are invested in one or more of the Funds administered by Scudder Kemper.

It is recognized that individuals may be asked to serve as trustees of trusts which do not employ Scudder Kemper. The Firm will normally authorize individuals to act as trustees for trusts of their immediate family. Other non-client trusteeships can conflict with our clients' interests so that acceptance of such trusteeships will be authorized only in unusual circumstances.

Custodianships and Powers of Attorney

It is expected that most custodianships will be for minors of an individual's immediate family. These will be considered as automatically authorized and do not require written approval of the Firm. However, the written approval of Scudder Kemper is required for all other custodianships.

Entrustment with a Power of Attorney to execute Securities transactions on behalf of another requires written approval of the Firm. Authorization will only be granted if Scudder Kemper believes such role will not be unduly time consuming or create conflicts of interest.

Directorships and Consultant Positions in Business Corporations

Occasionally, members of the organization are asked to serve as directors or consultants in business organizations. As a general policy, Scudder Kemper considers it inadvisable for such individuals to serve in these capacities. No such position may be accepted without the written authorization of the Ethics Committee or its designee. In the exceptional instances where such authorization is granted, the fees or other income resulting from such a relationship are to be turned over to Scudder Kemper (unless the firm decides otherwise) to compensate it for the resources made available. Scudder Kemper reserves the right to require that any member of the organization relinquish any outside business connection when it believes that such connection is unduly time consuming or conflicts with the interests of the Firm or its clients.

Public and Charitable Positions

Scudder Kemper has consistently encouraged members of the organization to take part in community activities and to take an active role in public and charitable organizations. The firm expects that when accepting such duties, members of the organization will consider possible conflicts of interest with our business as well as the demands that such positions make upon their time. Several examples of possible conflicts might be helpful.

When agreeing to serve in a public or charitable position, a member of the organization should clarify in advance in writing that he or she will not provide free continuous investment advice and management. This should be made particularly clear where Investment Committee responsibilities are considered. Serving without compensation on the Investment Committee of a charity which might appropriately employ Scudder Kemper would ordinarily not be in our best interest and prior written approval is required.

Another example of a possible conflict which should be avoided arises when a charity is involved in fund raising. Our work gives us access to detailed knowledge of each client's capacity to contribute and is compounded by the close relationship which should exist between consultant and client. For any member of the organization in the course of a charitable solicitation to take advantage of this confidential relationship -- or even to seem to do so -- would be unprofessional. Even under the best circumstances, the solicitation of a client by a member of the organization is awkward and discouraged. Members of the organization should also make it clear in writing to the public or charitable organization that they will not participate in any search or selection process for a future investment adviser. It is expected that the participation of a member of the Scudder Kemper organization in a charitable organization will not preclude the firm from being a candidate for employment as investment counsel to that organization.

Outside Activities

The foregoing does not cover all situations in which a member of the organization may be in a position to realize financial gain which should be treated as belonging to Scudder Kemper. It is expected that opportunities for substantial compensation or profit from sources outside of the firm may, for example, be offered to a member of the organization by reason of his association with the firm or because of his investment and financial skill or experience. Scudder Kemper reserves the right to decide if such compensation or profit should be accepted and, if accepted, whether or not it should be turned over to Scudder Kemper. All such cases must be reported promptly in writing for Ethics Committee review and before they are operative.

New Employees

It is desirable that any fiduciary or corporate activities of a prospective employee be reviewed by Scudder Kemper prior to the conclusion of arrangements for employment. However, if such activities have not been reported prior to employment, they should be reported in writing as promptly as possible thereafter. It is recognized that there may be justification for treating such activities which ante-date the individual's association with the firm on a different basis than might otherwise apply. However, Scudder Kemper reserves the right to make what it considers an appropriate determination in each case. It also reserves the right to require that any employee give up any fiduciary or corporate activity which it finds in conflict with the best interests of the firm or any of its clients.

Written Approval

Where written approval is required, Form 7 should be filed with the Ethics Committee or its designee. A separate form should be filed for each trust, executorship and the like. Note that once an activity has been approved, no additional requests for approval need be filed unless the character of the activity changes.

Part 8:   External Communications

In our sales, marketing, client reporting and corporate communications activities, the Firm's products, services, capabilities, and past and potential accomplishments must be presented fairly, accurately and clearly. All marketing materials must be reviewed by the Global Compliance Group in accordance with SP&P #12-7. All press interviews must be cleared in advance by Public Relations. Reports to clients, including client account valuation and performance data, must be fair.

Part 9:   Reporting Apparent Violations

Scudder Kemper believes that maintaining a strong compliance culture is in the best interest of the firm and its clients, in that it helps both to maintain client and employee confidence, and to avoid the costs (both reputational and monetary) associated with compliance violations. While reducing compliance violations to a minimum is our goal, realistically speaking, violations may occur from time to time in an organization as large as ours. When violations occur, it is important that they be dealt with immediately by the appropriate members of the organization. We encourage all Scudder Kemper employees to report apparent compliance violations to the Director of Global Compliance. Violations that go unreported have the potential to cause far more damage than violations that are taken care of immediately upon discovery.

It is extremely important that apparent compliance violations be reported through the appropriate channels. The Legal Department should be contacted in all cases except cases involving potential violations of Human Resources policies, which should be reported directly to Human Resources. While resolving apparent compliance violations should virtually always involve the management of the business unit involved, it is not necessarily appropriate (nor is it required) that an employee report apparent violations to his or her manager, as well as to the Legal Department.

Reports of apparent compliance violations will be treated confidentially to the fullest extent possible. In no event will the firm tolerate retaliation against persons who report apparent compliance violations. We realize that employees may lack the training to distinguish actual from apparent compliance violations, and accordingly, the fact that a reported incident proves, after investigation, not to have involved a compliance violation will not result in any sanction against the reporter, provided that the report was made in good faith.

Part 10:  Condition of Employment or Service

Compliance with the Code of Ethics is a condition of employment or continued affiliation with a Covered Company, and conduct not in accordance with the Code of Ethics shall constitute grounds for actions including termination of employment or removal from office.

Employees must certify annually that they have read and agree to comply in all respects with this Code of Ethics and that they have disclosed or reported all personal transactions and accounts/holdings it requires to be disclosed or reported. (See Form 4: Annual Acknowledgement of Obligations Under Code of Ethics). In addition, each year every member of the organization is required to file with the Legal Department a complete list of all fiduciary, corporate, and other relationships of the nature described in Part 7 above. The report is titled Form 8: Annual Review of Personal Activities and is attached to this memorandum.

CONFIDENTIAL - File Completed Form by 7th day of start of subsequent quarter Return Completed Form to: Quarterly Reporting / Legal Dept NY



                                                      Form 1
SCUDDER KEMPER INVESTMENTS                            December 15/th/, 2000
                                                      Replaces A#1 to SP&P #16-1
                                                      dated 1/1/00


                       QUARTERLY PERSONAL TRADING REPORT

                       ______________________________, 20____
                                    Quarter


Check one:     [_] Employee    [_] Access Person       [_] Investment Personnel      [_] Portfolio Manager

--------------   ----------------     -------------------   ------------------
      Name            Office               Employee No.           Extension

This form must be filed quarterly, whether or not you have had any transactions, by the 7th day of the start of the subsequent quarter and must cover all Personal Accounts in which you have a direct or indirect Beneficial Interest. These would include any accounts, including those of clients, in which you have a "Beneficial Interest," including those of your spouse and relatives living in your household (unless you obtain written permission from the Ethics Committee or its designee to exclude these accounts), and all non-client accounts over which you act in an advisory capacity. Refer to SP&P #16-1 (Code of Ethics) for a full explanation of reporting requirements.

Please answer all three questions. If it is not applicable write N/A.

1. Scudder Kemper client account numbers in which I have a "Beneficial Interest"(do not report Scudder Kemper mutual fund accounts here):
               ------

--------------------------------------------------------------------------------
       ACCOUNT NUMBER                  ACCOUNT NAME          PIC CONSULTANT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


2. I (had) (had no) Reportable Transactions* during the above quarter. (List all Reportable Transactions on the reverse.) If any such purchases or sales were transacted without obtaining preclearance, so indicate under Name of Account on the reverse.

3. I (received) (did not receive) any gifts or entertainment from brokers, dealers, investment bankers, vendors or other service providers during the above quarter with a value in excess of $100; if any such gifts or entertainment (as defined in SP&P #16-1, Part 6) were received, complete and attach Form 6.

                                               _______________________________
                                                         Signature


*Reportable Transactions are all transactions, regardless of size, in Securities or Derivatives (including futures & options), except transactions in (a) direct obligations of the U.S. Government, (b)bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (c) shares of registered open-end investment companies (mutual funds), and (d) transactions in clients' accounts listed under #1 above. Non-volitional transactions are not required to be reported. The following types of trades will be deemed non-volitional: stock split, automatic tender offer, stock gained from mergers or spin-off companies, dividends received in shares, demutualizations, trust distributions and dividend reinvestment plans.

SALES
------------------------------------------------------------------------------------------------------------------------------------
Security   Units   Ticker/   Issuer/   Trade   Price   Principal        Broker/        Acct #    Interest   Maturity    Gift/Waiver/
  Type              Cusip    Company    Date             Amount     Dealer/Bank/(3)/            Rate/(1)/   Date/(1)/   AIP/NBI/(2)/
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
PURCHASES
------------------------------------------------------------------------------------------------------------------------------------
Security   Units   Ticker/   Issuer/   Trade   Price   Principal        Broker/        Acct #    Interest   Maturity    Gift/Waiver/
  Type              Cusip    Company    Date             Amount     Dealer/Bank/(3)/            Rate/(1)/   Date/(1)/   AIP/NBI/(2)/
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

DID YOU ESTABLISH ANY BROKERAGE ACCOUNTS THIS QUARTER? IF SO INSERT THE FOLLOWING INFORMATION BELOW:

Name of Brokerage Firm__________________________________________________________

Account Number__________________________________________________________________

Date Account was opened_________________________________________________________

FOOTNOTES
/(1)/ For Fixed Income securities only.
/(2)/ Indicate here if transaction is a Gift, Waiver, Automatic Investment Plan, or No Beneficial Interest (you do not have any direct or indirect beneficial ownership in such transactions).
/(3)/ If you have made a direct issuer trade (i.e. traded directly with the company) enter N/A in this column
NOTE (Use additional forms if necessary to report all transactions.)

SCUDDER KEMPER INVESTMENTS, INC.         SP&P 16-1 - December 15, 2000
                                        Personal Transaction Preclearance Form 2
                                          (Replaces Att. #2 to SP&P #16-1
                                            dated 1/1/00)

TO: Preclearance Officer/Fax Number (212) 486-9281


From:_____________________________    __________________  _________   __________
     Applicant's Name          Employee Number    Office      Extension

I.   Description of Proposed Transaction

I wish to: [_] BUY [_] SELL  the following: [_] Common Stock [_] Fixed Income
           [_] Option [_] Other (specify):_______

---------------------   -------   ----------------    ------------------    -------------------
Issuer/Company Name      Units     Expected Price        Ticker/CUSIP       Option/Fixed Income
                                  (in US dollars)     (underlying Ticker        Description
                                                         for Options)


This Transaction is for: [_] My Own Account    [_] An account of which the
                                                   investment is attributed to
                                                   me (See Code Part 2:
                                                   Definitions) (e.g., spouse,
                                                   trust for which I am trustee)


-------------------------                               ----------------------
Account Number                                          Account Number


II.  Certifications

A. By signing this form, I certify that the information stated above is accurate and the following statements are true:

     . The security identified above is not part of an IPO (initial public offering), nor has the issuer completed an IPO within the past three-
          (3) business days (this statement applies to proposed purchases only).

     . The security identified above has not been upgraded to a Neutral or a Buy rating, nor added to the Scudder Investment Universe with a Neutral or Buy rating, within the past two weeks (this statement applies to proposed purchases only).

     . The security identified above has not been downgraded to a Neutral or an Unattractive rating within the past two weeks (this statement applies to proposed sales only).

     . The security identified above has not been added to the PIC Universe within the past two weeks (this statement applies to proposed purchases only).

     . I believe that this transaction is not in conflict with the interests of any client, unless otherwise described in the attached Special Transaction Preclearance Form.

B. If I am in the Investment Personnel or Portfolio Manager category (as defined in the Code of Ethics), I certify that the statements in Part II A and the following statements are true:

     . I have not, for my own account or for any account the investments of which are attributed to me, entered into any transaction within the past sixty (60) days in the security identified above or a related security (within the meaning of the Code) which, together with the proposed transaction, would result in a profit prohibited under the Code.

     . Unless otherwise explained in the attached Special Transaction Preclearance Form, I do not believe this

          (i) security is appropriate for inclusion in, or sale by, the portfolio of any client account that I manage.

          (ii) is a security in an industry (or, for country analysts, a country) which I follow in my capacity as a research analyst.

C. If I am a portfolio Manager (as defined in the Code of Ethics) for one or more registered investment companies, I certify that the statements in
      Part II A and B and the following statement are true:

      . No registered investment company of which I am a Portfolio Manager has executed a transaction in the security identified above within the past seven days.

      . I have determined (by checking with the Lead Portfolio Manager, if other than myself) that no registered investment company of which I am a Portfolio Manager intends to place a transaction in the security identified above within the next seven days.

III.  Special Transactions:   Check one of the following:

[_]   The proposed transaction does not involve:

  (a) the sale of a security for my own account or an account attributable to me which is currently held in the portfolio of a client account that I manage,

  (b) the purchase for my account or an account attributable to me of a security which is eligible for purchase by a client account which I manage,

  (c) a private placement transaction,

  (d) a transaction in a hedge fund,

  (e) the purchase or sale for my account or an account attributable to me of a security in an industry (or for country analysts, a country) which I follow in my capacity as research analyst.

[_] The proposed transaction involves a "special transaction", and I have attached a completed Special Transaction Preclearance Form. I understand that special transactions are prohibited unless specifically approved as provided in the Code of Ethics.

                                    _______________________________________

                                        Signature
VI.   Approval

The proposed transaction described above is [_] Approved  [_]   Disapproved


_____________________________________           _______________________________

 Date and Time of Approval                            Reviewer

                                                                          Form 3
                                                                   to SP&P #16-1
                                                     (December 15, 2000 version)
                                   (Replaces Att. #3 to SP&P #16-1 dated 1/1/00)


                      SPECIAL TRANSACTION PRECLEARANCE FORM

TO: Preclearance Officer/Fax (212) 486-9281 (This form should be submitted along with Form 2)
     ----- ----

FROM:  ______________________     ________________  _________          _________
             Applicant's Name     Employee Number Extension    Office

Date Submitted:  _________________


I.   Description of Proposed Transaction
     -----------------------------------

                [_] buy
1.   I wish to  [_] sell the following:

__________________________     ___________________________  ___________________
Issuer (company name)          Security description/type    Ticker Symbol/CUSIP

__________________________     ______________________________
Units                          Expected price (in US Dollars)

2.   This transaction is for:

[_]  My Own Account             [_]  An account of which the investment is
                                     attributed to me (See Code Part 2:
                                     Definitions) (e.g., spouse, trust for which I am trustee)

_________________________                              ______________________
Account Number                                         Account Number


3.   This transaction involves (check all that apply):

     [_]  a private placement
     [_]  a hedge fund
     [_] the purchase for my own account (or an account attributed to me) of a security which is eligible for purchase by a client account which I manage.
     [_] the sale by me for my own account (or an account attributed to me) of securities which are currently held in client accounts which I manage.
     [_] the purchase by me for my own account (or an account attributed to me) of a security in an industry (or, for country analysts, a country) which I follow in my capacity as a research analyst.
     [_] the sale by me for my own account (or an account attributed to me) of a security in an industry (or, for country analysts, a country) which I follow in my capacity as a research analyst.
     [_]  a "short sale against the box" and I am a Portfolio Manager.

     [_]  other (describe):

     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

II.  Potential Conflicts
     -------------------
1. Describe any beneficial interest that you (or any accounts attributed to you) currently have in the security described in Section I.1 above or any related securities.

          Account        Issuer and Security      #Units   Date Acquired  Cost
          -------        -------------------      ------   -------------  ----

2. Describe generally any interest that any account(s) managed by you currently have in the security described above or any related securities.

3. Describe any personal or professional relationship you may have with the issuer of the security described in I above, its officers, directors, controlling persons or affiliates.

4. If the proposed transaction involves the sale for your own (or an attributed) account of securities held in one or more client accounts managed by you, explain why you believe it is appropriate for you to sell that security when the client is not.

5. If the proposed transaction involves the sale for your own (or an attributed) account of securities held in one or more client accounts managed by you, give transaction details (account(s), units, date acquired, cost) of any client accounts which have acquired the security within the last 14 days.

6. If the proposed transaction involves the purchase for your own (or an attributed) account of a security which is eligible for purchase by one or more client accounts that you manage, explain why you believe this security is not appropriate for inclusion in the client's portfolio.

7. If the proposed transaction involves a purchase or sale by you of a security in an industry (or, for country analysts, a country) you follow in your capacity as a research analyst, explain why you have not recommended such security for purchase or sale, as applicable, by a client account.

8. Describe any potential conflict of interest presented by the proposed transaction that has not been described above.

9. To the best of your knowledge, is any client a co-investor or co-partner with you in this venture or does any client have a pre-existing interest or propose to invest in this venture?

10. Describe how this investment opportunity came to your attention and any personal or professional relationship you may have to any underwriter or placement agent for the transaction.

III.   Certification
       -------------

       I hereby certify that the foregoing information is correct and complete to the best of my knowledge.

                                                   ___________________________

                                                            signature

IV.    Approval by Supervisor (To be Obtained Prior to Submission for
       ----------------------
       Preclearance):

       (applicable only for: (a) Portfolio Managers and research analysts desiring to purchase or sell a private placement holding or hedge fund holding, (b) research analysts purchasing/selling a security in an industry/country they cover, or (c) any Investment Personnel involved in a contemplated client purchase of a security of an issuer in the event that such Investment Personnel also holds a privately placed security of such issuer.)


       __________________________                  ___________________________
         date and time of approval            BY:

                                                   Supervisor's Name:
                                                   Ext.:

V.     To be completed by Pre-clearance Officer
       ----------------------------------------

Approval
--------
               [_]  Purchase          described above is:    [_]  Approved
The proposed   [_]  Sale                                     [_]  Disapproved.


_________________________________                   __________________________
date and time of approval                                    Reviewer

[_] The proposed transaction has been discussed with the following investment supervisory personnel:

       _______________________________________________________________________
                                        names

       Reviewer analysis:

SCUDDER KEMPER INVESTMENTS, INC.

                                                          Form 4
Return Completed Form to: Glory Ekpe/NY         December 15, 2000
                                          (Replaces Att. #4 to SP&P #16-1 dated
                                           1/1/00)

        Annual Acknowledgement of Obligations Under the Code of Ethics

________________ _______________  __________ _____________  ______  _________
Applicant's Name Employee Number  Dept Code  Employee Type  Office  Extension
(print clearly)                              (i.e. Employee, Access Person,
                                             Investment Personnel,
                                             Portfolio Mgr.)

All employees are asked to sign this form and return the original to Glory Ekpe in New York. Your signature indicates that you have read/reread and understand the memoranda referred to, and have complied and agreed to continue to comply with the rules and concepts discussed in them.

1.   CODE OF ETHICS

     I have read/reread Standard Policy & Procedure Memorandum #16-1 "Code of Ethics" including the material on "Personal Investments" (SP&P# 16-1, Part
     2) and "Gifts and Entertainment," (SP&P# 16-1, Part 6) and attachments thereto and understand them and recognize that I am subject to them. Further, I have disclosed or reported all personal transactions required to be disclosed or reported pursuant to the requirements of the Code and I certify that I complied with the provisions of the Code of Ethics applicable to me over the past year.

     (a)  CHECK THE APPROPRIATE STATEMENT (check only one):

          [_] I am not an access person, investment personnel or portfolio manager; or

          [_] I have arranged for provision to the Legal Department of a complete report of all my holdings information in the form of duplicate account statements for all of my covered accounts. I have disclosed the existence of all brokerage accounts to the Legal Department, and have filed Affiliated Person Letters (Form 5) for each account directing that duplicate confirms and account statements be forwarded to the Legal Department. (Holdings of direct obligations of the U.S. Government, shares of open-end investment companies (mutual funds), bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, are not required to be reported to the Legal Department); or

          [_] I have not arranged for provision to the Legal Department of all of my holdings, so I have submitted a supplemental report of all current holdings which the Legal Department has not thus far received, concurrently herewith (Use Form 9 to list additional holdings not on file with the Legal Department) .

     (b) The following is a complete list of all brokerage accounts that contain holdings wherein I have a Beneficial Interest:

               Account Number                        Broker Name

     ________________________________  _________________________________________
     ________________________________  _________________________________________
     ________________________________  _________________________________________
     ________________________________  _________________________________________

 2.  INSIDER TRADING

     I have read/reread Standard Policy & Procedure Memorandum #16-1 "Code of Ethics," including the Material on Insider Trading (SP&P# 16-1, Part 3). I understand and agree to conform with the policies and procedures set forth in it.

3.   OTHER CODE PROVISIONS

     I have read/reread Standard Policy & Procedure Memorandum #16-1 "Code of Ethics" including the material on "Conflicts of Interest," (SP&P# 16-1) "Confidentiality," (SP&P# 16-1, Part 4) "Proprietary Rights of the Firm," (SP&P# 16-1, Part 5) "Fiduciary and Corporate Activities," (SP&P# 16-1,
     Part 7) "External Communications," (SP&P# 16-1, Part 8) "Reporting Apparent Violations," (SP&P# 16-1, Part 9) and "Condition of Employment or Service," (SP&P# 16-1, Part 10) understand them and agree to comply with their content and spirit.

4.   EMPLOYEE COMPLIANCE QUESTIONNAIRE

     I have read/reread Standard Policy & Procedure Memorandum #16-12 (Compliance Questionnaire) regarding disciplinary, legal, or administrative matters. There have been no changes to answers that I have previously reported.

__________________________              _____________________________________
Date                                                   Signature

                                                                          Form 5
                                                               December 15, 2000
                                   (Replaces Att. #5 to SP&P #16-1 dated 1/1/00)

SCUDDER KEMPER INVESTMENTS, INC.

Return Completed Form To: Chelsa Cruz (NY)/ x63976 / Facsimile Number:
                                                     212-486-9281


                   FORM 407/3050: AFFILIATED PERSONS LETTER
(A separate form must be used to supply information for each brokerage account.)

Account Name:*                          ______________________________________

Employee's Office Location:             ______________________________________

Employee's extension                    ______________________________________

Employee Designation / Dept Number:
(i.e. Employee, Access Person, Invest.
Personnel, Port. Mgr.)                  ______________________________________

Employee ID Number:                     ______________________________________

Broker (Company Name):                  ______________________________________

Contact at Broker:                      ______________________________________

Mailing Address (Broker):               ______________________________________
                                        City          State            Zip


Fax Number of Broker:                   ______________________________________

Telephone Number of Broker:             ______________________________________

Account Number:                         ______________________________________

Additional Names on Account:
(if any)                                ______________________________________


*If this form is being used to complete information regarding the account of a spouse or relative of a Scudder employee, please supply the account name above and information regarding the Scudder employee below:

    Employee Name:                      ______________________________________
    Office Location:                    ______________________________________
    Employee Number:                    ______________________________________
    Department Number:                  ______________________________________

SCUDDER KEMPER INVESTMENTS, INC.                        Form 6
                                                        December 15, 2000
Return To:  Marlo Goodman - NY    (Replaces Att. #6 to SP&P #16-1 dated 1/1/00)

                          GIFT AND ENTERTAINMENT FORM
                          ---------------------------

1)   ____________________________________ 2)    ______________________________
          Name of Employee                      Provider / Receiver of gift
                                                         (circle one)

3)   GIFT / BUSINESS MEAL / ENTERTAINMENT
                 (circle one)

4)   ____________________________________
     Date of gift / entertainment

5) Description of gift / entertainment (include restaurant name, address, business reason, etc.):

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

6)   Other attendees (if any)             7)    $______________________________
                                                 Approximate value of
     ____________________________________        gift / entertainment

     ____________________________________

     ____________________________________


8) I attest that the gift and/or entertainment activity listed above complies with all company rules and regulations concerning giving and receiving gifts.

     ____________________________________       _______________________________
          Employee                                         Date

     Reminder: This form must be submitted within ten business days of the activity, gift, etc.
     ----------------------------------------------------------------------

                                   APPROVAL
                                   --------

     ____________________________________       _______________________________
                  Supervisor                               Date
     (Must be a Senior Vice President or
     Managing Director)

Comments of Legal Department:

                                                                          Form 7
                                                               December 15, 2000
                                   (Replaces Att. #7 to SP&P #16-1 dated 1/1/00)

RETURN TO:  Pat Fiore - NY

                 REQUEST FOR APPROVAL OF FIDUCIARY, CORPORATE
                           OR OTHER OUTSIDE ACTIVITY

FROM: ________________________________ _______________   __________  __________
      Applicant's Name (print clearly) Employee Number   Extension   Office

1. I believe that the activity described below is not in conflict with the interests of the firm or its clients and I request that it be approved.

2.   Activity (check one)*
                           [_] Trustee               [_] Business Consultant
                           [_] Executor              [_] Director
                           [_] Custodian             [_] Other
                           [_] Power of Attorney)    (describe) ===============
                               (over investments)

3.   Name of trust, estate, account, corporation or other entity

4.   Timing/Status (check one)           [_]  I am currently serving.
                                         [_]  I anticipate serving. (Must be
                                         reviewed and reapproved when actual
                                         service begins.)

5. Salient Facts (relationship, nature of duties, client status and any facts indicating possible conflict or lack thereof):

6.   Assignment Status  (check one)
               [_] I hereby assign any income from this activity to the firm.
               [_] I believe any income should appropriately be retained by me.
               [_] No income is expected from this activity.

_______________________                     ____________________________________
Date                                        Signature

The above activity is approved. It is/is not (circle one) to be considered subject to the firm's standard indemnification. The firm reserves the right to withdraw this approval at any time.

________________________                    By _________________________________
Date                                           On Behalf of the Ethics Committee

*If applicable, I have filled out Form 5 for the account(s) I oversee.

                                                                          Form 8
                                                               December 15, 2000
                                   (Replaces Att. #8 to SP&P #16-1 dated 1/1/00)


SCUDDER KEMPER INVESTMENTS

TO:  Glory Ekpe - NY

________________________________   _______________   ________    _________________________  ______  ________
Applicant's Name (print clearly)   Employee Number   Dept Code   Employee Type              Office  Extension
                                                                   (i.e. Employee, Access Person,
                                                                   Investment Personnel, Portfolio Mgr.)

                   Annual Review of Personal Activities Form

As required annually of all members of Scudder Kemper Investments and its affiliated corporations, please indicate all fiduciary, corporate and outside relationships, positions and responsibilities. Below you are asked to refer to SP&P #16-1, Part 7 where your reporting obligations are examined in greater detail. This report includes all activities covered in SP&P #16-1, Part 7 whether or not previously authorized by the firm.

If necessary, attach extra sheets for categories requiring lengthy answers and use heading as outlined below.

1. EXECUTORSHIPS*: (including those in which you are currently serving and all known or future appointments as Executor.)

     List co-executors if other than clients or members of the organization:

                                                   Client      Authorized
                                                   of Firm      by Firm
Estate                             Date of Death    Yes/No      Yes/No
------                             -------------   --------   ------------

*Reporting unnecessary if position held with respect to the estate of one's
---------------------------------------------------------------------------
spouse or parent.
----------------

2.   TRUSTEESHIPS: (including T-1, T-10 and Scudder Directed Trusts (Internal
                   Trusts)* and other client Trusteeships and all known or assumed future appointments as Trustee.)

     List co-trustees if other than clients or members of the organization:

                                   Client of Firm      Authorized by Firm
Trust Title                            Yes/No                Yes/No
-----------                       ----------------    --------------------


*Please indicate under Section 2 the account numbers of any Internal Trusts
---------------------------------------------------------------------------
with which you are associated.
-----------------------------

3.   CUSTODIANSHIPS*

                                     Relationship    Authorized by Firm*
Name of Minor                        To Custodian          Yes/No
-------------                       --------------  ---------------------


*Reporting unnecessary in the case of members of one's family
--------------------------------------------------------------------------------
4.   DIRECTORSHIPS*
                                  Authorized  Year                   Are Fees
                    Name of       by Firm     First     Estimated    Turned Over
                    Organization  Yes/No      Elected   Annual Fees  To Firm?
                    ------------  ----------  --------  -----------  -----------


*Other than Scudder Kemper Funds or affiliated corporations.
--------------------------------------------------------------------------------
5.   BUSINESS CONSULTING POSITIONS
                                    Authorized  Year      Estimated  Are Fees
                                    by Firm     First     Annual     Turned Over
Corporation or Institution          Yes/No      Retained  Fees
                                    ----------  --------  ---------  -----------


6. PUBLIC AND CHARITABLE POSITIONS - Describe position and organization briefly. Also indicate whether authorized by the Firm or not.


7. POWERS OF ATTORNEY OVER INVESTMENTS- Describe position briefly. Also indicate whether authorized by the Firm or not.


8. OUTSIDE ACTIVITIES - For additional information about rules applicable to outside activities refer to Standard Policy and Procedure Memorandum #16-1 Part 7 on Fiduciary and Corporate Activities.

__________________________                   ________________________
    Date                                            Signature
     (Attach extra sheets if needed)

PERSONAL SECURITIES HOLDINGS REPORT / FORM #9                  December 15, 2000
Return To: Glory Ekpe - NY

--------------------------------------------------------------------------------------------------------------------------------

Employee Name_______________________________________________     Dept. Name & Number____________________________________________
                            (print)                                                             (print)

Employee Number ____________________________________________
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
     Symbol       Issuer/Company     Security Type     Principal    Number of     Name of       Account Number    Name in which
   (or CUSIP)                                            Amt.        Shares     Broker/Dealer                     Security/Acct.
                                                                                  or Bank                            is held
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

The undersigned does not by this report admit that he/she has any direct beneficial ownership in the securities listed.

  I certify that the securities listed above and/or the holdings statements attached reflect all my Reportable Securities holdings as of the date I submit
                   ---
  this Form.

  I currently have no Reportable Securities holdings to report.

Not all Securities are required to be reported. Reportable Securities holdings do not include direct obligations of the U.S. Government, shares of open-end investment companies (mutual funds), bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

                     Signature __________________________ Date _________________

                                                         EFFECTIVE MARCH 1, 2000




                                CODE OF ETHICS





                        T. ROWE PRICE ASSOCIATES, INC.
                              AND ITS AFFILIATES

                                CODE OF ETHICS
                                      OF
                        T. ROWE PRICE ASSOCIATES, INC.
                              AND ITS AFFILIATES


                               TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
GENERAL POLICY STATEMENT....................................................................................       1-1
   Purpose and Scope of Code of Ethics......................................................................       1-1
   Who is Subject to the Code...............................................................................       1-1
   Price Associates' Status as a Fiduciary..................................................................       1-2
   What the Code Does Not Cover.............................................................................       1-2
   Compliance with the Code.................................................................................       1-2
   Questions Regarding the Code.............................................................................       1-2

STANDARDS OF CONDUCT OF PRICE ASSOCIATES AND ITS EMPLOYEES..................................................       2-1
   Allocation of Client Brokerage...........................................................................       2-1
   Antitrust   .............................................................................................  2-1; 8-1
   Compliance with Copyright Laws...........................................................................       2-1
   Computer Security........................................................................................  2-1; 7-1
   Conflicts of Interest....................................................................................       2-1
         Relationships with Profitmaking Enterprises........................................................       2-1
         Service with Nonprofitmaking Enterprises...........................................................       2-2
         Relationships with Financial Service Firms.........................................................       2-2
         Investment Clubs...................................................................................       2-2
   Confidentiality..........................................................................................       2-3
         Internal Operating Procedures and Planning.........................................................       2-3
         Clients, Fund Shareholders, and TRP Brokerage Customers............................................       2-3
         Investment Advice..................................................................................       2-3
         Investment Research................................................................................       2-4
         Understanding as to Clients' Accounts and Company Records
           at time of Employee Termination..................................................................       2-4

   Corporate Responsibility.................................................................................  2-4; 5-1
   Employment of Former Government Employees................................................................       2-5
   Employment Practices.....................................................................................       2-5

             Equal Opportunity..................................................................................       2-5
             Harassment.........................................................................................       2-5
             Drug and Alcohol Abuse.............................................................................       2-5
       Past and Current Litigation..............................................................................       2-6
       Financial Reporting......................................................................................       2-6
       Health and Safety in the Workplace.......................................................................       2-6
       Illegal Payments.........................................................................................       2-6
       Marketing and Sales Activities...........................................................................       2-6
       Policy Regarding Acceptance and Giving of Gifts and Gratuities...........................................       2-6
             Receipt of Gifts...................................................................................       2-7
             Giving of Gifts....................................................................................       2-7
             Additional Requirements for the Giving of Gifts in Connection with the Broker/Dealer...............       2-7
             Entertainment......................................................................................       2-8
             Research Trips.....................................................................................       2-9
       Political Activities.....................................................................................       2-9
       Protection of Corporate Assets..........................................................................       2-10
       Quality of Services.....................................................................................       2-10
       Record Retention........................................................................................       2-10
       Referral Fees...........................................................................................       2-10
       Release of Information to the Press.....................................................................       2-10
       Responsibility to Report Violations.....................................................................       2-10
       Service as Trustee, Executor or Personal Representative.................................................       2-11
       Speaking Engagements and Publications...................................................................       2-11
       Trading in Securities with Inside Information...........................................................  2-11; 3-1

STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION................................................       3-1
STATEMENT OF POLICY ON SECURITIES TRANSACTIONS..................................................................       4-1
STATEMENT OF POLICY ON CORPORATE RESPONSIBILITY.................................................................       5-1
STATEMENT OF POLICY WITH RESPECT TO COMPLIANCE WITH COPYRIGHT LAWS..............................................       6-1
STATEMENT OF POLICY WITH RESPECT TO COMPUTER SECURITY AND RELATED ISSUES........................................       7-1
STATEMENT OF POLICY ON COMPLIANCE WITH ANTITRUST LAWS...........................................................       8-1

                                CODE OF ETHICS
                                      OF
                        T. ROWE PRICE ASSOCIATES, INC.
                              AND ITS AFFILIATES

                                     INDEX


                                                                                                                     Page
                                                                                                                     ----
Access Persons..................................................................................................        4-3
Activities, Political...........................................................................................        2-9
Alcohol Abuse...................................................................................................        2-5
Allocation of Client Brokerage..................................................................................        2-1
Antitrust.......................................................................................................   2-1; 8-1
Approved Company Rating Changes.................................................................................       4-11
Assets, Protection of Corporate.................................................................................       2-10
Association of Investment Management and Research ("AIMR")......................................................        2-6
Brokerage Accounts.............................................................................................. 4-11; 4-12
Chinese Wall....................................................................................................        3-6
Client Brokerage, Allocation of.................................................................................        2-1
Client Limit Orders.............................................................................................       4-16
Code of Ethics, Compliance with.................................................................................        1-2
Code of Ethics, Purpose and Scope of............................................................................        1-1
Code of Ethics, Questions Regarding.............................................................................        1-2
Code of Ethics, Who is Subject to...............................................................................        1-1
Co-Investment by Employees with Client Investment Partnerships..................................................       4-14
Computer Security...............................................................................................   2-1; 7-1
Conduct, Standards of, Price Associates and its Employees.......................................................        2-1
Confidentiality.................................................................................................        2-3
Confidentiality of Computer Systems Activities and Information..................................................        7-1
Conflicts of Interest...........................................................................................        2-1
Copyright Laws, Compliance with.................................................................................   2-1; 6-1
Corporate Assets, Protection of.................................................................................       2-10

Corporate Responsibility........................................................................................    2-4; 5-1
Drug Abuse......................................................................................................         2-5
Employee Co-Investment with Client Investment Partnerships......................................................        4-14
Employees, Standards of Conduct.................................................................................         2-1
Employment of Former Government Employees.......................................................................         2-5
Employment Practices............................................................................................         2-5
Entertainment...................................................................................................         2-8
Equal Opportunity...............................................................................................         2-5
Exchange - Traded Index Options.................................................................................        4-16
Executor, Service as............................................................................................        2-11
Fees, Referral..................................................................................................        2-10
Fiduciary, Price Associates' Status as a .......................................................................         1-2
Financial Reporting.............................................................................................         2-6
Financial Service Firms, Relationships with.....................................................................         2-2
Front Running...................................................................................................         4-1
General Policy Statement........................................................................................         1-1
Gifts, Giving...................................................................................................         2-7
Gifts, Receipt of...............................................................................................         2-7
Government Employees, Employment of Former......................................................................         2-5
Harassment......................................................................................................         2-5
Health and Safety in the Workplace..............................................................................         2-6
Illegal Payments................................................................................................         2-6
Information, Release to the Press...............................................................................        2-10
Initial Public Offerings........................................................................................         4-9
Inside Information, Trading in Securities with..................................................................        2-11
Interest, Conflicts of..........................................................................................         2-1
Internet, Access to.............................................................................................         7-2
Investment Clubs................................................................................................   2-2; 4-14
Investment Personnel............................................................................................         4-3
Large Company Exemption for Securities Transactions.............................................................        4-15
Margin Accounts.................................................................................................        4-15
Marketing and Sales Activities..................................................................................         2-6
Non-Access Persons..............................................................................................         4-4
Nonprofitmaking Enterprises, Service with.......................................................................         2-2
Options and Futures.............................................................................................        4-16

Payments, Illegal...............................................................................................     2-6
Personal Securities Holdings, Disclosure of by Access Persons...................................................     4-18
Personal Representative, Service as.............................................................................     2-11
Political Activities............................................................................................      2-9
Press, Release of Information to the............................................................................     2-10
Price Associates, Standards of Conduct..........................................................................      2-1
Price Associates' Stock, Transactions in........................................................................      4-5
Prior Clearance of Securities Transactions (other than Price Associates' stock).................................      4-8
Private Placement, Investment In................................................................................     4-10
Private Placement Memoranda.....................................................................................      3-7
Profitmaking Enterprises, Relationships with....................................................................      2-1
Protection of Corporate Assets..................................................................................     2-10
Publications....................................................................................................     2-11
Quality of Services.............................................................................................     2-10
Questions Regarding the Code....................................................................................      1-2
Rating Changes, Approved Company................................................................................     4-11
Record Retention................................................................................................     2-10
Referral Fees...................................................................................................     2-10
Release of Information to the Press.............................................................................     2-10
Reporting, Financial............................................................................................      2-6
Reporting, Price Associates' Stock Transactions.................................................................      4-6
Reporting, Securities Transactions (other than Price Associates' stock).........................................     4-12
Research Trips..................................................................................................      2-9
Responsibility, Corporate....................................................................................... 2-4; 5-1
Restricted List.................................................................................................      3-7
Retention, Record...............................................................................................     2-10
Safety and Health in the Workplace..............................................................................      2-6
Securities Transactions, Reporting of (other than Price Associates' stock)......................................     4-12
Services, Quality of............................................................................................     2-10
Short Sales.....................................................................................................     4-17
Sixty (60) Day Rule.............................................................................................     4-17
Software Programs, Application of Copyright Law.................................................................      7-5
Speaking Engagements............................................................................................     2-11
Standards of Conduct of Price Associates and its Employees......................................................      2-1
Statement, General Policy.......................................................................................      1-1

Temporary Workers, Application of Code to...........................  1-1; 4-2
Termination of Employment...........................................       2-4
Trading Activity....................................................      4-15
Trips, Research.....................................................       2-9
Trustee, Service as.................................................      2-11
Violations, Responsibility to Report................................      2-10
Watch List..........................................................       3-6

                                CODE OF ETHICS
                                      OF
                        T. ROWE PRICE ASSOCIATES, INC.
                              AND ITS AFFILIATES


                           GENERAL POLICY STATEMENT


Purpose and Scope of Code of Ethics. In recognition of T. Rowe Price Associates, Inc.'s ("Price Associates") commitment to maintain the highest standards of professional conduct and ethics, the firm's Board of Directors has adopted this Code of Ethics ("Code") composed of Standards of Conduct and the following Statements of Policy ("Statements"):

1.   Statement of Policy on Material, Inside (Non-Public) Information

2.   Statement of Policy on Securities Transactions

3.   Statement of Policy on Corporate Responsibility

4.   Statement of Policy with Respect to Compliance with Copyright Laws

5.   Statement of Policy with Respect to Computer Security and Related Issues

6.   Statement of Policy on Compliance with Antitrust Laws

The purpose of this Code is to help preserve our most valuable asset - the reputation of Price Associates and its employees.

Who is Subject to the Code. Price Associates, its subsidiaries and their officers, directors and employees are all subject to the Code, as are all Rowe Price-Fleming International, Inc. ("RPFI") and T. Rowe Fleming Asset Management Limited ("TRFAM") personnel (officers, directors, and employees) who are stationed in Baltimore. In addition, the following persons are also subject to the Code:

1. All temporary workers hired on the Price Associates payroll ("TRPA Temporaries");

2. All agency temporaries, whose assignments at Price Associates exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

3. All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period and whose work is closely related to the ongoing work of Price Associates' employees (versus project work that stands apart from ongoing work); and

4. Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

                                      1-1

Price Associates' Status as a Fiduciary. The primary responsibility of Price Associates as an investment adviser is to render to its clients on a professional basis unbiased and continuous advice regarding their investments. As an investment adviser, Price Associates has a fiduciary relationship with all of its clients, which means that it has an absolute duty of undivided loyalty, fairness and good faith toward its clients and mutual fund shareholders and a corresponding obligation to refrain from taking any action or seeking any benefit for itself which would, or which would appear to, prejudice the rights of any client or shareholder or conflict with his or her best interests.

What the Code Does Not Cover. The Code was not written for the purpose of covering all policies, rules and regulations to which employees may be subject. As an example, T. Rowe Price Investment Services, Inc. ("Investment Services") is a member of the National Association of Securities Dealers, Inc. ("NASD") and, as such, is required to maintain written supervisory procedures to enable it to supervise the activities of its registered representatives and associated persons to ensure compliance with applicable securities laws and regulations, and with the applicable rules of the NASD and its regulatory subsidiary, NASD Regulation, Inc. ("NASDR").

Compliance with the Code. Strict compliance with the provisions of this Code is considered a basic condition of employment with the firm. An employee may be required to surrender any profit realized from a transaction which is deemed to be in violation of the Code. In addition, any breach of the Code may constitute grounds for disciplinary action, including dismissal from employment. Employees may appeal to the Management Committee any ruling or decision rendered with respect to the Code.

Questions Regarding the Code. Questions regarding the Code should be referred as follows:

1. Standards of Conduct of Price Associates and its Employees: the Chairperson of the Ethics Committee or the Director of Human Resources.

2. Statement of Policy on Material, Inside (Non-Public) Information: Legal Department.

3. Statement of Policy on Securities Transactions: The Chairperson of the Ethics Committee or his or her designee.

4. Statement of Policy on Corporate Responsibility: Corporate Responsibility Committee.

5. Statement of Policy with Respect to Compliance with Copyright Laws: Legal Department.

6.   Statement of Policy with Respect to Computer Security and Related Issues:
     Legal Department.

7.   Statement of Policy on Compliance with Antitrust Laws: Legal Department.

March, 2000

                                      1-2

          STANDARDS OF CONDUCT OF PRICE ASSOCIATES AND ITS EMPLOYEES

Allocation of Client Brokerage. The firm's policies with respect to the allocation of client brokerage are set forth in Part II of Form ADV, Price Associates' registration statement filed with the Securities and Exchange Commission ("SEC"). It is imperative that all employees --especially those who are in a position to make recommendations regarding brokerage allocation, or who are authorized to select brokers who will execute securities transactions on behalf of our clients -- read and become fully knowledgeable concerning our policies in this regard. Any questions regarding our firm's allocation of client brokerage should be addressed to the Chairperson of the Brokerage Control Committee.

Antitrust. The U.S. antitrust laws are designed to ensure fair competition and preserve the free enterprise system. Some of the most common antitrust issues with which an employee may be confronted are in the areas of pricing (adviser fees) and trade association activity. To ensure its employees' understanding of these laws, Price Associates has adopted a Statement of Policy on Compliance with Antitrust Laws. All employees should read and understand this Statement. (See page 8-1).

Compliance with Copyright Laws. To protect Price Associates and its employees, Price Associates has adopted a Statement of Policy with Respect to Compliance with Copyright Laws. All employees should read and understand this Statement (see page 6-1).

Computer Security. Computer systems and programs play a central role in Price Associates' operations. To establish appropriate computer security to minimize potential for loss or disruptions to our computer operations, Price Associates has adopted a Statement of Policy with Respect to Computer Security and Related Issues. All employees should read and understand this Statement (see page 7-1).

Conflicts of Interest. A direct or indirect interest in a supplier, creditor, debtor or competitor may conflict with the interests of Price Associates. All employees must avoid placing themselves in a "compromising position" where their interests may be in conflict with those of Price Associates or its clients.

         Relationships with Profitmaking Enterprises. A conflict may occur when an employee of Price Associates is also employed by another firm, directly or as a consultant or independent contractor; has a direct financial interest in another firm; has an immediate family financial interest in another firm; or is a director, officer or partner of another firm.

         Employees of our firm sometimes serve as directors, officers, partners, or in other capacities with profitmaking enterprises not related to Price Associates or its mutual funds. Employees are generally prohibited from serving as officers or directors of corporations which are approved or are likely to be approved for purchase in our firm's client accounts.

                                      2-1

         An employee may not accept outside employment that would require him or her to become registered (or dually registered) as a representative of an unaffiliated broker/dealer, investment adviser, or an insurance broker or company. An employee may also not become independently registered as an investment adviser.

         An employee who is contemplating obtaining another interest or relationship that might conflict or appear to conflict with the interests of Price Associates, such as accepting employment with or an appointment as a director, officer or partner of an outside profitmaking enterprise must receive the prior approval of the Ethics Committee. Upon review by the Ethics Committee, the employee will be advised in writing of the Committee's decision. Decisions by the Ethics Committee regarding outside directorships in profitmaking enterprises will be reviewed by the Management Committee before becoming final. Outside business interests that will not conflict or appear to conflict with the interests of the firm need not be reviewed by the Ethics Committee, but must be approved by the Employee's supervisor.

         Certain employees may serve as directors or as members of Creditors Committees or in similar positions for non-public, for-profit entities in connection with their professional activities at Price Associates. An employee must obtain the permission of the Management Committee before accepting such a position and must relinquish the position if the entity becomes publicly held, unless otherwise determined by the Management Committee.

         Service with Nonprofitmaking Enterprises. Price Associates encourages its employees to become involved in community programs and civic affairs. However, employees should not permit such activities to affect the performance of their job responsibilities. Approval by the Chairperson of the Ethics Committee must be obtained before an employee accepts a position as a trustee or member of the Board of Directors of any non-profit organization.

         Relationships with Financial Service Firms. In order to avoid any actual or apparent conflicts of interest, employees are prohibited from investing in or entering into any relationship, either directly or indirectly, with corporations, partnerships, or other entities which are engaged in business as a broker, a dealer, an underwriter, and/or an investment adviser. As described above, this prohibition extends to registration and/or licensure with an unaffiliated firm. This prohibition, however, is not meant to prevent employees from purchasing publicly traded securities of broker/dealers, investment advisers or other companies engaged in the mutual fund industry. Of course, all such purchases are subject to prior clearance and reporting procedures, as applicable. This policy does not preclude an employee from engaging an outside investment adviser to manage his or her assets.

         If any member of an employee's immediate family is employed by, has a partnership interest in, or has an equity interest of .5% or more in a broker/dealer, investment adviser or other company engaged in the mutual fund industry, the relationship must be reported to the Ethics Committee.

                                      2-2

         Investment Clubs. Access Persons (defined on p. 4-3 of the Code) must receive the prior approval of the Chairperson of the Ethics Committee before forming or participating in a stock or investment club. Transactions in which Access Persons have beneficial ownership or control (see p. 4-4) through investment clubs are subject to the firm's Statement of Policy on Securities Transactions. Non-Access Persons (defined on p. 4-4) do not have to receive prior approval to form or participate in a stock or investment club and need only obtain prior clearance of transactions in Price Associates' stock. As described on
         p. 4-16, an exemption from prior clearance for an Access Person (except for transactions in Price Associates' stock) is generally available if the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions.

Confidentiality. The exercise of confidentiality extends to four major areas of our operations: internal operating procedures and planning; clients, fund shareholders and TRP Brokerage customers; investment advice; and investment research. The duty to exercise confidentiality applies not only when an employee is with the firm, but also after he or she terminates employment with the firm.

         Internal Operating Procedures and Planning. During the years we have been in business, a great deal of creative talent has been used to develop specialized and unique methods of operations and portfolio management. In many cases, we feel these methods give us an advantage over our competitors, and we do not want these ideas disseminated outside our firm. Accordingly, employees should be guarded in discussing our business practices with outsiders. Any requests from outsiders for specific information of this type should be cleared with your supervisor before it is released.

         Also, from time to time management holds meetings with employees in which material, non-public information concerning the firm's future plans is disclosed. Employees should never discuss confidential information with, or provide copies of written material concerning the firm's internal operating procedures or projections for the future to, unauthorized persons outside the firm.

         Clients, Fund Shareholders, and TRP Brokerage Customers. In many instances, when clients subscribe to our services, we ask them to disclose fully their financial status and needs. This is done only after we have assured them that every member of our organization will hold this information in strict confidence. It is essential that we respect their trust. A simple rule for employees to follow is that the names of our clients, fund shareholders, or TRP Brokerage customers or any information pertaining to their investments must never be divulged to anyone outside the firm, not even to members of their immediate families, and must never be used as a basis for personal trades over which the employee has beneficial interest or control.

         Investment Advice. Because of the fine reputation our firm enjoys, there is a great deal of public interest in what we are doing in the market. There are two major considerations that dictate why we must not provide investment "tips":

                                      2-3

         . From the point of view of our clients, it is not fair to give other people information which clients must purchase.

         . From the point of view of the firm, it is not desirable to create an outside demand for a stock when we are trying to buy it for our clients, as this will only serve to push the price up. The reverse is true if we are selling.

         In light of these considerations, employees must never disclose to outsiders our buy and sell recommendations, securities we are considering for future investment, or the portfolio holdings of our clients or mutual funds.

         The practice of giving investment advice informally to members of your immediate family should be restricted to very close relatives. Any transactions resulting from such advice are subject to the prior approval (Access Persons only) and reporting requirements (Access Persons and Non-Access Persons) of the Statement of Policy on Securities Transactions. Under no circumstances should an employee receive compensation directly or indirectly (other than from Price Associates or an affiliate) for rendering advice to either clients or non-clients.

         Investment Research. Any report circulated by a research analyst is confidential in its entirety and should not be reproduced or shown to anyone outside of our organization, except our clients where appropriate.

         Understanding as to Clients' Accounts and Company Records at Time of Employee Termination. The accounts of clients, mutual fund shareholders, and TRP Brokerage customers are the sole property of Price Associates. This applies to all clients for whom Price Associates acts as investment adviser, regardless of how or through whom the client relationship originated and regardless of who may be the counselor for a particular client. At the time of termination of employment with Price Associates, an employee must: (1) surrender to Price Associates in good condition any and all materials, reports or records (including all copies in his or her possession or subject to his or her control) developed by him or her or any other person which are considered confidential information of Price Associates (except copies of any research material in the production of which the employee participated to a material extent); and (2) refrain from communicating, transmitting or making known to any person or firm any information relating to any materials or matters whatsoever which are considered by Price Associates to be confidential.

Employees must use care in disposing of any confidential records or correspondence. Confidential material that is to be discarded should be torn up or, if a quantity of material is involved, you should contact Document Management for instructions regarding proper disposal.

Corporate Responsibility. As a major institutional investor with a fiduciary duty to its clients, including its mutual fund shareholders, Price Associates has adopted a Statement of Policy on Corporate Responsibility (see page 5-1). The purpose of this Statement is to establish formal standards and procedures to guide Price Associates with respect to its responsibilities to deal

                                      2-4
with matters of corporate and social responsibilities which may affect the companies in which client assets are invested.

Employment of Former Government Employees. Federal laws and regulations govern the employment of former employees of the U.S. Government and its agencies, including the SEC. In addition, certain states have adopted similar statutory restrictions. Finally, certain states and municipalities which are clients of Price Associates have imposed contractual restrictions in this regard. Before any action is taken to discuss employment by Price Associates of a former government employee, guidance must be obtained from the Legal Department.

Employment Practices

         Equal Opportunity. Price Associates is committed to the principles of Equal Employment. We believe our continued success depends on talented people, without regard to race, color, religion, national origin, gender, age, disability, sexual orientation, Vietnam era military service or any other classification protected by federal, state or local laws.

         This commitment to Equal Opportunity covers all aspects of the employment relationship including recruitment, application and initial employment, promotion and transfer, selection for training opportunities, wage and salary administration, and the application of service, retirement, and employee benefit plan policies.

         All members of T. Rowe Price staff are expected to comply with the spirit and intent of our Equal Employment Opportunity Policy.

         If you feel you have not been treated in accordance with this policy, contact your immediate supervisor, your manager or a Human Resources Representative. No retaliation will be taken against any employee who reports an incident of alleged discrimination.

         Harassment. Price Associates intends to provide employees a workplace free from any form of harassment. This includes sexual harassment which, banned by and punishable under the Civil Rights Act of 1964, may result from unwelcome advances, requests for favors or any verbal or physical conduct of a sexual nature. Such actions or statements may or may not be accompanied by explicit or implied promises of preferential treatment or negative consequences in connection with one's employment. Harassment might include uninvited sex-oriented conversations, touching, comments, jokes, suggestions or innuendos. This type of behavior can create a stressful, intimidating and offensive atmosphere; it may adversely affect morale and work performance.

         Any employee who feels offended by the action or comments of another, or any employee who has observed such behavior, should report the matter, in confidence, to his or her immediate supervisor. If that presents a problem, report the matter to the Director of Human Resources or another person in the Human Resources Department. All complaints will be investigated immediately and confidentially. Any employee who has

                                      2-5
         behaved in a reprehensible manner will be subject to disciplinary action in keeping with the gravity of the offense.

         Drug and Alcohol Abuse. Price Associates has adopted a Statement of Policy, available from Human Resources, to maintain a drug-free workplace and prevent alcohol abuse. This policy fosters a safe, healthful and productive environment for its employees and customers and protects Price Associates' property, equipment, operations and reputation in the community and the industry.

Past and Current Litigation. As a condition of employment, each new employee is required to answer a questionnaire regarding past and current civil and criminal actions and certain regulatory matters. Price Associates uses the information obtained through these questionnaires to answer questions asked on federal and state registration forms and for insurance and bonding purposes. Each employee is responsible for keeping answers on the questionnaire current. If an employee becomes party to any proceeding that could lead to his or her conviction for any felony or misdemeanor (other than traffic or other minor offenses) or becomes the subject of a regulatory action by the SEC, a state, a foreign government or any domestic or foreign self-regulatory organization relating to securities or investment activities, he or she should notify the Legal Department promptly.

Financial Reporting. Price Associates' records are maintained in a manner that provides for an accurate record of all financial transactions in conformity with generally accepted accounting principles. No false or deceptive entries may be made and all entries must contain an appropriate description of the underlying transaction. All reports, vouchers, bills, invoice, payroll and service records and other essential data must be accurate, honest and timely and should provide an accurate and complete representation of the facts.

Health and Safety in the Workplace. Price Associates recognizes its responsibility to provide employees a safe and healthful workplace and proper facilities to help them do their jobs effectively.

Illegal Payments. State, federal and foreign laws prohibit the payment of bribes, kickbacks, inducements or other illegal gratuities or payments by or on behalf of Price Associates. Price Associates, through its policies and practices, is committed to comply fully with these laws. The Foreign Corrupt Practices Act makes it a crime to corruptly give, promise or authorize payment, in cash or in kind, for any service to a foreign official or political party in connection with obtaining or retaining business. If an employee is solicited to make or receive an illegal payment, he or she should contact the Legal Department.

Marketing and Sales Activities. All written and oral marketing materials and presentations (including performance data) must be in compliance with applicable SEC, NASD, and Association of Investment Management and Research ("AIMR") requirements. All advertisements, sales literature and other written marketing materials (whether they be for the Price Funds, non-Price funds, or various advisory or brokerage services) must be reviewed and approved by the advertising section of the Legal Department prior to use. All performance data distributed outside the firm, including total return and yield information, must be obtained from the Performance Group before distribution.

                                      2-6

Policy Regarding Acceptance and Giving of Gifts and Gratuities. The firm, as well as its employees and members of their families, should not accept or give gifts that might in any way create or appear to create a conflict of interest or interfere with the impartial discharge of our responsibilities to clients or place our firm in a difficult or embarrassing position. Such gifts would include gratuities or other accommodations from or to business contacts, brokers, securities salespersons, approved companies, suppliers, clients, or any other individual or organization with whom our firm has a business relationship, but would not include certain types of business entertainment as described later in this section.

         Receipt of Gifts. Personal contacts may lead to gifts which are offered on a friendship basis and may be perfectly proper. It must be remembered, however, that business relationships cannot always be separated from personal relationships and that the integrity of a business relationship is always susceptible to criticism in hindsight where gifts are received.

         Under no circumstances may employees accept gifts from any business or business contact in the form of cash or cash equivalents. Gift certificates may only be accepted if used; they may not be converted to cash except for nominal amounts not consumed when the gift certificate is used.

         There may be an occasion where it might be awkward to refuse a token non-cash expression of appreciation given in the spirit of friendship. In such cases, the value of all gifts received from a business contact should not exceed $100 in any twelve-month period. The value of a gift directed to the members of a department as a group may be divided by the number of the employees in that Department. Gifts received which are unacceptable according to this policy must be returned to the givers.

         Giving of Gifts. An employee may never give a gift to a business contact in the form of cash or cash equivalents, including gift certificates. Token gifts may be given to business contacts, but the aggregate value of all such gifts given to the business contact may not exceed $100 in any twelve-month period without the permission of the Chairperson of the Ethics Committee. If an employee believes that it would be appropriate to give a gift with a value exceeding $100 to a business contact in a specific situation, he or she must submit a written request to the Chairperson of the Ethics Committee. The request should specify:

               X    the name of the giver;

               X    the name of the intended recipient and his or her employer;

               X    the nature of the gift and its monetary value;

               X    the nature of the business relationship; and

               X    the reason the gift is being given.

                                      2-7

         NASD regulations prohibit exceptions to the $100 limit for gifts given in connection with Investment Services' business. Baltimore/Legal Compliance will retain a record of all such gifts.

         Additional Requirements for the Giving of Gifts in Connection with the Broker/Dealer. NASD Conduct Rule 3060 imposes stringent reporting requirements for gifts given to any principal, employee, agent or similarly situated person where the gift is in connection with Investment Services' business with the person's employer. Examples of gifts that fall under this rule would include any gift given to an employee of a company to which our firm provides investment products such as mutual funds (e.g., many 401(k) plans) or to which we are marketing investment products. Under this NASD rule, gifts may not exceed $100 (without exception) and persons associated with Investment Services, including its registered representatives, must report each such gift.

         The NASD reporting requirement is normally met when an item is ordered electronically from the Corporate Gift website. If a gift is obtained from another source, it must be reported to Baltimore/Legal Compliance. The report to Baltimore Legal/Compliance must include:

               X    the name of the giver;

               X    the name of the recipient and his or her employer;

               X    the nature of the gift and its monetary value;

               X    the nature of the business relationship; and

               X    the date the gift was given.


         Entertainment. Our firm's $100 limit on the acceptance and giving of gifts not only applies to gifts of merchandise, but also covers the enjoyment or use of property or facilities for weekends, vacations, trips, dinners, and the like. However, this limitation does not apply to dinners, sporting events and other activities which are a normal part of a business relationship. To illustrate this principle, the following examples are provided:

               First Example: The head of institutional research at brokerage firm "X" (whom you have known and done business with for a number of years) invites you and your wife to join her and her husband for dinner and afterwards a theatrical production.

               Second Example: You are going to New York for a weekend with your wife. You wish to see a recent Broadway hit, but are told it is sold out. You call a broker friend who works at company "X" to see if he can get tickets for you. The broker says yes and offers you two tickets free of charge.

                                      2-8

               Third Example: You have been invited by a vendor to a multi-day excursion to a resort where the primary focus is entertainment as opposed to business. The vendor has offered to pay your travel and lodging for this trip.

         In the first example, it would be proper for you to accept the invitation.

         With respect to the second example, it would not be proper to solicit a person doing business with the firm for free tickets to any event. You could, however, accept the tickets if you pay for them at their fair value or, if greater, at the cost to the broker.

         With respect to the third example, trips of substantial value, such as multi-day excursions to resorts, hunting locations or sports events, where the primary focus is entertainment as opposed to business activities, would not be considered a normal part of a business relationship. Generally, such invitations may not be accepted unless our firm or the employee pays for the cost of the excursion and the employee has obtained approval from his or her Division Head.

The same principles apply if an employee wishes to entertain a business contact. Inviting business contacts and, if appropriate, their guests, to an occasional meal, sporting event, the theater, or comparable entertainment is acceptable as long as it is neither so frequent nor so extensive as to raise any question of propriety. If an employee wishes to pay for a business guest's transportation (e.g., airfare) and/or accommodations as part of business entertainment, he or she must first receive the permission of the Chairperson of the Ethics Committee.

Research Trips. Occasionally, brokers or portfolio companies invite employees of our firm to attend or participate in research conferences, tours of portfolio companies' facilities, or meetings with the management of such companies. These invitations may involve traveling extensive distances to and from the sites of the specified activities and may require overnight lodging. Employees may not accept any such invitations until approval has been secured from their Division heads. As a general rule, such invitations should only be accepted after a determination has been made that the proposed activity constitutes a valuable research opportunity which will be of primary benefit to our clients. All travel expenses to and from the sites of the activities, and the expenses of any overnight lodging, meals or other accommodations provided in connection with such activities, should be paid for by our firm except in situations where the costs are considered to be insubstantial and are not readily ascertainable. Employees may not accept reimbursement from brokers or portfolio companies for: travel and hotel expenses; speaker fees or honoraria for addresses or papers given before audiences; or consulting services or advice they may render. Likewise, employees may neither request nor accept loans or personal services from brokers or portfolio companies.

Political Activities. Employees are encouraged to participate and vote in all federal, state and local elections. All officers and directors of Price Associates are required to disclose certain Maryland local and state political contributions on a semi-annual basis (a Political Contribution Questionnaire is sent to officers and directors each January and July).

No political contribution of corporate funds, direct or indirect, to any political candidate or party, or to any other organization that might use the contribution for a political candidate or party, or

                                      2-9
use of corporate property, services or other assets may be made without the written approval of the Legal Department. These prohibitions cover not only direct contributions but also indirect assistance or support of candidates or political parties through purchase of tickets to special dinners or other fund raising events, or the furnishing of any other goods, services or equipment to political parties or committees.

Protection of Corporate Assets. All employees are responsible for taking measures to ensure that Price Associates' assets are properly protected. This responsibility not only applies to our business facilities, equipment and supplies, but also to intangible assets such as proprietary, research or marketing information, corporate trademarks and servicemarks, and copyrights.

Quality of Services. It is a continuing policy of Price Associates to provide investment products and services which: (1) meet applicable laws, regulations and industry standards; (2) are offered to the public in a manner which ensures that each client/shareholder understands the objectives of each investment product selected; and (3) are properly advertised and sold in accordance with all applicable SEC, state and NASD rules and regulations.

The quality of Price Associates' investment products and services and operations affects our reputation, productivity, profitability and market position. Price Associates' goal is to be a quality leader and to create conditions that allow and encourage all employees to perform their duties in an efficient, effective manner.

Record Retention. Under various federal and state laws and regulations, Price Associates is required to produce, maintain and retain various records, documents and other written (including electronic) communications. Each employee is responsible for adhering to Price Associates' record maintenance and retention policies.

Referral Fees. Federal securities laws strictly prohibit the payment of any type of referral fee unless certain conditions are met. This would include any compensation to persons who refer clients or shareholders to us (e.g., brokers, registered representatives or any other persons) either directly in cash, by fee splitting, or indirectly by the providing of gifts or services (including the allocation of brokerage). No arrangements should be entered into obligating Price Associates or any employee to pay a referral fee unless approved by the Legal Department.

Release of Information to the Press. All requests for information from the media concerning T. Rowe Price Associates' corporate affairs, mutual funds, investment services, investment philosophy and policies, and related subjects should be referred to the Public Relations Department for reply. Investment professionals who are contacted directly by the press concerning a particular fund's investment strategy or market outlook may use their own discretion, but are advised to check with the Public Relations Department if they do not know the reporter or feel it may be inappropriate to comment on a particular matter.

Responsibility to Report Violations. Every employee who becomes aware of a violation of this Code is encouraged to report, on a confidential basis, the violation to his or her supervisor. If the supervisor appears to be involved in the wrongdoing, the report should be made to the next level of supervisory authority or to the Director of the Human Resources Department. Upon notification of the alleged violation, the supervisor is obligated to advise the Legal Department.

                                     2-10

It is Price Associates' policy that no adverse action will be taken against any employee who reports a violation in good faith.

Service as Trustee, Executor or Personal Representative. Employees may serve as trustees, co-trustees, executors or personal representatives for the estates of or trusts created by close family members. Employees may also serve in such capacities for estates or trusts created by nonfamily members. However, if an Access Person expects to be actively involved in an investment capacity in connection with an estate or trust created by a nonfamily member, he or she must first be granted permission by the Ethics Committee. If an employee serves in any of these capacities, securities transactions effected in such accounts will be subject to the prior approval (Access Persons only) and reporting requirements (Access Persons and Non-Access Persons) of our Statement of Policy on Securities Transactions.

If any employees presently serve in any of these capacities for nonfamily members, they should report these relationships in writing to the Ethics Committee.

Speaking Engagements and Publications. Employees are often asked to accept speaking engagements on the subject of investments, finance, or their own particular specialty with our organization. This is encouraged by the firm, as it enhances our public relations, but you should obtain approval from the head of your Division before you accept such requests. You may also accept an offer to teach a course or seminar on investments or related topics (for example, at a local college) in your individual capacity with the approval of the head of your Division and provided the course is in compliance with the Guidelines found in Investment Services' Compliance Manual.

Before making any commitment to write or publish any article or book on a subject related to investments or your work at Price Associates, approval should be obtained from your Division head.

Trading in Securities with Inside Information. The purchase or sale of securities while in possession of material, inside information is prohibited by state and federal laws. Information is considered inside and material if it has not been publicly disclosed and is sufficiently important that it would affect the decision of a reasonable person to buy, sell or hold stock in a company, including Price Associates' stock. Under no circumstances may an employee transmit such information to any other person, except to other employees who are required to be kept informed on the subject. All employees should read and understand the Statement of Policy on Material, Inside (Non-Public) Information (see page 3-1).

March, 2000

                                     2-11

                        T. ROWE PRICE ASSOCIATES, INC.
                              STATEMENT OF POLICY
                                      ON
                   MATERIAL, INSIDE (NON-PUBLIC) INFORMATION


Introduction. "Insider trading" is a top enforcement priority of the Securities and Exchange Commission. In 1988, the Insider Trading and Securities Fraud Enforcement Act (the"Act") was signed into law. This Act has had a far reaching impact on all public companies and especially those engaged in the securities brokerage or investment advisory industries, including directors, executive officers and other controlling persons of such companies. While the Act does not provide a statutory definition of "insider trading," it contained major changes to the previous law. Specifically, the Act:

      Written Procedures. Requires SEC-registered brokers, dealers and investment advisers to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by such persons.

      Civil Penalties. Imposes severe civil penalties on brokerage firms, investment advisers, their management and advisory personnel and other "controlling persons" who fail to take adequate steps to prevent insider trading and illegal tipping by employees and other "controlled persons." Persons who directly or indirectly control violators, including entities such as Price Associates and their officers and directors, face penalties to be determined by the court in light of the facts and circumstances, but not to exceed the greater of $1,000,000 or three times the amount of profit gained or loss avoided as a result of the violation.

      Criminal Penalties. Provides as penalties for criminal securities law violations:

          .    Maximum jail term -- from five to ten years;

          . Maximum criminal fine for individuals -- from $100,000 to $1,000,000;

          . Maximum criminal fine for entities -- from $500,000 to $2,500,000.

      Private Right of Action. Establishes a statutory private right of action on behalf of contemporaneous traders against insider traders and their controlling persons.

      Bounty Payments. Authorizes the SEC to award bounty payments to persons who provide information leading to the successful prosecution of insider trading violations. Bounty payments are at the discretion of the SEC, but may not exceed 10% of the penalty imposed.

Purpose of Statement of Policy. The purpose of this Statement of Policy ("Statement") is to comply with the Act's requirement to establish, maintain, and enforce written procedures designed to prevent insider trading. This Statement explains: (i) the general legal prohibitions and sanctions regarding insider trading; (ii) the meaning of the key concepts underlying the prohibitions; (iii) the obligations of each employee of Price Associates in the event he or she

                                      4-1
comes into possession of material, non-public information; and (iv) the firm's educational program regarding insider trading. Price Associates has also adopted a Statement of Policy on Securities Transactions (see page 4-1), which requires both Access Persons (see p. 4-3) and Non-Access Persons (see p. 4-4) to obtain prior clearance with respect to their transactions in Price Associates' stock and requires Access Persons to obtain prior clearance with respect to all pertinent securities transactions. In addition, both Access Persons and Non-Access Persons are required to report such transactions on a timely basis to the firm.

The Basic Insider Trading Prohibition. The "insider trading" doctrine under federal securities laws generally prohibits any person (including investment advisers) from:

     . trading in a security while in possession of material, non-public information regarding the issuer of the security;

     .    tipping such information to others;

     . recommending the purchase or sale of securities while in possession of such information;

     .    assisting someone who is engaged in any of the above activities.

Thus, "insider trading" is not limited to insiders of the company whose securities are being traded. It can also apply to non-insiders, such as investment analysts, portfolio managers and stockbrokers. In addition, it is not limited to persons who trade. It also covers persons who tip material, non-public information or recommend transactions in securities while in possession of such information.

Policy of Price Associates on Insider Trading. It is the policy of Price Associates and its affiliates to forbid any of their officers, directors, or employees, while in possession of material, non-public information, from trading securities or recommending transactions, either personally or in its proprietary accounts or on behalf of others (including mutual funds and private accounts), or communicating material, non-public information to others in violation of federal securities laws.

"Need to Know" Policy. All information regarding planned, prospective or ongoing securities transactions must be treated as confidential. Such information must be confined, even within the firm, to only those individuals and departments who must have such information in order for Price Associates to carry out its engagement properly and effectively. Ordinarily, these prohibitions will restrict information to only those persons who are involved in the matter.

Transactions Involving Price Associates' Stock. Officers, directors and employees are reminded that they are "insiders" with respect to Price Associates since Price Associates is a public company and its stock is traded in the over-the-counter market. It is therefore important that employees not discuss with family, friends or other persons any matter concerning Price Associates which might involve material, non-public information, whether favorable or unfavorable.

                                      4-2

Sanctions. Penalties for trading on material, non-public information are severe, both for the individuals involved in such unlawful conduct and their employers. An employee of Price Associates who violates the insider trading laws can be subject to some or all of the penalties described below, even if he or she does not personally benefit from the violation:

     .    Injunctions;

     .    Treble damages;

     .    Disgorgement of profits;

     .    Criminal fines;

     .    Jail sentences;

     . Civil penalties for the person who committed the violation (which would, under normal circumstances, be the employee and not the firm) of up to three times the profit gained or loss avoided, whether or not the individual actually benefitted; and

     . Civil penalties for Price Associates (and other persons, such as managers and supervisors, who are deemed to be controlling persons) of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this Statement can be expected to result in serious sanctions being imposed by Price Associates, including dismissal of the person(s) involved.

Basic Concepts of Insider Trading. The four critical concepts in insider trading cases are: (1) fiduciary duty/misappropriation, (2) materiality, (3) non-public, and (4) possession. Each concept is discussed below.

Fiduciary Duty/Misappropriation. In two decisions, Dirks v. SEC and Chiarella v. United States, the United States Supreme Court held that insider trading and tipping violate the federal securities law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical breach of duty arises when an insider, such as a corporate officer, purchases securities of his or her corporation on the basis of material, non-public information. Such conduct breaches a duty owed to the corporation's shareholders. The duty breached, however, need not be to shareholders to support liability for insider trading; it could also involve a breach of duty to a client, an employer, employees, or even a personal acquaintance. For example, courts have held that if the insider receives a personal benefit (either direct or indirect) from the disclosure, such as a pecuniary gain or reputational benefit, that would be enough to find a fiduciary breach.

The concept of who constitutes an "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purpose. A temporary insider can include, among

                                      4-3
others, a company's attorneys, accountants, consultants, and bank lending officers, as well as the employees of such organizations. In addition, any person may become a temporary insider of a company if he or she advises the company or provides other services, provided the company expects such person to keep any material, non-public information disclosed confidential.

Court decisions have held that under a "misappropriation" theory, an outsider (such as an investment analyst) may be liable if he or she breaches a duty to anyone by: (1) obtaining information improperly, or (2) using information that was obtained properly for an improper purpose. For example, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory. Similarly, an analyst who trades in breach of a duty owed either to his or her employer or client may be liable under the misappropriation theory. For example, the Supreme Court upheld the misappropriation theory when a lawyer received material, non-public information from a law partner who represented a client contemplating a tender offer, where that lawyer used the information to trade in the securities of the target company.

The situations in which a person can trade while in possession of material, non-public information without breaching a duty are so complex and uncertain that the only safe course is not to trade, tip or recommend securities while in possession of material, non-public information.

Materiality. Insider trading restrictions arise only when the information that is used for trading, tipping or recommendations is "material." The information need not be so important that it would have changed an investor's decision to buy or sell; rather, it is enough that it is the type of information on which reasonable investors rely in making purchase, sale, or hold decisions.

      Resolving Close Cases. The Supreme Court has held that, in close cases, doubts about whether or not information is material should be resolved in favor of a finding of materiality. You should also be aware that your judgment regarding materiality may be reviewed by a court or the SEC with the 20-20 vision of hindsight.

      Effect on Market Price. Any information that, upon disclosure, is likely to have a significant impact on the market price of a security should be considered material.

      Future Events. The materiality of facts relating to the possible occurrence of future events depends on the likelihood that the event will occur and the significance of the event if it does occur.

      Illustrations. The following list, though not exhaustive, illustrates the types of matters that might be considered material: a joint venture, merger or acquisition; the declaration or omission of dividends; the acquisition or loss of a significant contract; a change in control or a significant change in management; a call of securities for redemption; the borrowing of a significant amount of funds; the purchase or sale of a significant asset; a significant change in capital investment plans; a significant labor dispute or disputes with subcontractors or suppliers; an event requiring a company to file a current report on Form 8-K with the SEC; establishment of a program to make purchases of the company's own shares; a tender offer for another company's securities; an event of technical default or default on interest and/or

                                      4-4
      principal payments; advance knowledge of an upcoming publication that is expected to affect the market price of the stock.

      These illustrations are equally applicable to Price Associates as a public company and should serve as examples of the types of matters that employees should not discuss with persons outside the firm. Remember, even though you may have no intent to violate any federal securities law, an offhand comment to a friend might be used unbeknownst to you by such friend to effect purchases or sales of Price Associates' stock. If such transactions were discovered and your friend were prosecuted, your status as an informant or "tipper" would directly involve you in the case.

Non-Public Vs. Public Information. Any information which is not "public" is deemed to be "non-public." Just as an investor is permitted to trade on the basis of information that is not material, he or she may also trade on the basis of information that is public. Information is considered public if it has been disseminated in a manner making it available to investors generally. An example of non-public information would include material information provided to a select group of analysts but not made available to the investment community at large. Set forth below are a number of ways in which non-public information may be made public.

      Disclosure to News Services and National Papers. The U.S. stock exchanges require exchange-traded issuers to disseminate material, non-public information about their companies to: (1) the national business and financial newswire services (Dow Jones and Reuters); (2) the national service (Associated Press); and (3) The New York Times and The Wall Street Journal.

      Local Disclosure. An announcement by an issuer in a local newspaper might be sufficient for a company that is only locally traded, but might not be sufficient for a company that has a national market.

      Information in SEC Reports. Information contained in reports filed with the SEC will be deemed to be public.

      Information in Brokerage Reports. Information published in bulletins and research reports disseminated by brokerage firms will, as a general matter, be deemed to be public.

If Price Associates is in possession of material, non-public information with respect to a security before such information is disseminated to the public (i.e., such as being disclosed in one of the public media described above), Price Associates and its employees must wait a sufficient period of time after the information is first publicly released before trading or initiating transactions to allow the information to be fully disseminated.

Concept of Possession. It is important to note that the SEC takes the position that the law regarding insider trading prohibits any person from trading in a security in violation of a duty of trust and confidence while in possession of material, non-public information regarding the security. This is in contrast to trading on the basis of the material, non-public information. To

                                      4-5
illustrate the problems created by the use of the "possession" standard, as opposed to the "caused" standard, the following three examples are provided:

      First, if the investment committee to a Price mutual fund were to obtain material, non-public information about one of its portfolio companies from a Price equity research analyst, that fund would be prohibited from trading in the securities to which that information relates. The prohibition would last until the information is no longer material or non-public.

      Second, if the investment committee to a Price mutual fund obtained material, non-public information about a particular portfolio security but continued to trade in that security, then the committee members, Price Associates, and possibly management personnel might be liable for insider trading violations.

      Third, even if the investment committee to the Fund does not come into possession of the material, non-public information known to the equity research analyst, if it trades in the security, it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

Tender Offers. Tender offers are subject to particularly strict regulation under the securities laws. Specifically, trading in securities which are the subject of an actual or impending tender offer by a person who is in possession of material, non-public information relating to the offer is illegal, regardless of whether there was a breach of fiduciary duty. Under no circumstances should you trade in securities while in possession of material, non-public information regarding a potential tender offer.

Procedures to be Followed When Receiving Material, Non-Public Information.

Whenever an employee comes into possession of material, non-public information, he or she should immediately contact the Legal Department and refrain from disclosing the information to anyone else, including persons within Price Associates, unless specifically advised to the contrary.

Specifically, employees may not:

      . Trade in securities to which the material, non-public information relates;

      .   Disclose the information to others;

      . Recommend purchases or sales of the securities to which the information relates.

If the Legal Department determines that the information is material and non-public, it will decide whether to:

      . Place the security on a Watch List ("Watch List") and restrict the flow of the information to others within Price Associates in order to allow Price Associates'

                                      4-6
          investment personnel to continue their ordinary investment activities. This procedure is commonly referred to as a Chinese Wall; or

      . Place the security on a Restricted List ("Restricted List") in order to prohibit trading in the security by both clients and employees.

The Watch List is highly confidential and should, under no circumstances, be disseminated to anyone except authorized personnel in the Legal Department. The Restricted List is also highly confidential and should, under no circumstances, be disseminated to anyone outside Price Associates.

The employee whose possession of or access to inside information has caused the inclusion of an issuer on the Watch List may never trade or recommend the trade of the securities of that issuer without the specific prior approval of the Legal Department.

If an employee receives a private placement memorandum and the existence of the private offering and/or the contents of the memorandum is material and non-public, the employee should contact the Legal Department for a determination of whether the issuer should be placed on the Watch or Restricted List.

Specific Procedures Relating to the Safeguarding of Inside Information.

      To ensure the integrity of the Chinese Wall, and the confidentiality of the Restricted List, it is important that all employees take the following steps to safeguard the confidentiality of material, non-public information:

      . Do not discuss confidential information in public places such as elevators, hallways or social gatherings;

      . To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to employees with a business need for being in the area;

      . Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

      . Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects;

      . Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use; and

      . Destroy copies of confidential documents no longer needed for a project.

                                      4-7

Price Associates has adopted specific written procedures, Procedures Pertaining to the Administration of the Statement of Policy on Material, Inside (Non-Public) Information ("Procedures") to deal with those situations where employees of the firm are in possession of material, non-public information with respect to securities which may be in or are being considered for inclusion in the portfolios of clients managed by other areas of the firm and when tender offer financing information is received. These Procedures also describe the procedures for managing relationship conflicts in the municipal area. These Procedures have been designed to isolate and keep confidential material, non-public information known to one investment group or employee from the remainder of the firm. They are considered a part of this Statement and will be distributed to all appropriate personnel.

Education Program. While the probability of research analysts and portfolio managers being exposed to material, non-public information with respect to companies considered for investment by clients is greater than that of other employees, it is imperative that all employees have a full understanding of this Statement, particularly since the insider trading restrictions also apply to transactions in the stock of Price Associates.

To ensure that all employees are properly informed of and understand Price Associates' policy with respect to insider trading, the following program has been adopted.

      Initial Review for New Employees. All new employees will be given a copy of the Code, which includes this Statement, at the time of their employment and will be required to certify that they have read it. A representative of the Legal Department will review the Statement with each new portfolio manager, research analyst, and trader, as well as with any person who joins the firm as a vice president of Price Associates, promptly after his or her employment.

      Distribution of Statement. Any time this Statement is materially revised, copies will be distributed to all employees.

      Annual Review with Research Analysts, Counselors and Traders. A representative of the Legal Department will review this Statement at least annually with portfolio managers, research analysts, and traders.

      Annual Confirmation of Compliance. All employees will be asked to confirm their understanding of and adherence to this Statement on an annual basis.

Questions. If you have any questions with respect to the interpretation or application of this Statement, you are encouraged to discuss them with your immediate supervisor or the Legal Department.

March, 2000

                                      4-8

                        T. ROWE PRICE ASSOCIATES, INC.
                              STATEMENT OF POLICY
                                      ON
                            SECURITIES TRANSACTIONS

BACKGROUND INFORMATION.

        Legal Requirement. In accordance with the requirements of the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940 and the Insider Trading and Securities Fraud Enforcement Act of 1988, T. Rowe Price Associates, Inc. ("Price Associates") and the mutual funds ("TRPA Funds") which it manages have adopted this Statement of Policy on Securities Transactions ("Statement"). Both Rowe Price-Fleming International, Inc. ("RPFI") and
        T. Rowe Fleming Asset Management Limited ("TRFAM") have also adopted Statements of Policy on Securities Transactions. Funds sponsored and managed by Price Associates or RPFI will be referred to as the "Price Funds."

        Price Associates' Fiduciary Position. As an investment adviser, Price Associates is in a fiduciary position which requires it to act with an eye only to the benefit of its clients, avoiding those situations which might place, or appear to place, the interests of Price Associates or its officers, directors and employees in conflict with the interests of clients.

        Purpose of Statement. The Statement was developed to help guide Price Associates' employees and independent directors and the independent directors of the Price Funds in the conduct of their personal investments and to:

        . eliminate the possibility of a transaction occurring that the Securities and Exchange Commission or other regulatory bodies would view as illegal, such as Front Running (see definition below);

        . avoid situations where it might appear that Price Associates or the Price Funds or any of their officers, directors or employees had personally benefited at the expense of a client or fund shareholder or taken inappropriate advantage of their fiduciary positions; and

        . prevent, as well as detect, the misuse of material, non-public information.

        Employees and the independent directors of Price Associates and the Price Funds are urged to consider the reasons for the adoption of this Statement. Price Associates' and the Price Funds' reputations could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of Price Associates and the independent directors of the Price Funds.

                                      4-1

        Front Running. Front Running is illegal. It is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices effected by client transactions.

PERSONS SUBJECT TO STATEMENT. The provisions of this Statement apply as described below to the following persons and entities. Each person and entity is classified as either an Access Person or a Non-Access Person as described below. The provisions of this Statement may also apply to an Access Person's or Non-Access Person's spouse, minor children, and certain other relatives, as further described on page 4-4 of this Statement. Access Persons are subject to all provisions of this Statement. Non-Access Persons are subject to the general principles of the Statement and its reporting requirements, but are exempt from prior clearance requirements except for transactions in Price Associates' stock. The persons and entities covered by this Statement are:

        Price Associates. Price Associates, each of its subsidiaries and their retirement plans, and the Price Associates Employee Partnerships.

        Personnel. Each officer, inside director and employee of Price Associates and its subsidiaries, including T. Rowe Price Investment Services, Inc., the principal underwriter of the Price Funds.

        Certain Temporary Workers.  These workers include:

        . All temporary workers hired on the Price Associates payroll ("TRPA Temporaries");

        . All agency temporaries whose assignments at Price Associates exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

        . All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period and whose work is closely related to the ongoing work of Price Associates' employees (versus project work that stands apart from ongoing work); and

        . Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

        RPFI Personnel. As stated in the first paragraph, a Statement of Policy on Securities Transactions has been adopted by RPFI. Under that Statement, all RPFI personnel (officers, directors and employees) stationed in Baltimore will be subject to this Statement.

        TRFAM Personnel. As stated in the first paragraph, a Statement of Policy on Securities Transactions has been adopted by TRFAM. Under that Statement, all TRFAM personnel

                                      4-2

        (officers, directors, and employees) stationed in Baltimore will be subject to this Statement.

        Retired Employees. Retired employees of Price Associates who continue to receive investment research information from Price Associates.

INDEPENDENT DIRECTORS OF PRICE ASSOCIATES AND THE PRICE FUNDS. The independent directors of Price Associates include those directors of Price Associates who are neither officers nor employees of Price Associates. The independent directors of the Price Funds include those directors of the Price Funds who are not deemed to be "interested persons" of Price Associates.

Although subject to the general principles of this Statement, including the definition of "beneficial ownership," independent directors are subject only to modified reporting requirements. The independent directors of the Price Funds are exempt from prior clearance requirements. The independent directors of Price Associates are exempt from the prior clearance requirements except for Price Associates' stock.

ACCESS PERSONS. Certain persons and entities are classified as "Access Persons" under the Code. The term "Access Person" means:

        .   Price Associates;

        . any officer (vice president or above) or director (excluding independent directors) of Price Associates or the Price Funds;

        . any employee of Price Associates or the Price Funds who, in connection with his or her regular functions or duties, makes, participates in, or obtains or has access to information regarding the purchase or sale of securities by a Price Fund or other advisory client, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

        . any person in a control relationship to Price Associates or a Price Fund who obtains or has access to information concerning recommendations made to a Price Fund or other advisory client with regard to the purchase or sale of securities by the Price Fund or advisory client.

        All Access Persons are notified of their status under the Code.

        Investment Personnel. An Access Person is further identified as "Investment Personnel" if, in connection with his or her regular functions or duties, he or she "makes or participates in making recommendations regarding the purchase or sale of securities" by a Price Fund or other advisory client.

        The term "Investment Personnel" includes, but is not limited to:

                                      4-3

     . those employees who are authorized to make investment decisions or to recommend securities transactions on behalf of the firm's clients (investment counselors and members of the mutual fund advisory committees);

     .    research and credit analysts; and

     .    traders who assist in the investment process.

     All Investment Personnel are deemed Access Persons under the Code. All Investment Personnel are notified of their status under the Code. Investment Personnel are prohibited from investing in initial public offerings.

NON-ACCESS PERSONS. Persons who do not fall within the definition of Access Persons are deemed "Non-Access Persons".

QUESTIONS ABOUT THE STATEMENT. You are urged to seek the advice of the Chairperson of the Ethics Committee when you have questions as to the application of this Statement to individual circumstances.

TRANSACTIONS SUBJECT TO STATEMENT. Except as provided below, the provisions of this Statement apply to transactions that fall under either one of the following two conditions:

First, you are a "beneficial owner" of the security under the Rule 16a-1 of the Securities Exchange Act of 1934 ("Exchange Act"), as defined below.

Second, if you control or direct securities trading for another person or entity, those trades are subject to this Statement even if you are not a beneficial owner of the securities. For example, if you have an exercisable trading authorization of an unrelated person's or entity's brokerage account, or are directing another person's or entity's trades, those transactions will be subject to this Statement to the same extent your personal trades would be, unless exempted as described below.

Definition of Beneficial Owner. A "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

     . securities held by members of the person's immediate family sharing the same household, although the presumption of beneficial ownership may be rebutted;

     . a person's interest in securities held by a trust, which may include both trust beneficiaries or trustees with investment control;

                                      4-4

     . a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable;

     . a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

     . certain performance-related fees other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; and

     . a person's right to dividends that is separated or separable from the underlying securities. Otherwise, right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial ownership in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

Requests for Exemptions. If you have beneficial ownership of a security, any transaction involving that security is presumed to be subject to the relevant requirements of this Statement, unless you have no control over the transaction. Such a situation may arise, for example, if you have delegated investment authority to an independent investment adviser, or your spouse has an independent trading program in which you have no input. Similarly, if your spouse has investment control over, but no beneficial ownership in, an unrelated account, an exemption may be appropriate.

If you are involved in an investment account for a family situation, trust, partnership, corporation, etc., which you feel should not be subject to the Statement's relevant prior approval and/or reporting requirements, you should submit a written request for clarification or exemption to Baltimore Legal/Compliance (Attn. D. Jones). Any such request for clarification or exemption should name the account, your interest in the account, the persons or firms responsible for its management, and the basis upon which the exemption is being claimed. Exemptions are not self-executing; any exemption must be granted through Baltimore Legal/Compliance.

TRANSACTIONS IN STOCK OF PRICE ASSOCIATES. Because Price Associates is a public company, ownership of its stock subjects its officers, inside and independent directors, and employees to special legal requirements under the Federal securities laws. Each officer, director and employee is responsible for his or her own compliance with these requirements. In connection with these legal requirements, Price Associates has adopted the following rules and procedures:

                                      4-5

        Independent Directors of Price Funds. The independent directors of the Price Funds are prohibited from owning the stock of Price Associates.

        Quarterly Earnings Report. Generally, all employees and independent directors of Price Associates must refrain from initiating transactions in Price Associates' stock in which they have a beneficial interest from the sixth trading day following the end of the quarter (or such other date as management shall from time to time determine) until the third trading day following the public release of earnings. Employees and independent directors will be notified in writing through the Office of the Secretary of Price Associates ("Secretary") from time to time as to the controlling dates.

        Prior Clearance. Employees and independent directors of Price Associates are required to obtain clearance prior to effecting any proposed transaction (including gifts and transfers) involving shares of Price Associates' stock owned beneficially or through the Employee Stock Purchase Plan. Requests for prior clearance must be in writing on the form entitled, "Notification of Proposed Transaction" (available from Corporate Records Department) and be submitted to the Secretary who is responsible for processing and maintaining the records of all such requests. This would include sales of stock purchased through Price Associates Employee Stock Purchase Plan ("ESPP"). Purchases effected through the ESPP are automatically reported to the Secretary. Receiving prior clearance does not relieve employees and independent directors of Price Associates from conducting their personal securities transactions in full compliance with the Code, including its prohibition on trading while in possession of material, inside information. Transactions in Price Associates' stock are subject to the 60-Day Rule except for transactions effected through the ESPP and certain options exercises. See p. 4-18.

               ============================================================

               All employees and independent directors of Price Associates must obtain prior clearance of any transaction involving Price Associates' stock from the Office of the Secretary of Price Associates.

               ============================================================

        Initial Disclosure of Holdings. Each new employee must report to the Secretary any shares of Price Associates' stock of which he or she has beneficial ownership no later than 10 days after his or her starting date of employment.

        Dividend Reinvestment Plans. Purchases of Price Associates' stock owned outside of the ESPP and effected through a dividend reinvestment plan need not receive prior clearance if the Secretary's office has been previously notified by the employee that he or she will be participating in that plan. Reporting of transactions effected through that plan need only be made quarterly, except that employees who are subject to Section 16 of the Securities Exchange Act of 1934 reporting must report such transactions monthly.

        Effectiveness of Prior Clearance. Prior clearance of transactions in Price Associates' stock is effective for five (5) business days from and including the date the clearance is

                                      4-6
        granted, unless (i) advised to the contrary by the Secretary prior to the proposed transaction, or (ii) the person receiving the approval comes into possession of material, non-public information concerning the firm. If the proposed transaction in Price Associates' stock is not executed within this time period, a new clearance must be obtained.

        Reporting of Disposition of Proposed Transaction. Covered persons must notify the Secretary of the disposition (whether the proposed transaction was effected or not) of each transaction involving shares of Price Associates' stock owned directly within two business days of its execution, or within seven business days of the date of prior clearance, if not executed.

        Insider Reporting and Liability. Under current rules, certain officers, directors and 10% stockholders of a publicly traded company ("Insiders") are subject to the requirements of Section 16. Insiders include the directors and certain managing directors of Price Associates.

        SEC Reporting. There are three reporting forms which insiders are required to file with the SEC to report their purchase, sale and transfer transactions in, and holdings of, Price Associates' stock. Although the Secretary will provide assistance in complying with these requirements as an accommodation to insiders, it remains the legal responsibility of each insider to assure that the applicable reports are filed in a timely manner.

          . Form 3. The initial ownership report by an insider is required to be filed on Form 3. This report must be filed within ten days after a person becomes an insider (i.e., is elected as a director or appointed as managing director) to report all current holdings of Price Associates' stock. Following the election or appointment of an insider, the Secretary will deliver to the insider a Form 3 for appropriate signatures and will file such Form with the SEC.

          . Form 4. Any change in the insider's ownership of Price Associates' stock must be reported on a Form 4 unless eligible for deferred reporting on year-end Form 5. The Form 4 is due by the 10th day following the end of the month in which the ownership change occurred. Following receipt of the Notice of Disposition of the proposed transaction, the Secretary will deliver to the insider a Form 4, as applicable, for appropriate signatures and will file such Form with the SEC.

          . Form 5. Any transaction or holding which is exempt from reporting on Form 4, such as option exercises, small purchases of stock, gifts, etc. may be reported on a deferred basis on Form 5 within 45 days after the end of the calendar year in which the transaction occurred. No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

          Liability for Short-Swing Profits. Under Federal securities laws, profit realized by certain officers, as well as directors and 10% stockholders of a company (including

                                      4-7

          Price Associates) as a result of a purchase and sale (or sale and purchase) of stock of the company within a period of less than six months must be returned to the firm upon request.

     Office of Thrift Supervision ("OTS") Reporting. Price Associates is the holding company of T. Rowe Price Savings Bank, which is regulated by the OTS. OTS regulations require that the Managing Directors of Price Associates, as well as any vice president in charge of any Price Associates' affiliate, file reports regarding their personal holdings of the stock of Price Associates and of the stock of any non-affiliated savings banks or savings and loan holding companies. Although the Secretary will provide assistance in complying with these requirements as an accommodation, it remains the responsibility of each person required to file such reports to ensure that such reports are filed in a timely manner.

PRIOR CLEARANCE REQUIREMENTS (OTHER THAN PRICE ASSOCIATES' STOCK) FOR ACCESS PERSONS.

All Access Persons must obtain prior clearance before directly or indirectly initiating, recommending, or in any way participating in, the purchase or sale of a security in which the Access Person has, or by reason of such transaction may acquire, any beneficial interest or which he or she controls, unless exempted below. Non-Access Persons are not required to obtain prior clearance before engaging in any securities transactions, except for transaction in Price Associates' stock.


              =============================================================
               All employees and independent directors of Price Associates must obtain prior clearance of any transaction involving Price Associates' stock from the Office of the Secretary of Price Associates.
              =============================================================

Where required, prior clearance must be obtained regardless of whether the transaction is effected through TRP Brokerage or through an unaffiliated broker/dealer. Receiving prior clearance does not relieve Access Persons from conducting their personal securities transactions in full compliance with the Code, including its prohibition on trading while in possession of material, inside information, and with applicable law, including the prohibition on Front Running (see page 4-1 for definition of Front Running). Please note that the prior clearance procedures do not check compliance with the 60-Day Rule (p. 4-17).

TRANSACTIONS (OTHER THAN IN PRICE ASSOCIATES' STOCK) EXEMPT FROM PRIOR CLEARANCE. The following transactions are exempt from the prior clearance requirements:

          Mutual Funds and Variable Insurance Products. Purchases or redemptions of shares of any open-end investment companies, including the Price Funds, and variable insurance products.

                                      4-8

          Unit Investment Trusts. Purchases or sales of shares in unit investment trusts.

          U.S. Government Obligations. Purchases or sales of direct obligations of the U.S. Government.

          Pro Rata Distributions. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

          Mandatory Tenders. Purchases and sales of securities pursuant to a mandatory tender offer.

          Spousal Payroll Deduction Plans. Purchases by an Access Person's spouse pursuant to a payroll deduction plan, provided the Compliance Department has been previously notified by the Access Person that the spouse will be participating in the payroll deduction plan.

          Exercise of Stock Option of Corporate Employer by Spouse. Transactions involving the exercise by an Access Person's spouse of a stock option issued by the corporation employing the spouse.

          Dividend Reinvestment Plans. Purchases effected through an established Dividend Reinvestment Plan ("DRP"), provided the Compliance Department is first notified by the Access Person that he or she will be participating in the DRP. An Access Person's purchase of share(s) of the issuer to initiate participation in the DRP or an Access Person's purchase of shares in addition to those purchased with dividends (a "Connected Purchase") and any sale of shares from the DRP must receive prior clearance.

          Systematic Investment Plans. Purchases effected through a systematic investment plan involving the automatic investment of a set dollar amount on predetermined dates, provided the Compliance Department has been previously notified by the Access Person that he or she will be participating in the plan. An Access Person's purchase of securities of the issuer to initiate participation in the plan and any sale of shares from such a plan must receive prior clearance.

          Inheritances. The acquisition of securities through inheritance.

          Gifts. The giving of or receipt of a security as a gift.

PROCEDURES FOR OBTAINING PRIOR CLEARANCE (OTHER THAN PRICE ASSOCIATES' STOCK) FOR ACCESS PERSONS. All Access Persons should follow the procedures set forth below before engaging in the transactions described.

                                      4-9

     Procedures For Obtaining Prior Clearance For Initial Public Offerings ("IPOs"):

          Non-Investment Personnel. Access Persons who are not Investment Personnel ("Non-Investment Personnel") may purchase securities that are the subject of an IPO only if prior written approval has been obtained from the Chairperson of the Ethics Committee or his or her designee ("Designee"), which may include N. Morris, S. McCafferty or
          A. Brooks. An IPO is an offering of securities registered under the Securities Act of 1933 when the issuer of the securities, immediately before the registration, was not subject to certain reporting requirements of the Securities Exchange Act of 1934.

          In considering such a request for approval, the Chairperson will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. The Chairperson will also determine whether the following conditions have been met:

          1. The purchase is made through the Non-Investment Personnel's regular broker;

          2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account; and

          3. The transaction otherwise meets the requirements of the NASD's rules on free riding and withholding.

     Non-Investment Personnel will not be permitted to purchase shares in an IPO if any of the firm's clients are prohibited from doing so. Therefore, Non-Investment Personnel must check with the Equity Trading Desk the day the offering is priced before purchasing in the IPO. This prohibition will remain in effect until the firm's clients have had the opportunity to purchase in the secondary market once the underwriting is completed -- commonly referred to as the aftermarket.

          Investment Personnel. Investment Personnel may not purchase securities in an IPO.

          Non-Access Persons. Although Non-Access Persons are not required to receive prior clearance before purchasing shares in an IPO, any Non-Access Person who is a registered representative of Investment Services should be aware that NASD rules may restrict his or her ability to buy shares in a "hot issue," which is a new issue that trades at a premium in the secondary market whenever that trading commences.

     Procedures For Obtaining Prior Clearance For Private Placements. Access Persons may not invest in a private placement of securities, including the purchase of limited partnership interests, unless prior written approval has been obtained from the Chairperson of the Ethics Committee or a Designee. In considering such a request for approval, the Chairperson will determine whether the investment opportunity (private placement) should be reserved for the firm's clients, and whether the opportunity is being offered to the

                                     4-10

     Access Person by virtue of his or her position with the firm. The Chairperson will also secure, if appropriate, the approval of the proposed transaction from the chairperson of the applicable investment steering committee.

          Continuing Obligation. An Access Person who has received approval to invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the Chairperson of the Ethics Committee and to the chairperson of the appropriate investment steering committee.

     Procedures For Obtaining Prior Clearance For All Other Securities Transactions. Requests for prior clearance by Access Persons for all other securities transactions requiring prior clearance may be made orally, in writing, or by electronic mail (e-mail address "Personal Trades," which appears under "Trades" in the electronic mail address book) to the Equity Trading Department of Price Associates, which will be responsible for processing and maintaining the records of all such requests. All requests must include the name of the security, the number of shares or amount of bond involved, whether a foreign security is involved, and the nature of the transaction, i.e., whether the transaction is a purchase, sale or short sale. Responses to all requests will be made by the Trading Department documenting the request and its approval/disapproval.

     Requests will normally be processed on the same day; however, additional time may be required for prior clearance of transactions in foreign securities.

     Effectiveness of Prior Clearance. Prior clearance of a securities transaction is effective for three (3) business days from and including the date the clearance is granted, regardless of the time of day when clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained

REASONS FOR DISALLOWING ANY PROPOSED TRANSACTION. A proposed securities transaction will be disapproved by the Trading Department and/or the Chairperson of the Ethics Committee if:

          Pending Client Orders. Orders have been placed by Price Associates or RPFI to purchase or sell the security.

          Purchases and Sales Within Seven (7) Calendar Days. The security has been purchased or sold by any client of Price Associates or, in the case of a foreign security, for any client of either Price Associates or RPFI, within seven calendar days immediately prior to the date of the proposed transaction. For example, if a client transaction occurs on Monday, an Access Person may not purchase or sell that security until Tuesday of the following week. If all clients have eliminated their holdings in a particular security, the seven-day restriction is not applicable to an Access Person's transactions in that security.

                                     4-11

          Approved Company Rating Changes. A change in the rating of an approved company as reported in the firm's Daily Research News has occurred within seven (7) calendar days immediately prior to the date of the proposed transaction. Accordingly, trading would not be permitted until the eighth (8) calendar day.

          Securities Subject to Internal Trading Restrictions. The security is limited or restricted by Price Associates or RPFI as to purchase or sale for client accounts.

Requests for Waivers of Prior Clearance Denials. If an Access Person's request for prior clearance has been denied, he or she may apply to the Chairperson of the Ethics Committee for a waiver. All such requests must be in writing and must fully describe the basis upon which the waiver is being requested. Waivers are not routinely granted.

BROKERAGE CONFIRMATIONS AND PERIODIC ACCOUNT STATEMENTS. All Access Persons and Non-Access Persons must request broker-dealers executing their transactions to send to the attention of Compliance, Legal Department, T. Rowe Price Associates, Inc., P.O. Box 17218, Baltimore, Maryland 21297-1218 a duplicate confirmation with respect to each and every reportable transaction, including Price Associates' stock, and a copy of all periodic statements for all securities accounts in which the Access Person or Non-Access Person is considered to have beneficial ownership and/or control (see Page 4-4 for a discussion of beneficial ownership and control concepts).

NOTIFICATION OF BROKER/DEALER ACCOUNTS. All Access Persons and Non-Access Persons must give written notice to Baltimore Legal/Compliance before opening or trading in a securities account with any broker/dealer, including TRP Brokerage.

     New Employees. New employees must give written notice to Baltimore Legal/Compliance of any existing securities accounts maintained with any broker/dealer when joining the firm (no later than 10 days after the starting date).

     Officers, Directors and Registered Representatives of Investment Services. The NASD requires each associated person of T. Rowe Price Investment Services, Inc. to:

     . Obtain approval from Investment Services (request should be in writing and be directed to Baltimore Legal/Compliance) before opening or placing the initial trade in a securities account with any broker/dealer; and

     . Provide the broker/dealer with written notice of his or her association with Investment Services.

TRANSACTION REPORTING REQUIREMENTS (OTHER THAN PRICE ASSOCIATES' STOCK TRANSACTIONS). All Access Persons and Non-Access Persons must report all securities transactions unless the transaction is exempted from reporting below.

                                     4-12

     Transactions Exempt From Reporting. The following transactions are exempt from the reporting requirements:

          Mutual Funds and Variable Insurance Products. The purchase or redemption of shares of any open-end investment companies, including the Price Funds, and variable insurance products, except that any employee who serves as the president or executive vice president of a Price Fund must report his or her beneficial ownership or control of shares in that Fund to Baltimore Legal/Compliance through electronic mail to Dottie Jones.

          Stock Splits and Similar Acquisitions. The acquisition of additional shares of existing corporate holdings through the reinvestment of income dividends and capital gains in mutual funds, stock splits, stock dividends, exercise of rights, exchange or conversion.

          U.S. Government Obligations. Purchases or redemptions of direct obligations of the U.S. Government.

          Dividend Reinvestment Plans. The purchase of securities with dividends effected through an established DRP. If, however, a Connected Purchase or a sale must receive prior clearance (see p. 4-9), that transaction must also be reported.

     Transactions That Must Be Reported. Other than the transactions specified above as exempt, all Access Persons and Non-Access Persons are required to file a report of the following securities transactions:

          Cleared Transactions. Any transaction that is subject to the prior clearance requirements, including purchases in initial public offerings and private placement transactions. Although Non-Access Persons are not required to receive prior clearance for securities transactions (other than Price Associates' stock), they must report any transaction that would have been required to be prior cleared by an Access Person.

          Unit Investment Trusts. The purchase or sale of shares of a Unit Investment Trust.

          Pro Rata Distributions. Purchase effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

          Inheritances. Acquisition of securities through inheritance.

          Gifts.  Acquisition or disposition of securities by gift.

          Mandatory Tenders. Purchases and sales of securities pursuant to a mandatory tender offer.

                                     4-13

          Spousal Payroll Deduction Plans/Spousal Stock Option. Transactions involving the purchase or exchange of securities by the spouse of an Access Person or Non-Access Person pursuant to a payroll deduction plan or the exercise by the spouse of an Access Person or Non-Access Person of a stock option issued by the spouse's employer. Reporting of spousal payroll deduction plan transactions need only be made quarterly; reporting of a spousal Stock Option exercise must be made within ten days of the exercise.

          Systematic Investment Plans. Transactions involving the purchase of securities by an Access Person or Non-Access Person pursuant to a systematic investment plan. Reporting of Systematic Investment Plan transactions need only be made quarterly.

     Report Form. If the executing broker/dealer provides a confirmation or similar statement directly to Baltimore Legal/Compliance, you do not need to make a further report. All other transactions must be reported on the form designated "T. Rowe Price Associates, Inc. Employee's Report of Securities Transactions," a supply of which is available from Baltimore Legal/Compliance.

     When Reports are Due. You must report a securities transaction within ten
     (10) days after the trade date or within (10) days after the date on which you first gain knowledge of the transaction (for example, a bequest) if this is later. Reporting of transactions involving either systematic investment plans or the purchase of securities by a spouse pursuant to a payroll deduction plan, however, may be reported quarterly.

TRANSACTION REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF PRICE ASSOCIATES AND THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS. The independent directors of Price Associates and the independent directors of the Price Funds are subject to the same reporting requirements as Access Persons and Non-Access Persons except that reports need only be filed quarterly. Specifically: (1) a report for each securities transaction must be filed with Baltimore/Legal Compliance no later than ten (10) days after the end of the calendar quarter in which the transaction was effected; and (2) a report must be filed for each quarter, regardless of whether there have been any reportable transactions. Baltimore/Legal Compliance will send the independent directors of Price Associates and the Price Funds a reminder letter and reporting form approximately ten days prior to the end of each calendar quarter.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES TRANSACTIONS. These rules vary in their applicability depending upon whether you are an Access Person.

The following rules apply to all Access Persons and Non-Access Persons and, where indicated, to the independent directors of Price Associates and the Price Funds.

     Dealing with Clients. Access Persons, Non-Access Persons and the independent directors of Price Associates and the Price Funds may not, directly or indirectly, sell to or purchase

                                     4-14
     from a client any security. This prohibition does not preclude the purchase or redemption of shares of any mutual fund that is a client of Price Associates.

     Client Investment Partnerships.

          Co-Investing. Access Persons and Non-Access Persons, including employee partnerships, and the independent directors of Price Associates and the Price Funds are not permitted to co-invest in client investment partnerships of Price Associates, RPFI, or their affiliates, such as Strategic Partners, Threshold, and International Partners.

          Direct Investment. The independent directors of the Price Funds are not permitted to invest as limited partners in client investment partnerships of Price Associates, RPFI, or their affiliates.

     Investment Clubs. These restrictions vary depending upon the person's status, as follows:

          Non-Access Persons. A Non-Access Person may form or participate in a stock or investment club without approval of the Chairperson of the Ethics Committee. Only transactions in Price Associates' stock are subject to prior clearance requirements. Club transactions must be reported just as the Non-Access Person's individual trades are reported.

          Access Persons. An Access Person may not form or participate in a stock or investment club unless prior written approval has been obtained from the Chairperson of the Ethics Committee. All transactions by such a stock or investment club in which an Access Person has beneficial ownership or control are subject to the same prior clearance and reporting requirements applicable to an individual Access Person's trades. However, if the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions, he or she may request the waiver of prior clearance requirements of the club's transactions (except for transactions in Price Associates' stock) from the Chairperson of the Ethics Committee as part of the approval process.

     Margin Accounts. While brokerage margin accounts are discouraged, you may open and maintain margin accounts for the purchase of securities provided such accounts are with brokerage firms with which you maintain a regular brokerage account.

     Trading Activity. You are discouraged from engaging in a pattern of securities transactions which either:

          . Is so excessively frequent as to potentially impact your ability to carry out your assigned responsibilities, or

          . Involves securities positions that are disproportionate to your net assets.

                                     4-15

          At the discretion of the Chairperson of the Ethics Committee, written notification of excessive trading may be sent to your supervisor.

The following rules apply only to Access Persons:

     Large Company Exemption. Although subject to prior clearance, transactions involving securities in certain large companies, within the parameters set by the Ethics Committee (the "Exempt List"), will be approved under normal circumstances, as follows:

          Transactions Involving Exempt List Securities. This exemption applies to transactions involving no more than $20,000 or the nearest round lot (even if the amount of the transaction marginally exceeds $20,000) per security per week in securities of companies with market capitalizations of $5 billion or more, unless the rating on the security as reported in the firm's Daily Research News has been changed to a 1 or a 5 within the seven (7) calendar days immediately prior to the date of the proposed transaction. If such a rating change has occurred, the exemption is not available.

          Transactions Involving Options on Exempt List Securities. Access Persons may not purchase uncovered put options or sell uncovered call options unless otherwise permitted under the "Options and Futures" discussion on p. 4-16. Otherwise, in the case of options on an individual security on the Exempt List (if it has not had a prohibited rating change), an Access Person may trade the greater of 5 contracts or sufficient option contracts to control $20,000 in the underlying security; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying security. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying security.

     These parameters are subject to change by the Ethics Committee.

     Exchange-Traded Index Options. Although subject to prior clearance, an Access Person's transactions involving exchange-traded index options, within the parameters set by the Ethics Committee, will be approved under normal circumstances. Generally, an Access Person may trade the greater of 5 contracts or sufficient contracts to control $20,000 in the underlying securities; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying securities. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying security.

     These parameters are subject to change by the Ethics Committee.

     Client Limit Orders. The Equity Trading Desk may approve an Access Person's proposed trade even if a limit order has been entered for a client for the same security, if:

                                     4-16

          .    The Access Person's trade will be entered as a market order; and

          . The client's limit order is 10% or more away from the market at the time of approval of the Access Person's trade.

     Options and Futures. Please consult the specific section on Exchange-Traded Index Options (p. 4-16) for transactions in those options.

        ======================================================================

        Before engaging in options and future transactions, Access Persons should understand the impact that the 60-Day Rule may have upon their ability to close out a position with a profit (see page 4-17).

        ======================================================================

          Options and Futures on Securities and Indices Not Held by Price Associates' or RPFI's Clients. There are no specific restrictions with respect to the purchase, sale or writing of put or call options or any other option or futures activity, such as multiple writings, spreads and straddles, on securities of companies (and options or futures on such securities) which are not held by any of Price Associates' or RPFI's clients.

          Options on Securities of Companies Held by Price Associates' or RPFI's Clients. With respect to options on securities of companies which are held by any of Price Associates' or RPFI's clients, it is the firm's policy that an Access Person should not profit from a price decline of a security owned by a client (other than an Index account). Therefore, an Access Person may: (i) purchase call options and sell covered call options and (ii) purchase covered put options and sell put options. An Access Person may not purchase uncovered put options or sell uncovered call options, even if the issuer of the underlying securities is included on the Exempt List, unless purchased in connection with other options on the same security as part of a straddle, combination or spread strategy which is designed to result in a profit to the Access Person if the underlying security rises in or does not change in value. The purchase, sale and exercise of options are subject to the same restrictions as those set forth with respect to securities, i.e., the option should be treated as if it were the common stock itself.

          Other Options and Futures Held by Price Associates' or RPFI's Clients. Any other option or futures transaction with respect to domestic or foreign securities held by any of Price Associates' clients or with respect to foreign securities held by RPFI's clients will be approved or disapproved on a case-by-case basis after due consideration is given as to whether the proposed transaction or series of transactions might appear to or actually create a conflict with the interests of any of Price Associates' or RPFI's clients. Such transactions include transactions in futures and options on futures involving financial instruments regulated solely by the CFTC.

                                     4-17

     Short Sales. Short sales by Access Persons are subject to prior clearance. In addition, Access Persons may not sell any security short which is owned by any client of Price Associates or RPFI, except that short sales may be made "against the box" for tax purposes. A short sale "against the box" is one in which the seller owns an amount of securities equivalent to the number he or she sells short. All short sales, including short sales against the box, are subject to the 60-Day Rule described below.

     The 60-Day Rule. Access Persons are prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days. An "equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security. Thus, for example, the rule prohibits options transactions on or short sales of a security within 60 days of its purchase. In addition, the rule applies regardless of the Access Person's other holdings of the same security or whether the Access Person has split his or her holdings into tax lots. For example, if an Access Person buys 100 shares of XYZ stock on March 1, 1998 and another 100 shares of XYZ stock on March 1, 2000, he or she may not sell any shares of XYZ stock at a profit for 60 days following March 1, 2000. The 60-Day Rule "clock" restarts each time the Access Person trades in that security.

          Exemptions from the 60-Day Rule. The 60-Day Rule does not apply to:

            . any transaction by a Non-Access Person except for transactions in Price Associates' stock not exempted below;

            .  any transaction exempt from prior clearance (see p. 4-8);

            . the purchase and sale or sale and purchase of exchange traded index options;

            . any transaction in Price Associates' stock effected through the ESPP; and

            . the exercise of "in the money" Price Associates' stock options and the subsequent sale of the derivative shares.

          Prior clearance procedures do not check compliance with the 60-Day Rule when considering a trading request. Access Persons are responsible for checking their compliance with this rule before entering a trade.

          Access Persons may request a waiver from the 60-Day Rule. Such requests should be directed in writing to the Chairperson of the Ethics Committee. These waivers are not routinely granted.

     Investments in Non-Listed Securities Firms. Access Persons may not purchase or sell the shares of a broker/dealer, underwriter or federally registered investment adviser unless

                                     4-18
     that entity is traded on an exchange or listed as a NASDAQ stock or permission is given under the Private Placement Procedures (see p. 4-10).

OWNERSHIP REPORTING REQUIREMENTS - ONE-HALF OF ONE PERCENT OWNERSHIP. If an employee or an independent director of Price Associates or an independent director of the Price Funds owns more than 1/2 of 1% of the total outstanding shares of a public or private company, he or she must immediately report in writing such fact to Baltimore Legal/Compliance, providing the name of the company and the total number of such company's shares beneficially owned.

DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Upon commencement of employment, appointment or promotion (no later than 10 days after the starting date), each Access Person must disclose in writing all current securities holdings in which he or she is considered to have beneficial ownership and control ("Securities Holdings Report") (see page 4-4 for definition of the term Beneficial Owner). The form to provide the Securities Holding Report will be provided upon commencement of employment, appointment or promotion and should be submitted to Baltimore Legal/Compliance.

All Investment Personnel and Managing Directors are also required to file a Securities Holding Report on an annual basis, in conjunction with the annual verification process. Effective January 2001, this requirement will be extended to all Access Persons, pursuant to federal law.

CONFIDENTIALITY OF RECORDS. Price Associates makes every effort to protect the privacy of all persons and entities in connection with their Securities Holdings Reports and Reports of Securities Transactions.

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic provision of association with Price Associates and the Price Funds. The Ethics Committee and Baltimore Legal/Compliance are primarily responsible for administering this Statement. In fulfilling this function, the Ethics Committee will institute such procedures as it deems reasonably necessary to monitor each person's and entity's compliance with this Statement and to otherwise prevent and detect violations.

     Violations by Access Persons, Non-Access Persons and Directors of Price Associates. Upon discovering a material violation of this Statement by any person or entity other than an independent director of a Price Fund, the Ethics Committee will impose such sanctions as it deems appropriate and as are approved by the Management Committee or the Board of Directors including, inter alia, a letter of censure or suspension, a fine, a suspension of trading privileges or termination of employment and/or officership of the violator. In addition, the violator may be required to surrender to Price Associates, or to the party or parties it may designate, any profit realized from any transaction that is in violation of this Statement. All material violations of this Statement shall be reported to the Board of Directors of Price Associates and to the Board of Directors of any Price Fund with respect to whose securities such violations may have been involved.

                                     4-19

     Violations by Independent Directors of Price Funds. Upon discovering a material violation of this Statement by an independent director of a Price Fund, the Ethics Committee shall report such violation to the Board on which the director serves. The Price Fund Boards will impose such sanctions as they deem appropriate.

     Violations by Baltimore Employees of RPFI or TRFAM. Upon discovering a material violation of this Statement by a Baltimore-based employee of RPFI or TRFAM, the Ethics Committee shall report such violation to the Board of Directors of RPFI or TRFAM, as appropriate. A material violation by a Baltimore-based employee of RPFI shall also be reported to the Board of Directors of any RPFI Fund with respect to whose securities such violations may have been involved.

March, 2000

                                     4-20

                        T. ROWE PRICE ASSOCIATES, INC.
                              STATEMENT OF POLICY
                                      ON
                           CORPORATE RESPONSIBILITY

Price Associates' Fiduciary Position. As an investment adviser, T. Rowe Price Associates, Inc. ("Price Associates") is in a fiduciary relationship with each of its clients. This fiduciary duty obligates Price Associates to act with an eye only to the benefit of its clients. Accordingly, when managing its client accounts (whether private counsel clients, mutual funds, limited partnerships, or otherwise), Price Associates' primary responsibility is to optimize the financial returns of its clients consistent with their objectives and investment program.

Definition of Corporate Responsibility Issues. Concern over the behavior of corporations has been present since the Industrial Revolution. Each generation has focused its attention on specific issues. Concern over the abuses of the use of child labor in the 1800's was primarily addressed by legislative action which mandated corporate America to adhere to new laws restricting and otherwise governing the employment of children. In other instances, reform has been achieved through shareholder action -- namely, the adoption of shareholder proposals. The corporate responsibility issues most often addressed during the past decade have involved:

     . Ecological issues, including toxic hazards and pollution of the air and water;

     .    Employment practices, such as the hiring of women and minority groups;

     .    Product quality and safety;

     .    Advertising practices;

     .    Animal testing;

     .    Military and nuclear issues; and

     . International politics and operations, including the world debt crisis, infant formula, and child labor laws.

Corporate Responsibility Issues in the Investment Process. Price Associates recognizes the legitimacy of public concern over the behavior of business with respect to issues of corporate responsibility. Price Associates' policy is to carefully review the merits of such issues that pertain to any issuer which is held in a client portfolio or which is being considered for investment. Price Associates believes that a corporate management's record of identifying and resolving issues of corporate responsibility is a legitimate criteria for evaluating the investment merits of the issuer. Enlightened corporate responsibility can enhance a issuer's long term prospects for business success. The absence of such a policy can have the converse effect.

                                      5-1

Corporate Responsibility Committee. Since 1971, Price Associates has had a Corporate Responsibility Committee, which is responsible for:

     . Reviewing and establishing positions with respect to corporate responsibility issues that are presented in the proxy statements of portfolio companies; and

     . Reviewing questions and inquiries received from clients and mutual fund shareholders pertaining to issues of corporate responsibility.

Questions Regarding Corporate Responsibility. Should an employee have any questions regarding Price Associates' policy with respect to a corporate responsibility issue or the manner in which Price Associates has voted or intends to vote on a proxy matter, he or she should contact a member of the Corporate Responsibility Committee or Price Associates' Proxy Administrator.

March, 2000

                                      5-2

                        T. ROWE PRICE ASSOCIATES, INC.
                              STATEMENT OF POLICY
                WITH RESPECT TO COMPLIANCE WITH COPYRIGHT LAWS

Purpose of Statement of Policy. To protect the interests of Price Associates and its employees, Price Associates has adopted this Statement of Policy with Respect to Compliance with Copyright Laws ("Statement" to: (1) inform its employees regarding the legal principles governing copyrights, trademarks, and service marks; and (2) ensure that Price Associates' various copyrights, trademarks, and service marks are protected from infringement.

Definition of Trademark, Service Mark, and Copyright

     Trademark. A trademark is normally a word, phrase, or symbol used to identify and distinguish a product or a company. For example, Kleenex is a trademark for a particular brand of facial tissues.

     Service Mark. A service mark is normally a word, phrase, or symbol used to identify and distinguish a service or the provider of a service. For example, Invest With Confidence is a registered service mark which identifies and distinguishes the mutual fund management services offered by Price Associates. The words "trademark" and "service mark" are often used interchangeably, but as a general rule a trademark is for a tangible product, whereas a service mark is for an intangible good or service. Because most of Price Associates' business activities involve providing services (e.g., investment management; transaction processing and account maintenance; information, etc.), most of Price Associates' registered marks are service marks.

     Copyright. In order to protect the authors and owners of books, articles, drawings, music, or computer programs and software, the U.S. copyright law makes it a crime to reproduce, in any manner, any copyrighted material without the express written permission of the author or publisher. Under current law, all original works are copyrighted at the moment of creation; it is no longer necessary to register a copyright. Copyright infringements may result in judgments of actual damages (i.e., the cost of additional subscriptions), as well as punitive damages, which can be as high as $100,000 per infringement.

Registered Trademarks and Service Marks. Once Price Associates has registered a trademark or service mark with the U.S. Patent and Trademark Office, it has the exclusive right to use that mark. In order to preserve rights to a registered trademark or service mark, Price Associates must (1) use the mark on a continuous basis and in a manner consistent with the Certificate of Registration; (2) place an encircled "R" ((R)) next to the mark in the first, or most prominent, occurrence in all publicly distributed media; and (3) take action against any party infringing upon the mark.

Establishing a Trademark or Service Mark. The Legal Department has the responsibility to register and maintain all trademarks and service marks and protect them against any infringement. If Price Associates or a subsidiary wishes to utilize a particular word, phrase, or symbol as a trademark or service mark, the Legal Department must be notified as far in advance as possible so that a search may be conducted to determine if the proposed mark has already been registered or used by another entity.

                                      6-1

Until clearance is obtained from the Legal Department, no new mark should be used. This procedure has been adopted to ensure that Price Associates does not unknowingly infringe upon another company's mark. Once a proposed mark is cleared for use, it must be accompanied by the abbreviations "TM" or "SM," as appropriate, until it has been registered. All trademarks and service marks which have been registered with the U.S. Patent and Trademark Office must be accompanied by an encircled "R" when used in any public document. These symbols need only accompany the mark in the first or most prominent place it is used in each publicly circulated document. Subsequent use of the same trademark or service mark in such material does not need to be marked. The Legal Department maintains a written summary of all Price Associates' registered and pending trademarks and service marks. All registered and pending trademarks and service marks are also listed in the T. Rowe Price Style Guide. If you have any questions regarding the status of a trademark or service mark, you should contact the Legal Department.

Infringement of Price Associates' Registered Marks. If an employee notices that another entity is using a mark similar to one which Price Associates has registered, the Legal Department should be notified immediately so that appropriate action can be taken to protect Price Associates' interests in the mark.

Reproduction of Articles and Similar Materials for Internal Distribution, or for Distribution to Shareholders, Clients and Others Outside the Firm. In general, the reproduction of copyrighted material is a federal offense. Exceptions under the "fair use" doctrine include reproduction for scholarly purposes, criticism, or commentary, which ordinarily do not apply in a business environment. Occasional copying of a relatively small portion of a newsletter or magazine to keep in a file, circulate to colleagues with commentary, or send to a client with commentary is generally permissible under the "fair use" doctrine. Written permission from the author or publisher must be obtained by any employee wishing to reproduce copyrighted material for internal or external distribution, including distribution via the Internet or the T. Rowe Price Associates' intranet. It is the responsibility of each employee to obtain permission to reproduce copyrighted material. Such permission must be in writing and forwarded to the Legal Department. If the publisher will not grant permission to reproduce copyrighted material, then the requestor must purchase from the publisher either additional subscriptions to the periodical or the reprints of specific articles. The original article or periodical may be circulated as an alternative to purchasing additional subscriptions or reprints.

Personal Computer Software Programs. Software products and on-line information services purchased for use on Price Associates' personal computers are generally copyrighted material and may not be reproduced without proper authorization from the software vendor. See the T. Rowe Price Associates, Inc. Statement of Policy With Respect to Computer Security and Related Issues for more information.

March, 2000

                                      6-2

                        T. ROWE PRICE ASSOCIATES, INC.
                      STATEMENT OF POLICY WITH RESPECT TO
                     COMPUTER SECURITY AND RELATED ISSUES


PURPOSE OF STATEMENT OF POLICY. The central and critical role of computer systems in our firm's operations underscores the importance of ensuring the integrity of these systems. The data stored on our firm's computers, as well as the specialized software programs and systems developed for the firm's use, are extremely valuable assets and very confidential.

This Statement of Policy ("Statement") establishes a comprehensive computer security program which has been designed to:

     . prevent the unauthorized use of or access to our firm's computer systems (collectively the "Systems"), including the firm's electronic mail ("e-mail") and voice mail systems;

     .    prevent breaches in computer security;

     .    maintain the integrity of confidential information; and

     . prevent the introduction of computer viruses into our Systems that could imperil the firm's operations.

In addition, the Statement describes various issues that arise in connection with the application of U.S. Copyright Law to computer software.

Any material violation of this Statement may lead to sanctions, which may include dismissal of the employee or employees involved.

CONFIDENTIALITY OF SYSTEMS ACTIVITIES AND INFORMATION. Systems activities and information stored on our firm's computers (including e-mail and voice mail) may be subject to monitoring by firm personnel or others. All such information, including messages on the firm's e-mail and voice mail systems, are records of the firm and the sole property of the firm. The firm reserves the right to monitor, access, and disclose for any purpose all information, including all messages sent, received, or stored through the Systems. The use of the firm's computer Systems is for the transaction of firm business and is for authorized users only. All firm policies apply to the use of the Systems. See Employee Handbook.

By using the firm's Systems, you agree to be bound by this Statement and consent to the access to and disclosure of all information, including e-mail and voice mail messages, by the firm. Employees do not have any expectation of privacy in connection with the use of the Systems, or with the transmission, receipt, or storage of information in the Systems.

Information entered into our firm's computers but later deleted from the Systems may continue to be maintained permanently on our firm's back-up tapes. Employees should take care so that they do not create documents or communications that might later be embarrassing to them or to our

                                      7-1
firm. This policy applies to e-mail and voice mail, as well to any other communication on a System.

SECURITY ADMINISTRATION. Enterprise Security in T. Rowe Price Investment Technologies, Inc. ("TRPIT") is responsible for identifying security needs and overseeing the maintenance of computer security, including Internet-related security issues.

AUTHORIZED SYSTEMS USERS. In general, access to any type of System is restricted to authorized users who need access in order to support their business activities. Access for mainframe, LAN and external Systems must be requested on a "Systems Access Request" form. A hard copy can be printed from the Enterprise Security intranet site or obtained from Enterprise Security. Access requests and changes must be approved by the appropriate supervisor or manager in the user's department.

AUTHORIZED APPLICATION USERS. Access to specific computer applications (i.e., Finance, Retirement Plan Services systems, etc.) can also be requested. Many application systems have an additional level of security, such as extra passwords. If a user wants access to an application or data that is outside the normal scope of his or her business activity, additional approval may be required from the "Owner" of such application or data. The "Owner" is the employee who is responsible for making judgments and decisions on behalf of the firm with regard to the application or data, including the authority to decide who may have access.

USER-IDS, PASSWORDS, AND OTHER SECURITY ISSUES. Once a request for access is approved, a unique "User-ID" will be assigned the user. Each User-ID has a password that must be kept confidential by the user. For most systems, passwords must be changed on a regular schedule and Enterprise security has the authority to determine the password policy. User-IDs and passwords may not be shared. Users can be held accountable for work performed with their User-IDs. Personal computers must not be left logged on and unattended unless screen savers with passwords or software-based keyboard locks are utilized. Enterprise Security recommends that GroupWise e-mail accounts be password protected.

EXTERNAL COMPUTER SYSTEMS. Our data processing environment includes access to data stored not only on our firm's computers, but also on external systems, such as DST. Although the security practices governing these outside systems are established by the providers of these external systems, requests for access to such systems should be directed to Enterprise Security. User-IDs and passwords to these systems must be kept confidential by the user.

ACCESS TO THE INTERNET AND OTHER ON-LINE SERVICES. Access to the Internet (including, but not limited to, e-mail, remote FTP, Telnet, World Wide Web, Gopher, remote administration, secure shell, and using IP tunneling software to remotely control Internet servers) presents special security considerations due to the world-wide nature of the connection and the security weaknesses present in Internet protocols and services. The firm can provide authorized employees and other staff with access to Internet e-mail and other Internet services (such as the World Wide Web) through a direct connection from the firm's network.

Access to the Internet or Internet services from our firm's computers, including the firm's e-mail system, is permitted only for legitimate business purposes. Such access must be requested

                                      7-2
through Enterprise Security, approved by the employee's supervisor, and provided only through firm approved connections. All firm policies apply to the use of the Internet or Internet services. See Employee Handbook.

     Use of Internet. In accordance with firm policies, employees are prohibited from accessing inappropriate sites, including, but not limited to, adult and gambling sites. Firm personnel monitor Internet use for visits to inappropriate sites and for inappropriate use. Should employees have questions regarding what constitutes an inappropriate site or inappropriate use, they should discuss it first with their manager who may refer the question to Human Resources. Inappropriate use of the Internet, or accessing inappropriate sites, may lead to sanctions, which may include dismissal of the employee or employees involved.

     Dial-Out Access. Using a modem or an Internet connection on a firm computer housed at any of the firm's offices to access an Internet service provider using one's home or personal account is prohibited, unless this account is being used by authorized personnel to service Price Associates' connection to the Internet. When Internet access is granted, the employee will be asked to reaffirm his or her understanding of this Statement.

     Unauthorized modems are not permitted. Dial-out access that circumvents the Internet firewall or proxy server, except by authorized personnel in the business of Price Associates, is prohibited.

     On-line Services. Access to America OnLine ("AOL"), CompuServe, or other commercial on-line service providers is not permitted from a firm computer except for a legitimate business purpose approved by the employee's supervisor and with software obtained through the Help Desk at x4357 (select menu option 1).

     Participation on Bulletin Boards. Because communications by our firm or any of its employees on on-line service bulletin boards are subject to federal, state and NASD advertising regulations, unsupervised participation can result in serious securities violations. Certain designated employees have been authorized to use AOL to monitor and respond to inquiries about our firm and its investment services and products. Any employee other than those assigned to this special group must first receive the authorization of a member of the Board of T. Rowe Price Investment Services, Inc. and the Legal Department before initiating or responding to a message on any computer bulletin board relating to the firm, a Price Fund or any investment or brokerage option or service. This policy applies whether or not the employee intends to disclose his or her relationship to the firm, whether or not our firm sponsors the bulletin board, and whether or not the firm is the principal focus of the bulletin board.

     E-mail Use. Access to the firm's e-mail system is permitted only for legitimate business purposes. All firm policies apply to the use of e-mail. Firm personnel may monitor e-mail usage for inappropriate use. Should employees have questions regarding what constitutes inappropriate use, they should discuss it first with their manager who may refer the question to Human Resources. Inappropriate use of e-mail may lead to sanctions, which may include dismissal of the employee or employees involved.

                                      7-3

     E-mail services, other than those provided or approved by Price Associates, may not be used for business purposes. In addition, accessing e-mail services not provided or approved by Price Associates from firm equipment for any reason could allow the introduction of viruses or malicious code into the network, or lead to the compromise of confidential data.

     Employees should understand that e-mail sent through the Internet is not secure and could be intercepted by a third party.

DIAL-IN ACCESS. The ability to access our firm's computer Systems from a remote location is also limited to authorized users. Phone numbers used to access our firm's computer Systems are confidential. A security system that uses a one-time password or other strong authentication method must be employed when accessing our firm's network from a remote computer. Authorization for remote access can be requested by completing a "Systems Access Request" form. Any employee who requires remote access should contact the Help Desk at x4357 (select menu option
1) for desktop setup.

VIRUS PROTECTION. A computer virus is a program designed to damage or impair software or data on a computer system. Software from any outside source may contain a computer virus or similar malicious code. Types of carriers and transmission methods increase daily and currently include diskettes, CDs, file downloads, executables, and e-mail attachments. A comprehensive malicious code prevention and control program is in place throughout Price Associates. This program provides policy and procedures for anti-virus controls on all systems. More information about the anti-virus program can be found on the TRPIT Intranet.

Introducing a virus or similar malicious code into the Price Associates Systems by engaging in prohibited actions, such as downloading non-business related software, or by failing to implement recommended precautions, such as updating virus scanning software on remote machines, may lead to sanctions, which may include dismissal of the employee or employees involved.

     Virus Scanning Software. As part of the TRPIT's anti-virus program, virus scanning software is installed on the majority of applicable platforms. This software is designed to detect and eradicate malicious code and viruses. All desktop computers have the corporate standard anti-virus scanning software installed and running. This software is installed and configured by the Distributed Processing Support Group and runs constantly. Virus scanning software updates are automatically distributed to the desktops as they become available. Desktop virus scanning software can also be used by the employee to scan diskettes, CDs, directories, and attachments "on demand". Contact the Help Desk at x4357 (select menu option
     3) for assistance.

     E-mail. An e-mail anti-virus gateway scans the content of inbound and outbound e-mail for viruses. Infected e-mail and attachments will be cleaned when possible and quarantined when not cleanable. Updating of the e-mail gateway anti-virus software and pattern files is done automatically.

                                      7-4

     Portable and Remote Computers. Laptops and other computers that remotely access the TRPIT network are also required to have the latest anti-virus software and pattern files. It is the responsibility of each user to ensure that his or her portable computer's anti-virus software is regularly updated. The Help Desk has instructions available. Contact the Help Desk at x4357 (select menu option 3) to obtain further information.

     Downloading or Copying. The user of a PC with a modem or with an Internet connection has the ability to connect to other computers or on-line services outside of the firm's network and there may be business reasons to download or copy software from those sources. Downloading or copying software, which includes documents, graphics, programs and other computer-based materials, from any outside source is not permitted unless it is for a legitimate business purpose because downloads and copies could introduce viruses and malicious code into the Systems.

     Other Considerations. Users must log off the System each night. Unless the user logs off, virus software on each workstation cannot pick up the most current virus scanning downloads or the most current software updates for the user's System. Employees must call the Help Desk at x4357 (select menu option 3) when viruses are detected so that it can ensure that appropriate tracking and follow-up take place. Do not forward any "virus warning" mail received to other staff until you have contacted the Help Desk, since many of these warnings are hoaxes. When notified that a user has received "virus warning" mail, the Help Desk will contact Enterprise Security, whose personnel will check to determine the validity of the virus warning.

APPLICATION OF U.S. COPYRIGHT LAW TO SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on Price Associates' personal computers are generally copyrighted material and may not be reproduced without proper authorization from the software vendor. This includes the software on CDs or diskettes, any program manuals or documentation, and data or software retrievable from on-line information systems. Unauthorized reproduction of such material or information, or downloading or printing such material, is a federal offense, and the software vendor can sue to protect the developer's rights. In addition to criminal penalties such as fines and imprisonment, civil damages can be awarded in excess of $50,000.

GUIDELINES FOR USING PERSONAL COMPUTER SOFTWARE

     Acquisition and Installation of Software. Only Distributed Processing Support Group approved and installed software is authorized. Any software program that is to be used by an employee of Price Associates in connection with the business of the firm must be ordered through the Help Desk at x4357 (select menu option 1) and installed by the Distributed Processing Support Group of TRPIT.

     Licensing. Software residing on firm LAN servers will be either: (1) maintained at an appropriate license level for the number of users, or (2) made accessible only for those for whom it is licensed.

                                      7-5

     Original CDs, Diskettes and Copies. In most cases, software is installed by the Distributed Processing Support Group and original software CDs and diskettes are not provided to the user. In the event that original CDs or diskettes are provided, they must be stored properly to reduce the possibility of damage or theft. CDs and diskettes should be protected from extreme heat, cold, and contact with anything that may act as a magnet or otherwise damage them. Employees may not make additional copies of software or software manuals obtained through the firm.

     Recommendations, Upgrades, and Enhancements. All recommendations regarding computer hardware and software programs are to be forwarded to the Help Desk at x4357 (select menu option 1), which will coordinate upgrades and enhancements.

QUESTIONS REGARDING THIS STATEMENT. Any questions regarding this Statement should be directed to Enterprise Security in TRPIT.



March, 2000

                                      7-6

                        T. ROWE PRICE ASSOCIATES, INC.
                              STATEMENT OF POLICY
                                      ON
                        COMPLIANCE WITH ANTITRUST LAWS

Purpose

     To protect the interests of the company and its employees, Price Associates has adopted this Statement of Policy on Compliance with Antitrust Laws ("Statement") to:

     (1) Inform employees about the legal principles governing prohibited anticompetitive activity in the conduct of Price Associates' business; and

     (2) Establish guidelines for contacts with other members of the investment management industry to avoid violations of the antitrust laws.

The Basic Anticompetitive Activity Prohibition

     Section 1 of the Sherman Antitrust Act (the "Act") prohibits agreements, understandings, or joint actions between companies that constitute a "restraint of trade," i.e., reduce or eliminate competition.

     This prohibition is triggered only by an agreement or action among two or more companies; unilateral action never violates the Act. To constitute an illegal agreement, however, an understanding does not need to be formal or written. Comments made in conversations, casual comments at meetings, or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

     The agreed upon action must be anticompetitive. Some actions are "per se" anticompetitive, while others are judged according to a "rule of reason."

     . Some activities have been found to be so inherently anticompetitive that a court will not even permit the argument that they have a procompetitive component. Examples of such per se illegal activities are agreements between competitors to fix prices or divide up markets in any way, such as exclusive territories.

     . Other joint agreements or activities will be examined by a court using the rule of reason approach to see if the procompetitive results of the arrangement outweigh the anticompetitive effects. Permissible agreements among competitors may include a buyers' cooperative, or a syndicate of buyers for an initial public offering of securities. In rare instances, an association of sellers (such as ASCAP) may be permissible.

                                      8-1

     There is also an exception for joint activity designed to influence government action. Such activity is protected by the First Amendment to the U.S. Constitution. For example, members of an industry may agree to lobby Congress jointly to enact legislation that may be manifestly anticompetitive.

Penalties for Violating the Sherman Act

     A charge that the Act has been violated can be brought as a civil or a criminal action. Civil damages can include treble damages, plus attorneys fees. Criminal penalties for individuals can include fines of up to $350,000 and three years in jail, and $100 million or more for corporations.

Situations in Which Antitrust Issues May Arise

     To avoid violating the Act, any agreement with other members of the investment management industry regarding which securities to buy or sell and under what circumstances we buy or sell them, or about the manner in which we market our mutual funds and investment and retirement services, must be made with the prohibitions of the Act in mind.

     Trade Association Meetings and Activities. A trade association is a group of competitors who join together to share common interests and seek common solutions to common problems. Such associations are at a high risk for anticompetitive activity and are closely scrutinized by regulators. Attorneys for trade associations, such as the Investment Company Institute, are typically present at meetings of members to assist in avoiding violations.

     Permissible Activities:

          .    Discussion of how to make the industry more competitive.

          . An exchange of information or ideas that have procompetitive or competitively neutral effects, such as: methods of protecting the health or safety of workers; methods of educating customers and preventing abuses; and information regarding how to design and operate training programs.

          .    Collective action to petition government entities.

     Activities to be Avoided:

          . Any discussion or direct exchange of current information about prices, salaries, fees, or terms and conditions of sales. Even if such information is publicly available, problems can arise if the information available to the public is difficult to compile or not as current as that being exchanged.

                                      8-2

               Exception: A third party consultant can, with appropriate safeguards, collect, aggregate and disseminate some of this information, such as salary information.

          . Discussion of future business plans, strategies, or arrangements that might be considered to involve competitively sensitive information.

          .    Discussion of specific customers, markets, or territories.

          . Negative discussions of service providers that could give rise to an inference of a joint refusal to deal with the provider (a "boycott").

     Investment-Related Discussions

          Permissible Activities: Buyers or sellers with a common economic interest may join together to facilitate securities transactions that might otherwise not occur, such as the formation of a syndicate to buy in a private placement or initial public offering of a issuer's stock, or negotiations among creditors of an insolvent or bankrupt company.

          Competing investment managers are permitted to serve on creditors committees together and engage in other similar activities in connection with bankruptcies and other judicial proceedings.

          Activities to be Avoided: It is important to avoid anything that suggests involvement with any other firm in any threats to "boycott" or "blackball" new offerings, including making any ambiguous statement that, taken out of context, might be misunderstood to imply such joint action. Avoid careless or unguarded comments that a hostile or suspicious listener might interpret as suggesting prohibited coordinated behavior between T. Rowe Price and any other potential buyer.

               Example: After an Illinois municipal bond default where the state legislature retroactively abrogated some of the bondholders' rights, several investment management complexes organized to protest the state's action. In doing so, there was arguably an implied threat that members of the group would boycott future Illinois municipal bond offerings. Such a boycott would be a violation of the Act. The investment management firms' action led to an 18-month Department of Justice investigation. Although the investigation did not lead to any legal action, it was extremely expensive and time consuming for the firms and individual managers involved.

                                      8-3

               If you are present when anyone outside of T. Rowe Price suggests that two or more investors with a grievance against an issuer coordinate future purchasing decisions, you should immediately reject any such suggestion. As soon as possible thereafter, you should notify the Legal Department, which will take whatever further steps are necessary.

     Benchmarking. Benchmarking is the process of measuring and comparing an organization's processes, products and services to those of industry leaders for the purpose of adopting innovative practices for improvement.

               . Because benchmarking usually involves the direct exchange of information with competitors, it is particularly subject to the risk of violating the antitrust laws.

               . The list of issues that may and should not be discussed in the context of a trade association also applies in the benchmarking process.

               .    All proposed benchmarking agreements must be reviewed by the
                    T. Rowe Price Legal Department before T. Rowe Price agrees to participate in such a survey.


March, 2000

                                      8-4